Filed Pursuant to Rule 424(b)(3)
File No. 333-287392

Hamilton Lane Credit Income Fund

Class R Shares (HCRRX)

$2,500 minimum initial investment
Class I Shares (HCRIX)

$2,500 minimum initial investment

Class Y Shares (HCRYX)

$1,000,000 minimum initial investment

Class S Shares (HCRSX)

$5,000,000 minimum initial investment

Hamilton Lane Credit Income Fund (the “Fund”) is a newly organized Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company that is operated as an interval fund.

Investment Objective.    The Fund’s investment objective is to seek to obtain returns from current income and to a lesser extent, capital appreciation.

Investment Strategy.    The Fund will seek to achieve its investment objective through a tactically constructed portfolio to provide exposure to debt investments (together, these investments are referred to as “Credit Investments”). See “CREDIT MARKET OPPORTUNITY” in the Prospectus. The Fund will employ a flexible, dynamic “multi-manager” approach to broadly source and execute on Credit Investments alongside a wide variety of general partners and sponsors (“Investment Partners”).

The Fund will seek exposure to Credit Investments by investing in the debt of companies in either the primary or secondary market (“Direct Credit Investments”) and will focus on senior secured loans structured as revolving, first lien, unitranche, or second lien term loans. The Fund may invest on a global basis across developed and emerging countries but will focus on Credit Investments in North America and Europe and invest across an array of company sizes and industries. The Fund may invest in senior secured loans structured as revolving, first lien, unitranche, or second lien term loans, unsecured debt (senior unsecured and subordinated debt), mezzanine debt or preferred stock (typically with a stated dividend rate). The Fund may invest in warrants or other equity securities of borrowers and may receive non-cash income features including purchase in-kind (“PIK”) interest and original issue discount (“OID”). Direct Credit Investments include, without limitation, transactions in which (i) the Fund is a party to a credit agreement, (ii) the Fund is assigned the investment post-closing in the secondary market, and (iii) the Fund holds the investment through another vehicle with a single underlying borrower. The Fund expects to invest in Direct Credit Investments originated by the Adviser and Investment Partners. The Fund may be responsible for its pro rata share of all expenses associated with loans originated by the Fund or the Adviser (including research, due diligence, use of experts, structuring and negotiations). Additionally, for Direct Credit Investments, Hamilton Lane Advisors, LLC (“Hamilton Lane” or the “Adviser”) will opportunistically evaluate other high quality debt and credit investments including but not limited to first lien real estate debt and other real asset credit investment opportunities, infrastructure credit and may from time to time cause the Fund to invest in such opportunities if it determines such opportunities to be consistent with the overall strategy of the Fund. The Fund intends to utilize leverage and may utilize leverage to the maximum extent permitted by law for investment and other general corporate purposes. See “Investments Related Risks — Use of Leverage.”

In addition to the Direct Credit Investments the Fund may invest in: (i) the equity or debt of both traded and non-traded business development companies (“BDCs”) that primarily originate and manage funds consistent with the overall strategy of the Fund, (ii) strategic investments in underlying private funds, holding vehicles or other investment vehicles which are fundraising at the time of such investment, including without limitation funds-of-funds, in an effort to enhance access to private investments and expand portfolio construction (“Primary Fund Investments”), (iii) privately negotiated transactions on the secondary market in closed-end private funds and other private funds, continuation vehicles, holding vehicles or other investment vehicles managed by third-party managers or other private credit investments that the Adviser determines to have a similar risk/return profile (“Secondary Investments”), (iv) joint ventures to pragmatically broaden sourcing, portfolio construction, and generate current income and capital appreciation (“Joint Ventures”), (v) public and private credit investments, including U.S. or global high yield securities, bank loans and broadly syndicated loans, loan participations and assignments, non-performing loans, collateralized debt obligations (“CDOs”), collateralized loan obligations (“CLOs”), asset-backed securities and distressed securities (collectively, “Other Investments”). Each of (i) to (v) and Direct Credit Investments are referred to herein as a “Fund Investment” and collectively “Fund Investments.”

The Fund may invest directly or indirectly through investment vehicles, including but not limited to, mutual funds, money market funds and exchange traded funds (“ETFs”).

The Fund intends to invest a portion of its assets in liquid assets, including cash and cash equivalents, liquid fixed income securities and other credit instruments, derivatives, listed investments and other investment companies, including money market funds and ETFs (“Liquid Assets”).

Investing in the Fund involves a high degree of risk. See “INVESTMENT RELATED RISKS,” “RISKS PERTAINING TO INVESTMENTS IN PORTFOLIO FUNDS,” “RISKS SPECIFIC TO SECONDARY INVESTMENTS,” “BUSINESS, STRUCTURE AND MANAGEMENT RELATED RISKS,” “GENERAL RISKS” and “LIMITS OF RISKS DISCLOSURE” beginning on page 49.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is March 23, 2026

(continued from previous page)

	Class R Shares	Class I Shares	Class Y Shares	Class S Shares	Total
Public Offering Price(1)	Current Net Asset Value	Current Net Asset Value	Current Net Asset Value	Current Net Asset Value	Unlimited
Maximum Sales Load(2)	3.50%	None	None	None	Up to 3.50%
Proceeds to the Fund (Before Expenses)(3)	Amount invested at Current Net Asset Value, less applicable Sales Charge	Amount Invested at Current Net Asset Value	Amount invested at Current Net Asset Value	Amount invested at Current Net Asset Value	Unlimited

____________

(1)      Distribution Services, LLC (formerly UMB Distribution Services, LLC), acts as the distributor and principal underwriter of the Fund’s common shares of beneficial interest (“Shares”) on a best-efforts basis. Generally, the stated minimum investment by an investor in the Fund is $2,500 with respect to Class R and Class I Shares, $1,000,000 with respect to Class Y Shares and $5,000,000 with respect to Class S Shares, which stated minimums may be reduced for certain investors. However, the Fund, in its sole discretion, may accept investments below these minimums. Investors subscribing through a given financial intermediary may have Shares aggregated to meet these minimums. The stated minimum investment for each of Class R, Class I, Class Y and Class S (each a “Class”) of Shares may be reduced for certain investors as described under “PURCHASING SHARES.”

(2)      Investments in Class R Shares are sold subject to a sales charge of up to 3.50% of the investment. For some investors, the sales charge may be waived or reduced. The full amount of sales charge may be reallowed to brokers or dealers participating in the offering. Your financial intermediary may impose additional charges when you purchase Shares. Class I Shares, Class Y Shares and Class S Shares are each not subject to a sales charge; however, investors purchasing Shares through a financial intermediary could be required to pay transaction or other fees on purchases and sales of Class I, Class Y or Class S Shares to their financial intermediary in such amounts as their financial intermediary may determine. Any such fees will be in addition to an investor’s investment in the Fund and not deducted therefrom. Investors should consult with their financial intermediary about the sales charge and any additional fees or charges their financial intermediary might impose on each Class of Shares.

(3)      Assumes the maximum sales load is charged. Shares will be offered in a continuous offering at the Fund’s then current net asset value, plus any applicable sales load, as described herein. The Fund will also bear certain ongoing offering costs associated with the Fund’s continuous offering of Shares. See “FUND EXPENSES.”

This prospectus (the “Prospectus”) applies to the offering of four separate classes of Shares, designated as Class R Shares, Class I Shares, Class Y Shares and Class S Shares. The Shares are generally offered for purchase on each business day, except that Shares may be offered more or less frequently as determined by the Fund in its sole discretion. The Fund’s board of trustees (“Board”) may also suspend or terminate offerings of Shares at any time. The Fund and the Adviser have received an exemptive order from the SEC that permits the Fund, among other things, to designate multiple classes of Shares and to impose class specific annual asset-based distribution fees on the assets of the various classes of Shares to be used to pay for expenses incurred in fostering the distribution of the Shares of the particular class.

The Fund is designed primarily for long-term investors and not as a trading vehicle. The Fund is an “interval fund” (as defined below) pursuant to which it, subject to applicable law, will conduct quarterly repurchase offers for between 5% and 25% of its outstanding Shares at net asset value (“NAV”). In connection with any given repurchase offer, it is expected that the Fund will offer to repurchase only the minimum amount of 5% of its outstanding Shares. It is also possible that a repurchase offer may be oversubscribed, with the result that holders of Shares (“Shareholders”) may only be able to have a portion of their Shares repurchased. The Fund does not currently intend to list its Shares for trading on any securities exchange. The Shares are, therefore, not readily marketable. Even though the Fund will make quarterly repurchase offers to repurchase a portion of the Shares to try to provide liquidity to Shareholders, you should consider the Shares to be illiquid. The Fund currently expects to conduct its first repurchase offer following the second full quarter of Fund operations. With respect to any future repurchase offer, Shareholders requesting their Shares to be repurchased must do so by a date specified in the written notice describing the terms of the repurchase offer (the “Shareholder Notification”). The Shareholder Notification generally will be sent approximately 21 to 42 days prior to the date as of which the Shares to be repurchased are valued by the Fund (the “Repurchase Request Deadline”). See “REPURCHASES OF SHARES” for more information. The NAV is expected to be determined on or about the Repurchase Request Deadline, with payment promptly thereafter. The Liquid Assets in which the Funds (as defined below) invest a portion of their portfolio will be selected to facilitate compliance with the liquidity requirements of

Rule 23c-3(b)(10) under the 1940 Act and for general liquidity risk management purposes. This Prospectus is not an offer to sell Shares and is not soliciting an offer to buy Shares in any state or jurisdiction where such offer or sale is not permitted.

If you purchase Shares, you will become bound by the terms and conditions of the amended and restated agreement and declaration of trust of the Fund (the “Agreement and Declaration of Trust”).

Simultaneous with the commencement of the Fund’s operations, HL Credit Income Private Fund LP (the “Predecessor Fund”) is expected to reorganize into the Fund (the “Reorganization”). The Predecessor Fund maintains an investment objective, strategies and investment policies, guidelines and restrictions that are, in all material respects, equivalent to those of the Fund. The Reorganization is subject to approval by the Board and the Predecessor Fund’s general partner and limited partners. In considering whether to approve the Reorganization, the Board will consider whether participation in the Reorganization is in the best interests of the Fund and whether the interests of the Fund’s existing shareholders will be diluted as a result of the Reorganization. There is no guarantee that the Reorganization will be approved by the Board or the Predecessor Fund’s general partner and limited partners or consummated. In the event the Reorganization is not consummated, the Fund will invest the proceeds from the sale of Shares in accordance with the investment objective and strategies of the Fund. See “APPENDIX A — LIST OF INVESTMENTS OF THE PREDECESSOR FUND” for more information regarding the Predecessor Fund’s holdings.

Risks.    An investment in the Fund is subject to, among others, the following risks:

•        The success of the Fund depends on the identification by, and the availability of suitable investment opportunities to, the Adviser and, with respect to any private funds, continuation vehicles, holding vehicles or other investment vehicles (collectively, “Portfolio Funds”), the sponsors of such Portfolio Fund.

•        Shares are speculative and illiquid securities involving substantial risk of loss.

•        Shares are not listed on any securities exchange, and it is not anticipated that a secondary market for Shares will develop. Thus, an investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the Fund and should be viewed as a long-term investment.

•        The Fund has elected to operate as an “interval fund” and will make quarterly repurchase offers, but only a limited number of Shares will be eligible for repurchase and the need to fund repurchase obligations may affect the Fund’s ability to be fully invested or force us to maintain a higher percentage of Liquid Assets, which may harm the Fund’s investment performance.

•        Shares are appropriate only for those investors who can tolerate a high degree of risk and do not require a liquid investment and for whom an investment in the Fund does not constitute a complete investment program.

•        The Fund will invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest or repay principal. They may also be difficult to value and illiquid.

•        The amount of distributions that the Fund may pay, if any, is uncertain.

•        The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance, such as offering proceeds, borrowings, and amounts from the Fund’s affiliates that are subject to repayment by investors. The Fund’s distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Fund for investment. Any capital returned to Shareholders through distributions will be distributed after payment of fees and expenses.

•        Due to investments in Portfolio Funds, the Fund may enter into unfunded commitments representing a significant portion of its assets.

•        The Fund invests in private assets, including Portfolio Funds. Portfolio Funds are subject to certain risks, including risks related to illiquidity, indirect fees, valuation, limited operating histories, and limited information regarding underlying investments. See “RISKS PERTAINING TO INVESTMENTS IN PORTFOLIO FUNDS.” In connection with the Fund’s investments in Portfolio Funds, the Fund may hold a significant portion of its assets in cash and cash equivalents in support of unfunded commitments.

•        Investors will pay offering expenses and, with regard to Class R Shares, a sales load of up to 3.5%. You will have to receive a total return at least in excess of these expenses to receive an actual return on your investment.

No Prior History.    The Fund has no operating history, and the shares have no history of public trading.

Non-Traded Structure.    The Fund does not currently intend to list its Shares for trading on any securities exchange and does not expect any secondary market to develop for its Shares. Shareholders of the Fund are not able to have their Shares redeemed or otherwise sell their Shares on a daily basis because the Fund is an unlisted closed-end fund. To provide some liquidity to Shareholders, the Fund is structured as an “interval fund” and conducts periodic repurchase offers for a portion of its outstanding Shares, as described below. An investment in the Fund is suitable only for long-term investors who can bear the risks associated with the limited liquidity of the Shares.

This Prospectus concisely provides information that you should know about the Fund before investing. You are advised to read this Prospectus carefully and to retain it for future reference. Additional information about the Fund, including the Fund’s statement of additional information (the “SAI”), dated March 23, 2026, has been filed with the Securities Exchange Commission (“SEC”). You can request a copy of the SAI, annual and semi-annual reports, other information of the Fund, and make shareholder inquiries without charge by writing to the Fund, c/o UMB Fund Services at 235 West Galena Street, Milwaukee, Wisconsin 53212, or by calling the Fund toll-free at (888) 882-8212, or by accessing the investment adviser’s website at www.hamiltonlane.com. The SAI is incorporated by reference into this Prospectus in its entirety. You can obtain the SAI, material incorporated by reference and other information about the Fund, on the SEC’s website (sec.gov). The address of the SEC’s internet site is provided solely for the information of prospective investors and is not intended to be an active link.

You should not construe the contents of this Prospectus as legal, tax or financial advice. You should consult with your own professional advisers as to legal, tax, financial, or other matters relevant to the suitability of an investment in the Fund.

You should rely only on the information contained in this Prospectus and the SAI. The Fund has not authorized anyone to provide you with different information. You should not assume that the information provided by this Prospectus is accurate as of any date other than the date shown below.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Shares are not deposits or obligations of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and Shares are not insured by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other government agency.

This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, a security in any jurisdiction or to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction.

THE FUND’S DISTRIBUTOR AND PRINCIPAL UNDERWRITER IS DISTRIBUTION SERVICES, LLC.

i

Summary

This is only a summary and does not contain all of the information that a prospective investor should consider before investing in the Fund. Before investing, a prospective investor in Hamilton Lane Credit Income Fund (the “Fund”) should carefully read the more detailed information appearing elsewhere in this prospectus (the “Prospectus”), the Statement of Additional Information (the “SAI”) and the amended and restated agreement and declaration of trust of the Fund (the “Agreement and Declaration of Trust”).

The Fund

The Fund is a newly organized Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company that is operated as an interval fund. The Fund was organized as a Delaware statutory trust on April 25, 2025.

Simultaneous with the commencement of the Fund’s operations, HL Credit Income Private Fund LP (the “Predecessor Fund”) is expected to reorganize into the Fund (the “Reorganization”). The Predecessor Fund maintains an investment objective, strategies and investment policies, guidelines and restrictions that are, in all material respects, equivalent to those of the Fund. The Reorganization is subject to approval by the Fund’s board of trustees (the “Board” and individually, the “Trustees”) and the Predecessor Fund’s general partner and limited partners. In considering whether to approve the Reorganization, the Board will consider whether participation in the Reorganization is in the best interests of the Fund and whether the interests of the Fund’s existing Shareholders will be diluted as a result of the Reorganization. There is no guarantee that the Reorganization will be approved by the Board or the Predecessor Fund’s general partner and limited partners or consummated. In the event the Reorganization is not consummated, the Fund will invest the proceeds from the sale of Shares in accordance with the investment objective and strategies of the Fund. See “APPENDIX A — LIST OF INVESTMENTS OF THE PREDECESSOR FUND” for more information regarding the Predecessor Fund’s holdings.

The Fund is an appropriate investment only for those investors who can tolerate a high degree of risk and do not require a liquid investment.

The Fund intends to offer four separate classes of common shares of beneficial interest (“Shares”) designated as Class R, Class I, Class Y and Class S Shares (each a “Class”). Each Class is subject to different fees and expenses. The Fund may offer additional classes of Shares in the future. The Fund and Hamilton Lane Advisors, L.L.C., the Fund’s investment adviser (“Hamilton Lane” or the “Adviser”), have received an exemptive order from the SEC that permits the Fund, among other things, to designate multiple classes of Shares; and to impose class specific annual asset-based distribution fees on the assets of the various classes of Shares to be used to pay for expenses incurred in fostering the distribution of the Shares of the particular class.

Investment Adviser

Hamilton Lane, first established in 1991, is a publicly-owned firm that provides alternative asset management services to institutional investors worldwide. The Adviser manages capital in the private markets through funds-of-funds, separate accounts and direct investment funds. The Adviser is an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

Investment Objective

The Fund’s investment objective is to seek to obtain returns from current income and to a lesser extent, capital appreciation.

Investment Strategies

The Fund will seek to achieve its investment objective through a tactically constructed portfolio to provide exposure to debt investments (together, these investments are referred to as “Credit Investments”). See “CREDIT MARKET OPPORTUNITY” in the Prospectus. The Fund will employ a flexible, dynamic “multi-manager” approach to broadly source and execute on Credit Investments alongside a wide variety of general partners and sponsors (“Investment Partners”).

The Fund will seek exposure to Credit Investments by investing in the debt of companies in either the primary or secondary market (“Direct Credit Investments”) and will focus on senior secured loans structured as revolving, first lien, unitranche, or second lien term loans. The Fund may invest on a global basis across developed and emerging countries but will focus on Credit Investments in North America and Europe and invest across an array of company sizes and industries. The Fund may invest in senior secured loans structured as revolving, first lien, unitranche, or second lien term loans, unsecured debt (senior unsecured and subordinated debt), mezzanine debt or preferred stock (typically with a stated dividend rate). The Fund may invest in warrants or other equity securities of borrowers and may receive non-cash income features including purchase in-kind (“PIK”) interest and original issue discount (“OID”). Direct Credit Investments include, without limitation, transactions in which (i) the Fund is a party to a credit agreement, (ii) the Fund is assigned the investment post-closing in the secondary market, and (iii) the Fund holds the investment through another vehicle with a single underlying borrower. The Fund expects to invest in Direct Credit Investments originated by the Adviser and Investment Partners. The Fund may be responsible for its pro rata share of all expenses associated with loans originated by the Fund or the Adviser (including research, due diligence, use of experts, structuring and negotiations). Additionally, for Direct Credit Investments, the Adviser will opportunistically evaluate other high quality debt and credit investments including but not limited to first lien real estate debt and other real asset credit investment opportunities, infrastructure credit and may from time to time cause the Fund to invest in such opportunities if it determines such opportunities to be consistent with the overall strategy of the Fund. The Fund intends to utilize leverage and may utilize leverage to the maximum extent permitted by law for investment and other general corporate purposes. See “Investments Related Risks — Use of Leverage.”

In addition to the Direct Credit Investments the Fund may invest in: (i) the equity or debt or both traded and non-traded business development companies (“BDCs”) that primarily originate and manage funds consistent with the overall strategy of the Fund, (ii) strategic investments in underlying private funds, holding vehicles or other investment vehicles which are fundraising at the time of such investment, including without limitation funds-of-funds, in an effort to enhance access to private investments and expand portfolio construction (“Primary Fund Investments”), (iii) privately negotiated transactions on the secondary market in closed-end private funds and other private funds, continuation vehicles, holding vehicles or other investment vehicles managed by third-party managers or other private credit investments that the Adviser determines to have a similar risk/return profile (“Secondary Investments”), (iv) joint ventures to pragmatically broaden sourcing, portfolio construction, and generate current income and capital appreciation (“Joint Ventures”), (v) public and private credit investments, including U.S. or global high yield securities, bank loans and broadly syndicated loans, loan participations and assignments, non-performing loans, collateralized debt obligations (“CDOs”), collateralized loan obligations (“CLOs”), asset-backed securities and distressed securities (collectively, “Other Investments”). Each of (i) to (v) and Direct Credit Investments are referred to herein as a “Fund Investment” and collectively “Fund Investments.”

Under normal circumstances, the Fund invests at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in credit and debt investments. The Fund may make these investments directly or indirectly through investment vehicles, including but not limited to venture capital funds, growth funds, mutual funds and ETFs. The Fund intends to count the value of any money market funds, cash, other cash equivalents or U.S. Treasury securities with remaining maturities of one year or less that cover unfunded commitments to invest equity in private funds, continuation vehicles, holding vehicles or other investment vehicles (collectively, “Portfolio Funds” managed by third-party managers “Portfolio Fund Managers”) that the Fund reasonably expects to be called in the future, as qualifying credit and debt investments for purposes of its 80% policy. This policy may be changed by the Board, and with at least 60 days’ prior notice to Shareholders.

The Fund will invest all or substantially all of its assets through one or more wholly-owned subsidiaries (each, a “Subsidiary” and collectively, the “Subsidiaries”). Certain Subsidiaries may be taxed as corporations in order for the Fund to satisfy the requirements to qualify as, and maintain its eligibility for favorable tax treatment as, a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

The Fund may seek to hedge all or a portion of the Fund’s foreign currency risk. Depending on market conditions and the views of the Adviser, the Fund may or may not hedge all or a portion of its currency exposures. See “INVESTMENT RELATED RISKS.”

There can be no assurance that the investment objective of the Fund will be achieved or that the Fund’s portfolio design and risk monitoring strategies will be successful. See “INVESTMENT POLICIES.”

No guarantee or representation is made that the investment program of the Fund will be successful, that the various Credit Investments selected will produce positive returns, or that the Fund will achieve its investment objective.

Risk Factors

An investment in the Fund involves substantial risks and special considerations. A discussion of the risks associated with an investment in the Fund can be found under “INVESTMENT RELATED RISKS,” “RISKS SPECIFIC TO SECONDARY INVESTMENTS,” “RISKS PERTAINING TO INVESTMENTS IN PORTFOLIO FUNDS,” “BUSINESS, STRUCTURE AND MANAGEMENT RELATED RISKS,” “GENERAL RISKS” and “LIMITS OF RISKS DISCLOSURE.”

Management

The Board has overall responsibility for the supervision of the management and business operations of the Fund. See “MANAGEMENT OF THE FUND — The Board of Trustees.” The Board is comprised of 5 Trustees, a majority of whom are not “interested persons” (as defined in the 1940 Act) of the Fund (the “Independent Trustees”). To the extent permitted by applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Fund, any committee of the Board or the Adviser.

The Adviser

Pursuant to an investment management agreement (the “Investment Management Agreement”), Hamilton Lane Advisors, L.L.C., an investment adviser that is registered as an investment adviser under the Advisers Act, serves as the Fund’s investment adviser. The Adviser was organized as a limited liability company under the Laws of the Commonwealth of Pennsylvania on May 12, 1998.

Fund Administration

The Fund has retained UMB Fund Services, Inc. (the “Administrator” or “UMBFS”) to provide it with certain administrative services. The Fund compensates the Administrator for these services and reimburses the Administrator for certain of its out-of-pocket expenses. See “Fees and Expenses” below.

The Fund has also retained the Adviser to provide administrative services necessary for the operation of the Fund (in such capacity, the “Co-Administrator”). The Fund reimburses the Co-Administrator, as applicable, for its actual costs incurred in providing such administrative services to the Fund, subject to the limitations set forth in the administration agreement between the Fund and the Adviser (the “Affiliate Administration Agreement”). See “Fees and Expenses” below.

Fees and Expenses

The Fund bears directly certain ongoing offering costs associated with the offering of Shares, which will be amortized over a 12-month period on a straight-line basis. Offering costs cannot be deducted by the Fund or the Shareholders.

On an ongoing basis, the Fund bears its own operating expenses (including, without limitation, its offering expenses). A more detailed discussion of the Fund’s expenses can be found under “FUND EXPENSES.”

Investment Management Fee.    The Fund pays the Adviser an investment management fee (the “Investment Management Fee”) in consideration of the advisory and other services provided by the Adviser to the Fund. The Investment Management Fee is paid monthly at a rate equal to 1.00% per annum based on the Fund’s net asset value calculated and accrued daily. The Investment Management Fee is paid monthly to the Adviser before giving effect to any repurchase of Shares effective as of that date and will decrease the net profits or increase the net losses of the Fund that are credited to its Shareholders. See “INVESTMENT MANAGEMENT FEE.”

Administration Fee.    The Administrator provides the Fund certain administration and accounting services. In consideration for these services, the Administrator is paid a monthly fee calculated based upon the average net asset value of the Fund, subject to a minimum annual fee (the “Administration Fee”). The Administration Fee is paid to the Administrator out of the assets of the Fund and therefore decreases the net profits or increases the net losses of the Fund. The Fund also reimburses the Administrator for certain out-of-pocket expenses and pays the Administrator a fee for transfer agency and custodian services. See “ADMINISTRATION.”

In addition, pursuant to the Affiliate Administration Agreement, the Co-Administrator performs (or oversees, or arranges for, the performance of) certain administrative services necessary for the day-to-day operations of the Fund, including accounting, legal, clerical, portfolio, valuation, compliance, regulatory, tax investment monitoring and other monitoring services, information technology, operational or other administrative services, as requested by the Fund from time to time.

The Fund reimburses the Co-Administrator, as applicable, for its actual costs incurred in providing legal administrative services to the Fund, subject to the limitations set forth in the Affiliate Administration Agreement. Reimbursements of administrative expenses to the Co-Administrator are subject to the terms of the Affiliate Administration Agreement and the Expense Limitation Agreement (defined below). See “ADMINISTRATION.”

The Adviser has received exemptive relief from the SEC that allows the Fund, subject to certain conditions, to adopt a Distribution and Service Plan with respect to Class R Shares in compliance with Rule 12b-1 under the 1940 Act. Under the Distribution and Service Plan, the Fund is permitted to pay as compensation up to 0.85% on an annualized basis of the aggregate net assets of the Fund attributable to Class R Shares (the “Distribution and Servicing Fee”) to Distribution Services, LLC (the “Distributor”) or other qualified recipients under the Distribution and Service Plan. The Distribution and Servicing Fee is paid out of the Fund’s assets and decreases the net profits or increases the net losses of the Fund. For purposes of determining the Distribution and Servicing Fee only, the value of the Fund’s assets is calculated prior to any reduction for any fees and expenses, including, without limitation, the Distribution and Servicing Fee payable. Class I Shares, Class Y Shares and Class S Shares are not subject to the Distribution and Servicing Fee. See “DISTRIBUTION AND SERVICE PLAN.”

Valuations

The Fund calculates the net asset value of each Class of Shares as of the close of regular trading (generally 4:00 p.m. Eastern Time) on each day the New York Stock Exchange (“NYSE”) is open for trading or at such other times as the Board may determine (each, a “Determination Date”). In determining its net asset value, the Fund values its investments as of the relevant Determination Date. The net asset value of the Fund equals, unless otherwise noted, the value of the total assets of the Fund, less all of its liabilities, including accrued fees and expenses, each determined as of the relevant Determination Date.

The Fund’s fair value policies and procedures and valuation practices are designed to comply with Rule 2a-5 under the 1940 Act. The Board has approved valuation procedures for the Fund (the “Valuation Policy”), and has approved the delegation of the day-to-day valuation and pricing responsibility for the Fund to the Adviser as its “valuation designee” pursuant to Rule 2a-5 under the 1940 Act (the “Valuation Designee”), subject to the oversight of the Board. The valuation of the Fund’s investments is performed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification 820 — Fair Value Measurements and Disclosures.

Securities traded on one or more of the U.S. national securities exchanges, the Nasdaq Stock Market or any foreign stock exchange will be valued based on their respective market price.

Direct Credit Investments for which market quotations are readily available are typically valued based on such market quotations. In validating market quotations, the Valuation Designee considers different factors such as the source and the nature of the quotation in order to determine whether the quotation represents fair value.

For debt and equity securities which are not publicly traded or for which market prices are not readily available (unquoted investments) the fair value is determined in good faith. In determining the fair values of these investments, the Valuation Designee will apply generally accepted valuation approaches and methods for fair value measurement. In order to determine a fair value, these methods are applied to the latest information provided by the underlying portfolio companies, investment sponsors or other business counterparties.

Due to the inherent uncertainty in determining the fair value of investments for which market values are not readily available, the fair values of these investments may fluctuate from period to period. In addition, such fair value may differ materially from the values that may have been used had a ready market existed for such investments and may significantly differ from the value ultimately realized by the Fund.

Assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a recognized pricing service.

Converting Shares

Investors eligible to purchase Class Y Shares may convert Class R Shares and Class I Shares to Class Y Shares. Class R Shares and Class I Shares will automatically convert into Class Y Shares if the total sales charge would otherwise exceed the limits of Financial Industry Regulatory Authority (“FINRA”) Rule 2341. See “PURCHASING SHARES.”

Commitments by Anchor Investors

In connection with the Reorganization, unitholders of the Predecessor Fund (the “Anchor Investors”) will receive Class S Shares. The Anchor Investors will not bear any transaction fee. At the commencement of the Fund’s operations, the Anchor Investors will in the aggregate own of record and beneficially 100% of the outstanding Shares, and one or more of them may be deemed to control the Fund. An Anchor Investor may continue to be deemed to control the Fund until such time as it owns 25% or less of the outstanding Shares. This ownership will fluctuate as other investors purchase Shares and the Fund repurchases Shares in connection with any repurchase offers the Board may authorize. Depending on the size of this ownership interest at any given point in time, it is expected that one or more of the Anchor Investors will, for the foreseeable future, either control the Fund or be in a position to exercise a significant influence on the outcome of any matter put to a vote of Shareholders.

Distributions

Because the Fund intends to elect to be treated for U.S. federal income tax purposes, and intends to qualify annually thereafter, as a RIC, the Fund intends to meet the RIC requirement that it distribute dividends for U.S. federal income tax purposes of an amount at least equal to 90% of the sum of its net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses each taxable year to Shareholders, as applicable. There can be no assurance that the Fund will be able to pay distributions at a specific rate or at all. The Fund expects to pay distributions out of assets legally available for distribution from time to time, at the sole discretion of the Board. Nevertheless, the Fund cannot assure you that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or year-to-year increases in cash distributions. In addition, certain wholly-owned subsidiaries through which the Fund invests have elected to be treated as a corporation for U.S. federal income tax purposes. Such subsidiaries will be subject to a corporate-level U.S. federal income tax, which tax may reduce the amount of cash available for distribution to Shareholders. Each year, a statement on Internal Revenue Service (“IRS”) Form 1099-DIV identifying the amount and character of the Fund’s distributions will be mailed to Shareholders. See “Taxes” below.

The Fund expects to distribute net investment income, if any, at least quarterly, and net realized capital gain, if any, at least annually. The Fund may also pay a special distribution to comply with federal income tax requirements. The Fund’s distributions will vary based on the performance of its underlying holdings. The distributions may be modified by the Board from time to time and the Board may make distributions in its sole discretion. To the extent that distributions include a return of capital to Shareholders, these are not dividends and are simply a return of the amounts that Shareholders invested. Although such distributions are not currently taxable, such distributions will have the effect of lowering a Shareholder’s tax basis in the Shares, which will result in a higher tax liability when the Shares are sold, even if they have not increased in value, or, in fact, have lost value. The Fund currently targets making quarterly distributions of substantially all of its income, along with an annual capital gains distribution. However, there is no guarantee that the Fund will distribute such amount each year and distributions could be less than, or exceed, this target range. In addition, the target annualized distribution may exceed earnings and cash flow from operating activities and may be paid from borrowings, proceeds from private offerings, amounts from the Fund’s affiliates that are subject to repayment by investors and other sources, including the sale of our assets or return of capital.

Purchasing Shares

The minimum initial investment for Class R Shares and Class I Shares is $2,500, the minimum initial investment for Class Y Shares is $1,000,000, and the minimum initial investment for Class S Shares is $5,000,000. The minimum subsequent investment for Class R Shares and Class I Shares is $500 (except with respect to individual retirement accounts (“IRAs”), the minimum subsequent investment is $100), the minimum subsequent investment for Class Y Shares is $1,000, and the minimum subsequent investment for Class S Shares is $1,000 (except with respect to IRAs, the minimum subsequent investment is $100). However, the Fund, in its sole discretion, may accept investments below these minimums. Investors subscribing through a given financial intermediary may have Shares aggregated to meet these minimums. The minimum initial and subsequent investments may be reduced at the Adviser’s discretion. The Fund reserves the right to repurchase all of the Shares held by a Shareholder if the Shareholder’s account balance in the Fund, as a result of repurchase or transfer requests by the Shareholder, is less than $2,500. Such repurchases will be conducted consistent with Section 23(c) of the 1940 Act and the rules thereunder.

Shares will generally be offered for purchase on each business day, except that Shares may be offered more or less frequently as determined by the Board in its sole discretion. The Board may also suspend or terminate offerings of Shares at any time.

Investments in Class R Shares are sold subject to a sales charge of up to 3.50% of the investment. For some investors, the sales charge may be waived or reduced. The full amount of sales charge may be reallowed to brokers or dealers participating in the offering. Your financial intermediary may impose additional charges when you purchase Shares.

Pending any closing, funds received from prospective investors will be placed in a non-interest bearing account with UMBFS, the Fund’s transfer agent (the “Transfer Agent”). On the date of any closing, the balance in the account with respect to each investor whose investment is accepted will be invested in the Fund on behalf of such investor.

The Fund reserves the right to accept or reject, in its sole discretion, any request to purchase Shares at any time. The Fund also reserves the right to suspend or terminate offerings of Shares at any time. Additional information regarding the subscription process is set forth under “PURCHASING SHARES.”

Unlisted Closed-End Interval Fund Structure

The Fund has been organized as a continuously offered, non-diversified closed-end management investment company. Closed-end funds differ from open-end funds (commonly known as mutual funds) in that investors in closed-end funds do not have the right to redeem their shares on a daily basis. Unlike most closed-end funds, which typically list their shares on a securities exchange, the Fund does not currently intend to list the Shares for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares in the foreseeable future. Therefore, an investment in the Fund, unlike an investment in a typical closed-end fund, is not a liquid investment. To provide some liquidity to Shareholders, the Fund will be structured as an “interval fund” and conduct quarterly repurchase offers for a limited amount of the Fund’s Shares (at least 5%). The Fund believes that an unlisted closed-end structure is most appropriate for the long-term nature of the Fund’s strategy. With event-driven strategies or similar types of investments, the ability to hold positions — through all manner of market environments — until the occurrence of the anticipated event or catalyst that unlocks value is crucial. Features that interfere with this ability (such as daily redemptions permitted by open-end funds that can require the premature sale of investments) could impair the Fund’s ability to execute its investment strategy. Accordingly, an unlisted closed-end structure may help the Fund achieve its investment objective. The Fund’s net asset value (“NAV”) per Share may be volatile. As the Shares are not traded, investors will not be able to dispose of their investment in the Fund no matter how poorly the Fund performs. Because exchange-traded closed-end funds also do not redeem Shares, they also could execute the Fund’s buy-and-hold strategy. Because an exchange-traded closed-end fund’s shares can trade at a discount to NAV, they may present a more attractive opportunity to investors.

Other Payments

Investors who purchase Shares of the Fund during an initial two-week period following the Fund’s commencement of investment operations, as such period may be extended by the Fund (the “Initial Offering Period”), will receive additional Shares over time (the “Additional Shares”) commensurate with the amount of their investment in the Fund during the Initial Offering Period. The Adviser and/or its affiliates intend to purchase Additional Shares on behalf of such investors (or deliver to such investors Additional Shares from the assets of the Adviser and/or its affiliates) that invest during the Initial Offering Period. As a result, neither the investor nor the Fund will use its own assets to purchase these Additional Shares. Investors that submit a subscription during the Initial Offering Period are deemed to have “purchased” such Class S Shares during the Initial Offering Period, although the Fund may not fully accept the subscription or the subscription may not be fully funded due to eligibility, regulatory and other requirements in connection with such subscription. Such Class S Shares will be valued as of the date of issuance.

Additional Shares will have the same rights as other Shares. Investors are expected to receive such Additional Shares in three equal installments, paid annually following the 1, 2 and 3-year anniversary of the close of the Initial Offering Period. If an investor’s Shares acquired during the Initial Offering Period are repurchased such that the investor’s total ownership of Class S Shares falls below the amount held at the close of the Initial Offering Period, such investor will forfeit their right to receive any future allocation of Additional Shares. Only Class S Shares will be available for purchase during the Initial Offering Period.

Purchases by the Adviser and/or its affiliates may create an incentive for Shareholders to invest additional amounts in the Fund during the Initial Offering Period. Because the Adviser’s management fee is based on a percentage of the value of the Fund’s net assets, any Shares purchased for investors by the Adviser and/or its affiliates will result in increased net revenues to the Adviser if the increase in fee income due to the increased asset base offsets the costs associated with contributing these additional Shares. There is a risk that any such investors may submit their Shares for repurchase by the Fund, particularly after purchases of the additional Shares by the Adviser and/or its affiliates have ceased. As with repurchase requests by any Shareholder, such repurchase requests could have a significant negative impact on the Fund, including on the Fund’s liquidity. The Adviser may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act in connection with the purchase of the Additional Shares. The Adviser, in its sole discretion, may terminate the Initial Offering Period at any time.

Dividend Reinvestment Plan

The Fund has adopted an “opt-out” dividend reinvestment plan (the “DRIP”). Investors that wish to participate in the DRIP will not be required to take any action. A participating investor’s distribution amount will purchase Shares at the net asset value of the Fund. Investors that wish to receive their distributions in cash may do so by making a written election to not participate in the DRIP on the investor’s subscription agreement or by notifying the Administrator in writing at Hamilton Lane Credit Income Fund, c/o UMB Fund Services, Inc., 235 West Galena Street, Milwaukee, Wisconsin 53212. Such written notice must be received by the Administrator 60 days prior to the record date of the distribution, or the Shareholder will receive such distribution in shares through the DRIP.

Repurchases of Shares

The Shares have no history of public trading, nor is it intended that the Shares will be listed on a securities exchange at this time.

The Fund is an “interval fund,” a type of fund which, to provide some liquidity to Shareholders, makes quarterly offers to repurchase between 5% and 25% of its outstanding Shares at NAV, pursuant to Rule 23c-3 under the 1940 Act, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). In connection with any given repurchase offer, it is expected the Fund will offer to repurchase only the minimum amount of 5% of its outstanding Shares. The offer to purchase Shares is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). Written notification of each quarterly repurchase offer (the “Repurchase Offer Notice”) is sent to Shareholders at least 21 calendar days before the repurchase request deadline (i.e., the date by which Shareholders can tender their Shares in response to a repurchase offer) (the “Repurchase Request Deadline”). The Fund expects to determine the NAV applicable to repurchases on the Repurchase Request Deadline. However, the NAV will be calculated no later than the 14th calendar day (or the next business day if the 14th calendar day is not a business day) after the Repurchase Request Deadline (the “Repurchase Pricing Date”). The Fund expects to distribute payment to Shareholders between one and three business days after the Repurchase Pricing Date and will distribute such payment no later than seven calendar days after such date. The Fund’s Shares are not listed on any securities exchange. Accordingly, you may not be able to sell Shares when and/or in the amount that you desire. Thus, the Shares are appropriate only as a long-term investment. In addition, the Fund’s repurchase offers may subject the Fund and Shareholders to special risks. See “GENERAL Risks — Repurchase Offer Risks.”

It is possible that a repurchase offer may be oversubscribed, with the result that Shareholders may only be able to have a portion of their Shares repurchased. There is a risk that investors will not be able to withdraw the full amount that they submit to the Fund for repurchase in connection with a given repurchase offer, particularly in periods where there is a high level of repurchase requests or where holders of a large number of shares submit repurchase requests. In the event a repurchase offer is oversubscribed and in accordance with rules promulgated by the SEC, the Fund may accept for purchase additional outstanding Shares representing up to 2.00% of the aggregate NAV of its outstanding Shares without amending or extending the repurchase offer. However, the decision whether to accept for purchase additional outstanding shares is solely in the discretion of the Fund and its Board, and there is no guarantee that the Fund and Board will determine to accept any additional Shares for purchase. In the event that the Fund determines not to repurchase more than the repurchase offer amount, or if Shareholders tender more than the repurchase offer amount plus 2.00% of the Fund’s outstanding Shares as of the date of the Repurchase Request Deadline, the Fund will repurchase the Shares tendered on a pro rata basis, and Shareholders will have to wait until the next repurchase offer to make another repurchase request.

A Shareholder who tenders some but not all of its Shares for repurchase is required to maintain a minimum account balance of $2,500 worth of Shares. Such minimum ownership requirement may be waived by the Board, in its sole discretion. The Fund reserves the right to reduce the amount to be repurchased from a Shareholder so that the required capital balance is maintained. Additionally, the Fund may accept all Shares tendered for repurchase by Shareholders who own less than one hundred (100) Shares and who tender all of their Shares, before prorating other amounts tendered.

A 2.00% early repurchase fee will be charged by the Fund with respect to any repurchase of Shares from a Shareholder at any time prior to the day immediately preceding the one-year anniversary of the Shareholder’s purchase of the Shares. Shares tendered for repurchase will be treated as having been repurchased on a “first in-first out” basis. An early repurchase fee payable by a Shareholder may be waived by the Fund in circumstances where the Board determines that doing so is in the best interests of the Fund. The early repurchase fee will not apply to Shares acquired through dividend reinvestment, and the Fund may waive the early repurchase fee in its sole discretion under certain circumstances: (i) with respect to repurchase requests submitted by discretionary model portfolio management programs (and similar arrangements); (ii) with respect to repurchase requests from feeder funds (or similar vehicles) primarily created to hold Shares, which are offered to non-U.S. persons, where such funds seek to avoid imposing such a deduction because of administrative or systems limitations; (iii) pursuant to an asset allocation program, wrap fee program or other investment program offered by a financial institution where investment decisions are made on a discretionary basis by investment professionals; and (iv) pursuant to an automatic non-discretionary rebalancing program. To the extent the Fund determines to waive, impose scheduled variations of, or eliminate an early repurchase fee it will do so consistently with the requirements of Rule 22d-1 under the 1940 Act, and the Fund’s waiver of, scheduled variation in, or elimination of, the early repurchase fee will apply uniformly to all Shareholders regardless of Class. See “REPURCHASES OF SHARES.”

Transfer Restrictions

A Shareholder may assign, transfer, sell, encumber, pledge or otherwise dispose of (each, a “transfer”) Shares only (i) by operation of law pursuant to the death, divorce, insolvency, bankruptcy, or adjudicated incompetence of the Shareholder; or (ii) under other limited circumstances, with the consent of the Board (which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances). In connection with any request to transfer Shares, the Fund may require the Shareholder requesting the transfer to obtain, at the Shareholder’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request.

Each transferring Shareholder and transferee may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer. See “TRANSFERS OF SHARES.”

Taxes

The Fund intends to elect to be treated for U.S. federal income tax purposes, and intends to qualify annually thereafter, as a RIC under subchapter M of the Code. As a RIC, the Fund generally will not be subject to corporate-level U.S. federal income taxes on any net ordinary income or capital gains that is currently distributed as dividends for U.S. federal income tax purposes to Shareholders, as applicable. To qualify and maintain its qualification as a

RIC for U.S. federal income tax purposes, the Fund is required to meet certain specified source-of-income and asset diversification requirements and is required to distribute dividends for U.S. federal income tax purposes of an amount at least equal to 90% of the sum of its net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses each taxable year to Shareholders, as applicable. The Fund currently expects that it will meet these requirements. Nonetheless, there can be no assurance that the Fund will so qualify and be eligible.

For a discussion of certain tax risks and considerations relating to an investment in the Fund see “Tax Reports” below and “CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS.”

Prospective investors should consult their own tax advisers with respect to the specific U.S. federal, state, local, U.S. and non-U.S. tax consequences, including applicable tax reporting requirements.

Tax Reports

The Fund will provide to its Shareholders, after the end of each calendar year, IRS Forms 1099-DIV setting forth the amounts includible in such Shareholders’ taxable income for such year as ordinary income, qualified dividend income or long-term capital gains. Dividends and other taxable distributions are taxable to the Fund’s Shareholders even if they are reinvested in additional Shares pursuant to the DRIP.

U.S. Employee Benefit Plans and Arrangements

Employee benefit plans and accounts, including those subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code may purchase Shares. Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of the “Benefit Plan Investors” (within the meaning of Section 3(42) of ERISA) investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules of Title I of ERISA and Section 4975 of the Code. Thus, none of the Fund or the Adviser will be a fiduciary within the meaning of ERISA with respect to the assets of any “Benefit Plan Investor” that is a Shareholder, solely as a result of the Benefit Plan Investor’s investment in the Fund. See “CERTAIN ERISA CONSIDERATIONS.”

Reports to Shareholders

Shareholders will receive an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act. See “REPORTS TO SHAREHOLDERS.”

Fiscal and Tax Year

The Fund’s fiscal year is the 12-month period ending on March 31. The Fund’s taxable year is the 12-month period ending on September 30.

Term

The Fund’s term is perpetual unless the Fund is otherwise terminated under the terms of the Agreement and Declaration of Trust.

Summary of Fund Expenses

The following table illustrates the expenses and fees that the Fund expects to incur and that Shareholders can expect to bear indirectly.
	Class R Shares	Class I Shares	Class Y Shares	Class S Shares
SHAREHOLDER FEES
Maximum Sales Load Imposed on Purchases (as a percentage of offering price)(1)	3.50%	None	None	None
Maximum Early Repurchase Fee (as a percentage of repurchased amount)(2)	2.00%	2.00%	2.00%	2.00%
Dividend Reinvestment and Cash Purchase Plan Fees	None	None	None	None
ANNUAL EXPENSES
(as a percentage of net assets attributable to Shares)(3)
Investment Management Fee(4)	1.00%	1.00%	1.00%	1.00%
Interest Payments on Borrowed Funds(5)	1.10%	1.10%	1.10%	1.10%
Distribution and Servicing Fees(6)	0.85%	None	None	None
Other Expenses(7)	0.46%	0.61%	0.46%	0.46%
Acquired Fund Fees and Expenses(8)	0.39%	0.39%	0.39%	0.39%
Total Annual Expenses	3.80%	3.10%	2.95%	2.95%
Fee Waivers and/or Expense Reimbursements(4)(9)	(1.00)%	(1.00)%	(1.00)%	(1.00)%
Total Annual Fund Operating Expenses (after Fee Waivers and/or Expense Reimbursements)(4)(9)	2.80%	2.10%	1.95%	1.95%

____________

(1)      Investors in Class R Shares may be charged a sales charge of up to 3.50% of the subscription amount. Class I Shares, Class Y Shares and Class S Shares are each not subject to a sales charge; however, investors purchasing Shares through a financial intermediary could be required to pay transaction or other fees on purchases and sales of Class I, Class Y or Class S Shares to their financial intermediary in such amounts as their financial intermediary may determine. Any such fees will be in addition to an investor’s investment in the Fund and not deducted therefrom. Investors should consult with their financial intermediary about the sales charge and any additional fees or charges their financial intermediary might impose on each class of Shares.

(2)      A 2.00% early repurchase fee payable to the Fund will be charged with respect to the repurchase of a Shareholder’s Class R, Class I, Class Y or Class S Shares at any time prior to the day immediately preceding the one-year anniversary of a Shareholder’s purchase of the Shares (on a “first in-first out” basis). An early repurchase fee payable by a Shareholder may be waived by the Fund, in circumstances where the Board determines that doing so is in the best interests of the Fund and in a manner as will not discriminate unfairly against any Shareholder. In addition, under certain circumstances the Board may offer to repurchase Shares at a discount to their prevailing net asset value. The early repurchase fee will not apply to Shares acquired through dividend reinvestment, and the Fund may waive the early repurchase fee in its sole discretion under certain circumstances: (i) with respect to repurchase requests submitted by discretionary model portfolio management programs (and similar arrangements); (ii) with respect to repurchase requests from feeder funds (or similar vehicles) primarily created to hold Shares, which are offered to non-U.S. persons, where such funds seek to avoid imposing such a deduction because of administrative or systems limitations; (iii) pursuant to an asset allocation program, wrap fee program or other investment program offered by a financial institution where investment decisions are made on a discretionary basis by investment professionals; and (iv) pursuant to an automatic non-discretionary rebalancing program. See “REPURCHASES OF SHARES.”

(3)      Amount assumes estimated average net assets of approximately $636 million during the following twelve months. There can be no assurance that the Fund will reach estimated average net assets of approximately $636 million during the following twelve months.

(4)     The Investment Management Fee is paid monthly at a rate equal to 1.00% per annum based on the Fund’s net asset value calculated and accrued daily. The Investment Management Fee is paid monthly to the Adviser before giving effect to any repurchase of Shares effective as of that date and will decrease the net profits or increase the net losses of the Fund that are credited to its Shareholders. The Adviser has agreed to waive the Investment Management Fee in full for the twelve-month period beginning from the commencement of investment operations (the “Management Fee Waiver Agreement”). Unless otherwise extended by agreement between the Fund and the Adviser, the Investment Management Fee payable by the Fund after the termination of the Management Fee waiver will be at the annual rate of 1.00%. The waiver of the Investment Management Fee under the Management Fee Waiver Agreement is not subject to recoupment by the Adviser under the Expense Limitation Agreement, described below. See “INVESTMENT MANAGEMENT FEE” for additional information.

(5)      Interest Payments on Borrowed Funds represent estimated interest payments the Fund expects to incur in connection with a credit facility in the first 12 months of operations. The estimate in the table above assumes an average use of leverage equal to 20% of the Fund’s total assets and a current annual interest rate of 5.49%. The actual amount of interest expense borne by the Fund will vary over time in accordance with the level of the Fund’s use of a credit facility and variations in market interest rates. Interest expense is required to be treated as an expense of the Fund for accounting purposes. See “INVESTMENT RELATED RISKS — Leverage.”

(6)      The Fund has received exemptive relief from the SEC permitting it to offer multiple classes of Shares and to adopt a distribution and service plan for Class R. The Fund may charge a distribution and/or shareholder servicing fee up to a maximum of 0.85% per year on Class R Shares on an annualized basis of the aggregate net assets of the Fund. The Fund may use these fees, in respect of the relevant class, to compensate financial intermediaries or financial institutions for distribution-related expenses, if applicable, and providing ongoing services in respect of clients with whom they have distributed Class R Shares. See “DISTRIBUTION AND SERVICE PLAN.”

(7)      Other Expenses are estimated for the Fund’s first fiscal year. The Other Expenses include, among other things, professional fees and other expenses that the Fund bears, including initial and ongoing offering costs, organizational expenses, tax expenses, fees and expenses of the Administrator, transfer agent and custodian and the reimbursement of costs of personnel associated with the Adviser or its affiliates who provide certain non-advisory services to the Fund, as permitted under the Investment Management Agreement. The expense amounts assume the Fund has average net assets of $159 million in Class R Shares, $159 million in Class I Shares, $159 million in Class Y Shares and $159 million in Class S Shares. All other things being equal, if less than the assumed amounts of average net assets are attributable to a particular class, expense ratios would increase for that Class.

(8)      Shareholders also indirectly bear a portion of the asset-based fees, performance or incentive fees or allocations and other expenses incurred by the Fund as an investor in the Portfolio Funds. Generally, asset-based fees payable in connection with Portfolio Fund investments will range from 1% to 2.5% (annualized) of the commitment amount of the Fund’s investment, and performance or incentive fees or allocations are typically 10% to 20% of a Portfolio Fund’s net profits annually, although it is possible that such amounts may be exceeded for certain Portfolio Fund Managers. The “Acquired Fund Fees and Expenses” disclosed above, however, do not reflect any allocations paid by the Portfolio Funds that are calculated solely on the realization and/or distribution of gains, or on the sum of such gains and unrealized appreciation of assets distributed in kind, as such fees and allocations for a particular period may be unrelated to the cost of investing in the Portfolio Funds. The “Acquired Fund Fees and Expenses” disclosed above include the fees and expenses related to the Fund’s investments in other investment companies, including money market funds and exchange traded funds (“ETFs”). “Acquired Fund Fees and Expenses” are estimated for the Fund’s current fiscal year.

(9)      Pursuant to an expense limitation agreement (the “Expense Limitation Agreement”) with the Fund, through July 31, 2027, the Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund (a “Waiver”), if required to ensure the Total Annual Expenses do not exceed 1.50%, 0.80%, 0.65% and 0.65% of the average daily net assets of Class R Shares, Class I Shares, Class Y Shares and Class S Shares, respectively (the “Expense Limit”). “Total Annual Expenses” includes all expenses incurred in the business of the Fund, including organizational and offering costs, with the following exceptions: (i) taxes, (ii) interest, (iii) brokerage commissions, (iv) certain transaction-related expenses (including interest and structuring costs for borrowings and line(s) of credit), (v) the Investment Management Fee, (vi) distribution and/or servicing fees, (vii) sub-transfer agency, sub-accounting and shareholder servicing fees, (viii) any acquired fund fees and expenses, (ix) dividend and interest expenses relating to short sales, (x) borrowing costs, (xi) merger or reorganization expenses, (xii) Shareholder meetings expenses, (xiii) litigation expenses and (xiv) extraordinary expenses. For a period not to exceed three years from the date on which a Waiver is made, the Adviser may recoup amounts waived or assumed, provided it is able to effect such recoupment without causing the Fund’s expense ratio (after recoupment) to exceed the lesser of (a) the expense limit in effect at the time of the waiver, and (b) the expense limit in effect at the time of the recoupment. The Expense Limitation Agreement has an initial term ending July 31, 2027, and will automatically renew thereafter for consecutive twelve-month terms, provided that such continuance is specifically approved at least annually by a majority of the Board. The Expense Limitation Agreement may be terminated by the Board upon thirty days’ written notice to the Adviser.

The purpose of the table above is to assist prospective investors in understanding the various fees and expenses Shareholders will bear directly or indirectly. “Other Expenses,” as shown above, includes, among other things, professional fees and other expenses that the Fund will bear, including initial and ongoing offering costs and fees and expenses of the Administrator, Transfer Agent and Custodian. For a more complete description of the various fees and expenses of the Fund, see “INVESTMENT MANAGEMENT FEE,” “ADMINISTRATION,” “CUSTODIAN,” “FUND EXPENSES,” “REPURCHASES OF SHARES” and “PURCHASING SHARES.”

EXAMPLE:

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. The example assumes that all distributions are reinvested at net asset value and that the percentage amounts listed under annual expenses remain the same (except that the examples incorporate the fee waiver from the Management Fee Waiver Agreement and the expense reimbursement arrangements from the Expense Limitation Agreement for only the one-year example and the first year of the three-, five- and ten-year examples). The assumption in the hypothetical example of a 5% annual return is required by regulation of the SEC applicable to all registered investment companies. The assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of Shares.
	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 Class R Shares investment, assuming a 5% annual return:	$62	$138	$216	$418
You would pay the following expenses on a $1,000 Class I Shares investment, assuming a 5% annual return:	$21	$86	$153	$334
You would pay the following expenses on a $1,000 Class Y Shares investment, assuming a 5% annual return:	$20	$82	$146	$320
You would pay the following expenses on a $1,000 Class S Shares investment, assuming a 5% annual return:	$20	$82	$146	$320

The example is based on the annual fees and expenses set out on the table above and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5% return used in the example. A greater rate of return than that used in the example would increase the dollar amount of the asset-based fees paid by the Fund. The Example above excludes the early repurchase fee which would apply if Shares were repurchased at any time prior to the day immediately preceding the one-year anniversary of the Shareholder’s purchase of the Shares. If an investor’s Shares are repurchased at any time prior to the day immediately preceding the one-year anniversary of the Shareholder’s purchase of the Shares, the Shares would incur the 2.00% early repurchase fee.

Financial highlights

Because the Fund is newly organized and its Shares have not previously been offered, the Fund does not have any financial history as of the date of this Prospectus. Additional information about the Fund’s investments will be available in the Fund’s annual and semi-annual reports when they are prepared.

Use of Proceeds

The proceeds from the sale of Shares, not including the amount of any sales charge or other additional fees charged by a financial intermediary and the Fund’s fees and expenses (including, without limitation, offering expenses), will be invested by the Fund in accordance with the Fund’s investment objective and strategies as soon as practicable after receipt of such proceeds, consistent with market conditions and the availability of suitable investments. It is currently anticipated that the proceeds from the sale of Shares will be invested, as appropriate, in investment opportunities in accordance with the Fund’s investment objective and strategies within one to three months after receipt of such proceeds, which may be delayed up to an additional three months, or potentially longer, depending on market conditions and the availability of suitable investments. Delays in investing the Fund’s assets may occur (i) because of the time typically required to complete secondary investments (which may be considerable), (ii) because certain direct investments selected by the Adviser may provide infrequent opportunities to purchase their securities, and/or (iii) because of the time required for the Portfolio Fund Managers to invest the amounts committed by the Fund.

A portion of the amount of proceeds of the offering of Shares or any other available funds may be invested in short-term debt securities, money market funds, cash or cash equivalents, pending investment pursuant to the Fund’s investment objective and strategies. In addition, subject to applicable law, the Fund may maintain a portion of the proceeds of the continuous offering in cash or cash equivalents or such short-term securities or money market funds to meet operational needs, for temporary defensive purposes, or to maintain liquidity. The Fund may not achieve its investment objective, or otherwise fully satisfy its investment policies, during such periods in which the Fund’s assets are not able to be substantially invested in accordance with its investment strategies.

Investment Objective and Strategies

Investment Objective

The Fund’s investment objective is to seek to obtain returns from current income and to a lesser extent, capital appreciation.

Investment Strategies

The Fund will seek to achieve its investment objective through a tactically constructed portfolio to provide exposure to debt investments (together, these investments are referred to as “Credit Investments”). See “CREDIT MARKET OPPORTUNITY” in the Prospectus. The Fund will employ a flexible, dynamic “multi-manager” approach to broadly source and execute on Credit Investments alongside a wide variety of general partners and sponsors (“Investment Partners”).

The Fund will seek exposure to Credit Investments by investing in the debt of companies in either the primary or secondary market. The Fund may invest on a global basis across developed and emerging countries but will focus on Credit Investments in North America and Europe and invest across an array of company sizes and industries. The Fund will invest across various access points in the credit markets including but not limited to the following:

(i)     “Direct Credit Investments”: Senior secured loans structured as revolving, first lien, unitranche, or second lien term loans, unsecured debt (senior unsecured and subordinated debt), mezzanine debt or preferred stock (typically with a stated dividend rate). In connection with a direct loan, the Fund may invest in warrants or other equity securities of borrowers and may receive non-cash income features including purchase in-kind (“PIK”) interest and original issue discount (“OID”). Direct Credit Investments include, without limitation, transactions in which (i) the Fund is a party to a credit agreement, (ii) the Fund is assigned the investment post-closing in the secondary market, and (iii) the Fund holds the investment through another vehicle with a single underlying borrower. The Fund expects to invest in Direct Credit Investments originated by the Adviser and Investment Partners. The Fund may be responsible for its pro rata share of all expenses associated with loans originated by the Fund or the Adviser (including research, due diligence, use of experts, structuring and negotiations). Additionally, for Direct Credit Investments, Hamilton Lane Advisors, LLC (“Hamilton Lane” or the “Adviser”) will opportunistically evaluate other high quality debt and credit investments including but not limited to first lien real estate debt and other real asset credit investment opportunities, infrastructure credit and may from time to time cause the Fund to invest in such opportunities if it determines such opportunities to be consistent with the overall strategy of the Fund. The Fund intends to utilize leverage and may utilize leverage to the maximum extent permitted by law for investment and other general corporate purposes. See “Investments Related Risks — Use of Leverage.”

(ii)    “Business Development Companies”: The equity or debt of both traded and non-traded business development companies (“BDCs”) that primarily originate and manage funds consistent with the overall strategy of the Fund.

(iii)   “Primary Fund Investments”: Strategic investments in underlying private funds, holding vehicles or other investment vehicles which are fundraising at the time of such investment, including without limitation funds-of-funds, in an effort to enhance access to private investments and expand portfolio construction.

(iv)   “Secondary Investments”: Privately negotiated transactions on the secondary market in closed-end private funds and other private funds, continuation vehicles, holding vehicles or other investment vehicles managed by third-party managers or other private credit investments that the Adviser determines to have a similar risk/return profile. Secondaries often provide an opportunity to buy the funds at a discount to their NAV.

(v)    “Joint Ventures” The Adviser may at times form joint ventures to programmatically broaden sourcing, increase portfolio construction, and generate current income and capital appreciation. Joint Ventures will invest primarily in the debt of private companies, broadly syndicated loans and/or structured product investments. Joint ventures may use investment leverage.

(vi)   “Other Investments”: The Fund will also invest in public and private credit investments, including U.S. or global high yield securities, bank loans and broadly syndicated loans, loan participations and assignments, non-performing loans, collateralized debt obligations (“CDOs”), collateralized loan obligations (“CLOs”), asset-backed securities and distressed securities.

Each of (i) to (vi) are referred to herein as a “Fund Investment” and collectively “Fund Investments.”

The Fund may invest directly or indirectly through investment vehicles, including but not limited to, mutual funds, money market funds and ETFs. To manage portfolio liquidity, the Fund intends to invest a portion of its assets in liquid assets, including cash and cash equivalents, liquid fixed income securities and other credit instruments, derivatives, listed investments and other investment companies, including money market funds and ETFs (“Liquid Assets”). During normal market conditions, it is generally not expected that the Fund will hold more than 20% of its net assets in Liquid Assets for extended periods of time. For temporary defensive purposes, liquidity management or in connection with implementing changes in its asset allocation, the Fund may hold a substantially higher amount of Liquid Assets and other liquid investments. The Fund may at times also take temporary positions that are inconsistent with the principal investment strategy to respond to adverse market, economic, political or other conditions.

Under normal circumstances, the Fund invests at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in credit and debt investments. The Fund may make these investments directly or indirectly through investment vehicles, including but not limited to capital funds, growth funds, mutual funds and ETFs. The Fund intends to count the value of any money market funds, cash, other cash equivalents or U.S. Treasury securities with remaining maturities of one year or less that cover unfunded commitments to invest equity in Portfolio Funds that the Fund reasonably expects to be called in the future, as qualifying credit and debt investments for purposes of its 80% policy. This policy may be changed by the Board, and with at least 60 days’ prior notice to Shareholders. These tests are applied at the time of investment; later percentage changes caused by a change in the value of the Fund’s assets, including as a result in the change in the value of the Fund’s investments or due to the issuance or repurchase of Shares, will not require the Fund to dispose of an investment.

The Fund will invest all or substantially all of its assets through one or more wholly-owned Subsidiaries. Certain Subsidiaries may be taxed as corporations in order to satisfy the requirements to qualify as, and maintain its eligibility for the favorable tax treatment to, a RIC under Subchapter M of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

The Fund may seek to hedge all or a portion of the Fund’s foreign currency risk. Depending on market conditions and the views of the Adviser, the Fund may or may not hedge all or a portion of its currency exposures. See “INVESTMENT RELATED RISKS.”

There can be no assurance that the investment objective of the Fund will be achieved or that the Fund’s portfolio design and risk monitoring strategies will be successful. See “INVESTMENT POLICIES.”

No guarantee or representation is made that the investment program of the Fund will be successful, that the various Credit Investments selected will produce positive returns, or that the Fund will achieve its investment objective.

Credit Market Opportunity

Overview of Market Opportunity for Credit Investments

Hamilton Lane believes that access to Credit Investments can potentially provide investors with downside protection and yield. The credit market, particularly private credit, continues to exhibit robust growth, increased deal flow and expanding opportunity sets including, but not limited to:

•        Predictable and consistent cash flows through interest and amortization payments;

•        Downside protection based on position in the capital structure and highly negotiated credit documentation;

•        Varied sector exposure across both traditional sectors and more bespoke opportunities such as asset-backed finance;

•        Unique opportunities stemming from the “multi-manager” model, creating a broad sourcing funnel;

•        Access to differentiated deal flow across a variety of deal types leveraging Hamilton Lane’s unique market position;

•        Flexibility to capture unique opportunities in market dislocations; and

•        Access to various market sectors, geographies and investment opportunities.

The Fund seeks to take advantage of the market position Hamilton Lane has developed over its 20+ years of credit investing experience and is specifically designed to capitalize on the credit market’s unique characteristics. Hamilton Lane maintains an extensive database of Investment Partners and their Credit Investments and believes that provide strong downside protection and consistent yield. Hamilton Lane will seek to build a varied and robust portfolio through active deal selection. The Fund aims to take a multi-manager approach across various access points in the market to build an optimized portfolio that provides ample Credit Investment exposure.

Due Diligence and Selection of Investments

The Adviser employs an intensive diligence evaluation process that combines both quantitative and qualitative analyses, led by the Adviser’s Direct Credit Investment Team, in partnership with the Fund Investment Managed Solutions team and Evergreen Portfolio Committee (as defined below), with members possessing relevant investment experience. Using highly quantitative and proprietary models, the Portfolio Management Group employs a detailed, bottom-up approach to investing.

The Adviser follows a structured process to source, evaluate, select and monitor investments for the Fund. The Adviser’s due diligence process is multi-tiered and places significant emphasis on those elements of risk and financial analysis that distinguish credit markets from the more conventional asset classes. The same thorough and time-tested process is applied to each opportunity regardless of prior investments with the sponsor. The due diligence approach is designed to ensure that every important area of analysis is reviewed and also provides the flexibility to discover new and/or unique areas of potential concern and opportunity.

In addition to quantitative data, the Adviser also focuses on qualitative factors. Assessing a fund sponsor’s investment team, due diligence skills, access to deal flow and ability to implement its investment strategy is as important to reaching an investment decision as the sponsor’s past performance.

The Adviser’s due diligence process has seven phases, each of which has unique characteristics applicable to the specific type of investment. An investment opportunity may be declined at any point during the process. See “MANAGEMENT OF THE FUND.”

The seven basic phases are as follows:

Phase 1: Generate Deal Flow

The Adviser is able to generate deal flow by way of its market presence and outbound sourcing efforts. The Adviser’s distinct positioning within the market often allows it the privilege of often being a “first call” of managers when seeking lenders to finance transactions as well as primary capital. In addition, the cross collaboration among the Adviser’s various investment teams allows for efficient information sharing, references, track record insight and investment referrals.

Phase 2: Screening

On a deal level, the methodology/criteria used to screen an investment includes high-level asset and portfolio analysis, as well as analysis of initial deal attributes, market, information advantages, competitive landscape and portfolio fit.

Phase 3: Preliminary Diligence

Once preliminary diligence is approved for the most attractive investment opportunities, the Adviser’s investment team completes preliminary diligence through:

•        Initial meetings with general partners and company management;

•        Extensive review of transaction materials (for example, general partner presentations, data room materials, related industry materials, and financial models); and

•        Collaboration with the Adviser’s various investment teams to leverage internal knowledge and resources to further evaluate the transaction and its sponsor, and evaluation of additional information gathered through market, company and general partner research.

Phase 4: Portfolio Construction

After passing preliminary diligence, an investment opportunity is further evaluated on the basis of its potential fit within the context of the broader investment portfolio. Impact from the potential opportunity on existing portfolio exposures to sectors, security and structure type, sponsor, geography, risk adjusted return and deal size is examined and discussed. In addition, risk and return profiles for the opportunity are analyzed in light of the strategic objectives for the larger portfolio.

Phase 5: Full Due Diligence

Once an opportunity has been determined to be a good fit for the portfolio and approved for full diligence, the Adviser’s Investment Team conducts a rigorous financial and valuation review through a variety of steps, including:

•        Follow-up meetings and site visits with the general partner or deal sponsor;

•        Further utilization of the Adviser’s general partner network (i.e., reference calls);

•        Financial modeling and sensitivity analysis;

•        Meetings with management team;

•        Review of additional transaction materials, including third-party or consultant reports; and

•        Portfolio-level analytics, including risk assessment and sensitivity analyses.

During full diligence, the Adviser’s Investment Team performs an in-depth evaluation of the value drivers for the investment opportunity, a thorough assessment of the capital structure and risk profile of the investment, and targeted analyses of specific issues previously raised by the Direct Credit Investment Committee. The Adviser’s Investment Team will also perform independent research and analyses, outside of the materials provided by the general partner, and evaluate portfolio construction considerations associated with the investment opportunity. Full diligence activities culminate with the presentation of a final investment report and recommendation to the Direct Credit Investment Committee for discussion and approval.

Phase 6: Negotiation & Closing

The Adviser’s Investment Team leverages an experienced in-house Legal Team throughout the diligence process from deal generation to closing. The presence of an in-house legal team allows the Adviser to provide credible assurance to the deal sponsor of its quick review of documentation and its ability to negotiate efficiently in order to expedite the transaction process. Furthermore, the continuous collaboration between members of the Adviser’s Investment Team and the in-house Legal Team allows the Adviser to remain flexible and propose creative structuring solutions catered to gaining access to attractive opportunities, while preserving legal rights and protections.

Phase 7: Monitoring & Reporting

The Adviser has a dedicated service team to provide ongoing reporting and monitoring services to the Fund throughout the entire investment lifecycle of a portfolio investment. The Adviser generally receives information rights for investments, and the Adviser’s Investment Team focuses on maintaining a frequent dialogue with deal sponsors to ensure timely reporting regarding the status of the investments. Performance updates through fund investment reports are prepared for the Adviser’s Investment Team on a quarterly basis.

In addition, the in-house Legal Team has extensive experience in assessing general partner management team issues and reviewing partnership agreement amendments, waivers, and consents. This includes changes made to management teams or terms, such as fees, during the life of an investment.

Investment Policies

Portfolio and Liquidity Management

The Adviser intends to use a range of techniques to reduce the risk associated with the Fund’s investment strategy. These techniques may include, without limitation:

•        Investments across a varied number of portfolio funds, investment managers, investment types and strategies, geographies, sectors, capital structures, vintage years and maturity dates; and

•        Actively managing cash and committed borrowing facilities.

The Adviser intends to manage the Fund’s portfolio with a view towards managing liquidity and maintaining a high investment level. Accordingly, the Adviser may make investments based, in part, on anticipated future distributions from portfolio investments. The Adviser also takes other anticipated cash flows into account, such as those relating to the tender of Shares by Shareholders and any distributions made to Shareholders. To forecast portfolio cash flows, the Adviser utilizes quantitative and qualitative factors, including quarterly financial statements, actual portfolio observations and qualitative forecasts by the Adviser’s and its affiliates’ investment professionals.

The Fund holds Liquid Assets to the extent required for purposes of liquidity management and compliance with the 1940 Act. Over time, during normal market conditions, it is generally not expected that the Fund will hold more than 20% of its net assets in cash or cash equivalents that are not committed to future investments for extended periods of time. To enhance the Fund’s liquidity, particularly in times of possible net outflows through the tender of Shares by Shareholders, the Adviser may sell certain of the Fund’s assets on the Fund’s behalf. The Fund may at times also take temporary positions that are inconsistent with the principal investment strategy to respond to adverse market, economic, political or other conditions.

There can be no assurance that the objectives of the Fund with respect to liquidity management will be achieved or that the Fund’s portfolio design and risk management strategies will be successful. Prospective investors should refer to the discussion of the risks associated with the investment strategy and structure of the Fund found under “INVESTMENT RELATED RISKS,” “GENERAL RISKS,” and “LIMITS OF RISKS DISCLOSURE.”

Borrowing by the Fund

The Fund may borrow money to pay operating expenses, including, without limitation, investment management fees, or to purchase portfolio securities, to fund repurchase of Shares or for other portfolio management purposes. Such borrowing may be accomplished through credit facilities or derivative instruments or by other means. The use of borrowings for investment purposes involves a high degree of risk. Under the 1940 Act, the Fund is not permitted to borrow for any purposes if, immediately after such borrowing, the Fund would have asset coverage (as defined in the 1940 Act) of less than 300% with respect to indebtedness or less than 200% with respect to preferred stock. The 1940 Act also provides that the Fund may not declare distributions or purchase its Shares (including through repurchase offers) if, immediately after doing so, it will have an asset coverage of less than 300% or 200%, as applicable. The foregoing requirements do not apply to Portfolio Funds in which the Fund invests unless such Portfolio Funds are registered under the 1940 Act. The Board may modify the borrowing policies of the Fund, including the purposes for which borrowings may be made, and the length of time that the Fund may hold portfolio securities purchased with borrowed money. The rights of any lenders to the Fund to receive payments of interest or repayments of principal will be senior to those of the Shareholders and the terms of any borrowings may contain provisions that limit certain activities of the Fund. See “INVESTMENT RELATED RISKS — Leverage” for additional information on the Fund’s facilities and its effect on the Fund’s leverage.

Hedging Techniques

From time to time in its sole discretion, the Adviser may employ various hedging techniques in an attempt to reduce certain potential risks to which the Fund’s portfolio may be exposed. These hedging techniques may involve the use of derivative instruments, including swaps and other arrangements such as exchange-listed and over-the-counter put and call options, rate caps, floors and collars, and futures and forward contracts. The Fund may also purchase and write (sell) options contracts on swaps, commonly referred to as swaptions.

There are certain risks associated with the use of such hedging techniques. See “INVESTMENT RELATED RISKS — Derivative Instruments” and “INVESTMENT RELATED RISKS — Currency Risk.”

Co-Investments

The Fund will invest in Credit Investments through Co-Investments, either directly in a loan or other debt investment or indirectly via special purpose or other vehicles sponsored and controlled by various unaffiliated asset managers.

Temporary and Defensive Strategies

The Fund may, from time to time in its sole discretion, take temporary or defensive positions in cash, cash equivalents, other short-term securities or money market funds to attempt to reduce volatility caused by adverse market, economic, or other conditions. Any such temporary or defensive positions could prevent the Fund from achieving its investment objective. In addition, subject to applicable law, the Fund may, in the Adviser’s sole discretion, hold cash, cash equivalents, other short-term securities or investments in money market funds pending investment, in order to fund anticipated repurchases, expenses of the Fund or other operational needs, or otherwise in the sole discretion of the Adviser. See “USE OF PROCEEDS.”

Investment Related Risks

This section discusses the types of investments that may be made, directly or indirectly, by the Fund, and some of the risks associated with such investments. It is possible that the Fund will make an investment that is not described below, and any such investment will be subject to its own particular risks.

Closed-end Interval Fund

The Fund is a non-diversified, closed-end management investment company structured as an “interval fund” and designed primarily for long-term investors. The Fund is not intended to be a typical traded investment. There is no secondary market for the Fund’s Shares. An investor should not invest in the Fund if the investor needs a liquid investment. Closed-end funds differ from open-end management investment companies, commonly known as mutual funds, in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis at a price based on NAV. Although the Fund, as a fundamental policy, will make quarterly offers to repurchase between 5% and 25% of its outstanding Shares at NAV, the number of Shares tendered in connection with a repurchase offer may exceed the number of Shares the Fund has offered to repurchase, in which case not all of your Shares tendered in that offer will be repurchased. In connection with any given repurchase offer, it is likely that the Fund may offer to repurchase only the minimum amount of 5% of its outstanding Shares. Hence, you may not be able to sell your Shares when and/or in the amount that you desire.

Identification and Availability of Investment Opportunities; No Assurance of Return

The success of the Fund depends on the identification by, and the availability of suitable investment opportunities to, Hamilton Lane and the sponsors of any Fund Investments. The availability of investment opportunities will be subject to market conditions and other factors outside the control of Hamilton Lane. Past returns of funds and separate accounts managed by Hamilton Lane have benefited from investment opportunities and general market conditions (including favorable borrowing conditions in the debt markets) that may not reoccur or continue, and there can be no assurance that the Fund will be able to avail itself of comparable opportunities and conditions. There can be no assurance that the Fund will be able to identify sufficient, attractive investment opportunities to meet its investment objectives, or that it will otherwise be successful in implementing its investment objectives or avoiding losses (up to and including the loss of the entire amount invested). An investment in the Fund should only be considered by persons who can afford a loss of their entire investment. Past performance of investments associated with Hamilton Lane is not necessarily indicative of future results, and there can be no assurance that the Fund will attain performance that is comparable to investment performance achieved by Hamilton Lane for its other clients.

Portfolio Construction and Lack of Diversification

The Fund is a “non-diversified” management investment company. Thus, there are no percentage limitations imposed by the 1940 Act on the Fund’s assets that may be invested, directly or indirectly, in the securities of any one issuer. Consequently, if one or more portfolio investments are allocated a relatively large percentage of the Fund’s assets, losses suffered by portfolio investments could result in a higher reduction in the Fund’s capital than if such capital had been more proportionately allocated among a larger number of investments. The Fund may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. However, the Fund will be subject to diversification requirements applicable to RICs under the Code.

Importance of Valuations

The overall performance of the Fund will depend in part on the acquisition price paid by the Fund for its investments, including Secondary Investments, and, where applicable, on the acquisition prices paid by Portfolio Funds for their investments. Valuations of investments, when reported by their respective sponsors, any third-party valuation agent or the Fund (whether for financial reporting or dealing purposes), may not be indicative of current or ultimate, realizable values. Moreover, there generally is no established secondary market for the Fund’s private investments, and there may not be any comparable assets for which public market valuations exist. As a result, the valuation of investments of the Fund may be based on limited information and is subject to inherent uncertainties. The performance of the Fund will be adversely affected in the event the valuations calculated by the Adviser in the course of negotiating acquisitions of investments prove to have been too high.

Furthermore, although the acquisition prices of the Fund’s Secondary Investments will likely be the subject of negotiation with the sellers of the investments, the acquisition price of any Secondary Investment is typically determined by reference to the carrying values recently reported by the relevant sponsors and other available information. Sponsors are not generally obligated to update any valuations in connection with a transfer of interests on a secondary basis. As such, the NAV of the Fund may reflect significant gains or losses at the next valuation date after a Secondary Investment is made. The Fund, in pursuing Secondary Investments, also may face portfolio sales or other situations where, in order to make Secondary Investments considered desirable, the Fund is required to make other investments considered less desirable or for which it is less comfortable with the estimated valuations.

Valuation of the Fund’s Interests in Fund and Secondary Investments

The valuation of the Fund’s investments in Portfolio Funds is ordinarily determined based upon valuations provided by the Portfolio Fund Managers of such Portfolio Funds which valuations are generally not audited. A majority of the securities in which the Portfolio Funds invest will not have a readily ascertainable market price and will be valued by the Portfolio Fund Managers. In this regard, a Portfolio Fund Manager may face a conflict of interest in valuing the securities, as their value may affect the Portfolio Fund Manager’s compensation or its ability to raise additional funds. No assurances can be given regarding the valuation methodology or the sufficiency of systems utilized by any Portfolio Fund, the accuracy of the valuations provided by the Portfolio Funds, that the Portfolio Funds will comply with their own internal policies or procedures for keeping records or making valuations, or that the Portfolio Funds’ policies and procedures and systems will not change without notice to the Fund. As a result, valuations of the securities may be subjective and could prove in hindsight to have been wrong, potentially by significant amounts. The Board has approved valuation procedures for the Fund and has approved the delegation of the day-to-day valuation and pricing responsibility for the Fund to the Fund’s investment adviser, Hamilton Lane Advisors, L.L.C. (the “Valuation Designee”), subject to the oversight of the Board. The Adviser will periodically review Portfolio Fund Managers’ valuation methods and inputs, including at initial purchase, but will generally not have sufficient information in order to be able to confirm or review the accuracy of valuations provided by Portfolio Fund Managers.

The valuations reported by the Portfolio Fund Managers, based upon which the Fund determines its net asset value and net asset value per Share may be subject to later adjustment or revision. For example, fiscal year-end net asset value calculations of the Portfolio Funds may be revised as a result of audits by their independent auditors. Other adjustments may occur from time to time. Because such adjustments or revisions, whether increasing or decreasing the net asset value of the Fund at the time they occur, relate to information available only at the time of the adjustment or revision, the adjustment or revision may not affect the amount of the repurchase proceeds of the Fund received by Shareholders who had their Shares repurchased prior to such adjustments and received their repurchase proceeds, subject to the ability of the Fund to adjust or recoup the repurchase proceeds received by Shareholders under certain circumstances. As a result, to the extent that such subsequently adjusted valuations from the Portfolio Fund Managers or revisions to the net asset value of a Portfolio Fund or direct private equity investment adversely affect the Fund’s net asset value, the outstanding Shares may be adversely affected by prior repurchases to the benefit of Shareholders who had their Shares repurchased at a net asset value higher than the adjusted amount. Conversely, any increases in the net asset value resulting from such subsequently adjusted valuations may be entirely for the benefit of the outstanding Shares and to the detriment of Shareholders who previously had their Shares repurchased at a net asset value lower than the adjusted amount. The same principles apply to the purchase of Shares. New Shareholders may be affected in a similar way.

There is a risk that portfolio companies, Portfolio Funds, other investments or their respective sponsors or managers may knowingly, negligently or otherwise withhold or misrepresent information regarding their performance or activities, including the presence or effects of any fraudulent or similar activities or that such parties may be unaware, even for a significant period of time, of such activities. The Adviser is not expected to be in a position to monitor the accuracy of information provided by any such portfolio company, Portfolio Fund, other investment, sponsor or manager, nor would it generally have the opportunity to discover such situations prior to the time any such party discloses (or there is public disclosure of) the presence or effects of any such activities. For example, Portfolio Fund Managers generally are not obligated to update any valuations in connection with a transfer of interests on a secondary basis, and such valuations may not be indicative of current or ultimate realizable values. The Fund may not uncover errors in valuation due to such fraudulent activities for a significant period of time, if ever. Even if the Adviser elects to cause the Fund to sell its interests in such a Portfolio Fund, the Fund may be unable to sell such interests quickly, if at all, and could therefore be obligated to continue to hold such interests for an extended period of time. In such a case, the Portfolio Fund Manager’s valuations of such interests could remain subject to such fraud or error, and the Valuation Designee may determine to discount the value of the interests or value them at zero.

There is no established market for privately-held portfolio companies or for Secondary Investments, and there are not likely to be any comparable companies for which public market valuations exist. These portfolio companies and Secondary Investments will be fair valued by the Adviser based on input from the sponsor or general partner of such investment. No assurances can be given regarding the valuation methodology or the sufficiency of systems utilized by a third-party sponsor or general partner, the accuracy of the valuations provided by the sponsor or general partner (particularly where the general partner manages such underlying funds), that such sponsor or general partner will comply with their own internal policies or procedures for keeping records or making valuations, or that the sponsor or general partner maintain policies and procedures and systems which will not change without notice to the Fund. In addition, incomplete information may affect the valuations of investments, which may not be indicative of current or ultimate, realizable values. Therefore, the Fund’s carrying value in a Primary Fund Investment or Secondary Investment in a Portfolio Fund may not accurately reflect the amount the Fund could realize upon dispositions of the asset and, in the case of a Secondary Investment, is not expected to reflect the Fund’s cost to purchase the asset if it is acquired at a discount to the net asset value reported by the Portfolio Fund, its general partner or its Portfolio Fund Manager.

Shareholders should be aware that situations involving uncertainties as to the valuations by Portfolio Fund Managers could have a material adverse effect on the Fund if the Portfolio Fund Manager’s, the Adviser’s or the Fund’s judgments regarding valuations should prove incorrect. Prospective investors who are unwilling to assume such risks should not make an investment in the Fund.

Political and Economic Risks

Changes in political, social and economic conditions could have substantial impact on the Fund’s investments. Such potential changes include, but are not limited to, (a) changes in import/export regulations and application of tariffs, (b) risks associated with different (and lower quality) information available, (c) higher rates of inflation, (d) greater governmental involvement in the economy, (e) stricter or more expansive governmental regulations, (f) contraction of economies, in particular, loss of consumer confidence and an economic slowdown in the markets in which the portfolio companies operate, (g) changes in tax rates, or (h) terrorist acts, acts of war, or natural disasters.

Changes in Trade Negotiations

In recent years, the U.S. government has indicated its intent to alter its approach to international trade policy and in some cases to renegotiate, or potentially terminate, certain existing bilateral or multi-lateral trade agreements and treaties with foreign countries, and has made proposals and taken actions related thereto. For example, the U.S. government has imposed, and may in the future further increase, tariffs on certain foreign goods, including from China, such as steel and aluminum. Some foreign governments, including China, have instituted retaliatory tariffs on certain U.S. goods. Most recently, the current U.S. presidential administration has imposed or sought to impose significant increases to tariffs on goods imported into the U.S., including from China, Canada and Mexico. Tariffs on imported goods could further increase costs, decrease margins, reduce the competitiveness of products and services offered by current and future portfolio companies and adversely affect the revenues and profitability of Portfolio Funds whose businesses rely on goods imported from such impacted jurisdictions.

Changing Regulatory Environment

Governmental authorities and other politicians around the world have in recent years implemented or called for financial system regulatory reform in reaction to volatility and disruption in the global financial markets, including financial institution failures and financial frauds. Such reform includes additional regulation of investment funds (including the Fund) and their managers and their activities, including additional compliance, risk management and other procedures; restrictions on specific types of investments and the provision and use of leverage; transparency requirements; limitations regarding compensation to managers; changes to tax treatment; and books and records, reporting and disclosure requirements. The impact of such reform measures on the Fund cannot be predicted with certainty but could result in increased exposure to potential liabilities, increased legal, compliance, tax and other related costs, reduced investment opportunities, additional administrative burdens, and increased transparency as to the identity of the investors in the Fund. Legal and regulatory developments will also likely impose various costs and burdens on investment sponsors and Portfolio Funds or the industries in which they operate, potentially resulting in less attractive investment opportunities for the Fund and reduced performance of the NAV per Share. The possibility for elections in various countries to result in new governing coalitions or parties increases the uncertainty about the trajectory of any potential laws, rules, regulations, taxes and tariffs that may impact the Fund, its investments and their sponsors.

Risks Associated with Non-U.S. Investments

The Fund may make investments outside of the United States, including in emerging markets. Such investments may be subject to political and regulatory risks, including unfavorable political and regulatory environments, less governmental supervision and regulation, armed conflict, nationalization, economic instability, changes in taxation, fiscal and monetary policies, potential exchange control regulations and restrictions on non-U.S. investments and repatriation of profits, different legal systems and laws relating to creditors’ rights and the potential inability to obtain or enforce legal judgments and other economic regulations, any of which may have an adverse effect on private investments in such jurisdictions and could adversely affect the value of the Fund’s investments. Accounting standards and practice may also differ significantly from those practiced in the United States, which may adversely impact the Fund’s or a Portfolio Fund’s ability to evaluate potential investments, perform due diligence and value their investments.

In addition, practices in relation to settlement of securities transactions in emerging market countries involve higher risks than those in developed markets, in part because the Fund will need to use brokers and counterparties that are less well capitalized, and custody and registration of assets in some countries may be unreliable. The possibility of fraud, negligence, undue influence being exerted by the issuer or refusal to recognize ownership exists in some emerging markets, and, along with other factors, could result in ownership registration being completely lost. The Fund would absorb any loss resulting from such registration problems and may have no successful claim for compensation. In addition, communications between parties in the U.S. and parties in emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates.

Trade Policies

If governments continue to make significant changes in their applicable trade policies, including by imposing tariffs on certain goods and raw materials imported into the their respective countries, such actions may trigger retaliatory actions by the affected countries, resulting in “trade wars,” which may cause increased costs for goods and raw materials, or in trading partners limiting their trade with the applicable country, either of which may have material adverse effects on a Portfolio Funds business and operations.

Illiquid Investments

The Fund will invest in highly illiquid investments. The Fund does not expect to be able to transfer its investments in, or to withdraw from, the Portfolio Funds. In addition, the investments of the Fund generally will be investments for which no liquid market exists, and the Fund may be required to hold such investments until maturity or otherwise be restricted from disposing of such investments. Similarly, the Portfolio Funds in which the Fund invests, themselves, may face reduced opportunities to exit and realize value from their investments, including without limitation in the event of a general market downturn or a specific market dislocation. As a consequence, a Portfolio Fund or the Fund may not be able to sell its investments when it desires to do so or to realize what it perceives to be their fair value in the event of a sale. Furthermore, under certain circumstances, redemptions may be made by the Fund to Shareholders in kind and could consist of securities for which there is no readily available market.

The Fund may permit greater liquidity for Shareholders than the Fund is able to obtain with respect to Portfolio Funds and its other underlying assets. Such discrepancy could make the Fund vulnerable to a “run” on Fund assets resulting from repurchase requests that are greater than can be satisfied by the Fund.

Limited Liquidity; No Market for Shares

An investment in the Fund may be considered to be a relatively illiquid investment because Shares are not generally transferable without the prior consent of the Board. In addition, transfer of the Shares may be affected by restrictions on resales imposed by applicable law. The Fund is not intended as a complete investment program and is designed only for persons who are able to bear economic risk of investment and are sophisticated persons in connection with financial and business matters who do not need liquidity with respect to their investments.

Time Required to Maturity of Investments

A significant period of time may elapse from the time when the Fund makes an investment until the time that the Fund or the relevant Portfolio Fund is able to realize a return on such investment. As a result, proceeds from investments may not be realized by the Fund for a substantial time period to be available to meet the Fund’s ongoing liquidity needs, including without limitation any repurchase requests.

Volatility; Interest Rate Risk

General fluctuations or instability in the market prices of securities and interest rates may affect the Fund’s investment opportunities and the value of the Fund’s investments. Generally, if interest rates rise, the value of such investments, including debt and mezzanine investments, will decline. During periods of rising interest rates, the average life of certain types of securities in which the Fund may invest may be extended, because borrowers choose not to repay principal on the loans to take advantage of a below market interest rate. This extension risk increases the security’s duration (the estimated period until the security is paid in full) and may reduce the value of the security. During periods of declining interest rates, an issuer of fixed-income securities may be more likely to exercise its option to prepay principal, which may make an investment less profitable. This is known as call or prepayment risk. Additionally, the Fund may borrow, without limitation, to fund investments and/or redemptions, all expenses relating to the operation of the Fund (and any related investment vehicles) (“Fund Expenses”) or other liabilities or obligations of the Fund. While such use of borrowed funds may increase returns if the Fund earns a greater return on investments purchased with borrowed funds (or investments that need not be sold to meet repurchase requests or pay Fund Expenses) than it pays for such funds, the use of borrowed funds decreases returns if the Fund fails to earn as much as it pays for such funds. As a result, rising interest rates could directly impact the Fund’s performance and the NAV per Share.

Contingent Liabilities

From time to time the Fund may incur contingent obligations in connection with an investment. For example, the Fund may purchase from a lender a revolving credit facility or bank loan obligation that has not yet been fully drawn or funded or may agree to backstop a bank syndicate’s or other participant’s financing commitments to fund a merger or acquisition. If the borrower subsequently draws down on the facility, the Fund would be obligated to fund the amounts due. The Fund may also enter into agreements pursuant to which it agrees to assume responsibility for default risk presented by a third-party, and may, on the other hand, enter into agreements through which third-parties offer default protection to the Fund. Other contingent obligations incurred in the ordinary course of the Fund’s business could include commitments to fund joint venture equity at future dates, indemnities or guarantees, and representations or warranties upon sale or disposition. Unresolved claims, including threatened litigation against the manager, its affiliates, or the fund, or tax assessments or claims for unpaid taxes, are also a source of possible contingent liabilities. Contingent obligations may result in reserves and holdbacks upon distributions or dissolution of the Fund, which may subsist indefinitely.

Reliance on Direct Investment Sponsors

The Fund will be investing in direct investments sponsored, controlled and managed by third parties. The Fund will generally not have an active role in the management of the assets of direct investments, and the Fund’s ability to withdraw from or transfer its interests in such direct investments will be limited. As a result, the performance of the Fund will depend significantly on the investment and other decisions made by third parties, which could have a material adverse effect on the Fund’s performance.

As discussed above, various laws enacted for the protection of creditors may be applied to investments the Fund may make and the Fund may sustain losses or incur legal defense costs as a result. Losses may be realized years after the investments were bought or sold by the Fund. These creditor-protection laws may be applied to Fund investments in bonds or bank loans of distressed companies that go or have gone into bankruptcy, and also may be applied to equity investments bought or sold by the Fund. For example, under U.S. federal and state laws of fraudulent conveyance (if applicable), if loans made to companies that are insolvent or are rendered insolvent as a result of the transaction that includes the borrowing, the loans or the liens or guaranties that secure such loans may be judicially invalidated, and the borrower’s payments of principal, interest or fees to its lenders or stock dividends or stock repurchase payments may be recouped. In the United States, fraudulent conveyance actions may target transfers made as much as six years before the commencement of the fraudulent conveyance action or a bankruptcy case. Similar to fraudulent conveyance actions, preference actions also may be asserted under U.S. law (if applicable) against investors in a failing company. If an issuer in which the Fund has an investment becomes insolvent, any payment made by the issuer on such investment, including loan interest, principal or fees, may be subject to disgorgement as a “preference” if made within a certain period of time (which may be as long as one year) before the date the issuer goes into bankruptcy. Under other principles of U.S. bankruptcy law (if applicable), loans may lose their priority due to “equitable subordination,” which is a remedy where a court subordinates the claim of a creditor to claims of disadvantaged creditors.

The Fund may invest in the debt securities of highly leveraged investments. Debt investments may not be protected by financial covenants or limitations upon additional indebtedness and there may be no minimum credit rating for such debt investments. Other factors may materially and adversely affect the market price and yield of debt investments, including, without limitation, prevailing interest rates, investor demand, changes in the financial condition of investments, government fiscal policy and domestic or worldwide economic conditions. Specifically, for any real estate investment, a downturn in any of a borrower’s businesses could ultimately lead to bankruptcy if it is unable to timely resolve the underlying causes, which may be largely outside of its control. Bankruptcy and insolvency laws afford certain rights to a party that has filed for bankruptcy or reorganization that may render certain remedies unenforceable, or, at the least, delay the Fund’s ability to pursue such remedies and realize any recoveries in connection therewith.

Debt Securities Risk

Debt securities in general do not entitle their holder to control rights over the issuer and are subject to creditor risks, including (i) the possible invalidation of an investment transaction as a “fraudulent conveyance” or “preferential payment” under relevant creditors’ rights laws, (ii) so-called lender liability claims by the issuer of the obligations and (iii) environmental liabilities that may arise with respect to collateral securing the obligations. The Fund’s investments in debt securities also may be subject to early redemption features, refinancing options, pre-payment options or similar provisions which, in each case, could result in the issuer repaying the principal on an obligation held by the Fund earlier than expected. Additionally, the Fund may invest in private sector debt securities and instruments, including, without limitation, “higher yielding” (and, therefore, generally higher risk) debt securities (or “junk bonds”), syndicated bank loans and other subordinate debt obligations from time to time, and a major economic recession or financial crisis could have a material adverse impact on the value of such securities and instruments or otherwise increase the incidence of defaults. With respect to credit ratings (if any), an issuer’s rating is heavily weighted by historical data and does not necessarily reflect future conditions. In addition, the rating agencies may have difficulty rating and monitoring fixed-income securities through different economic cycles. If rating agencies incorrectly rate, or downgrade ratings on, fixed-income securities, the value of the securities may decrease substantially.

Volatile Market Conditions

In recent years there has been extended volatility and disruption in the global financial markets. Market volatility and disruption could adversely affect the Portfolio Funds, which, in turn, would adversely affect the performance of the Fund. For example, the lack of available credit and/or the increased cost of credit may materially adversely affect the performance of Portfolio Funds that rely heavily on leverage such as leveraged buyout funds. Disruptions in the debt and equity markets may make it more difficult for the Portfolio Funds and the Fund to exit and realize value from their investments, because potential buyers of Portfolio Funds may not be able to finance acquisitions and the equity markets may become unfavorable for initial public offerings. In addition, volatility may directly affect the market prices of securities issued by many companies for reasons unrelated to their operating performance and may adversely affect the valuation of the Fund’s investments. Furthermore, volatile market conditions can result in increased redemptions from the Fund.

Any or all of these factors may result in lower Fund investment performance. Governmental authorities have undertaken, and may continue to undertake, a variety of initiatives designed to strengthen and stabilize the economy and the financial markets. However, there can be no assurance that the introduction, implementation and winding down of these initiatives will be successful, and there is no way to predict the ultimate impact of the disruption or the effect that these initiatives will have on the performance of the Portfolio Funds or the Fund.

Fraudulent Activities

There is a risk that a sponsor or manager of any portfolio entity may knowingly, negligently or otherwise withhold or misrepresent information regarding the portfolio entity’s performance or activities, including the presence or effects of any fraudulent or similar activities (“Fraudulent Activities”). Hamilton Lane is not expected to be in a position to monitor the accuracy of information provided by any such sponsor or manager, nor would they generally have the opportunity to discover such situations prior to the time such sponsor or manager discloses (or there is public disclosure of) the presence or effects of any Fraudulent Activities. Accordingly, Hamilton Lane cannot offer any assurances that Portfolio Funds or their respective sponsors or managers will not engage in Fraudulent Activities or that Hamilton will have the opportunity or ability to protect the Fund from suffering a loss because of such Fraudulent Activities.

Further, there is a risk that the management of a portfolio entity may engage in Fraudulent Activities. In the case of Portfolio Funds owned directly by the Fund, Hamilton Lane may not discover such Fraudulent Activity for a significant period, particularly given that it is expected that the Fund will not own controlling interests in such Portfolio Funds and thus may not have access to all relevant information. In the case of Portfolio Funds owned indirectly through an underlying fund, the underlying fund’s sponsor may not discover such Fraudulent Activity for a significant period of time and, even if they do, may not disclose it to the Fund or otherwise respond similar to how Hamilton Lane would respond if it were placed in a similar situation. The Fund could suffer losses as a result of such occurrence.

In addition, certain service providers to, consultants and other third-parties engaged by a portfolio entity or the Fund may engage in Fraudulent Activities, and such Portfolio Entity may intentionally or negligently benefit from such Fraudulent Activities.

Hamilton Lane will likely not learn of Fraudulent Activities within a time frame sufficient to prevent significant harm to the Fund and the Shareholders. Even if Hamilton Lane is able to detect potential Fraudulent Activities and a determination is made to attempt to remove and terminate the relevant general partner, sponsor, management, service provider, consultant or other third-party, there is no guarantee that Hamilton Lane will be able to do so or, even if successful, that it will not take a significant amount of time and expense on the part of the Fund to do so. There is also a risk that such general partner, sponsor, management, service provider, consultant or other third-party could convert assets contributed by the Fund to any portfolio entity or paid by the Fund to any other third-party to its own use. There can be no assurance that general partners, sponsors, managements, Portfolio Funds, service providers, consultants and other third-parties will comply with all applicable laws and that assets of the Fund entrusted to the Portfolio Funds or other third-parties will be protected.

Limited Availability of Information

Due to confidentiality concerns, Portfolio Funds generally will not permit the Fund to disclose information regarding the portfolio entity’s investment strategies, investments, risks and/or prior performance. In addition, certain Portfolio Funds may provide limited or no information regarding their investment strategies or investments. Accordingly, in certain circumstances, Shareholders may not have, and the Fund may not be able to provide, sufficient information to evaluate to their full satisfaction the risks of investing in the Fund and the manner in which the capital they have contributed to the Fund has been invested. In addition, incomplete information may affect the valuations of investments, which may not be indicative of current or ultimate, realizable values.

Taxation

Laws and regulations in non-U.S. jurisdictions, particularly those relating to foreign investment and taxation, may impose costs, expenses and other restrictions on the Fund and its investments, including with regard to non-U.S. taxes on income and gains recognized with respect to its investments, which may not be creditable or deductible by Shareholders, or limitations on repatriation of capital or gains. In addition, the Fund and the Shareholders may be subject to tax, reporting and other filing obligations in non-U.S. jurisdictions in which non-U.S. Portfolio Funds or non-U.S. portfolio companies of Portfolio Funds reside or operate, which could expose the Fund to liability and increased costs.

It is expected that tax information from the Portfolio Funds will not be received in sufficient time to permit the Fund to incorporate such information into its annual U.S. federal tax information or to furnish such information to Shareholders prior to the date set for the filing of U.S. federal income tax returns in any year. As a result, it is expected that Shareholders will be required to obtain extensions for filing U.S. federal, state and local income tax returns for each year.

Tax consequences to the Shareholders from an investment in the Fund are complex. Potential investors are strongly urged to review the discussion below under “CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS” and to consult their own professional advisors in this regard.

Failure to Qualify as a RIC or Satisfy Distribution Requirement

To qualify for and maintain its qualification as a RIC and eligibility for the tax treatment accorded to RICs under the Code, the Fund must meet certain annual distribution, source-of-income, and asset diversification requirements. See “CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS.”

If the Fund fails to maintain its RIC status for any reason and is subject to corporate income tax, the resulting corporate taxes could substantially reduce the Fund’s net assets, the amount of income available for distribution and the amount of the Fund’s distributions.

Difficulty Meeting RIC Requirements

Each of the ongoing requirements for qualification for the favorable tax treatment available to RICs requires that the Adviser obtain information from or about the Portfolio Funds in which the Fund is invested. However, Portfolio Funds generally are not obligated to disclose the contents of their portfolios. This lack of transparency may make it difficult for the Adviser to monitor the sources of the Fund’s income and the diversification of its assets, and otherwise to comply with Subchapter M of Chapter 1 of the Code. Ultimately this may limit the universe of Portfolio Funds in which the Fund can invest.

Because the Fund’s allocable portion of a flow-through Portfolio Fund’s taxable income will be included in the Fund’s investment company taxable income for the year of the accrual, the Fund may be required to make a distribution to Shareholders in order to satisfy the distribution requirements under Subchapter M of the Code (the “Annual Distribution Requirement”), even though the Fund will not have received any corresponding cash amount. As a result, the Fund may have difficulty meeting the Annual Distribution Requirement necessary to qualify for and maintain its qualification as a RIC under the Code. The Fund may have to sell some of its investments at times and/or at prices the Fund would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If the Fund is not able to obtain cash from other sources, the Fund may fail to maintain its RIC tax status and thus become subject to corporate-level income tax. For additional discussion regarding the tax implications of a RIC, see “CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS.”

Corporate-Level Income Tax

In order to meet the 90% Gross Income Test (as defined below) to qualify as, and maintain our eligibility for the favorable tax treatment available to, a RIC under Subchapter M of the Code, we may invest in certain debt and equity investments through taxable subsidiaries. The taxable income of these taxable subsidiaries will be subject to U.S. federal corporate income tax, which tax may reduce the amount of cash available for distribution to Shareholders. For additional discussion, see “CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS — QUALIFICATION AND TAXATION AS A REGULATED INVESTMENT COMPANY.”

Changes in Tax Laws

It is possible that the current U.S. federal, state, local or foreign income tax treatment accorded an investment in the Fund will be modified by legislative, administrative or judicial action in the future, possibly with retroactive effect. For example, legislation enacted in July 2025 includes significant modifications to existing U.S. federal income tax rules. Any other new tax laws, regulations or interpretations thereof could affect the taxation of the Fund or its Shareholders and the impact of any potential tax law changes on an investment in the Fund is uncertain. Prospective investors should consult their own tax advisors regarding potential changes in tax laws and the impact of any such changes on their investment in the Fund.

Follow-on Investments

The Fund may not have the funds or ability to make additional investments in portfolio companies. After the Fund’s initial investment in a portfolio company, the Fund may be called upon from time to time to provide additional funds to such portfolio company or have the opportunity to increase its investment through the exercise of a warrant to purchase common stock. There is no assurance that the Fund will make, or will have sufficient funds to make, follow-on investments. Any decisions not to make a follow-on investment or any inability on the Fund’s part to make such an investment may have a negative impact on a portfolio company in need of such an investment, may result in a missed opportunity for the Fund to increase its participation in a successful operation or may reduce the expected return on the investment.

Commitment Strategy

The Fund may maintain a sizeable cash position in anticipation of funding capital calls. The overall impact on performance due to holding a portion of the investment portfolio in cash or cash equivalents could be negative.

If the Fund defaults on its unfunded commitments or fails to satisfy capital calls in a timely manner then, generally, it will be subject to significant penalties, including the complete forfeiture of the Fund’s investment. Any failure by the Fund to make timely capital contributions in respect of its unfunded commitments may: (i) impair the ability of the Fund to pursue its investment program; (ii) force the Fund to borrow; (iii) cause the Fund, and, indirectly, the Shareholders, to be subject to penalties; or (iv) otherwise impair the value of the Fund’s investments.

Co-Investment Risks

The Fund’s investment portfolio will include co investments, which are indirect investments in the equity or debt of private companies, alongside private equity funds and other private equity firms via special purpose vehicles. There can be no assurance that the Fund will be given co investment opportunities, or that any specific co investment offered to the Fund would be appropriate or attractive to the Fund in the Adviser’s judgment. Due diligence will be conducted on co investment opportunities; however, the Adviser may not have the ability to conduct the same level of due diligence applied to other investments. In addition, the Adviser may have little to no opportunities to negotiate the terms of such co investments. The Fund’s ability to dispose of co investments may be severely limited.

Many entities compete with the Fund in pursuing co-investments. Furthermore, many competitors are not subject to the regulatory restrictions that the 1940 Act imposes on the Fund. As a result of this competition and regulatory restrictions, the Fund may not be able to pursue attractive co-investment opportunities from time to time.

Use of Leverage

The Fund may borrow money or otherwise utilize leverage in connection with its investment activities and to otherwise provide liquidity. Leverage may be used to provide the Fund with temporary liquidity to acquire investments in advance of the Fund’s receipt of proceeds from the realization of other assets or additional sales of Shares. The Fund is expected to enter into a credit agreement for such purposes.

Specifically, the Fund may borrow money through a credit facility or other arrangements to portfolio investments up to the limits imposed by the 1940 Act. The 1940 Act’s asset coverage requirement requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness. This requirement means that the value of the investment company’s total indebtedness may not exceed one third of the value of its total assets (including the indebtedness). The 1940 Act also requires that dividends may not be declared if this asset coverage requirement is breached, subject to certain exceptions.

The use of leverage is speculative and involves certain risks. Although leverage will increase the Fund’s investment return if the Fund’s interest in an asset purchased with borrowed funds earns a greater return than the interest expense the Fund pays for the use of those funds, the use of leverage will decrease the return on the Fund if the Fund fails to earn as much on its investment purchased with borrowed funds as it pays for the use of those funds. The use of leverage will in this way magnify the volatility of changes in the value of an investment in the Fund, especially in times of a “credit crunch” or during general market turmoil. The Fund may be required to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate. In addition, a lender to the Fund may terminate or refuse to renew any credit facility into which the Fund has entered. If the Fund is unable to access additional credit, it may be forced to sell its investments at inopportune times, which may further depress the returns of the Fund.

Illustration.    The following table illustrates the effect of leverage on returns from an investment in the Fund’s Shares, assuming various annual returns, net of expenses. The calculations in the table below are hypothetical and actual returns may be higher or lower than those appearing below. The calculation assumes: (i) 636 million in average total assets, (ii) a weighted average cost of funds of 5.49%, (iii) $127 million in borrowings outstanding (i.e. assumes the Fund borrows funds equal to 20% of its average net assets during such period), and (iv) $0.6 billion in average

Shareholders’ equity. In order to compute the corresponding return to Shareholders, the “Assumed Return on the Fund’s Portfolio (net of expenses)” is multiplied by the assumed average total assets to obtain an assumed return to the Fund. From this amount, the interest expense is calculated by multiplying the assumed weighted average cost of funds by the assumed borrowings outstanding, and the product is subtracted from the assumed return to the Fund in order to determine the return available to Shareholders. The return available to Shareholders is then divided by Shareholders’ equity to determine the corresponding return to Shareholders. Actual interest payments may be different.
Assumed Return on Portfolio (Net of Expenses)	-10%	-5%	0%	5%	10%
Corresponding Return to Common Stockholders	(11.10)%	(6.10)%	(1.10)%	3.90%	8.90%

Similarly, assuming (i) $636 million in average total assets, (ii) a weighted average cost of funds of 5.49% and (iii) $127 million in borrowings outstanding, the Fund’s assets would need to yield an annual return (net of expenses) of approximately 1.1% in order to cover the annual interest payments on the Fund’s outstanding borrowings.

Derivative Instruments and Hedging

Some or all of the Portfolio Funds (subject to applicable law) and the Fund may use options, swaps, futures contracts, forward agreements and other derivatives contracts. Transactions in derivative instruments present risks arising from the use of leverage (which increases the magnitude of losses), volatility, the possibility of default by a counterparty, and illiquidity.

The Fund and Portfolio Funds may seek to hedge against interest rate and currency exchange rate fluctuations and credit risk by using structured financial instruments such as futures, options, swaps and forward contracts, subject to the requirements of the 1940 Act. Use of structured financial instruments for hedging purposes may present significant risks, including the risk of loss of the amounts invested. Defaults by the other party to a hedging transaction can result in losses in the hedging transaction. Hedging activities also involve the risk of an imperfect correlation between the hedging instrument and the asset being hedged, which could result in losses both on the hedging transaction and on the instrument being hedged. Use of hedging activities may not prevent significant losses and could increase losses. Further, hedging transactions may reduce cash available to pay distributions to Shareholders.

OID and PIK Instrument Risk

To the extent that we invest in OID or PIK instruments and the accretion of original issue discount or PIK interest income constitutes a portion of our income, we will be exposed to risks associated with the requirement to include such non-cash income in taxable and accounting income prior to receipt of cash, including the following: (i) the higher interest rates on PIK instruments reflect the payment deferral and increased credit risk associated with these instruments, and PIK instruments generally represent a significantly higher credit risk than coupon loans; (ii) original issue discount and PIK instruments may have unreliable valuations because the accruals require judgments about collectability of the deferred payments and the value of any associated collateral; (iii) an election to defer PIK interest payments by adding them to the principal on such instruments increases our future investment income which increases our net assets and, as such, increases the Adviser’s future base management fees which, thus, increases the Adviser’s future income incentive fees at a compounding rate; (iv) market prices of PIK instruments and other zero-coupon instruments are affected to a greater extent by interest rate changes, and may be more volatile than instruments that pay interest periodically in cash. While PIK instruments are usually less volatile than zero-coupon debt instruments, PIK instruments are generally more volatile than cash pay securities; (v) the deferral of PIK interest on an instrument increases the loan-to-value ratio, which is a measure of the riskiness of a loan, with respect to such instrument; (vi) even if the conditions for income accrual under GAAP are satisfied, a borrower could still default when actual payment is due upon the maturity of such loan; (vii) for accounting purposes, cash distributions to investors representing original issue discount income do not come from paid-in capital, although they may be paid from the offering proceeds. Thus, although a distribution of original issue discount income may come from the cash invested by investors, the 1940 Act does not require that investors be given notice of this fact; (viii) the required recognition of original issue discount or PIK interest for U.S. federal income tax purposes may have a negative impact on liquidity, as it represents a non-cash component of our investment company taxable income that may require cash distributions to Shareholders in order to qualify for and maintain our tax treatment as a RIC; and (ix) original issue discount may create a risk of non-refundable cash payments to the Adviser based on non-cash accruals that may never be realized.

Currency Risk

The Fund’s portfolio is anticipated to include investments in a number of different currencies. Any returns on, and the value of such investments may, therefore, be materially affected by exchange rate fluctuations, local exchange control, limited liquidity of the relevant foreign exchange markets, the convertibility of the currencies in question and/or other factors. A decline in the value of the currencies in which the portfolio investments are denominated against the U.S. dollar may result in a decrease of the Fund’s net asset value. The Adviser may or may not elect to hedge the value of investments made by the Fund against currency fluctuations, and even if the Adviser deems hedging appropriate, it may not be possible or practicable to hedge currency risk exposure. Accordingly, the performance of the Fund could be adversely affected by such currency fluctuations.

Hedging Risks

With a view toward reducing the risk of adverse movements in currency exchange rates, interest rates and securities prices of, and other market risks with respect to, its investments, the Fund may employ a wide range of hedging techniques, including through the purchase of currency exchange contracts, futures, forwards, put and call options of any type, swap transactions (including interest rate, credit default, asset, index, inflation, correlation, basis, currency, variance swaps and the purchase or sale of related caps, floors, collars, and swaptions), derivatives and other means determined in the judgment of Hamilton Lane to involve instruments or methods that evidence a negative correlation to risk desired to be hedged. There can be no guarantee that suitable hedging instruments or methods will be available at the time when the Fund wishes to use them, and the Fund does not expect to be able to eliminate its exposure to exchange rate, interest rate and security price fluctuations and other market risks. Additionally, in the event of an imperfect correlation between a position in a hedging instrument and the position that it is intended to protect or because of the cost of such investment, the desired protection may not be obtained, and the Fund may be exposed to a risk of loss. The use of hedging techniques will incur costs and expenses, which may reduce the returns of the Fund, and the Shareholders will bear all such costs and expenses, even if such hedging does not prevent a loss to the Fund or if such costs are in excess of any hedging gain.

Inflation Risk

If an investment is unable to increase its revenue in times of higher inflation, its profitability may be adversely affected. Many of the Fund’s investments may have revenues linked to some extent to inflation, including, without limitation, by government regulations and contractual arrangement. As inflation rises, an investment may earn more revenue but may incur higher expenses. As inflation declines, an investment may not be able to reduce expenses commensurate with any resulting reduction in revenue. There is a risk of a rise in real interest rates, which is likely to create higher financing costs and may reduce the amount of levered, after-tax cash flow generated by an investment.

Consequences of the Fund’s Failure to Satisfy Capital Calls

If the Fund does not timely meet its obligations to make capital contributions when due to any of its Portfolio Funds or other counterparties, whether because of a lack of resources resulting from over-commitments by Hamilton Lane, mismanagement of the Fund’s cash by Hamilton Lane or any other reason, the Fund may be subject to significant penalties under the terms of such Portfolio Fund or counterparty, which could have a material adverse effect on the value of the Fund’s investment in such portfolio entity or subject the Fund to liability to such counterparty. As the Fund will have neither the right to call additional capital contributions from Shareholders nor the right to require the return of any distributions, the Fund may have increased difficulty in meeting unexpected capital calls from Portfolio Funds or obligations to return distributions to Portfolio Funds.

Termination of the Fund’s Interest in a Portfolio Fund

If the general partner or manager of a Portfolio Fund determines that the continued participation of the Fund in the Portfolio Fund would have a material adverse effect on the Portfolio Fund or its assets, Portfolio Fund may, among other things, terminate such interest in the Portfolio Fund or impose other penalties on the Fund.

Portfolio Fund Risk of Leverage

In addition to the leverage incurred by the Fund, Portfolio Funds may employ significant leverage in connection with their operations, investments and/or other activities. Leverage generally magnifies both the opportunities for gain as well as the risk of loss from an equity investment, and calculations of NAV per Share will be exposed to this magnified risk-return dynamic. Portfolio Funds may be subject to restrictive financial and operating covenants as a result of their use of leverage. Leverage may render these Portfolio Funds vulnerable to increases in interest rates and impair their ability to finance their future operations, activities and capital needs. As a result, their flexibility to respond to changing business and economic conditions and to business opportunities may be limited. A leveraged portfolio entity’s financial performance will tend to increase or decrease at a greater rate than if borrowed money were not used.

The Fund, and subsidiary investment vehicles through which the Fund invests, may also employ leverage, including pursuant to a secured credit facility. While the use of borrowed funds increases returns if the Fund earns a greater return on investments purchased with borrowed funds than it pays for such funds, the use of leverage decreases returns if the Fund fails to earn as much on such investments as it pays for such funds. Failure to satisfy the terms of debt incurred by the Fund can have negative consequences, including forced liquidation of investments in order to satisfy the Fund’s obligations.

Eurozone Risk

The Fund may invest directly or indirectly from time to time in European companies and assets and companies and assets that may be affected by the Eurozone economy. Ongoing concerns regarding the sovereign debt of various Eurozone countries, including the potential for investors to incur substantial write-downs, reductions in the face value of sovereign debt and/or sovereign defaults, as well as the possibility that one or more countries might leave the European Union (“EU”) or the Eurozone create risks that could materially and adversely affect portfolio investments. Sovereign debt defaults and EU and/or Eurozone exits could have material adverse effects on the Fund’s investments in European companies and assets, including, but not limited to, the availability of credit to support such companies’ financing needs, uncertainty and disruption in relation to financing, increased currency risk in relation to contracts denominated in Euros and wider economic disruption in markets served by those companies, while austerity and/or other measures introduced to limit or contain these issues may themselves lead to economic contraction and resulting adverse effects for the Fund. Legal uncertainty about the funding of Euro-denominated obligations following any breakup or exits from the Eurozone, particularly in the case of investments in companies and assets in affected countries, could also have material adverse effects on the Fund.

Risks Relating to Accounting, Auditing and Financial Reporting, etc.

The legal, regulatory, disclosure, accounting, auditing and reporting standards in certain of the countries in which the portfolio investments may be made may be less stringent and may not provide the same degree of protection or information to investors as would generally apply in the United States. The accounting, auditing and financial reporting standards and practices applicable to foreign companies may be less rigorous, and there may be significant differences between financial statements prepared in accordance with those accounting standards as compared to financial statements prepared in accordance with international accounting standards. Consequently, the quality of certain foreign audits may be unreliable, which may require enhanced procedures, and the Fund may not be provided with the same level of protection or information as would generally apply in developed countries, potentially exposing the Fund to significant losses. Although the Fund will be using U.S. GAAP, the assets, liabilities, profits and losses appearing in published financial statements of the Portfolio Funds may not reflect their financial position or operating results as they would be reflected under U.S. GAAP. Accordingly, the net asset value of the Fund published from time to time may not accurately reflect a realistic value for any or all of the investments. In addition, privately held companies may not have third-party debt ratings or audited financial statements. As a result, the Fund must rely on the ability of the Adviser to obtain adequate information through due diligence to evaluate the creditworthiness and potential returns from investing in a privately held company. These companies and their financial information will generally not be subject to the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and other rules and regulations that govern public companies. If the Fund is unable to uncover all material information about these companies, it may not make a fully informed investment decision, and the Fund may lose money on portfolio investments. Finally, certain portfolio investments may be in portfolio companies that do not maintain internal management accounts or adopt financial budgeting, internal audit or internal control procedures to standards normally expected of companies in the

United States. Accordingly, information supplied to the Fund and the Portfolio Funds may be incomplete, inaccurate and/or significantly delayed. The Fund and the Portfolio Funds may therefore be unable to take or influence timely actions necessary to rectify management deficiencies in such portfolio companies, which may ultimately have an adverse impact on the net asset value of the Fund.

Prepayment Risk

The Fund is subject to the risk that the investments it makes may be repaid prior to maturity. When this occurs, the Fund will generally reinvest these proceeds in liquid short-term investments, pending future investment opportunities. These temporary investments will typically have substantially lower yields than the debt being prepaid, and the Fund could experience significant delays in reinvesting these amounts. Any future investment in a new investment may also be at lower yields than the debt that was repaid. As a result, the Fund’s results of operations could be materially adversely affected if one or more of the Fund’s portfolio companies elect to prepay amounts owed to the Fund. Additionally, prepayments, net of prepayment fees, could negatively impact the Fund’s return on equity.

Inflation and Interest Risks

Inflation could directly adversely affect certain investments made by the Fund. If an investment is unable to increase its revenue in times of higher inflation, its profitability and ability to distribute dividends may be adversely affected. Typically, as inflation rises, an entity will earn more revenue, but will incur higher expenses; as inflation declines, the entity may not be able to reduce expenses in line with any resulting reduction in revenue. While these provisions may protect against certain risks, they do not protect against the risk of a rise in real interest rates, which is likely to create higher financing costs for businesses and a reduction in the amount of cash available for distribution to investors.

General fluctuations in the market prices of securities and interest rates may affect the Fund’s investment opportunities and the value of the Fund’s investments. Some countries’ economies, including in particular emerging markets, have experienced substantial growth or extremely high rates of inflation for extended periods of time. Inflation has, and may continue to have, negative effects on the economies of certain countries. For example, the risks associated with transactions using local currencies are significantly greater in hyperinflationary economies than in other less inflationary markets.

Investments in the Debt Securities of Small or Middle-Market Portfolio Companies Risk

Our investments may consist of loans to small and/or less well-established privately held companies. While smaller private companies may have potential for rapid growth, investments in private companies pose significantly greater risks than investments in public companies. For example, private companies:

•        have reduced access to the capital markets, resulting in diminished capital resources and the ability to withstand financial distress;

•        may have limited financial resources and may be unable to meet their obligations under their debt securities, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of realizing any guarantees that may have obtained in connection with the investment;

•        may have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and changing market conditions, as well as general economic downturns;

•        generally, are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on a portfolio company and, in turn, on the Portfolio Fund that has invested in the portfolio company; and

•        generally, have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position.

Investments in smaller capitalization companies often involve significantly greater risks than the securities of larger, better-known companies because they may lack the management expertise, financial resources, product diversification and competitive strengths of larger companies. The prices of the securities of smaller companies may be subject to more abrupt or erratic market movements than those of larger, more established companies, as these securities typically are less liquid, traded in lower volume and the issuers typically are more subject to changes in earnings and prospects. In addition, when selling large positions in small capitalization securities, the seller may have to sell holdings at discounts from quoted prices or may have to make a series of small sales over a period of time.

In addition, investments in private companies tend to be less liquid. The securities of many of the companies in which we invest are not publicly traded or actively traded on the secondary market and are, instead, traded on a privately negotiated over-the-counter secondary market for institutional investors only. Such securities may be subject to legal and other restrictions on resale. As such, the Fund may have difficulty exiting an investment promptly or at a desired price prior to maturity or outside of a normal amortization schedule. As a result, the relative lack of liquidity and the potential diminished capital resources of target portfolio companies may affect our investment returns.

First Lien Senior Secured Loans, Second Lien Senior Secured Loans and Unitranche Debt Risk

When we invest, directly or indirectly, in first lien senior secured loans, second lien senior secured loans, and unitranche debt of portfolio companies, we will generally seek to take a security interest in the available assets of those portfolio companies, including the equity interests of the portfolio companies’ subsidiaries. There is a risk that the collateral securing these loans may decrease in value over time or lose its entire value, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the portfolio company to raise additional capital. To the extent a debt investment is collateralized by the securities of a portfolio company’s subsidiaries, such securities may lose some or all of their value in the event of the bankruptcy or insolvency of the portfolio company. Also, in some circumstances, the Fund’s lien may be contractually or structurally subordinated to claims of other creditors. In addition, deterioration in a portfolio company’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the loan. Loans that are under-collateralized involve a greater risk of loss. Consequently, the fact that a loan is secured does not guarantee that we will receive principal and interest payments according to the loan’s terms, or at all, or that we will be able to collect on the loan should the remedies be enforced. Finally, particularly with respect to a unitranche debt structure, unitranche debt will generally have higher leverage levels than a standard first lien term loan.

Mezzanine Investments Risk

The Fund may, directly or indirectly, invest in mezzanine loans. Structurally, mezzanine loans usually rank subordinate in priority of payment to senior debt, such as senior bank debt, and are often unsecured. However, mezzanine loans rank senior to common and preferred equity in a borrower’s capital structure. Mezzanine debt is often used in leveraged buyout and real estate finance transactions. Typically, mezzanine loans have elements of both debt and equity instruments, offering the fixed returns in the form of interest payments associated with senior debt, while providing lenders an opportunity to participate in the capital appreciation of a borrower, if any, through an equity interest. This equity interest typically takes the form of warrants. Due to their higher risk profile and often less restrictive covenants as compared to senior loans, mezzanine loans generally earn a higher return than senior secured loans. The warrants associated with mezzanine loans are typically detachable, which allows lenders to receive repayment of their principal on an agreed amortization schedule while retaining their equity interest in the borrower. Mezzanine loans also may include a “put” feature, which permits the holder to sell its equity interest back to the borrower at a price determined through an agreed-upon formula. Mezzanine investments may be issued with or without registration rights. Similar to other high yield securities, maturities of mezzanine investments are typically seven to ten years, but the expected average life is significantly shorter at three to six years. Mezzanine investments are usually unsecured and subordinate to other debt obligations of an issuer.

Risks Associated with Covenant-Lite Loans

A significant number of leveraged loans in the market may consist of loans that do not contain financial maintenance covenants (“Covenant-Lite Loans”). While the Fund does not intend to invest in Covenant-Lite Loans as part of its principal investment strategy, it is possible that such loans may comprise a small portion of the Fund’s portfolio. Such loans do not require the borrower to maintain debt service or other financial ratios. Ownership of

Covenant-Lite Loans may expose the Fund to different risks, including with respect to liquidity, price volatility, ability to restructure loans, credit risks and less protective loan documentation than is the case with loans that also contain financial maintenance covenants.

High Yield Securities and Distressed Securities Risk

The Fund’s assets may include investments in fixed income securities rated investment grade or non-investment grade (commonly referred to as high yield securities or “junk” securities) and may include investments in unrated fixed income securities. Non-investment grade securities are fixed income securities rated below Baa by Moody’s Investors Service, Inc. (“Moody’s”) or below BBB by Standard & Poor’s Rating Group, a division of The McGraw-Hill Companies, Inc. (“S&P”), or if unrated considered by a Portfolio Fund Manager to be equivalent quality. Non-investment grade debt securities in the lowest rating categories or unrated debt securities determined to be of comparable quality may involve a substantial risk of default or may be in default. Assets in non-investment grade securities expose it to a substantial degree of credit risk. Non-investment grade securities may be issued by companies that are restructuring, are smaller and less creditworthy or are more highly indebted than other companies, and therefore they may have more difficulty making scheduled payments of principal and interest. Non-investment grade securities are subject to greater risk of loss of income and principal than higher rated securities and may be considered speculative. Non-investment grade securities may experience reduced liquidity, and sudden and substantial decreases in price. An economic downturn affecting an issuer of non-investment grade debt securities may result in an increased incidence of default. In the event of a default, a Portfolio Fund or the Fund may incur additional expenses to seek recovery. In addition, the market for lower grade debt securities may be thinner and less active than for higher grade debt securities.

Certain assets may be in transition, out of favor, financially leveraged or troubled, or potentially troubled, and may be or have recently been involved in major strategic actions, restructurings, bankruptcy, reorganization or liquidation. The characteristics of these companies can cause their securities to be particularly risky, although they also may offer the potential for high returns. These companies’ securities may be considered speculative, and the ability of the companies to pay their debts on schedule could be affected by adverse interest rate movements, changes in the general economic climate, economic factors affecting a particular industry or specific developments within the companies. These securities may also present a substantial risk of default. A Portfolio Fund’s or the Fund’s investment in any instrument is subject to no minimum credit standard and a significant portion of the obligations and preferred stock in which a Portfolio Fund or the Fund may invest may be non-investment grade (commonly referred to as junk securities), which may result in the Portfolio Fund or the Fund experiencing greater risks than it would if investing in higher rated instruments.

Direct Lending Risk

To the extent the Fund is the sole lender in privately offered debt, it may be solely responsible for the expense of servicing that debt, including, if necessary, taking legal actions to foreclose on any security instrument securing the debt (e.g., the mortgage or, in the case of a mezzanine loan, the pledge). This may increase the risk and expense to the Fund compared to syndicated or publicly offered debt.

Direct Origination Risk

A significant portion of the Fund’s investments may be originated. The results of the Fund’s operations depend on several factors, including the availability of opportunities for the origination or acquisition of target investments, the level and volatility of interest rates, the availability of adequate short and long-term financing, conditions in the financial markets and economic conditions. Further, the Fund’s inability to raise capital and the risk of portfolio company defaults may materially and adversely affect the Fund’s investment originations, business, liquidity, financial condition, results of operations and its ability to make distributions to its Shareholders. In addition, competition for originations of and investments in the Fund’s target investments may lead to the price of such assets increasing or the decrease of interest income from loans originated by the Fund, if any, which may further limit its ability to generate desired returns. Also, as a result of this competition, desirable investments in the Fund’s target investments may be limited in the future, and the Fund may not be able to take advantage of attractive investment opportunities from time to time, as the Fund can provide no assurance that the Advisers will be able to identify and make investments that are consistent with its investment objective.

Extension Risk

Rising interest rates tend to extend the duration of long-term, fixed rate securities, making them more sensitive to changes in interest rates. The value of longer-term securities generally changes more in response to changes in interest rates than shorter-term securities. As a result, in a period of rising interest rates, securities may exhibit additional volatility and may lose value.

Bank Loans

The Fund may invest in loans originated by banks and other financial institutions. The loans invested in by the Fund may include term loans and revolving loans, may pay interest at a fixed or floating rate and may be senior or subordinated. Special risks associated with investments in bank loans and participations include (i) the possible invalidation of an investment transaction as a fraudulent conveyance under relevant creditors’ rights laws, (ii) so-called lender-liability claims by the issuer of the obligations, (iii) environmental liabilities that may arise with respect to collateral securing the obligations, (iv) the risk that bank loans may not be securities and therefore may not have the protections afforded by the federal securities laws, and (v) limitations on the ability of the Fund to directly enforce its rights with respect to participations. Successful claims in respect of such matters may reduce the cash flow and/or market value of the investment. In addition, the bank loan market may face illiquidity and volatility. There can be no assurance that future levels of supply and demand in bank loan trading will provide an adequate degree of liquidity or the market will not experience periods of significant illiquidity in the future.

In addition to the special risks generally associated with investments in bank loans described above, the Fund’s investments in second-lien and unsecured bank loans will entail additional risks, including (i) the subordination of the Fund’s claims to a senior lien in terms of the coverage and recovery from the collateral and (ii) with respect to second-lien loans, the prohibition of or limitation on the right to foreclose on a second-lien or exercise other rights as a second-lien holder, and with respect to unsecured loans, the absence of any collateral on which the Fund may foreclose to satisfy its claim in whole or in part. In certain cases, therefore, no recovery may be available from a defaulted second-lien or unsecured loan. The Fund’s investments in bank loans of below investment grade companies also entail specific risks associated with investments in non-investment grade securities.

Loan Participations and Assignments

The Fund may acquire interests in loans either directly (by way of sale or assignment) or indirectly (by way of participation). The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, its rights can be more restricted than those of the assigning institution. Participation interests in a portion of a debt obligation typically result in a contractual relationship only with the institution participating out the interest, not with the borrower. In purchasing participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement, nor any rights of set-off against the borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Fund will assume the credit risk of both the borrower and the institution selling the participation. A selling institution voting in connection with a potential waiver of a default by a borrower may have interests different from those of the Fund, and the selling institution might not consider the interests of the Fund in connection with its vote. Notwithstanding the foregoing, many participation agreements with respect to loans provide that the selling institution may not vote in favor of any amendment, modification or waiver that forgives principal, interest or fees, reduces principal, interest or fees that are payable, postpones any payment of principal (whether a scheduled payment or a mandatory prepayment), interest or fees or releases any material guarantee or collateral without the consent of the participant (at least to the extent the participant would be affected by any such amendment, modification or waiver). In addition, many participation agreements with respect to loans that provide voting rights to the participant further provide that if the participant does not vote in favor of amendments, modifications or waivers, the selling institution may repurchase such participation at par.

Non-Performing Loans

The Fund may invest in non-performing and sub-performing loans which often involve workout negotiations, restructuring and the possibility of foreclosure. These processes are often lengthy and expensive. In addition, the Fund’s investments may include securities and debt obligations of financially distressed issuers, including companies involved in bankruptcy or other reorganization and liquidation proceedings. As a result, the Fund’s investments may be subject to additional bankruptcy related risks, and returns on such investments may not be realized for a considerable period of time.

Business Development Companies (“BDCs”)

The Fund may invest in private BDCs and publicly traded BDCs. A BDC is a type of closed-end investment company regulated under the 1940 Act. BDCs typically invest in and lend to small and medium-sized private and certain public companies that may not have access to public equity or debt markets for capital raising. BDCs invest in such diverse industries as healthcare, chemical and manufacturing, technology and service companies. At least 70% of a BDC’s investments must be made in private and certain public U.S. businesses, and BDCs are required to make available significant managerial assistance to their portfolio companies. Unlike corporations, BDCs are not taxed on income at the corporate level, provided the income is distributed to their shareholders and that the BDC complies with the applicable requirements of Subchapter M of Subtitle A, Chapter 1 of the Code.

Investments in BDCs may be subject to a high degree of risk. BDCs typically invest in small and medium-sized private and certain public companies that may not have access to public equity or debt markets for capital raising. As a result, a BDC’s portfolio typically will include a substantial amount of securities purchased in private placements, and its portfolio may carry risks similar to those of a private equity or venture capital fund. Securities that are not publicly registered may be difficult to value and may be difficult to sell at a price representative of their intrinsic value. Small and medium-sized companies also may have fewer lines of business so that changes in any one line of business may have a greater impact on the value of their stock than is the case with a larger company. To the extent a BDC focuses its investments in a specific sector, the BDC will be susceptible to adverse conditions and economic or regulatory occurrences affecting the specific sector or industry group, which tends to increase volatility and result in higher risk. Investments in BDCs are subject to various risks, including management’s ability to meet the BDC’s investment objective and to manage the BDC’s portfolio when the underlying securities are redeemed or sold, during periods of market turmoil and as investors’ perceptions regarding a BDC or its underlying investments change. Private BDCs are illiquid investments, and there is no guarantee the Fund will be able to liquidate or sell its private BDC investments.

Certain BDCs may use leverage in their portfolios through borrowings or the issuance of preferred stock. While leverage may increase the yield and total return of a BDC, it also subjects the BDC to increased risks, including magnification of any investment losses and increased volatility. In addition, a BDC’s income may fall if the interest rate on any borrowings of the BDC rises.

To comply with the 1940 Act, the investment manager may be required to vote shares of a BDC held by the Fund in the same general proportion as shares held by other shareholders of the BDC.

Asset-Backed Securities Risk

Asset-backed securities often involve risks that are different from or more acute than risks associated with other types of debt instruments. For instance, asset-backed securities may be particularly sensitive to changes in prevailing interest rates. In addition, the underlying assets are subject to prepayments that shorten the securities’ weighted average maturity and may lower their return. Asset-backed securities are also subject to risks associated with their structure and the nature of the assets underlying the security and the servicing of those assets. Payment of interest and repayment of principal on asset-backed securities is largely dependent upon the cash flows generated by the assets backing the securities and, in certain cases, supported by letters of credit, surety bonds or other credit enhancements. The values of asset-backed securities may be substantially dependent on the servicing of the underlying asset pools, and are therefore subject to risks associated with the negligence by, or defalcation of, their servicers. Furthermore, debtors may be entitled to the protection of a number of state and federal consumer credit laws with respect to the assets underlying these securities, which may give the debtor the right to avoid or reduce payment. In addition, due to their often complicated structures, various asset-backed securities may be difficult to value and may constitute illiquid investments. If many borrowers on the underlying loans default, losses could exceed the credit enhancement level and result in losses to investors in asset-backed securities.

An investment in subordinated (residual) classes of asset-backed securities is typically considered to be an illiquid and highly speculative investment, as losses on the underlying assets are first absorbed by the subordinated classes. The risks associated with an investment in such subordinated classes of asset-backed securities include credit risk, regulatory risk pertaining to the Fund’s ability to collect on such securities and liquidity risk.

Collateralized Loan Obligations and Collateralized Debt Obligations

The Fund may invest in CLOs and CDOs. CLOs and CDOs are created by the grouping of certain private loans and other lender assets/collateral into pools. A sponsoring organization establishes a SPV to hold the assets/collateral and issue securities. Interests in these pools are sold as individual securities. Payments of principal and interest are passed through to investors and are typically supported by some form of credit enhancement, such as a letter of credit, surety bond, limited guaranty or senior/subordination. Payments from the asset pools may be divided into several different tranches of debt securities, offering investors various maturity and credit risk characteristics. Some tranches entitled to receive regular installments of principal and interest, other tranches entitled to receive regular installments of interest, with principal payable at maturity or upon specified call dates, and other tranches only entitled to receive payments of principal and accrued interest at maturity or upon specified call dates. Different tranches of securities bear different interest rates, which may be fixed or floating.

Investors in CLOs and CDOs bear the credit risk of the assets/collateral. Tranches are categorized as senior, mezzanine, and subordinated/equity, according to their degree of credit risk. If there are defaults or the CDO’s collateral otherwise underperforms, scheduled payments to senior tranches take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches take precedence over those to subordinated/equity tranches. Senior and mezzanine tranches are typically rated, with the former receiving S&P of A to AAA and the latter receiving ratings of B to BBB. The ratings reflect both the credit quality of underlying collateral as well as how much protection a given tranche is afforded by tranches that are subordinate to it.

Because the loans held in the pool often may be prepaid without penalty or premium, CLOs and CDOs can be subject to higher prepayment risks than most other types of debt instruments. Prepayments may result in a capital loss to the Fund to the extent that the prepaid securities purchased at a market discount from their stated principal amount will accelerate the recognition of interest income by the Fund, which would be taxed as ordinary income when distributed to the Shareholders. The credit characteristics of CLOs and CDOs also differ in a number of respects from those of traditional debt securities. The credit quality of most CLOs and CDOs depends primarily upon the credit quality of the assets/collateral underlying such securities, how well the entity issuing the securities is insulated from the credit risk of the originator or any other affiliated entities, and the amount and quality of any credit enhancement to such securities.

CLOs and CDOs are typically privately offered and sold, and thus, are not registered under the securities laws, which means less information about the security may be available as compared to publicly offered securities and only certain institutions may buy and sell them. As a result, investments in CLOs and CDOs may be characterized by the Fund as illiquid securities. An active dealer market may exist for CLOs and CDOs that can be resold in Rule 144A transactions, but there can be no assurance that such a market will exist or will be active enough for the Fund to sell such securities. The Fund’s investments in (i) CLOs, (ii) CDOs, and (iii) warehouses, which are financing structures created prior to and in anticipation of CLO or CDO closings and issuing securities, are intended to aggregate direct loans, corporate loans and/or other debt obligations that may be used to form the basis of CLO or CDO vehicles (“Warehouses”).

In addition to the typical risks associated with fixed-income securities and asset-backed securities, CLOs and CDOs carry other risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the risk that the collateral may default, decline in value or quality, or be downgraded by a rating agency; (iii) the Fund may invest in tranches of CLOs and CDOs that are subordinate to other tranches, diminishing the likelihood of payment; (iv) the structure and complexity of the transaction and the legal documents could lead to disputes with the issuer or unexpected investment results; (v) risk of forced “fire sale” liquidation due to technical defaults such as coverage test failures; and (vi) the manager of the CLO or CDO may perform poorly.

Structured Products

The CLOs and other CDOs in which the Fund may invest are structured products. Holders of structured products bear risks of the underlying assets and are subject to counterparty risk.

The Fund may have the right to receive payments only from the structured product and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain structured products enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in structured products generally pay their share of the structured product’s administrative and other expenses. Although it is difficult to predict whether the prices of assets underlying structured products will rise or fall, these prices (and, therefore, the prices of structured products) will be influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured product uses shorter-term financing to purchase longer-term securities, the issuer may be forced to sell its securities at below-market prices if it experiences difficulty in obtaining short-term financing, which may adversely affect the value of the structured products owned by the Fund.

Certain structured products may be thinly traded or have a limited trading market. CLOs, CDOs and credit-linked notes are typically privately offered and sold. As a result, investments in structured products may be characterized by the Fund as illiquid securities. In addition to the general risks associated with fixed-income securities, structured products carry additional risks, including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the possibility that the investments in structured products are subordinate to other classes or tranches thereof; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

Secured Debt

Secured debt holds the most senior position in the capital structure of a borrower. Secured debt in most circumstances is fully collateralized by assets of the borrower. Thus, it is generally repaid before unsecured bank loans, corporate bonds, subordinated debt, trade creditors, and preferred or common stockholders. However, there is a risk that the collateral securing the Fund’s loans may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise, and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the borrower to raise additional capital. Also, substantial increases in interest rates may cause an increase in loan defaults as borrowers may lack resources to meet higher debt service requirements. In some circumstances, the Fund’s security interest could be subordinated to claims of other creditors. In addition, any deterioration in a borrower’s financial condition and prospects, including any inability on its part to raise additional capital, may result in the deterioration in the value of the related collateral. Consequently, the fact that debt is secured does not guarantee that the Fund will receive principal and interest payments according to the investment terms or at all, or that the Fund will be able to collect on the investment should the Fund be forced to enforce its remedies. Moreover, the security for the Fund’s investments in secured debt may not be recognized for a variety of reasons, including the failure to make required filings by lenders, trustees or other responsible parties and, as a result, the Fund may not have priority over other creditors as anticipated.

Secured debt usually includes restrictive covenants, which must be maintained by the borrower. The Fund may have an obligation with respect to certain senior secured term loan investments to make additional loans, including delayed draw term loans and revolving facilities, upon demand by the borrower. Such instruments, unlike certain bonds, usually do not have call protection. This means that such interests, while having a stated term, may be prepaid, often without penalty. The rate of such prepayments may be affected by, among other things, general business and economic conditions, as well as the financial status of the borrower. Prepayment would cause the actual duration of a senior loan to be shorter than its stated maturity.

Secured debt typically will be secured by pledges of collateral from the borrower in the form of tangible and intangible assets. In some instances, the Fund may invest in secured debt that is secured only by stock of the borrower or its Subsidiaries or affiliates. The value of the collateral may decline below the principal amount of the senior secured term loans subsequent to an investment by the Fund.

Unsecured Loans

The Fund may make unsecured loans to borrowers, meaning that such loans will not benefit from any interest in collateral of such borrowers. Liens on such a borrower’s collateral, if any, will secure the borrower’s obligations under its outstanding secured debt and may secure certain future debt that is permitted to be incurred by the borrower under its secured loan agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from, any realization of such collateral to repay their obligations in full before the Fund. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy the Fund’s unsecured loan obligations after payment in full of all secured loan obligations. If such proceeds were not sufficient to repay the outstanding secured loan obligations, then the Fund’s unsecured claims generally would rank equally with the unpaid portion of such secured creditors’ claims against the borrower’s remaining assets, if any.

Force Majeure Risk

Issuers may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism and labor strikes). Some force majeure events may adversely affect the ability of a party (including an issuer or a counterparty to the Fund or an issuer) to perform its obligations until it is able to remedy the force majeure event. In addition, the cost to an issuer or the Fund of repairing or replacing damaged assets resulting from such force majeure event could be considerable. Certain force majeure events (such as war or an outbreak of an infectious disease) could have a broader negative impact on the world economy and international business activity generally, or in any of the countries in which the Fund may invest specifically. Additionally, a major governmental intervention into industry, including the nationalization of an industry or the assertion of control over one or more issuers or its assets, could result in a loss to the Fund, including if its investment in such issuer is canceled, unwound or acquired (which could be without what the Fund considers to be adequate compensation). Any of the foregoing may therefore adversely affect the performance of the Fund and its investments.

Warehouse Investment Risk

The Fund may invest in Warehouses, which are financing structures created prior to and in anticipation of CLO or CDO closings and issuing securities and are intended to aggregate direct loans, corporate loans and/or other debt obligations that may be used to form the basis of CLO or CDO vehicles. To finance the acquisition of a Warehouse’s assets, a financing facility (a “Warehouse Facility”) is often opened by (i) the entity or affiliates of the entity that will become the collateral manager of the CLO or CDO upon its closing and/or (ii) third-party investors that may or may not invest in the CLO or CDO. The period from the date that a Warehouse is opened and asset accumulation begins to the date that the CLO or CDO closes is commonly referred to as the “warehousing period.” In practice, investments in Warehouses (“Warehouse Investments”) are structured in a variety of legal forms, including subscriptions for equity interests or subordinated debt investments in SPVs that obtain a Warehouse Facility secured by the assets acquired in anticipation of a CLO or CDO closing.

A Warehouse Investment generally bears the risk that (i) the warehoused assets (typically senior secured corporate loans) will drop in value during the warehousing period, (ii) certain of the warehoused assets default or for another reason are not permitted to be included in a CLO or CDO and a loss is incurred upon their disposition, and (iii) the anticipated CLO or CDO is delayed past the maturity date of the related Warehouse Facility or does not close at all, and, in either case, losses are incurred upon disposition of all of the warehoused assets. In the case of (iii), a particular CLO or CDO may not close for many reasons, including as a result of a market-wide material adverse change, a manager-related material adverse change or the discretion of the manager or the underwriter.

There can be no assurance that a CLO or CDO related to Warehouse Investments will be consummated. In the event a planned CLO or CDO is not consummated, investors in a Warehouse (which may include the Fund) may be responsible for either holding or disposing of the warehoused assets. Because leverage is typically used in Warehouses, the potential risk of loss may be increased for the owners of Warehouse Investments. This could expose the Fund to losses, including in some cases a complete loss of all capital invested in a Warehouse Investment.

The Warehouse Investments represent leveraged investments in the underlying assets of a Warehouse. Therefore, the value of a Warehouse Investment is often affected by, among other things, (i) changes in the market value of the underlying assets of the Warehouse; (ii) distributions, defaults, recoveries, capital gains, capital losses and prepayments on the underlying assets of the Warehouse; and (iii) the prices, interest rates and availability of eligible assets for reinvestment. Due to the leveraged nature of a Warehouse Investment, a significant portion (and in some circumstances all) of the Warehouse Investments made by the Fund may not be repaid.

Risks Specific to Secondary Investments

General Risks of Secondary Investments

The overall performance of the Fund’s secondary investments depends in large part on the acquisition price paid, which may be negotiated based on incomplete or imperfect information. The Fund’s investments in Secondary Investments typically will include an unfunded portion where the Fund commits to invest equity in a Portfolio Fund in the future. These unfunded commitments generally can be drawn at the discretion of the general partner of the Portfolio Fund (e.g., notice provisions).

The market for investments in secondary investments is inefficient and highly illiquid, and no efficient market is expected to develop during the term of the Fund. Moreover, the market for investments in secondary investments has been evolving and is likely to continue to evolve, covering a broader spectrum of investments beyond traditional private credit secondary investments, including those with similarly underwritten risk and return profiles. The Fund expects to make investments on an opportunistic basis primarily but not exclusively from existing investors in the Portfolio Funds. In particular, the Fund expects to target purchases of interests in the Portfolio Funds from institutional and other investors, who may be less motivated to sell interests in the Portfolio Funds during periods when the performance of such Portfolio Funds is volatile. Also, because the market may evolve, the Fund may require expertise from the Adviser that may not be evidenced by the Adviser’s past track record of performance as much as it is for traditional private credit investments. There can be no assurance that the Fund will be successful in consummating the types of transactions contemplated, that it will otherwise be able to identify sufficient secondary investment opportunities or other opportunities consistent with its investment objectives, that it will acquire sufficient secondary investments or other investments on attractive terms, or that it will otherwise be successful in implementing its investment objectives or avoiding losses (up to and including the loss of the entire amount invested). Further, although the Adviser has identified successful investments in the past, there can be no assurance that it will continue to do so. The Adviser may not be able to execute its investment objectives or generate returns to the Fund’s investors commensurate with the risks of investing in the types of transactions described in this Prospectus. An investment in the Fund should only be considered by persons who can afford a loss of their entire investment. Past performance of investments and investment entities associated with the Adviser is not necessarily indicative of future results, and there can be no assurance that the Fund will attain performance that is comparable to investment performance achieved by the Adviser for its other clients included in the performance record.

Certain secondary investments may be purchased as a portfolio, and in such cases the Fund may not be able to exclude from such purchases those investments that the Adviser considers (for commercial, tax, legal or other reasons) less attractive. In addition, the costs and resources required to investigate the commercial, tax and legal issues relating to secondary investments may be greater than those relating to primary investments. The Portfolio Funds or the interests that the Adviser may consider for investment may have been formed or organized to meet the specific regulatory, tax or ERISA objectives of the original investors, which may not correspond to the objectives of the Fund. Accordingly, investment by the Fund may not be permitted, may be otherwise restricted or may be inefficient from a tax perspective to one or more categories of investors in the Fund. The Adviser may seek to structure any investment to address any applicable regulatory, tax or ERISA limitations, but may not be successful in doing so.

Non-Traditional Secondary Investments; Joint Investments; Other Investments

The Fund may invest with third-parties and otherwise through joint ventures, structured transactions and similar arrangements, and may invest in “synthetic secondaries” or other non-traditional secondary investments such as fund recapitalizations, as well as other assets. These investments may be designed to share risk in the underlying investments with third-parties or may involve the Fund taking on greater risk generally with an expected greater return or reducing risk with a corresponding reduction in control or in the expected rate of return. These arrangements may expose the Fund to additional risks, including risks associated with counterparties and risks associated with the lack of registered title to the investments in the Portfolio Funds, in addition to the normal risks associated with the Portfolio Funds, their managers and portfolio companies. In addition, the Fund may make other investments with risk and return profiles that the Adviser determines to be similar to those of traditional secondary investments. These investments may be outside the core expertise of the Adviser and may involve different risks to those of traditional secondary investments.

Restrictions on Transfers of Secondary Interests

The secondary interests in which the Fund may invest are highly illiquid, long-term in nature and typically subject to significant restrictions on transfer, including a requirement for approval of the transfer by the general partner or the investment manager of the Portfolio Fund, and often rights of first refusal in favor of other investors. Completion of the transfer is often time-consuming and relatively difficult as compared to a transfer of other securities. Although the Adviser believes that the Fund will be viewed by the general partners or investment managers as an attractive investor, there can be no assurance that the Fund will be successful in closing on acquisitions of secondary interests, even in situations where it has signed a binding contract to acquire the investments. For example, a general partner or investment manager may expect a secondary buyer to commit on a primary basis to a new fund it is sponsoring as a condition to its consent to the secondary transfer, and the Fund may not be able or willing to close on such a “stapled secondary” transaction as a result of such condition. In addition, as part of the transfer of an interest in a Portfolio Fund, the Fund may assume the obligations of the seller as owner of the interest, including the obligation to return distributions previously received by the seller in respect of investments made by the Portfolio Fund prior to such transfer, including investments that are not owned by the Portfolio Fund at the time of such transfer. The Fund may or may not be indemnified by the seller against these obligations, but if the Fund is not so indemnified or if it is unable to recover on the indemnity, the Fund will suffer the economic loss.

Competition for Investments by Secondary Funds

The activity of identifying and completing attractive investments for the Fund is highly competitive and involves a high degree of uncertainty. The Fund will be competing for investments with other secondary investment vehicles, as well as financial institutions and other investors. In recent years, an increasing number of secondary investment funds and other capital pools targeted for investment in the secondary sector have been formed, and additional capital may be directed at this sector in the future. Many of the Fund’s competitors may have greater resources or different return criteria than the Fund, and may have greater access to investment opportunities or may make greater use of leverage, any of which may afford them a competitive advantage over the Fund in terms of ability to complete investments. In addition, recent years have seen an increase in the sales of secondary portfolios conducted by a limited auction process, which generally increases competition from prospective buyers. There can be no assurance that the Fund will be able to identify and complete an adequate number of investments that satisfy its target return, or that it will be able to invest fully its committed capital.

Limitations in Secondary Investments

Generally, the Fund will not be acquiring interests in Portfolio Funds directly from the issuers thereof and will not have the opportunity to negotiate the terms of the interests being purchased or any special rights or privileges. In some limited cases, the Fund may be presented with investment opportunities on an “all or nothing” basis. Certain of the Portfolio Funds in a prospective portfolio may be less attractive than others. In such cases, it may not be possible for the Fund to exclude from such purchases those investments which the Adviser considers (for commercial, tax, legal or other reasons) less attractive. The Portfolio Funds or the interests that the Adviser may consider for investment may have been formed or organized to meet the specific regulatory, tax or ERISA objectives of the original investors, which may not correspond to the objectives of the Fund. Accordingly, investment by the Fund may not be permitted, may be otherwise restricted or may be inefficient from a tax perspective to one or more categories of investors in the Fund. The Adviser may seek to structure any investment to address any applicable regulatory, tax or ERISA limitations, but may not be successful in doing so. As a result, different investors in the Fund may experience different risk profiles, amounts and timing of contributions and distributions and returns on their investment in the Fund. See also “CERTAIN ERISA CONSIDERATIONS.”

Where the Fund acquires a Portfolio Fund interest as a secondary investment, the Fund may acquire contingent liabilities associated with such interest. Specifically, where the seller has received distributions from the relevant Portfolio Fund and, subsequently, that Portfolio Fund recalls any portion of such distributions, the Fund (as the purchaser of the interest to which such distributions are attributable) may be obligated to pay an amount equivalent to such distributions to such Portfolio Fund. While the Fund may be able, in turn, to make a claim against the seller of the interest for any monies so paid to the Portfolio Fund, there can be no assurance that the Fund would have such right or prevail in any such claim.

Risks Pertaining to Investments in Portfolio Funds

Risks Associated with Portfolio Funds

The Fund’s investments in Portfolio Funds are subject to a number of risks. Portfolio Fund interests are expected to be illiquid, their marketability may be restricted and the realization of investments from them may take considerable time and/or be costly. Some of the Portfolio Funds in which the Fund invests may have only limited operating histories. Although the Adviser will seek to receive detailed information from each Portfolio Fund regarding its business strategy and any performance history, in most cases the Adviser will have little or no means of independently verifying this information. In addition, Portfolio Funds may have little or no near-term cash flow available to distribute to investors, including the Fund. Due to the pattern of cash flows in Portfolio Funds and the illiquid nature of their investments, investors typically will see negative returns in the early stages of Portfolio Funds. Then as investments are able to realize liquidity events, such as a sale or initial public offering, positive returns will be realized if the Portfolio Fund’s investments are successful.

Portfolio Fund interests are ordinarily valued based upon valuations provided by the Portfolio Fund Managers, which may be received on a delayed basis. Certain securities in which the Portfolio Funds invest may not have a readily ascertainable market price and are fair valued by the Portfolio Fund Managers. A Portfolio Fund Manager may face a conflict of interest in valuing such securities because their values may have an impact on the Portfolio Fund Manager’s compensation. The Adviser will review and perform due diligence on the valuation procedures and monitor the returns provided by the Portfolio Funds. However, neither the Adviser nor the Board can confirm the accuracy of valuations provided by Portfolio Fund Managers. Inaccurate valuations provided by Portfolio Funds could materially adversely affect the value of Shares.

The Fund will pay asset-based fees, and, in most cases, will be subject to performance-based fees in respect of its interests in Portfolio Funds. Such fees and performance-based compensation are in addition to the Advisory Fee. In addition, performance-based fees charged by Portfolio Fund Managers may create incentives for the Portfolio Fund Managers to make risky investments, and may be payable by the Fund to a Portfolio Fund Manager based on a Portfolio Fund’s positive returns even if the Fund’s overall returns are negative.

Moreover, a Shareholder in the Fund will indirectly bear a proportionate share of the fees and expenses of the Portfolio Funds, in addition to its proportionate share of the expenses of the Fund. Thus, a Shareholder in the Fund may be subject to higher operating expenses than if the Shareholder invested in the Portfolio Funds directly. In addition, because of the deduction of the fees payable by the Fund to the Adviser and other expenses payable directly by the Fund from amounts distributed to the Fund by the Portfolio Funds, the returns to a Shareholder in the Fund will be lower than the returns to a direct investor in the Portfolio Funds. Fees and expenses of the Fund and the Portfolio Funds will generally be paid regardless of whether the Fund or Portfolio Funds produce positive investment returns. Shareholders could avoid the additional level of fees and expenses of the Fund by investing directly with the Portfolio Funds, although access to many Portfolio Funds may be limited or unavailable, particularly as a secondary investment, and may not be permitted for investors who do not meet the substantial minimum net worth and other criteria for direct investment in Portfolio Funds.

If the Fund fails to satisfy any capital call by a Portfolio Fund in a timely manner, it will typically be subject to significant penalties, including the complete forfeiture of the Fund’s investment in the Portfolio Fund. Any failure by the Fund to make timely capital contributions may impair the ability of the Fund to pursue its investment program, cause the Fund to be subject to certain penalties from the Portfolio Funds or otherwise impair the value of the Fund’s investments.

The governing documents of a Portfolio Fund generally are expected to include provisions that would enable the fund sponsor, the manager, or a majority in interest (or higher percentage) of a Portfolio Fund’s limited partners or members, under certain circumstances, to terminate the Portfolio Fund prior to the end of its stated term. Early termination of a Portfolio Fund in which the Fund is invested may result in the Fund having distributed to it a portfolio of immature and illiquid securities, or the Fund’s inability to invest all of its capital as anticipated, either of which could have a material adverse effect on the performance of the Fund.

Although the Fund will be an investor in a Portfolio Fund, Shareholders will not themselves be equity holders of that Portfolio Fund and will not be entitled to enforce any rights directly against the Portfolio Fund or the Portfolio Fund Manager or assert claims directly against any Portfolio Funds, the Portfolio Fund Managers or their respective affiliates. Shareholders will have no right to receive the information issued by the Portfolio Funds that may be available to the Fund as an investor in the Portfolio Funds.

Undrawn commitments to Portfolio Funds generally are not immediately invested. Instead, committed amounts are drawn down by Portfolio Funds and invested over time, as underlying investments are identified — a process that may take a period of several years, with limited ability to predict with precision the timing and amount of each Portfolio Fund’s drawdowns. During this period, investments made early in a Portfolio Fund’s life are often realized (generating distributions) even before the committed capital has been fully drawn. In addition, many Portfolio Funds do not draw down 100% of committed capital, and historic trends and practices can inform the Adviser as to when it can expect to no longer need to fund capital calls for a particular Portfolio Fund. Accordingly, the Adviser may make investments and commitments based, in part, on anticipated future capital calls and distributions from Portfolio Funds. This may result in the Fund making commitments to Portfolio Funds in an aggregate amount that exceeds the total amounts invested by Shareholders in the Fund at the time of such commitment (i.e., to “over-commit”). To the extent that the Fund engages in an “over-commitment” strategy, the risk associated with the Fund defaulting on a commitment to a Portfolio Fund will increase. The Fund will maintain cash, cash equivalents, borrowings or other liquid assets in sufficient amounts, in the Adviser’s judgment, to satisfy capital calls from Portfolio Funds.

The Fund will invest all or substantially all of its assets through one or more wholly-owned subsidiaries (each, a “Subsidiary” and collectively, the “Subsidiaries”). Such Subsidiaries will not be registered under the 1940 Act. However, the Fund will wholly own and control any Subsidiaries. In addition, the Fund does not intend to create or acquire primary control of any entity which primarily engages in investment activities in securities or other assets, other than entities wholly-owned or majority-owned by the Fund. The Board has oversight responsibility for the investment activities of the Fund, including its investment in any Subsidiary, and the Fund’s role as sole member or shareholder of any Subsidiary. To the extent applicable to the investment activities of a Subsidiary, the Subsidiary will follow the same compliance policies and procedures as the Fund. The Fund would “look through” any such Subsidiary to determine compliance with its investment policies.

Each investment adviser to any such foreign Subsidiary will comply with Section 15 of the 1940 Act with respect to advisory contract approval, including that: (i) material amendments to any such Subsidiary’s advisory contract must be approved by the Shareholders or the Board in the manner and to the extent that the Fund’s advisory agreement must be approved by the Shareholders or the Board; and (ii) the Shareholders will have the ability to vote to terminate the Subsidiary’s advisory agreements to the extent that they can vote to terminate the Fund’s advisory agreement.

The Fund complies with Section 8 and Section 18 of the 1940 Act, governing investment policies and capital structure and leverage, respectively, on an aggregate basis with any Subsidiary. Any Subsidiary also complies with Section 17 of the 1940 Act relating to affiliated transactions and custody.

Investments in the Portfolio Funds Generally; Dependence on the Portfolio Fund Managers

Because the Fund invests in Portfolio Funds, a Shareholder’s investment in the Fund will be affected by the investment policies and decisions of the Portfolio Fund Manager of each Portfolio Fund in direct proportion to the amount of Fund assets that are invested in each Portfolio Fund. The Fund’s net asset value may fluctuate in response to, among other things, various market and economic factors related to the markets in which the Portfolio Funds invest and the financial condition and prospects of issuers in which the Portfolio Funds invest. Certain risks related to the investment strategies and techniques utilized by the Portfolio Fund Managers are described under “INVESTMENT RELATED RISKS” above. The success of the Fund depends upon the ability of the Portfolio Fund Managers to develop and implement strategies that achieve their investment objectives. Shareholders will not have an opportunity to evaluate the specific investments made by the Portfolio Funds or the Portfolio Fund Managers, or the terms of any such investments. In addition, the Portfolio Fund Managers could materially alter their investment strategies from time to time without notice to the Fund. There can be no assurance that the Portfolio Fund Managers will be able to select or implement successful strategies or achieve their respective investment objectives.

Portfolio Funds are Not Registered

The Fund is registered as an investment company under the 1940 Act. The 1940 Act is designed to afford various protections to investors in pooled investment vehicles. For example, the 1940 Act imposes limits on the amount of leverage that a registered investment company can assume, restricts layering of costs and fees, restricts transactions with affiliated persons and requires that the investment company’s operations be supervised by a board of managers, a majority of whose members are independent of management. However, most of the Portfolio Funds in which the Fund invests are not subject to the provisions of the 1940 Act. Many Portfolio Fund Managers may not be registered as investment advisers under the Advisers Act. As an investor in the Portfolio Funds managed by Portfolio Fund Managers that are not registered as investment advisers, the Fund will not have the benefit of certain of the protections of the Advisers Act.

In addition, the Portfolio Funds typically do not maintain their securities and other assets in the custody of a bank or a member of a securities exchange, as generally required of registered investment companies, in accordance with certain SEC rules. A registered investment company which places its securities in the custody of a member of a securities exchange is required to have a written custodian agreement, which provides that securities held in custody will be at all times individually segregated from the securities of any other person and marked to clearly identify such securities as the property of such investment company and which contains other provisions designed to protect the assets of such investment company. The Portfolio Funds in which the Fund will invest may maintain custody of their assets with brokerage firms which do not separately segregate such customer assets as would be required in the case of registered investment companies, or may not use a custodian to hold their assets. Under the provisions of the Securities Investor Protection Act of 1970, as amended, the bankruptcy of any brokerage firm used to hold Portfolio Fund assets could have a greater adverse effect on the Fund than would be the case if custody of assets were maintained in accordance with the requirements applicable to registered investment companies. There is also a risk that a Portfolio Fund Manager could convert assets committed to it by the Fund to its own use or that a custodian could convert assets committed to it by a Portfolio Fund Manager to its own use. There can be no assurance that the Portfolio Fund Managers or the entities they manage will comply with all applicable laws and that assets entrusted to the Portfolio Fund Managers will be protected.

Prospective investors should understand that the Fund is an appropriate investment only for investors who can tolerate a high degree of risk, including lesser regulatory protections in connection with the Fund’s investments in Portfolio Funds than might normally be available through investments in registered investment company vehicles.

Portfolio Funds are Generally Non-Diversified

While there are no regulatory requirements that the investments of the Portfolio Funds be diversified, some Portfolio Funds may undertake to comply with certain investment concentration limits. Portfolio Funds may at certain times hold large positions in a relatively limited number of investments. Portfolio Funds may target or concentrate their investments in particular markets, sectors or industries. Those Portfolio Funds that concentrate in a specific industry or target a specific sector will also be subject to the risks of that industry or sector, which may include, but are not limited to, rapid obsolescence of technology, sensitivity to regulatory changes, minimal barriers to entry and sensitivity to overall market swings. As a result, the net asset values of such Portfolio Funds may be subject to greater volatility than those of investment companies that are subject to diversification requirements and this may negatively impact the net asset value of the Fund.

Portfolio Funds’ Securities are Generally Illiquid

The securities of the Portfolio Funds in which the Fund invests or plans to invest will generally be illiquid. Subscriptions to purchase the securities of Portfolio Funds are generally subject to restrictions or delays. Similarly, the Fund may not be able to dispose of Portfolio Fund interests that it has purchased in a timely manner and, if adverse market conditions were to develop during any period in which the Fund is unable to sell Portfolio Fund interests, the Fund might obtain a less favorable price than that which prevailed when it acquired or subscribed for such interests, and this may negatively impact the net asset values of the Fund.

Portfolio Fund Operations Not Transparent

The Adviser does not control the investments or operations of the Portfolio Funds. A Portfolio Fund Manager may employ investment strategies that differ from its past practices and are not fully disclosed to the Adviser and that involve risks that are not anticipated by the Adviser. Some Portfolio Fund Managers may have a limited operating history, and some may have limited experience in executing one or more investment strategies to be employed for a Portfolio Fund. Furthermore, there is no guarantee that the information given to the Administrator and reports given to the Adviser with respect to the Fund’s investments will not be fraudulent, inaccurate or incomplete.

Multiple Levels of Fees and Expenses

Although in many cases investor access to the Portfolio Funds may be limited or unavailable, an investor who meets the conditions imposed by a Portfolio Fund may be able to invest directly with the Portfolio Fund. By investing in Portfolio Funds indirectly through the Fund, the investor bears asset-based fees charged by the Fund, in addition to any asset-based fees and performance-based fees and allocations at the Portfolio Fund level. Moreover, an investor in the Fund bears a proportionate share of the fees and expenses of the Fund (including, among other things and as applicable, offering expenses, operating costs, sales charges, brokerage transaction expenses, management fees, distribution fees, administrative and custody fees, and repurchase offer expenses) and, indirectly, similar expenses of the Portfolio Funds. Thus, an investor in the Fund may be subject to higher operating expenses than if he or she invested in a Portfolio Fund directly or in a closed-end fund which did not invest through Portfolio Funds.

Each Portfolio Fund generally will be subject to a performance-based fee or allocation irrespective of the performance of other Portfolio Funds and the Fund generally. Accordingly, a Portfolio Fund Manager to a Portfolio Fund with positive performance may receive performance-based compensation from the Portfolio Fund, and thus indirectly from the Fund and its Shareholders, even if the overall performance of the Fund is negative. The performance-based compensation received by a Portfolio Fund Manager also may create an incentive for that Portfolio Fund Manager to make investments that are riskier or more speculative than those that it might have made in the absence of such performance-based compensation.

Investors that invest in the Fund through financial advisers or intermediaries may also be subject to account fees or charges levied by such parties. Prospective investors should consult with their respective financial advisers or intermediaries for information regarding any fees or charges that may be associated with the services provided by such parties.

Inability to Vote

To the extent that the Fund owns less than 5% of the voting securities of each Portfolio Fund, it may be able to avoid that any such Portfolio Fund is deemed an “affiliated person” of the Fund for purposes of the 1940 Act (which designation could, among other things, potentially impose limits on transactions with the Portfolio Funds, both by the Fund and other clients of the Adviser). To limit its voting interest in certain Portfolio Funds, the Fund may enter into contractual arrangements under which the Fund irrevocably waives its rights (if any) to vote its interests in a Portfolio Fund. These voting waiver arrangements may increase the ability of the Fund and other clients of the Adviser to invest in certain Portfolio Funds. However, to the extent the Fund contractually forgoes the right to vote the securities of a Portfolio Fund, the Fund will not be able to vote on matters that require the approval of such Portfolio Fund’s investors, including matters which may be adverse to the Fund’s interests. There are, however, other statutory tests of affiliation (such as on the basis of control), and, therefore, the prohibitions of the 1940 Act with respect to affiliated transactions could apply in certain situations where the Fund owns less than 5% of the voting securities of a Portfolio Fund. If the Fund is considered to be affiliated with a Portfolio Fund, transactions between the Fund and such Portfolio Fund may, among other things, potentially be subject to the prohibitions of Section 17 of the 1940 Act notwithstanding that the Fund has entered into a voting waiver arrangement.

Consortium or Offsetting Investments

The Portfolio Fund Managers may invest in consortia, which could result in increased concentration risk where multiple Portfolio Funds in the Fund’s portfolio each invest in a particular underlying company. In other situations, Portfolio Funds may hold economically offsetting positions. To the extent that the Portfolio Fund Managers do, in fact, hold such offsetting positions, the Fund’s portfolio, considered as a whole, may not achieve any gain or loss despite incurring fees and expenses in connection with such positions. In addition, Portfolio Fund Managers are compensated based on the performance of their portfolios. Accordingly, there often may be times when a particular Portfolio Fund Manager may receive incentive compensation in respect of its portfolio for a period even though the Fund’s net asset values may have decreased during such period. Furthermore, it is possible that from time to time, various Portfolio Fund Managers selected by the Adviser may be competing with each other for investments in one or more markets.

Limitations on Ability to Invest in Portfolio Funds

Certain Portfolio Fund Managers’ investment approaches can accommodate only a certain amount of capital. Portfolio Fund Managers typically endeavor not to undertake to manage more capital than such Portfolio Fund Manager’s approach can accommodate without risking a potential deterioration in returns. Accordingly, each Portfolio Fund Manager has the right to refuse to manage some or all of the Fund’s assets that the Adviser may wish to allocate to such Portfolio Fund Manager. Further, continued sales of Shares would dilute the indirect participation of existing Shareholders with such Portfolio Fund Manager.

In addition, it is expected that the Fund will be able to make investments in particular Portfolio Funds only at certain times, and commitments to Portfolio Funds may not be accepted (in part or in their entirety). As a result, the Fund may hold cash or invest any portion of its assets that is not invested in Portfolio Funds in cash equivalents, short-term securities or money market securities pending investment in Portfolio Funds. To the extent that the Fund’s assets are not invested in Portfolio Funds, the Fund may be unable to meet its investment objective.

Indemnification of Portfolio Funds and Portfolio Fund Managers

The Fund may agree to indemnify certain of the Portfolio Funds and the Portfolio Fund Managers and their respective officers, directors, and affiliates from any liability, damage, cost, or expense arising out of, among other things, acts or omissions undertaken in connection with the management of Portfolio Funds or direct investments. If the Fund were required to make payments (or return distributions received from such Portfolio Funds or direct investments) in respect of any such indemnity, the Fund could be materially adversely affected.

Termination of the Fund’s Interest in a Portfolio Fund

A Portfolio Fund may, among other things, terminate the Fund’s interest in that Portfolio Fund (causing a forfeiture of all or a portion of such interest) if the Fund fails to satisfy any capital call by that Portfolio Fund or if the continued participation of the Fund in the Portfolio Fund would have a material adverse effect on the Portfolio Fund or its assets.

Business, Structure and management Related Risks

Reliance on the Adviser and Key Personnel

The Fund will depend on the investment expertise, skill and network of business contacts of the Adviser. The Adviser will evaluate, negotiate, structure, execute, monitor and service portfolio investments. The Adviser has full discretionary authority to identify, structure, allocate, execute, administer, monitor and liquidate portfolio investments and, in doing so, has no responsibility to consult with any Shareholder. The Fund’s future success will depend to a significant extent on the continued service and coordination of the Adviser and its investment management team. The departure of certain key personnel of the Adviser or its affiliates could have a material adverse effect on the Fund’s ability to achieve its investment objectives.

The Fund’s ability to achieve its investment objectives depends on the Adviser’s ability to identify, analyze, invest in, finance and monitor investments that meet the Fund’s investment criteria. The Adviser’s capabilities in structuring the investment process, providing competent, attentive and efficient services to the Fund, and facilitating access to financing on acceptable terms depend on the employment of investment professionals in an adequate number and of adequate sophistication to match the corresponding flow of transactions. To achieve the Fund’s investment objectives, the Adviser may need to hire, train, supervise and manage new investment professionals to participate in the Fund’s investment selection and monitoring process. The Adviser may not be able to find investment professionals in a timely manner or at all. Failure to support the Fund’s investment process could have a material adverse effect on the Fund’s business, financial condition and results of operations.

The Adviser depends on the relationships of it and of its affiliates with private equity sponsors, investment banks and commercial banks, and the Fund relies to a significant extent upon these relationships to provide the Fund with potential investment opportunities. If the Adviser or its affiliates fail to maintain their existing relationships or develop new relationships with other sponsors or sources of investment opportunities, the Fund may not be able to grow its investment portfolio. In addition, individuals with whom the Adviser and its affiliates have relationships are not obligated to provide the Fund, the Adviser or any of their affiliates with investment opportunities, and, therefore, there is no assurance that such relationships will generate investment opportunities for the Fund.

Competition for Investment Opportunities

The activity of identifying, sourcing, completing and realizing attractive investments is highly competitive and involves a high degree of uncertainty. The Fund will be competing with other private equity investors, direct investment pools, direct investment firms, individual and institutional investors, family offices and merchant banks, which could make it more difficult for the Fund to successfully identify, source, structure and execute investments at attractive valuations or otherwise achieve its investment objectives. Furthermore, these competitive dynamics may lead sponsors of private equity investments to charge fees, carried interest or other economics on such investments that they generally have not historically charged. The market for access to private equity investments is extremely competitive, and there can be no assurance that the Adviser will be able to secure the opportunity to invest on behalf of the Fund in all of the investments it selects, or that the size of the investments available to the Fund will be as large as would be desired.

Risks of Investing with Other Parties; Non-Controlling Investments

Third-party managers, general partners or sponsors of the Fund’s investments may have interests (including financial interests) which are inconsistent with those of the Fund and may be in a position to take or block actions in a manner adverse to the Fund’s interests. The Fund generally will have limited ability to negotiate the terms of an investment or direct the affairs of its investments, and the Fund generally will not have the right to determine the timing or terms of the disposition of investments, but rather will be required to rely on the third-party sponsor, general partner, or lead investor, as the case may be, to make such determinations, which may or may not be in the best interest of the Fund. The Fund will typically not have an active role in the management of its investments and will likely be relying on third-parties to make significant management decisions. There can be no assurance that such management teams will produce the expected results or that such management teams will remain with the sponsors. The Adviser will be dependent on information provided indirectly by the portfolio company through each Portfolio Fund, including quarterly unaudited financial statements, which if inaccurate, could adversely affect the Adviser’s ability to manage the Fund’s investment portfolio in accordance with its investment objective. In addition, the Adviser and Shareholders may have reduced information rights and will not be able to publicly disclose certain information due to restrictions set forth by the general partner or Portfolio Fund Manager in a Portfolio Fund in order to protect the underlying company’s interests, or the general partner or Portfolio Fund Manager may transact in a manner adverse to the Fund’s interests as a result of conflicts arising due to its role managing the Portfolio Fund and underlying investment. By investing in the Fund, a shareholder will not be deemed to be an investor in any portfolio company or Portfolio Fund and will not have the ability to exercise any rights attributable to an investor in any such portfolio company or Portfolio Fund related to its investment. Furthermore, a portion of the Fund’s investments may consist of debt securities that do not have the control rights generally associated with equity securities. The Fund’s ability to withdraw from or transfer its investment in any Portfolio Fund or other investment or direct investment will typically be limited. As a result, the performance of the Fund will depend significantly on the investment and other decisions made by third-parties, which could have a material adverse effect on the returns achieved by investors in the Fund.

Furthermore, by virtue of its relationship with other investors in a particular investment, the Fund may be deemed to be part of a control group and may be exposed to potential liabilities of a controlling person with respect to such investment, including liabilities for environmental damages, product defects, unfunded pension liabilities, failures to supervise management and violations of governmental regulations.

Limited Information Concerning Potential Investments; Limited Availability of Information

Both prior to making an investment and subsequent to the Fund making such investment, the Fund may not receive access to all available information relating to such investment. Investment analyses and decisions by the Adviser on behalf of the Fund will often be undertaken on an expedited basis in order for the Fund to take advantage of investment opportunities. Although the Adviser intends to conduct due diligence with respect to each investment, there can be no assurance that such due diligence processes will uncover all relevant facts. In addition, Hamilton Lane’s due diligence process and investment analyses may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to the Fund at the time of making an investment decision may be limited, and it may not have access to detailed information regarding the investment. Therefore, no assurance can be given that the Fund will have knowledge of all circumstances that may adversely affect an investment.

Due to confidentiality concerns, certain investment sponsors, including Portfolio Fund Managers, may not permit the Fund to fully disclose information regarding the sponsor’s investment strategies, investments, risks and/or prior performance. In addition, certain Portfolio Fund Managers may provide limited or no information regarding their investment strategies or investments. Similar restrictions may apply in the case of other Direct Investments and Secondary Investments. Accordingly, in certain circumstances, the Adviser may not have sufficient information to evaluate the Fund’s investments. In addition, such limitations or restrictions may impede the Adviser’s ability to monitor or provide reporting with respect to the Fund’s investments.

Fair Valuation for Portfolio Investments

Under the 1940 Act, the Fund is required to carry portfolio investments at market value or, if there is no readily available market value, at fair value as determined by the Adviser, in accordance with the Fund’s valuation policy, which has been approved by the Board. There is not a public market or active secondary market for many of the securities of the privately-held companies in which the Fund invests. Rather, many of the portfolio investments may be traded on a privately negotiated over-the-counter secondary market for institutional investors. As a result, the Fund values these securities at fair value as determined in good faith by the Adviser in accordance with the valuation procedures that have been approved by the Board.

The determination of fair value, and thus the amount of unrealized losses the Fund may incur in any year, is to a degree subjective, and the Adviser has a conflict of interest in making the determination. The Fund values these securities monthly at fair value determined in good faith by the Adviser in accordance with the valuation procedures that have been approved by the Board. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, the Fund’s determinations of fair value may differ materially from the values that would have been used if a ready market for these non-traded securities existed. Due to this uncertainty, the Fund’s fair value determinations may cause the Fund’s net asset value on a given date to understate or overstate materially the value that the Fund may ultimately realize upon the sale of one or more portfolio investments. See “CALCULATION OF NET ASSET VALUE; VALUATION.”

Amount or Frequency of Distributions Not Guaranteed

The Fund expects to pay distributions out of assets legally available for distribution from time to time, at the sole discretion of the Board. Nevertheless, the Fund cannot assure you that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or year-to-year increases in cash distributions. The Fund’s ability to pay distributions may be adversely affected by the impact of the risks described in this Prospectus. All distributions will depend on the Fund’s earnings, its net investment income, its financial condition, and such other factors as the Board may deem relevant from time to time.

Divergence of Resources

The Fund’s Trustees and officers and the key personnel of the Adviser intend to devote a sufficient amount of time to the Fund’s business in fulfilling their responsibilities. However, neither the Adviser nor its affiliates, including individuals employed by the Adviser or its affiliates, are prohibited from raising money for and managing another investment entity that makes the same types of investments as those the Fund will target. As a result, the time and resources that these individuals may devote to the Fund may be diverted. In addition, the Fund may compete with any such investment entity for the same investors and investment opportunities. Affiliates of the Adviser, whose primary businesses include the origination of investments, engage in investment advisory business with accounts that compete with the Fund. Affiliates of the Adviser have no obligation to make their originated investment opportunities available to the Adviser or to the Fund.

Transactions with Affiliates

Affiliates of the Adviser engage in financial advisory activities that are independent from, and may from time to time conflict with, those of the Fund or portfolio investments. In the future, there might arise instances where the interests of such affiliates conflict with the interests of the Fund or portfolio investments. Affiliates of the Adviser may provide services to, invest in, advise, sponsor and/or act as investment manager to investment vehicles and other persons or entities (including prospective investors in the portfolio investments) which (i) may have structures, investment objectives and/or policies that are similar to (or different than) those of the Fund, (ii) may compete with the Fund for investment opportunities, and (iii) may invest alongside the Fund in certain transactions that are in compliance with Section 17 of the 1940 Act. The Adviser and certain funds advised by the Adviser have received an exemptive order from the SEC that permits the Fund to, among other things and subject to the conditions of the order, invest in aggregated transactions alongside certain other persons, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates, that involve the negotiation of certain terms of the private placement securities to be purchased (in addition to price-related terms), subject to certain terms and conditions (the “Section 17(d) Order”).

The Adviser will not cause the Fund to engage in investments alongside affiliates in private placement securities that involve the negotiation of certain terms of the private placement securities to be purchased (other than price-related terms), except in reliance on the Section 17(d) Order or unless such investments otherwise qualify for another 1940 Act exemption or are entered into in accordance with interpretations of Section 17(d) and Rule 17d-1 as expressed in SEC no-action letters or other available guidance.

Under the terms of the Section 17(d) Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Fund’s independent trustees must be able to reach certain conclusions in connection with investments alongside affiliates in private placement securities that involve the negotiation of certain terms of the private placement securities to be purchased (other than price-related terms), including that (1) the terms of the proposed transaction are reasonable and fair to the Fund and its Shareholders and do not involve overreaching of the Fund or its Shareholders on the part of any person concerned and (2) the transaction is consistent with the interests of the Shareholders. The Section 17(d) Order is subject to certain terms and conditions so there can be no assurance that the Fund will be permitted to invest in aggregated transactions alongside certain of the Fund’s affiliates other than in the circumstances currently permitted by regulatory guidance and the Section 17(d) Order. The Adviser’s investment allocation policies and procedures can be revised at any time without notice to, or consent from, the Shareholders. See “CONFLICTS OF INTEREST — Regulatory Restrictions, Affiliated Transactions and Position Limits.”

General Risks

The following are certain risk factors that relate to the operations and terms of the Fund. These considerations, which do not purport to be a complete description of any of the particular risks referred to or a complete list of all risks involved in an investment in the Fund, should be carefully evaluated before determining whether to invest in the Fund.

The Shares are speculative and illiquid securities involving substantial risk of loss. An investment in the Fund is appropriate only for those investors who do not require a liquid investment, for whom an investment in the Fund does not constitute a complete investment program, and who fully understand and can assume the risks of an investment in the Fund.

No Operating History

The Fund is a newly formed non-diversified, closed-end management investment company with no performance history that Shareholders can use to evaluate the Fund’s investment performance. The initial operating expenses for a newly formed fund, including start-up costs, which may be significant, may be higher than the expenses of an established fund.

Repurchase Offer Risks

The Fund is an interval fund and, in order to provide liquidity to Shareholders, the Fund, subject to applicable law, will conduct repurchase offers of the Fund’s outstanding Shares at NAV, subject to approval of the Board. The Fund believes that these repurchase offers are generally beneficial to the Shareholders, and repurchases generally will be funded from available cash, cash from the sale of Shares or sales of portfolio securities. However, repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance. Moreover, diminution in the size of the Fund through repurchases may result in untimely sales of portfolio securities (with associated imputed transaction costs, which may be significant), and may limit the ability of the Fund to participate in new investment opportunities or to achieve its investment objective. The Fund may accumulate cash by (i) holding back (i.e., not reinvesting) payments received in connection with the Fund’s investments and (ii) holding back (i.e., not investing) cash from the sale of Shares. The Fund believes that it can meet the maximum potential amount of the Fund’s repurchase obligations. If at any time cash and other liquid assets held by the Fund are not sufficient to meet the Fund’s repurchase obligations, the Fund intends, if necessary, to sell investments. If, as expected, the Fund employs leverage, repurchases of Shares would compound the adverse effects of leverage in a declining market. In addition, if the Fund borrows to finance repurchases, interest on that borrowing will negatively affect holders of Shares who do not tender their Shares by increasing the Fund’s expenses and reducing any net investment income.

If a repurchase offer is oversubscribed, the Board may determine to increase the amount repurchased by up to 2.00% of the Fund’s outstanding Shares as of the date of the Repurchase Request Deadline. In the event that the Board determines not to repurchase more than the repurchase offer amount, or if Shareholders tender more than the repurchase offer amount plus 2.00% of the Fund’s outstanding Shares as of the date of the Repurchase Request Deadline, the Fund will repurchase the Shares tendered on a pro rata basis, and Shareholders will have to wait until the next repurchase offer to make another repurchase request. As a result, Shareholders may be unable to liquidate all or a given percentage of their investment in the Fund during a particular repurchase offer. Some Shareholders, in anticipation of proration, may tender more Shares than they wish to have repurchased in a particular quarter, thereby increasing the likelihood that proration will occur. A Shareholder may be subject to market and other risks, and the NAV of Shares tendered in a repurchase offer may decline between the Repurchase Request Deadline and the date on which the NAV for tendered Shares is determined. In addition, the repurchase of Shares by the Fund will generally be a taxable event to common Shareholders.

Payment In-Kind for Repurchased Shares

The Fund generally expects to distribute cash in satisfaction of Shares repurchased. See “REPURCHASES OF SHARES — Periodic Repurchases.” However, there can be no assurance that the Fund will have sufficient cash to pay for Shares that are being repurchased or that it will be able to liquidate investments at favorable prices to pay for repurchased Shares. The Fund has the right to distribute securities as payment for repurchased Shares in unusual circumstances, including if making a cash payment would result in a material adverse effect on the Fund. For example, it is possible that the Fund may receive securities from a Portfolio Fund that are illiquid or difficult to value. In such circumstances, the Adviser would seek to dispose of these securities in a manner that is in the best interests of the Fund, which may include a distribution in-kind to the Fund’s Shareholders. In the event that the Fund makes such a distribution of securities, Shareholders will bear any risks of the distributed securities and may be required to pay a brokerage commission or other costs in order to dispose of such securities.

Non-Diversified Status

The Fund is a “non-diversified” management investment company. Thus, there are no percentage limitations imposed by the 1940 Act on the Fund’s assets that may be invested, directly or indirectly, in the securities of any one issuer. Consequently, if one or more portfolio investments are allocated a relatively large percentage of the Fund’s assets, losses suffered by portfolio investments could result in a higher reduction in the Fund’s capital than if such capital had been more proportionately allocated among a larger number of investments. The Fund may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company.

Market Disruption and Geopolitical Risk

Disease outbreaks, public health emergencies (e.g. the coronavirus outbreak, epidemics and other pandemics), the European sovereign debt crisis, instability in the Middle East, terrorist attacks in the U.S. and around the world, the impact of natural disasters, growing social and political discord in the various counties, including the U.S., the response of the international community — through economic sanctions and otherwise — to Russia’s annexation of the Crimea region of Ukraine and invasion of Ukraine, and other similar events may result in market volatility, may have long-term adverse effects on the U.S. and worldwide financial markets and may cause further economic uncertainties in the U.S. and worldwide. The Fund does not know how long the financial markets may be affected by these events and cannot predict the effects of these events or similar events in the future. Wars and occupation, terrorism and related geopolitical risks have led, and may in the future lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and global economies and markets generally. These events could also impact interest rates, secondary trading, ratings, credit risk, inflation and other factors relating to an investment in the Shares. There can be no assurance that such market disruptions may not have other material and adverse implications for the sectors in which the Fund may invest.

The failure of certain financial institutions, namely banks, may increase the possibility of a sustained deterioration of financial market liquidity, or illiquidity at clearing, cash management and/or custodial financial institutions. The failure of a bank (or banks) with which the Fund and/or the Portfolio Funds have a commercial relationship could adversely affect, among other things, the Fund and/or the Portfolio Fund’s ability to pursue key strategic initiatives, including by affecting the Fund’s or a Portfolio Fund’s ability to borrow from financial institutions on favorable terms.

Additionally, if the sponsor of Portfolio Fund has a commercial relationship with a bank that has failed or is otherwise distressed, the Portfolio Fund or its portfolio companies may experience issues receiving financial support from the sponsor to support its operations or consummate transactions, to the detriment of their business, financial condition and/or results of operations.

Economic problems in a single country are increasingly affecting other markets and economies, and a continuation of this trend could adversely affect global economic conditions and world markets. Uncertainty and volatility in the financial markets and political systems of the U.S. or any other country, including volatility as a result of the ongoing conflicts between Russia and Ukraine and Israel and Hamas and the rapidly evolving measures in response, may have adverse spill-over effects into the global financial markets generally. The Fund’s investments could be negatively impacted by the current hostilities in Eastern Europe and the Middle East, including direct and indirect effects on their operations and financial condition. In the event these hostilities escalate, the impact could become more significant. Certain assets in which the Fund may invest may operate in, or have dealings with, countries subject to sanctions or embargos imposed by the U.S. government, foreign governments, or the United Nations or other international organizations. In particular, as a result of recent events involving Ukraine and Russia, the U.S. and other countries have imposed economic sanctions on Russian sovereign debt and on certain Russian individuals, financial institutions, and others. These sanctions could also impair the Fund’s ability to meet its investment objectives. For example, the Fund may be prohibited from investing in securities issued by companies subject to such sanctions. In addition, the sanctions may require the Fund to freeze its existing investments in companies operating in or having dealings with sanctioned countries, prohibiting the Fund from selling or otherwise transacting in these investments. This could impact the Fund’s ability to sell securities or other financial instruments as needed to meet shareholder tenders. The Fund could seek to not conduct repurchase offers in the event that an emergency exists in which it is not reasonably practicable for the Fund to dispose of its securities or to determine the value of its net assets.

Legal, Tax and Regulatory Risks

Legal, tax and regulatory changes could occur during the term of the Fund which may materially adversely affect the Fund. For example, the regulatory and tax environment for leveraged investors and for funds generally is evolving, and changes in the direct or indirect regulation or taxation of leveraged investors or funds may materially adversely affect the ability of the Fund to pursue its investment strategies or achieve its investment objective.

In addition, it is possible that government regulation of various types of derivative instruments and/or regulation of certain market participants’ use of the same, may limit or prevent the Fund from using such instruments as a part of its investment strategy, and could ultimately prevent the Fund from being able to achieve its investment objective. It is impossible to fully predict the effects of past, present or future legislation and regulation by multiple regulators in this area, but the effects could be substantial and adverse. It is possible that legislative and regulatory activity could limit or restrict the ability of the Fund to use certain instruments as a part of its investment strategy.

The Fund relies on certain exemptions in Rule 18f-4 to enter into derivatives transactions and certain other transactions notwithstanding the restrictions on the issuance of “senior securities” under Section 18 of the 1940 Act. Under Rule 18f-4, “derivatives transactions” include the following: (1) any swap, security-based swap, futures contract, forward contract, option (excluding purchased options), any combination of the foregoing, or any similar instrument, under which the Fund is or may be required to make any payment or delivery of cash or other assets during the life of the instrument or at maturity or early termination, whether as margin or settlement payment or otherwise; (2) any short sale borrowing; and (3) if the Fund relies on the exemption in Rule 18f-4(d)(1)(ii), reverse repurchase agreements and similar financing transactions. The Fund will rely on a separate exemption in Rule 18f-4(e) when entering into unfunded commitment agreements (e.g., capital commitments to invest equity in Portfolio Funds that can be drawn at the discretion of the Portfolio Fund’s sponsor). To rely on the unfunded commitment agreements exemption, the Fund must reasonably believe, at the time it enters into such agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as they come due. The Fund will rely on another exemption in Rule 18f-4(f) when purchasing when-issued or forward-settling securities (e.g., firm and standby commitments, including to-be-announced (“TBA”) commitments, and dollar rolls) and non-standard settlement cycle securities, if certain conditions are met. When the Fund enters into a secondary transaction to purchase interests in underlying Portfolio Funds, the Fund will treat the date of the transfer agreement to purchase the interest in a specific Portfolio Fund as the trade date for determining whether the purchase of the Portfolio Fund qualifies for the exemption for non-standard settlement cycle securities transactions.

The Fund intends to operate as a “limited derivatives user” for purposes of the derivatives transactions exemption in Rule 18f-4. To qualify as a limited derivatives user, the Fund’s “derivatives exposure” is limited to 10% of its net assets subject to exclusions for certain currency or interest rate hedging transactions (as calculated in accordance with Rule 18f-4). If the Fund fails to qualify as a “limited derivatives user” as defined in Rule 18f-4 and seeks to enter into derivatives transactions, the Fund will be required to establish a comprehensive derivatives risk management program, to comply with certain value-at-risk based leverage limits, to appoint a derivatives risk manager and to provide additional disclosure both publicly and to the SEC regarding its derivatives positions.

In addition, there is uncertainty with respect to legislation, regulation and government policy at the federal, state and local levels, notably as respects U.S. trade, tax, healthcare, immigration, foreign and government regulatory policy. To the extent the U.S. Congress or presidential administration implements additional changes to U.S. policy, those changes may impact, among other things, the U.S. and global economy, international trade and relations, unemployment, immigration, healthcare, tax rates, the U.S. regulatory environment and inflation, among other areas. Until any additional policy changes are finalized, it cannot be known whether the Fund and its investments or future investments may be positively or negatively affected, or the impact of continuing uncertainty.

Further, at any time, the federal income tax laws governing RICs or the administrative interpretations of those laws or regulations may be amended. Any of those new laws, regulations or interpretations may take effect retroactively and could adversely affect the taxation of us or our Shareholders. Therefore, changes in tax laws, regulations or administrative interpretations or any amendments thereto could diminish the value of an investment in our Shares or the value or the resale potential of our investments.

Valuation Risk

Unlike publicly traded common stock which trades on national exchanges, there is no central place or exchange for most of the Fund’s investments to trade. The Fund’s investments generally trade on an “over-the-counter” market which may be anywhere in the world where the buyer and seller can settle on a price. Due to the lack of centralized information and trading, the valuation of loans or fixed-income instruments may carry more risk than that of common stock. Uncertainties in the conditions of the financial market, unreliable reference data, lack of transparency and inconsistency of valuation models and processes may lead to inaccurate asset pricing. In addition, other market participants may value securities differently than the Fund. As a result, the Fund may be subject to the risk that when an instrument is sold in the market, the amount received by the Fund is less than the value of such loans or fixed-income instruments carried on the Fund’s books.

Substantial Repurchases

Substantial requests for the Fund to repurchase Shares could require the Fund to liquidate certain of its investments more rapidly than would otherwise be desirable in order to raise cash to fund the repurchases and achieve a market position appropriately reflecting a smaller asset base. This could have a material adverse effect on the value of the Shares. See “GENERAL RISKS — Closed-End Fund; Liquidity Limited to Periodic Repurchases of Shares.”

Temporary Investments

Delays in investing the proceeds of the offering of Shares may impair the Fund’s performance. The Fund cannot guarantee that it will be able to identify any investments that meet its investment objective or that any investment that the Fund makes will produce a positive return. The Fund may be unable to invest proceeds on acceptable terms within the time period that the Fund anticipates or at all, which could harm the Fund’s financial condition and operating results.

Before making investments, the Fund may invest proceeds to the Fund in cash, cash equivalents, U.S. government securities, money market funds, repurchase agreements, and other high-quality debt instruments maturing in one year or less from the time of investment (“Temporary Investments”). This will produce returns that are significantly lower than the returns which the Fund expects to achieve when the Fund’s portfolio is fully invested in securities meeting the Fund’s investment objective. As a result, any distributions that the Fund pays while the Fund’s portfolio is not fully invested in securities meeting its investment objective may be lower than the distributions that the Fund may be able to pay when the Fund portfolio is fully invested in securities meeting the Fund’s investment objective.

Cybersecurity Risk

As part of its business, the Adviser processes, stores and transmits large amounts of electronic information, including information relating to the transactions of the Fund and personally identifiable information of the Shareholders. Similarly, service providers of the Adviser or the Fund, especially the Fund’s Administrator, may process, store and transmit such information. The Adviser has procedures and systems in place that it believes are reasonably designed to protect such information and prevent data loss and security breaches. However, such measures cannot provide absolute security. The techniques used to obtain unauthorized access to data, disable or degrade service, or sabotage systems change frequently and may be difficult to detect for long periods of time. Hardware or software acquired from third-parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. Network connected services provided by third-parties to the Adviser may be susceptible to compromise, leading to a breach of the Adviser’s networks. The Adviser’s systems or facilities may be susceptible to employee error or malfeasance, government surveillance, or other security threats. Online services provided by the Adviser to the Shareholders may also be susceptible to compromise. Breach of the Adviser’s information systems may cause information relating to the transactions of the Fund and personally identifiable information of the Shareholders to be lost or improperly accessed, used or disclosed.

Regulatory Risks of Portfolio Funds

The regulatory environment for Portfolio Funds (and for registered investment companies investing in Portfolio Funds) is complex and evolving. Changes in the regulation or taxation of Portfolio Funds are impossible to predict and may adversely affect the value of the investments and the ability of the Fund to execute its investment strategy.

Limits of Risks Disclosure

The above discussions relate to the various principal risks associated with the Fund, Portfolio Funds, Shares and other portfolio investments are not intended to be a complete enumeration or explanation of the risks involved in an investment in the Fund. Prospective investors should read this entire Prospectus, the SAI, and the Agreement and Declaration of Trust and should consult with their own advisers before deciding whether to invest in the Fund. In addition, as the Fund’s investment program or market conditions change or develop over time, an investment in the Fund may be subject to risk factors not currently contemplated or described in this Prospectus.

In view of the risks noted above, the Fund should be considered a speculative investment and prospective investors should invest in the Fund only if they can sustain a complete loss of their investment.

No guarantee or representation is made that the investment program of the Fund will be successful, that the various Credit Investments selected will produce positive returns, or that the Fund will achieve its investment objective.

Management of the Fund

The Board of Trustees

The Board has overall responsibility for the supervision of the management and business operations of the Fund on behalf of the Shareholders. A majority of Trustees of the Board are and will be persons who are not “interested persons,” as defined in Section 2(a)(19) of the 1940 Act (the “Independent Trustees”). To the extent permitted by the 1940 Act and other applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Fund, any committee of the Board, service providers or the Adviser. See “BOARD OF TRUSTEES AND OFFICERS” in the Fund’s SAI for the identities of the Trustees and executive officers of the Fund, brief biographical information regarding each of them, and other information regarding the election and membership of the Board.

The Adviser

Hamilton Lane Advisors, L.L.C., located at 110 Washington Street, Suite 1300, Conshohocken, Pennsylvania 19428, serves as the Adviser of the Fund and is responsible for determining and implementing the Fund’s overall investment strategy, including direct investments. The Adviser, first established in 1991, is a publicly-owned firm that provides alternative asset management services to institutional investors worldwide. The Adviser manages capital in the private markets, including investments, through funds-of-funds, separate accounts and direct investment funds. The Adviser is an investment adviser registered with the SEC under the Advisers Act.

As of September 30, 2025, the Adviser managed $145.6 billion on a discretionary basis and $859.8 billion on a non-discretionary basis, whereby the Adviser provides investment advice to a client but does not have full discretion to make investments for the client.

The Adviser and its affiliates may serve as investment managers to other funds that have investment programs that are similar to the investment program of the Fund, and the Adviser or one of its affiliates may in the future serve as the investment manager or otherwise manage or direct the investment activities of other registered and/or private investment companies with investment programs similar to the investment program of the Fund. See “CONFLICTS OF INTEREST.”

Investment Committee

The personnel of the Adviser who currently have primary responsibility for management of the Fund (the “Portfolio Managers”) are the members of the Evergreen Portfolio Committee (the “Evergreen Portfolio Committee”). See “INVESTMENT MANAGEMENT AND OTHER SERVICES” in the Fund’s SAI for additional information regarding the Portfolio Managers’ compensation, other accounts managed and their ownership of Shares. The Evergreen Portfolio Committee is composed of:

Mario Giannini, Executive Co-Chairman

Mr. Giannini is Executive Co-Chairman and a member of the Hamilton Lane Board of Directors. He also serves on various investment committees.

Mr. Giannini served as Hamilton Lane’s Chief Executive Officer for 22 years, responsible for the firm’s strategic direction, management structure and process. He played a significant role in providing client services to the firm’s numerous clients and marketing the firm’s products and services.

Mr. Giannini received a J.D. from Boston College, a Master of Laws degree from the University of Virginia, and a B.A. from California State University, Northridge.

Juan Delgado-Moreira, Co-Chief Executive Officer

Mr. Delgado-Moreira is Co-Chief Executive Officer based in the Hong Kong office. In this role, he oversees the firm’s global sales efforts and client service organization. He also serves on the firm’s investment committees as well as the Board of Directors.

Previously, Mr. Delgado-Moreira was a Vice Chairman responsible for Asian investment activities and client relationships. Prior to joining Hamilton Lane in 2005, Mr. Delgado-Moreira was an Investment Manager at Baring Private Equity Partners Ltd. in London, where he focused on mid-market private equity in Europe.

Previously, Mr. Delgado-Moreira held senior research positions at U.K. institutions such as the University of Essex and was a lecturer and Fulbright Scholar at Stanford University. Mr. Delgado-Moreira began his career as an analyst in Madrid at the SEPI (formerly known as lnstituto Nacional de Industria).

Mr. Delgado-Moreira received a Ph.D. in Research Methods and Statistics and a B.A. in Political Science and Sociology from the Universidad Complutense de Madrid, Spain. He is a Chartered Financial Analyst and a member of the CFA Institute.

Brian Charles Gildea, Managing Director, Co-Head of Evergreen Portfolio Management

Mr. Gildea is a Managing Director and Co-Head of Evergreen Portfolio Management. He is a member of the Investment Committee, Responsible Investment Committee and Evergreen Portfolio Committee. Mr. Gildea has more than 25 years of private markets investment experience, spanning private markets asset classes and strategies. Mr. Gildea joined Hamilton Lane in 2009, and previously served as Head of Investments, responsible for oversight and management of all global investment activities, and, prior to that, as Global Head of Co-Investments.

Prior to joining Hamilton Lane, he was a General Partner at Bear Stearns Merchant Banking, and prior to that, at Freeman Spogli & Co. Mr. Gildea began his career as a Financial Analyst in the Mergers & Acquisitions Group at Salomon Brothers Inc.

He received a B.S. in Business Administration from Georgetown University. Mr. Gildea serves as Vice Chairman of the Board of Philadelphia Financial Scholars.

Thomas Kerr, Managing Director, Co-Head of Investments, Co-Head of Secondary Investments

Mr. Kerr is a Managing Director, Co-Head of Secondaries, and Co-Head of Investments. Mr. Kerr is responsible for the strategic direction and oversight of each of Hamilton Lane’s investment platforms, and sits on a number of the firm’s Investment Committees. In addition, Mr. Kerr is responsible for the management of the Secondary Investment platform, where he is active in secondary deal sourcing and execution. Mr. Kerr is also a member of the firm’s Technology Committee, where he helps coordinate the firm’s dedication to tech-enablement and the digitization of private markets.

Mr. Kerr began his career at Hamilton Lane in 1999 and most recently was a member of the Fund Investment & Managed Solutions Team, where he was responsible for due diligence of primary fund investment opportunities. Prior to joining Hamilton Lane, Mr. Kerr spent two years at BISYS Plan Services, where he was responsible for the investment activities of institutional defined benefit plans.

Mr. Kerr received an M.B.A. from Saint Joseph’s University and a B.S. in Finance from Rider University.

Richard Hope, Co-Head of Investments

Mr. Hope is the Co-Head of Investments and Head of Europe, the Middle East and Africa (EMEA). In his role as Co-Head of Investments, he has broad leadership and management responsibilities across the global investment platform. He also heads the London office and sits on the Portfolio Management Group Committee and Evergreen Portfolio Committee. Mr. Hope serves as a member of the Investment Committee and represents Hamilton Lane on several fund advisory boards.

Prior to joining Hamilton Lane in 2011, Mr. Hope worked as a Director with Alliance Trust Equity Partners, where he helped establish a private equity fund investment business together with making a number of direct investments.

Previously, Mr. Hope worked in the U.K. at Noble Group, where he was responsible for making and managing venture and growth capital investments.

Mr. Hope received his B.Com. from University of Edinburgh.

Andrew (Drew) Schardt, Co-Head of Direct Equity Investments

In his role as Co-Head of Direct Equity Investments, Mr. Schardt oversees the entirety of the direct equity platform, including strategy implementation, broader team management and all associated investment activities. He is also a member of the firm’s Investment Committee. Mr. Schardt has held a number of senior investment roles during his time at the firm, most recently as Co-Head of Investments and Co-Head of Direct Credit.

Prior to joining Hamilton Lane in 2008, Mr. Schardt focused on principal investing and advisory activities while at TCG Advisors, an Aerospace & Defense-focused merchant bank. Previously, he held positions with Holberg, Inc., a diversified private holding company, and began his career in investment banking at Banc of America Securities.

Mr. Schardt received an M.B.A from the Fuqua School of Business at Duke University and a B.S. in Economics from Cornell University.

Bryan Jenkins, Managing Director, Head of Portfolio Strategy & Research

Mr. Jenkins is a Managing Director and Head of the Portfolio Strategy & Research, where he oversees portfolio strategy, quantitative research, risk assessment, and the development of Hamilton Lane’s proprietary data and analytics. Mr. Jenkins chairs the Portfolio Management Committee and is a member of the firm’s Evergreen Portfolio Committee. He is also a member of the BVCA’s Research Advisory Group.

Mr. Jenkins began his career at Hamilton Lane in 2012 and has previously held roles on the firm’s Research and Private Markets Analytics teams.

Mr. Jenkins received a B.S. in Computer Engineering from Drexel University.

Jacqueline Rantanen, Managing Director, Evergreen Portfolio Management

Ms. Rantanen is a Managing Director on the Evergreen Portfolio Management team, where she is responsible for leading the investor solutions function with a focus on the continued expansion of our growing retail platform. Ms. Rantanen also serves as a member of the Investment, Responsible Investment and Executive Committees.

Ms. Rantanen began her career with Hamilton Lane on the Fund Investment & Managed Solutions team. She has held roles in Relationship Management, Public Relations, Marketing, and previously led the global Product team. Prior to joining Hamilton Lane in 1997, Jackie was a Corporate Finance Analyst for Comcast Corporation. Previously, she was a member of the Chemical Division’s Financial Analysis Department for Sunoco, Inc.

Ms. Rantanen received an M.B.A. from Villanova University and a B.S. from Drexel University.

Stephen Brennan, Managing Director, Co-Head of Evergreen Portfolio Management

Mr. Brennan is a Managing Director and Co-Head of Evergreen Portfolio Management, leading the firm’s efforts to provide both evergreen and traditional private markets solutions to the growing Private Wealth channel.1 In this capacity he sets the strategic direction and oversees all aspects of the Private Wealth Solutions business.

Previously, Mr. Brennan held numerous leadership roles in Hamilton Lane’s institutional business including Global Head of Business Development. Mr. Brennan serves as a member of the firm’s Investment Committee and Evergreen Portfolio Committee. Prior to joining Hamilton Lane in 2002, Mr. Brennan held relationship management and investment support roles at Goldman Sachs (GSAM) and BNY Mellon.

Mr. Brennan received an M.B.A. from Fordham University and a B.B.A. from Loyola University Maryland.

____________

1        “Evergreen” private market vehicles have no fixed term and continuously offer interests, and provide periodic liquidity, to investors. Traditional private markets vehicles have a limited fixed term.

Erik Hirsch, Co-Chief Executive Officer

Mr. Hirsch is Co-Chief Executive Officer. In this role, he is responsible for the firm’s strategic direction, management structure and process. Mr. Hirsch serves on the firm’s Investment Committees as well as the Board of Directors.

On behalf of Hamilton Lane, Erik is a board member of Novata, a public benefit corporation designed to collect, analyze, benchmark and report relevant environmental, social and governance data on behalf of private companies. Hamilton Lane is a founding partner of Novata. Additionally, Mr. Hirsch serves as a strategic advisor to Tifin, a platform that conceives, creates and operates fintech companies in the areas of wealth management, investments and personal finance. Hamilton Lane is a strategic investor in Tifin.

Mr. Hirsch is a frequently quoted expert on the private equity industry, both in the print and broadcast media, and is a regular lecturer at the Wharton Business School of the University of Pennsylvania. Prior to joining Hamilton Lane in 1999, Mr. Hirsch was a corporate investment banker in the Mergers & Acquisitions department of Brown Brothers Harriman & Co. He began his career as a municipal financial consultant with Public Financial Management (PFM). At PFM, Mr. Hirsch specialized in asset securitization, sport stadium financings and strategic consulting.

Mr. Hirsch is Vice Chairman and a trustee of the University of Virginia’s College Foundation, and serves on the board of the Philadelphia 76ers Youth Foundation.

Brent Burnett, Managing Director, Head of Infrastructure and Real Assets

Mr. Burnett is a Managing Director and Head of Infrastructure and Real Assets, based in the Portland office, where he is an Investment Committee member and leads investment activities across real estate, infrastructure and natural resources.

Prior to joining Hamilton Lane, Mr. Burnett was a Managing Director and Principal at Real Asset Portfolio Management LLC. Mr. Burnett joined Real Asset Portfolio Management LLC (“RAPM”) in 2012 to focus on energy, infrastructure and minerals and mining, with a secondary focus on real estate investments. Mr. Burnett co-led the sale of RAPM to Hamilton Lane in 2017 and continues to focus on the non-real estate sectors of real assets across primary funds, secondaries and direct equity opportunities for Hamilton Lane’s clients and managed accounts. Prior to joining RAPM, Mr. Burnett worked at R.V. Kuhns & Associates (“RVK”). Prior to joining RVK, Mr. Burnett worked in the Development and Investment group of Trammell Crow Company and as an Associate on FLAG Capital Management’s Real Assets investment funds. Mr. Burnett began his career as a management consultant for the Monitor Group.

Mr. Burnett received a B.S. in Accounting and a B.A. in Economics from Brigham Young University.

Investment Management Agreement

The Investment Management Agreement will become effective as of the Fund’s commencement of operations, and will continue in effect for an initial two-year term. Thereafter, the Investment Management Agreement will continue in effect from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of the outstanding voting securities of the Fund, or a majority of the Board, and (ii) the vote of a majority of the Independent Trustees of the Fund, cast in person (or in reliance on exemptive relief or guidelines that allow the renewal to be approved at a non-in-person meeting) at a meeting called for the purpose of voting on such approval. See “VOTING.” The Investment Management Agreement will terminate automatically if assigned (as defined in the 1940 Act) and is terminable at any time without penalty upon 60 days’ written notice to the Fund by either the Board or the Adviser. A discussion regarding the basis for the Board’s initial approval of the Investment Management Agreement will be available in the Fund’s initial shareholder report.

The Investment Management Agreement provides that, in the absence of willful misfeasance, bad faith, reckless disregard or gross negligence of its obligations to the Fund, the Adviser and any partner, director, officer or employee of the Adviser, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable for any error of judgment, for any mistake of law or for any act or omission by the person in connection with the performance of services to the Fund. The Investment Management Agreement also provides for indemnification, to the fullest extent permitted by law, by the Fund, of the Adviser, or any partner, director, officer or employee of the Adviser, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which the person may be liable that arises in connection with the performance of services to the Fund, so long as the liability or expense is not incurred by reason of the person’s willful misfeasance or gross negligence of its obligations to the Fund. Such indemnification includes losses sustained by the Adviser or its affiliates as an indemnitor under any sub-servicing or other agreement entered into by the Adviser for the benefit of the Fund to the extent that such losses relate to the Fund and the indemnity giving rise to the losses is not broader than that granted by the Fund to the Adviser or its affiliates pursuant to the Investment Management Agreement. The Fund has the right to consent before the Adviser settles or consents to the settlement of a claim involving such indemnitor losses (but such consent right will not affect the Adviser’s entitlement to indemnification).

Investment Management Fee

The Fund pays the Adviser an investment management fee (the “Investment Management Fee”) in consideration of the advisory and other services provided by the Adviser to the Fund. Pursuant to the Investment Management Agreement, the Investment Management Fee is paid monthly at a rate equal to 1.00% per annum based on the Fund’s net asset value calculated and accrued daily. The Investment Management Fee is paid monthly to the Adviser out of the Fund’s assets and decreases the net profits or increases the net losses of the Fund. The Investment Management Fee will be due and payable in arrears within fifteen business days after the end of each month.

The Investment Management Fee is paid monthly to the Adviser before giving effect to any repurchase of Shares effective as of that date and will decrease the net profits or increase the net losses of the Fund that are credited to its Shareholders.

A portion of the Investment Management Fee may be paid to brokers or dealers that assist in the distribution of Shares, including brokers or dealers that may be affiliated with the Adviser.

Pursuant to the management fee waiver agreement (“Management Fee Waiver Agreement”), the Adviser has agreed to waive the Investment Management Fee in full through for the twelve-month period beginning from the commencement of investment operations. Unless otherwise extended by agreement between the Fund and the Adviser, the Investment Management Fee payable by the Fund after the termination of the Management Fee Waiver Agreement will be at the annual rate of 1.00%. The waiver of the Investment Management Fee under the Management Fee Waiver Agreement is not subject to recoupment by the Adviser under the Expense Limitation Agreement, described herein.

Payment of Investment Management Fee in Shares

The Adviser has received an exemptive order from the SEC which permits the Fund to pay the Adviser all or a portion of its Investment Management Fee in Shares in lieu of paying the Adviser an equivalent amount of such fees in cash. Historical information regarding the Fund’s payments to the Adviser in Shares will be available by visiting the Fund’s website at www.hamiltonlane.com. As a condition of the exemptive relief, the Adviser will have to commit not to sell any such Shares received in lieu of a cash payment of its Investment Management Fee for at least 12 months from the date of issuance, except in exceptional circumstances.

Distributor

Distribution Services, LLC (the “Distributor”), whose principal business address is Three Canal Plaza, Suite 100, Portland, ME 04101, acts as Distributor to the Fund on a best-efforts basis, subject to various conditions, pursuant to a Distribution Agreement (the “Distribution Agreement”) between the Fund and the Distributor.

Neither the Distributor nor any other party is obligated to purchase any Shares from the Fund. There is no minimum aggregate number of Shares required to be purchased.

The Distributor may enter into agreements with selected broker-dealers, banks or other financial intermediaries for distribution of Shares. The Adviser and/or its affiliates may make payments to selected affiliated or unaffiliated third-parties (including the parties who have entered into sub-distribution agreements with the Distributor) from time to time in connection with the sale of Shares and/or the services provided to Shareholders. These payments will be made out of the Adviser’s and/or its affiliates’ own assets and will not represent an additional charge to the Fund. The amount of such payments may be significant in amount and the prospect of receiving any such payments may provide such third-parties or their employees with an incentive to favor sales of Shares over other investment options.

Investors who purchase shares through financial intermediaries will be subject to the procedures of those intermediaries through which they purchase shares, which may include charges, investment minimums, cutoff times and other restrictions in addition to, or different from, those listed herein. Information concerning any charges or services will be provided to customers by the financial intermediary through which they purchase shares. Investors purchasing Shares through financial intermediaries should acquaint themselves with their financial intermediary’s procedures and should read the Prospectus in conjunction with any materials and information provided by their financial intermediary. The Distributor does not receive compensation from the Fund for its distribution services, but may receive compensation for its distribution services from the Adviser. The Distribution and Service Plan will allow the Fund to pay distribution and servicing fees for the sale and servicing of its Class R Shares to the Fund’s Distributor and/or other qualified recipients. The Distributor does not retain any of the distribution and servicing fees for profit.

Pursuant to the Distribution Agreement, the Distributor is solely responsible for the costs and expenses incurred in connection with its qualification as a broker-dealer under state or federal laws. The Distribution Agreement also provides that the Fund will indemnify the Distributor and its affiliates and certain other persons against certain liabilities. The indemnification will not apply to actions of the Distributor, its officers, or employees in cases of their willful misfeasance, bad faith, or gross negligence in the performance of their duties.

Class R Shares are offered at their current net asset value less a maximum sales charge of 3.50% of the subscription amount. The Fund or Adviser may elect to reduce, otherwise modify or waive the sales charge with respect to any Shareholder. No sales charge is expected to be charged with respect to investments by the Adviser and its affiliates, directors, principals, officers and employees and others in the Fund’s sole discretion.

Distribution and Service Plan

The Fund has adopted a Distribution and Service Plan with respect to Class R in compliance with Rule 12b-1 under the 1940 Act. The Distribution and Service Plan allows the Fund to pay distribution and servicing fees for the sale and servicing of its Class R Shares. Under the Distribution and Service Plan, the Fund will be permitted to pay as compensation up to a maximum of 0.85% per year on Class R Shares on an annualized basis of the aggregate net assets of the Fund (the “Distribution and Servicing Fee”) to the Fund’s Distributor and/or other qualified recipients. The Distribution and Servicing Fee is paid out of the relevant class’s assets and decreases the net profits or increases the net losses of the Fund solely with respect to such class. Because the Distribution and Servicing Fee is paid out of the Fund’s assets on an on-going basis, over time these fees will increase the cost of a Shareholder’s investment and may cost the Shareholder more than paying other types of sales charges, if applicable. Up to 0.25% per annum of the Distribution and Servicing Fee may qualify as a “service fee” under FINRA rules and therefore will not be limited by FINRA rules which limit distribution fees as a percentage of total new gross sales. “Service fees” are defined for purposes of FINRA rules to mean fees paid for providing shareholder services or the maintenance of shareholder accounts. FINRA rules limit service fees to 0.25% of a fund’s average annual net assets. A portion of the Distribution and Servicing Fee may also be used to pay for sub-transfer agency, sub-accounting and certain other administrative services that are not required to be paid pursuant to a “service fee” under FINRA rules. Class I, Class Y and Class S Shares are not subject to the Distribution and Servicing Fee.

The Distribution and Servicing Fee to be paid to the Distributor for distribution of each class of Shares under the Distribution and Service Plan is as follows:

Class	Distribution and Service Fee
Class R Shares	0.85%
Class I Shares	None
Class Y Shares	None
Class S Shares	None

Administration

Administration Agreement

The Fund has retained the Administrator, UMB Fund Services, Inc., whose principal business address is 235 West Galena Street, Milwaukee, Wisconsin 53212, to provide administrative services, and to assist with operational needs. The Administrator provides such services to the Fund pursuant to an administration agreement between the Fund and the Administrator (the “Administration Agreement”). The Administrator is responsible directly or through its agents for, among other things, providing the following services to the Fund, as applicable: (1) maintaining a list of Shareholders and generally performing all actions related to the issuance and repurchase of Shares, if any, including delivery of trade confirmations and capital statements; (2) providing certain administrative, clerical and bookkeeping services; (3) providing transfer agency services, services related to the payment of distributions, and accounting services; (4) computing the net asset value of the Fund in accordance with U.S. GAAP and procedures defined in consultation with the Adviser; (5) assisting in the preparation of semi-annual and annual financial statements of the Fund in accordance with U.S. GAAP, quarterly reports of the operations of the Fund and information required for U.S. federal and applicable state and local income tax returns; (6) supervising regulatory compliance matters and preparing certain regulatory filings; and (7) performing additional services, as agreed upon, in connection with the administration of the Fund. The Administrator may from time to time delegate its responsibilities under the Administration Agreement to one or more parties selected by the Administrator, including its affiliates or affiliates of the Adviser.

In consideration for these services, the Administrator is paid a monthly fee calculated based upon the average net asset value of the Fund, subject to a minimum annual fee (the “Administration Fee”). The Administration Fee is paid to the Administrator out of the assets of the Fund and therefore decreases the net profits or increases the net losses of the Fund. The Administrator is also reimbursed by the Fund for out-of-pocket expenses relating to services provided to the Fund and receives a fee for transfer agency services. The Administration Fee and the other terms of the Administration Agreement may change from time to time as may be agreed to by the Fund and the Administrator.

The Administrator shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties unless solely caused by or resulting from the willful misconduct or gross negligence of the Administrator, its officers or employees. In addition, the Administrator will not be liable for any special, indirect, incidental, punitive or consequential damages, including lost profits, of any kind whatsoever (including, without limitation, attorneys’ fees) under any provision of the Administration Agreement or for any such damages arising out of any act or failure to act thereunder.

The Administration Agreement also provides that the Fund shall indemnify and hold the Administrator and its directors, officers, agents, and employees harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator resulting from any claim, demand, action or suit in connection with the Administrator’s acceptance of the Administration Agreement, any action or omission by the Administrator in the performance of its duties as administrator of the Fund, or as a result of acting upon instructions reasonably believed by it to have been duly authorized by the Fund or upon reasonable reliance on information or records given or made by the Fund or the Adviser. The indemnification will not apply to actions of the Administrator, its officers, or employees in cases of their own willful misconduct bad faith, reckless disregard or gross negligence in the performance of their duties.

Affiliate Administration Agreement

In addition, under the Legal Administration Agreement, the Adviser (in such capacity, the “Co-Administrator”) oversees the day-to-day operations of the Fund, including accounting, legal, clerical, portfolio, valuation, compliance, regulatory, tax investment monitoring and other monitoring services, information technology, operational or other administrative services, as requested by the Fund from time to time.

The Fund reimburses the Co-Administrator, as applicable, for its actual costs incurred in providing administrative services to the Fund, subject to the limitations set forth in the Affiliate Administration Agreement and the Expense Limitation Agreement. The Co-Administrator is required to allocate the cost of such services to the Fund based on factors such as assets, revenues, time allocations and/or other methods. At least annually, the Board reviews the methodology employed in determining how the expenses are allocated to the Fund. The Board then assesses the reasonableness of such reimbursements for expenses allocated to the Fund based on the breadth, depth and quality of such services as compared to the estimated cost to the Fund of obtaining similar services from third-party service providers known to be available. In addition, the Board considers whether any single third-party service provider would be capable of providing all such services at comparable cost and quality. Finally, the Board, among other things, compares the total amount paid to the Co-Administrator for such services as a percentage of the Fund’s net assets to the same ratios reported by other comparable investment companies. The Fund will not reimburse the Co-Administrator for any services for which it receives a separate fee or for any administrative expenses allocated to a controlling person of the Co-Administrator.

Pursuant to the Affiliate Administration Agreement, the Co-Administrator will be reimbursed for the administrative services performed by it on behalf of the Fund; provided, however, that (1) such costs are reasonably allocated by the Co-Administrator to the Fund on the basis of assets, revenues, time allocations and/or other method; and (2) such reimbursement shall be subject to any expense limitation of the Fund in effect at the time at which such reimbursement is otherwise payable.

Custodian

UMB Bank, n.a. (the “Custodian”), serves as the primary custodian of the assets of the Fund and may maintain custody of such assets with U.S. and non-U.S. sub-custodians (which may be banks and trust companies), securities depositories and clearing agencies in accordance with the requirements of Section 17(f) of the 1940 Act and the rules thereunder. Assets of the Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or non-U.S. sub-custodians in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is P.O. Box 219716, Kansas City, Missouri 64121.

Fund Expenses

All investment professionals of the Adviser and its staff, when and to the extent engaged in providing investment advisory services to the Fund, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser and not by the Fund, except as otherwise permitted by the Investment Management Agreement or herein. In addition, the Adviser is responsible for the payment of the compensation and expenses of those members of the Board and officers of the Fund affiliated with the Adviser, and making available, without expense to the Fund, the services of such individuals, subject to their individual consent to serve and to any limitations imposed by law.

The Fund will bear all other expenses to be incurred in its operation (including to the extent such operations are performed by the Adviser or its affiliates), including, without limitation, Investment Management Fees; distribution fees; fees for administrative services, servicing fees; interest; taxes; governmental fees; voluntary assessments and other expenses incurred in connection with membership in investment company organizations; organization costs of the Fund; the cost (including brokerage commissions, transaction fees or charges, if any) in connection with the purchase or sale of the Fund’s securities and other investments and any losses in connection therewith; fees and expenses of custodians, transfer agents, financial intermediaries, registrars, independent pricing vendors or other agents; acquisition or disposition fees; professional fees relating to investments, including expenses of consultants, investment bankers, attorneys, accountants and other experts; fees and expenses relating to software tools, programs or other technology (including risk management software, fees to risk management services providers, third-party software licensing, implementation, data management and recovery services and custom development costs);  research and market data (including news and quotation equipment and services, and any computer hardware and connectivity hardware (e.g., telephone and fiber optic lines) incorporated into the cost of obtaining such research and market data); taxes; legal expenses (including in connection with investment activities); loan commitment fees; expenses relating to share certificates; expenses relating to the issuing and redemption or repurchase of the Fund’s shares and servicing shareholder accounts; any costs and expenses associated with or related to due diligence performed with respect to the Fund’s offering of its shares, including but not limited to costs associated with or related to due diligence activities performed by, on behalf of, or for the benefit of broker-dealers, registered investment advisers, and third-party due diligence providers; expenses of registering and qualifying the Shares for sale under applicable federal and state law; expenses of preparing, setting in print, printing, mailing and distributing prospectuses and statements of additional information and any supplements thereto, reports, proxy statements, notices and dividends to the Shareholders; costs of stationery; website costs; fees and expenses of trustees not also serving in an officer capacity for the Fund or the Adviser; costs of meetings of the Board or any committee thereof, meetings of the Shareholders and other meetings of the Fund; Board fees; audit fees; travel expenses of officers, members of the Board and employees of the Fund, if any; costs associated with reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws, including compliance with The Sarbanes-Oxley Act; the Fund’s pro rata portion of premiums on any fidelity bond and other insurance covering the Fund and its officers, Board members and employees; litigation, arbitration, mediation, or government investigation expenses and any non-recurring or extraordinary expenses as may arise, including, without limitation, those relating to actions, suits or proceedings to which the Fund is a party and the legal obligation which the Fund may have to indemnify the Board and officers with respect thereto; expenses of the administration of the Fund, including negotiation of contracts and fees with, and the monitoring of performance and billings of, the Transfer Agent, Custodian, shareholder servicing agents and other independent contractors or agents; compliance, fund accounting, regulatory reporting, and tax reporting services; expenses related to the engagement of any third-party professionals, consultants, experts or specialists hired to perform work in respect of the Fund; all other expenses incurred by the Fund in connection with administering the Fund’s business, including the Fund’s allocable portion of the cost of the Fund’s chief compliance officer, treasurer, secretary, investor relations personnel and their respective staffs; and such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Fund is a party and legal obligations that the Fund may have to indemnify the Fund’s trustees, officers and/or employees or agents with respect to these actions, suits or proceedings. It also is understood that if the Adviser or any of its affiliates provide accounting services to the Fund, the Fund will reimburse the Adviser and its affiliates for their costs in providing such accounting services to the Fund.

In addition to the fees and expenses to be paid by the Fund under the Investment Management Agreement, Administration Agreement and Affiliate Administration Agreement, the Adviser and its affiliates will be entitled to reimbursement by the Fund of the Adviser’s and its affiliates’ cost of providing the Fund with certain non-advisory services. If persons associated with the Adviser or any of its affiliates, including persons who are officers of the Fund, provide accounting, legal, clerical, compliance or administrative and similar oversight services to the Fund at the request of the Fund, the Fund may reimburse the Adviser and its affiliates for their costs in providing such accounting, legal, clerical, compliance or administrative and similar oversight services to the Fund (which costs may include an allocation of overhead including rent and the allocable portion of the salaries and benefits of the relevant persons and their respective staffs, including travel expenses). Nothing contained in the Investment Management Agreement, Administration Agreement and Affiliate Administration Agreement shall be construed to restrict the Fund’s right to hire its own employees or to contract for services to be performed by third parties.

The Adviser and its affiliates may be entitled to receive topping, break-up, monitoring, directors’ organizational, set-up, advisory, investment banking, syndication and other similar fees in connection with the purchase, monitoring or disposition of portfolio investments or from unconsummated transactions. Any such fees earned in respect of the portfolio investments shall be for the benefit of the Fund.

Pursuant to the Management Fee Waiver Agreement, the Adviser has agreed to waive the Investment Management Fee in full through for the twelve-month period beginning from the commencement of investment operations. Unless otherwise extended by agreement between the Fund and the Adviser, the Investment Management Fee payable by the Fund after the termination of the Management Fee Waiver Agreement will be at the annual rate of 1.00%. The waiver of the Investment Management Fee under the Management Fee Waiver Agreement is not subject to recoupment by the Adviser under the Expense Limitation Agreement, described below.

The Adviser has entered into an expense limitation agreement (the “Expense Limitation Agreement”) with the Fund, whereby the Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund (a “Waiver”), if required to ensure the Total Annual Expenses do not exceed 1.50%, 0.80%, 0.65% and 0.65% of the average daily net assets of Class R Shares, Class I Shares, Class Y Shares and Class S Shares, respectively (the “Expense Limit”). “Total Annual Expenses” includes all expenses incurred in the business of the Fund, including organizational and offering costs, with the following exceptions: (i) taxes, (ii) interest, (iii) brokerage commissions, (iv) certain transaction-related expenses (including interest and structuring costs for borrowings and line(s) of credit), (v) the Investment Management Fee, (vi) distribution and/or servicing fees, (vii) sub-transfer agency, sub-accounting and shareholder servicing fees, (viii) any acquired fund fees and expenses, (ix) dividend and interest expenses relating to short sales, (x) borrowing costs, (xi) merger or reorganization expenses, (xii) Shareholder meetings expenses, (xiii) litigation expenses and (xiv) extraordinary expenses. For a period not to exceed three years from the date on which a Waiver is made, the Adviser may recoup amounts waived or assumed, provided it is able to effect such recoupment without causing the Fund’s expense ratio (after recoupment) to exceed the lesser of (a) the expense limit in effect at the time of the waiver, and (b) the expense limit in effect at the time of the recoupment. The Expense Limitation Agreement has a term ending July 31, 2027, and will automatically renew thereafter for consecutive twelve-month terms, provided that such continuance is specifically approved at least annually by a majority of the Trustees. The Expense Limitation Agreement may be terminated by the Fund’s Board of Trustees upon thirty days’ written notice to the Adviser.

The Portfolio Funds bear various fees and expenses in connection with their operations. These fees and expenses are similar to those incurred by the Fund. In addition, the Portfolio Funds pay asset-based fees to their Portfolio Fund Managers and generally may pay performance-based fees or allocations to their Portfolio Fund Managers, which effectively reduce the investment returns of the Portfolio Funds. These expenses, fees, and allocations are in addition to those incurred by the Fund directly. As an investor in the Portfolio Funds, the Fund bears a portion of the expenses and fees of the Portfolio Funds. Such indirect fees and expenses are borne by the Fund.

The Fund bears directly certain ongoing offering costs associated with the offering of Shares, which will be amortized over a 12-month period on a straight-line basis. Offering costs cannot be deducted by the Fund or the Shareholders for U.S. federal income tax purposes.

The Fund’s fees and expenses decrease the net profits or increase the net losses of the Fund.

Voting

Each Shareholder has the right to cast a number of votes, based on the value of such Shareholder’s Shares, at any meeting of Shareholders called by the (i) Board or (ii) Shareholders holding at least a majority of the total number of votes eligible to be cast by all Shareholders. Except for the exercise of such voting privileges, Shareholders will not be entitled to participate in the management or control of the Fund’s business and may not act for or bind the Fund. Also, the Fund is not required, and does not intend, to hold annual meetings of its Shareholders unless called for under the provisions of the 1940 Act.

Conflicts of Interest

The Fund may be subject to a number of actual and potential conflicts of interest, including, but not limited to, those set forth in further detail below.

Affiliates

The Adviser and its affiliates engage in financial advisory activities that are independent from, and may from time to time conflict with, those of the Fund. In the future, there might arise instances where the interests of such affiliates conflict with the interests of the Fund. The Adviser and its affiliates may provide services to, invest in, advise, sponsor and/or act as investment manager to investment vehicles and other persons or entities (including prospective investors in the Fund) which may have structures, investment objectives and/or policies that are similar to (or different than) those of the Fund; and which may compete with the Fund for investment opportunities. In addition, the Adviser, its affiliates and their respective clients may themselves invest in securities that would be appropriate for the Fund or the Portfolio Funds and may compete with the Portfolio Funds for investment opportunities. By acquiring Shares, each Shareholder will be deemed to have acknowledged the existence of any such actual and potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest, except as may otherwise be provided under the provisions of applicable state law or Federal securities law which cannot be waived or modified.

Although the Adviser and its affiliates seek to allocate investment opportunities among the Fund and their other clients in a fair and reasonable manner, there can be no assurance that an investment opportunity which comes to the attention of the Adviser or its affiliates will be appropriate for the Fund or will be referred to the Fund. Generally, the Adviser and its affiliates are not obligated to refer any investment opportunity to the Fund, except as required to comply with the conditions of the Section 17(d) Order.

The directors, partners, trustees, managers, members, officers and employees of the Adviser and their affiliates may buy and sell securities or other investments for their own accounts (including through funds managed by the Adviser or its affiliates). As a result of differing trading and investment strategies or constraints, investments may be made by directors, partners, trustees, managers, members, officers and employees that are the same, different from or made at different times than investments made for the Fund. To reduce the possibility that the Fund will be materially adversely affected by the personal trading described above, each of the Fund and the Adviser have adopted codes of ethics (collectively, the “Codes of Ethics”) in compliance with Section 17(j) of the 1940 Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the portfolio transactions of the Fund. The Codes of Ethics can be reviewed and may be obtained by calling the SEC at 1-202-942-8090. The Codes of Ethics are also available on the EDGAR Database on the SEC’s Internet site at sec.gov, and copies may be obtained, after paying a duplicating fee, by email at publicinfo@sec.gov.

Affiliates of the Adviser may in the future have other clients with investment objectives that are similar to or compete with the Fund’s investment objectives, including private funds and managed accounts. The Fund will not engage in Section 17(d) investments alongside affiliates except to the extent permitted by the Section 17(d) Order or unless such investments are not prohibited by Section 17(d) of the 1940 Act or interpretations of Section 17(d) as expressed in SEC no-action letters or other available guidance.

In addition, conflicts may arise from time to time where the Fund, on the one hand, and other clients of the Adviser or funds managed by the Adviser, on the other hand, invest in different securities of the same Portfolio Fund. The Adviser maintains a conflicts policy that contains procedures governing investments made in multiple classes of securities of the same Portfolio Fund that covers identifying and mitigating such conflicts, which conflicts policy may be updated from time to time. The Adviser will be authorized to resolve such conflicts on a case-by-case basis in its good faith discretion in accordance with its conflicts policy, taking into account the interests of the Fund and its other respective clients and the Adviser’s obligations under ERISA and other applicable laws. In certain circumstances, the Adviser may, in accordance with its conflicts policy, refrain from making a discretionary decision on how to exercise the Fund’s voting rights or consent rights by abstaining or by aligning with the majority of other investors or with the sponsor’s or agent’s recommendation, including in circumstances where the Adviser’s clients whose assets are “plan assets” subject to Title I of ERISA are invested in a junior class of securities in a Portfolio Fund relative to the Fund. There can be no assurance that the Adviser will be permitted to exercise voting discretion in such circumstances or that such conflicts will be resolved in favor of the Fund.

Regulatory Restrictions, Affiliated Transactions and Position Limits

There may be periods when the Adviser could preclude the Fund from purchasing particular securities or financial instruments, even if such securities or financial instruments would otherwise meet the Fund’s objectives. The Adviser has received the Section 17(d) Order, an exemptive order from the SEC that permits the Fund to, among other things and subject to the conditions of the order, invest in aggregated transactions alongside certain other persons, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates, that involve the negotiation of certain terms of the private placement securities to be purchased (in addition to price-related terms), subject to certain terms and conditions.

The Adviser will not cause the Fund to engage in investments alongside affiliates in private placement securities that involve the negotiation of certain terms of the private placement securities to be purchased (other than price-related terms), except in reliance on the Section 17(d) Order or unless such investments otherwise qualify for another 1940 Act exemption or are entered into in accordance with interpretations of Section 17(d) and Rule 17d-1 as expressed in SEC no-action letters or other available guidance, including aggregated transactions where only price-related terms of the private placement security to be purchased are negotiated by the Adviser.

Under the terms of the Section 17(d) Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Fund’s independent trustees must be able to reach certain conclusions in connection with investments alongside affiliates in private placement securities that involve the negotiation of certain terms of the private placement securities to be purchased (other than price-related terms), including that (1) the terms of the proposed transaction are reasonable and fair to the Fund and its Shareholders and do not involve overreaching of the Fund or its Shareholders on the part of any person concerned and (2) the transaction is consistent with the interests of the Shareholders. The Section 17(d) Order is subject to certain terms and conditions so there can be no assurance that the Fund will be permitted to invest in aggregated transactions alongside certain of the Fund’s affiliates other than in the circumstances currently permitted by regulatory guidance and the Section 17(d) Order. The Adviser’s investment allocation policies and procedures can be revised at any time without notice to, or consent from, the Shareholders.

The Fund, together with interests held by other clients of the Adviser, may be limited from owning or controlling, directly or indirectly, interests in Portfolio Funds or other issuers that equal or exceed 5% of such issuer’s outstanding voting securities. In addition, the Fund may seek to invest in a Portfolio Fund’s non-voting securities and, together with interests held by other clients of the Adviser, may be limited in the amount it can invest. Such limitations are intended to ensure that an underlying Portfolio Fund not be deemed an “affiliated person” of the Fund for purposes of the 1940 Act, which may impose limits on the Fund’s dealings with the Portfolio Fund and its affiliated persons. As a general matter, however, the Portfolio Funds in which the Fund will invest do not typically provide their Shareholders with an ability to vote to appoint, remove or replace the general partner of the Portfolio Fund (except under quite limited circumstances that are not presently exercisable). Notwithstanding these limitations, under certain circumstances the Fund could become an affiliated person of a Portfolio Fund or another issuer. In such circumstances, the Fund may be restricted from transacting with the Portfolio Fund or its portfolio companies absent an applicable exemption (whether by rule or otherwise).

Allocation of the Adviser’s and its Affiliates’ Time

The Fund substantially relies on the Adviser to manage the day-to-day activities of the Fund and to implement the Fund’s investment strategy. The Adviser and certain of its affiliates are presently, and plan in the future to continue to be, involved with activities which are unrelated to the Fund. For example, the Adviser and its affiliates are not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with the Fund and/or may involve substantial time and resources of the Adviser. These activities could be viewed as creating a conflict of interest in that the time and effort of the Adviser, its affiliates and each of their officers and employees will not be devoted exclusively to the Fund’s business but will be allocated between the Fund and the management of the assets of other advisees of the Adviser and its affiliates. The Adviser and its employees will devote only as much of their time to the Fund’s business as the Adviser and its employees, in their judgment, determine is reasonably required, which may be substantially less than their full time. Therefore, the Adviser, its employees and certain affiliates may experience conflicts of interest in allocating management time, services and functions among the Fund and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliated entities than to the Fund.

Nevertheless, the Fund believes that the members of the Adviser’s senior management and the other key professionals have sufficient time to fully discharge their responsibilities to the Fund and to the other businesses in which they are involved. The Fund believes that its affiliates and executive officers will devote the time required to manage the business and expect that the amount of time a particular executive officer or affiliate devotes to the Fund will vary during the course of the year and depend on the Fund’s business activities at the given time.

Compensation Arrangements

The Adviser may receive substantial fees from the Fund in return for its services, and these fees could influence the advice provided by the Adviser. Among other matters, the compensation arrangements could affect the Adviser’s judgment with respect to offerings of equity by the Fund, which allow the Adviser to earn increased Investment Management Fees.

Selection of Service Providers

Subject to the limitations of the 1940 Act and SEC guidance, the Adviser, the Fund and/or its existing and potential portfolio companies may engage service providers to perform certain non-advisory services in which Hamilton Lane, including its affiliates, either for its own accounts or the accounts of its clients, owns an interest (“affiliated service providers”).

The relationship between Hamilton Lane and an affiliated service provider will give rise to conflicts of interest between Hamilton Lane and the affiliated service provider, on the one hand, and clients of Hamilton Lane (including the Fund), on the other hand, to or with respect to whom such service provider provides services, or in respect of the Hamilton Lane clients (including the Fund) that have an interest in any potential or existing portfolio company or investment to or with respect to which any affiliated service provider provides services. In addition, affiliated service providers can provide services to third parties, including third parties that are competitors of Hamilton Lane or one or more of its affiliates, Hamilton Lane clients or their existing or potential portfolio companies or investments. In such cases, the affiliated service provider will generally not take into consideration the interests of the Fund or its portfolio companies, but rather will take into account its own interests.

An affiliated service provider may also come into possession of information that it is prohibited from acting on or disclosing (including on behalf of the Fund) as a result of applicable confidentiality requirements or applicable law, even though such action or disclosure would be in the best interest of the Fund or a portfolio company.

When the Fund engages a service provider directly, the Board will select the Fund’s service providers (which may include affiliated service providers) and will determine the compensation of such providers without review by or the consent of any Shareholders (but subject to Board approval). The Fund, regardless of the relationship between Hamilton Lane and the service provider, will bear the fees, costs and expenses related to such services. This will create an incentive for the Adviser to recommend a service provider in which Hamilton Lane owns an interest, or to otherwise select service providers based on the potential benefit to Hamilton Lane or its affiliates rather than to the Fund (subject to the requirements of the 1940 Act and applicable guidance). Furthermore, the Fund can engage the same service provider to provide services to the Fund that also provides services to Hamilton Lane or any such affiliate, which creates a potential conflict of interest to the extent the interests of such parties are not aligned.

Dividends And Distributions

The Fund intends to qualify each taxable year as a RIC under Subchapter M of the Code. To qualify and remain eligible for the special tax treatment accorded to RICs under the Code, the Fund is required to distribute at least 90% of its net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, to its Shareholders in each taxable year. For any distribution, the Fund will calculate each Shareholder’s specific distribution amount for the period using record and declaration dates. The Fund may also pay special interim distributions in the form of cash or Shares at the discretion of the Board.

The Fund expects to distribute net investment income, if any, at least quarterly, and net realized capital gain, if any, at least annually. The Fund may also pay a special distribution to comply with federal income tax requirements. The Fund’s distributions will vary based on the performance of its underlying holdings. In addition, certain wholly-owned subsidiaries through which the Fund invests have elected to be treated as a corporations for U.S. federal income tax purposes. Such subsidiaries will be subject to a corporate-level U.S. federal income tax, which tax may reduce the amount of cash available for distribution to Shareholders. The distributions may be modified by the Board from time to time and the Board may make distributions in its sole discretion. To the extent that distributions include a return of capital to Shareholders, these are not dividends and are simply a return of the amounts that Shareholders invested. Although such distributions are not currently taxable, such distributions will have the effect of lowering a Shareholder’s tax basis in the Shares, which will result in a higher tax liability when the Shares are sold, even if they have not increased in value, or, in fact, have lost value. The Fund currently targets making quarterly distributions of substantially all of its income, along with an annual capital gains distribution. However, there is no guarantee that the Fund will distribute such amount each year and distributions could be less than, or exceed, this target range. In addition, the target annualized distribution may exceed earnings and cash flow from operating activities and may be paid from borrowings, proceeds from private offerings, amounts from the Fund’s affiliates that are subject to repayment by investors and other sources, including the sale of our assets or return of capital.

Unless Shareholders elect to receive distributions in the form of cash, the Fund intends to make its ordinary and special distributions in the form of additional Shares under the DRIP. Any distributions reinvested under the DRIP will nevertheless remain subject to U.S. federal (and applicable state and local) taxation to Shareholders. The Fund may finance its cash distributions to Shareholders from any sources of funds available to the Fund, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets (including portfolio investments), non-capital gains proceeds from the sale of assets (including portfolio investments), dividends or other distributions paid to the Fund on account of preferred and common equity investments by the Fund in portfolio companies and expense reimbursements from the Adviser. The Fund has not established limits on the amount of funds the Fund may use from available sources to make distributions.

Each year a statement on IRS Form 1099-DIV (or successor form), identifying the character (e.g., as ordinary income, qualified dividend income or long-term capital gain) of the distributions, will be provided to Shareholders. The Fund’s distributions may exceed the Fund’s earnings, especially during the period before the Fund has substantially invested the proceeds from this offering. As a result, a portion of the distributions the Fund makes may represent a return of capital for U.S. federal income tax purposes. A return of capital generally is a return of your investment rather than a return of earnings or gains derived from the Fund’s investment activities and will be made after deduction of the fees and expenses payable in connection with the offering, including any fees payable to the Adviser. See “CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS.” There can be no assurance that the Fund will be able to pay distributions at a specific rate or at all.

The Fund intends to qualify each year as a RIC under the Code. To maintain RIC tax status, the Fund must, among other things, distribute at least 90% of its net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. A RIC may satisfy the 90% distribution requirement by distributing dividends (other than capital gain dividends) during the taxable year (including dividends declared in October, November or December of a taxable year that, if paid in the following January, are treated as paid by a RIC and received by its shareholders in the prior taxable year). In addition, a RIC may, in certain cases, satisfy the 90% distribution requirement by distributing dividends relating to a taxable year after the close of such taxable year under the “spillover dividend” provisions of the Code. If a RIC makes a spillover dividend, the amounts will be included in IRS Form 1099-DIV for the year in which the spillover dividend is paid.

The Fund can offer no assurance that it will achieve results that will permit the Fund to pay any cash distributions. If the Fund issues senior securities, the Fund will be prohibited from making distributions if doing so causes the Fund to fail to maintain the asset coverage ratios stipulated by the 1940 Act or if distributions are limited by the terms of any of the Fund’s borrowings. In addition, certain wholly-owned subsidiaries through which the Fund invests have elected to be treated as a corporation for U.S. federal income tax purposes. Such subsidiaries will be subject to a corporate-level U.S. federal income tax, which tax may reduce the amount of cash available for distribution to Shareholders.

Dividend Reinvestment Plan

The Fund has adopted an “opt-out” dividend reinvestment plan pursuant to which all Shareholders will have the full amount of their cash distributions reinvested in additional Shares unless a Shareholder elects otherwise. Any distributions of the Fund’s Shares pursuant to the DRIP are dependent on the continued registration of the Fund’s securities or the availability of an exemption from registration in the recipient’s home state. Participants in the DRIP are free to elect to participate or terminate participation in the DRIP within a reasonable time as specified below.

If you elect not to participate in the DRIP, you will receive any distributions the Fund declares in cash. For example, if the Board authorizes, and the Fund declares, a distribution, then unless you have “opted-out” of the DRIP, you will have your cash distributions reinvested in additional Shares, rather than receiving the cash distributions. Shares issued pursuant to the DRIP will have the same voting rights as the Fund’s Shares acquired by subscription to the Fund.

If you wish to participate in the DRIP and receive your distribution in additional Shares, no action will be required on your part to do so. Investors that wish to receive their distributions in cash may do so by making a written election to not participate in the DRIP or by notifying the Administrator in writing at 235 West Galena Street, Milwaukee, Wisconsin 53212. Such written notice must be received by the Administrator 60 days prior to the record date of the distribution or the Shareholder will receive such distribution in shares through the DRIP. If Shares are held by a broker or other financial intermediary, in some circumstances a Shareholder may “opt-out” of the DRIP by notifying its broker or other financial intermediary of such election. Please check with your broker or other financial intermediary for more details.

There are no selling commissions, dealer manager fees or other sales charges to you as a result of your participation in the DRIP. The Fund pays the Administrator’s fees under the DRIP. If you receive your distributions in the form of Shares as part of the DRIP, you generally are subject to the same U.S. federal, state and local tax consequences as you would be had you elected to receive your distributions in cash.

Your basis for determining gain or loss upon the sale of Shares received in a distribution from the Fund will be equal to the total dollar amount of the distribution payable in cash. Any Shares received in a distribution will have a holding period for tax purposes commencing on the day following the day on which the Shares are credited to your account. The Fund reserves the right to amend, suspend or terminate the DRIP. You may terminate your account under the DRIP by notifying the Administrator at UMB Fund Services, Inc., 235 West Galena Street, Milwaukee, Wisconsin 53212, or by calling the Administrator at (888) 882-8212.

All correspondence concerning the DRIP should be directed to the Administrator by mail at Hamilton Lane Credit Income Fund, c/o UMB Fund Services, Inc., 235 West Galena Street, Milwaukee, Wisconsin 53212, or by calling the Administrator at (888) 882-8212.

OUTSTANDING SECURITIES
Title of Class	Amount Authorized	Amount Outstanding(1)
Class R	Unlimited	None
Class I	Unlimited	None
Class Y	Unlimited	None
Class S	Unlimited	10,000

____________

(1)      As of January 16, 2026.

Repurchases of Shares

The Fund does not currently intend to list its Shares on any securities exchange and does not expect any secondary market for them to develop in the foreseeable future. Therefore, Shareholders should expect that they will be unable to sell their Shares for an indefinite time or at a desired price. No Shareholder will have the right to require the Fund to repurchase such Shareholder’s Shares or any portion thereof. Shareholders may not transfer their investment from the Fund to any other registered investment company. Because no public market exists for the Shares, and none is expected to develop in the foreseeable future, Shareholders will not be able to liquidate their investment, other than through the Fund’s share repurchase program, or, in limited circumstances, as a result of transfers of Shares to other investors.

To provide Shareholders with limited liquidity, the Fund is structured as an “interval fund” and intends to conduct quarterly offers to repurchase between 5% and 25% of its outstanding Shares at NAV, pursuant to Rule 23c-3 under the 1940 Act, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). In connection with any given repurchase offer, it is expected the Fund will offer to repurchase only the minimum amount of 5% of its outstanding Shares. The Fund currently expects to conduct its first repurchase offer following the second full quarter of Fund operations. The offer to purchase Shares is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). The Repurchase Offer Notice is sent to Shareholders at least 21 calendar days before the Repurchase Request Deadline. The Fund expects to determine the NAV applicable to repurchases on the Repurchase Request Deadline. However, the NAV will be calculated no later than the Repurchase Pricing Date. The Fund expects to distribute payment to Shareholders between one and three business days after the Repurchase Pricing Date and will distribute such payment no later than seven calendar days after such date. The Fund’s Shares are not listed on any securities exchange. Accordingly, you may not be able to sell Shares when and/or in the amount that you desire. Thus, the Shares are appropriate only as a long-term investment. In addition, the Fund’s repurchase offers may subject the Fund and Shareholders to special risks.

The timeline below summarizes the key dates in the repurchase process:

Determination of Repurchase Offer Amount

The Board, or a committee thereof, in its sole discretion, will determine the number of Shares that the Fund will offer to repurchase (the “Repurchase Offer Amount”) for a given Repurchase Request Deadline. The Repurchase Offer Amount, however, will be no less than 5% and no more than 25% of the total number of Shares outstanding on the Repurchase Request Deadline.

If Shareholders tender for repurchase more than the Repurchase Offer Amount, the Fund may, but is not required to, repurchase an additional amount of Shares not to exceed 2.00% of the outstanding Shares on the repurchase request deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if Shareholders tender Shares in an amount exceeding the Repurchase Offer Amount plus 2.00% of the outstanding shares on the Repurchase Request Deadline, the Fund will repurchase the Shares on a pro rata basis. However, the Fund may accept all Shares tendered for repurchase by Shareholders who own less than one hundred (100) Shares and who tender all of their Shares, before prorating other amounts tendered. There is no assurance that Shareholders will be able to sell as many Shares as desired in a repurchase offer or in any subsequent repurchase offer.

In the event that Shareholders tender for repurchase more than the Repurchase Offer Amount, the Fund may repurchase the Shares on a pro rata basis, which may result in the Fund not honoring the full amount of a required minimum distribution requested by a Shareholder. With respect to any required minimum distributions from an IRA or other qualified retirement plan, it is the obligation of the Shareholder to determine the amount of any such required minimum distribution and to otherwise satisfy the required minimum.

In the event a repurchase offer is oversubscribed and in accordance with rules promulgated by the SEC, the Fund may accept for purchase additional Shares representing up to 2.0% of the aggregate NAV of its outstanding Shares without amending or extending the repurchase offer. However, the decision whether to accept for purchase additional outstanding shares is solely in the discretion of the Fund and its Board, and there is no guarantee that the Fund and Board will determine to accept any additional shares for purchase. If a repurchase offer is oversubscribed by Shareholders, the Fund will repurchase only a pro rata portion of the Shares tendered by each Shareholder.

The Fund will assume all fees and expenses related to a repurchase of Shares. If a Shareholder tenders a number of Shares that would cause the aggregate NAV of the Shareholder’s holdings to fall below the required minimum, the Fund reserves the right to reduce the amount to be repurchased from the Shareholder so that the required minimum balance is maintained. The Fund may also repurchase all of such a Shareholder’s Shares. The Fund or the Adviser may waive the minimum account balance from time to time.

Other than the early repurchase fee, the Fund does not presently intend to impose any charges on the repurchase of Shares. However, the Fund is permitted to allocate to Shareholders, whose Shares are repurchased, costs and charges imposed by a Portfolio Fund in connection with portfolio investments, if the Adviser determines to liquidate such interests as a result of repurchase tenders by Shareholders and such charges are imposed on the Fund. In the event that any such charges are allocated to the Fund, and subject to applicable law, the Fund may allocate such charges to the Shareholders whose repurchase tenders resulted in the repurchase of a portion of the Shares that resulted in such charges. Additionally, as described above, the Board may offer to repurchase at a discount to net asset value under certain circumstances.

A Shareholder who tenders some but not all of its Shares for repurchase will be required to maintain a minimum account balance of $2,500 worth of Shares. Such minimum account balance requirement may be waived by the Fund, in its sole discretion. The Fund reserves the right to reduce the amount to be repurchased from a Shareholder so that the required account balance is maintained. Additionally, the Fund may accept all Shares tendered for repurchase by Shareholders who own less than one hundred (100) Shares and who tender all of their Shares, before prorating other amounts tendered.

In the event that the Adviser or any of its affiliates holds Shares in its capacity as a Shareholder, such Shares may be tendered for repurchase in connection with any repurchase offer made by the Fund, without notice to the other Shareholders.

Notice to Shareholders

No less than 21 days and more than 42 days before each Repurchase Request Deadline, the Fund shall send to each Shareholder of record and to each beneficial owner of the Shares that are the subject of the repurchase offer a notification (“Shareholder Notification”). The Shareholder Notification will contain information Shareholders should consider in deciding whether to tender their Shares for repurchase. The notice also will include detailed instructions on how to tender shares for repurchase, state the Repurchase Offer Amount and identify the dates of the Repurchase Request Deadline, the scheduled Repurchase Pricing Date, and the date the repurchase proceeds are scheduled for payment (the “Repurchase Payment Deadline”). The notice also will set forth the NAV that has been computed no more than seven days before the date of notification, and how Shareholders may ascertain the NAV after the notification date.

Repurchase Price

The repurchase price of the Shares will be the NAV of the Share class as of the close of regular trading on the NYSE on the Repurchase Pricing Date. You may call UMB Fund Services, Inc. to learn the NAV. The Shareholder Notification also will provide information concerning the NAV, such as the NAV as of a recent date or a sampling of recent NAVs, and a toll-free number for information regarding the repurchase offer.

Early Repurchase Fee

A 2.00% early repurchase fee will be charged by the Fund with respect to any repurchase of Shares from a Shareholder at any time prior to the day immediately preceding the one-year anniversary of the Shareholder’s purchase of the Shares. Shares tendered for repurchase will be treated as having been repurchased on a FIFO “first-in, first-out” basis. An early repurchase fee payable by a Shareholder may be waived by the Fund in circumstances where the

Board determines that doing so is in the best interests of the Fund. The early repurchase fee will not apply to Shares acquired through dividend reinvestment, and the Fund may waive the early repurchase fee in its sole discretion under certain circumstances: (i) with respect to repurchase requests submitted by discretionary model portfolio management programs (and similar arrangements); (ii) with respect to repurchase requests from feeder funds (or similar vehicles) primarily created to hold Shares, which are offered to non-U.S. persons, where such funds seek to avoid imposing such a deduction because of administrative or systems limitations; (iii) pursuant to an asset allocation program, wrap fee program or other investment program offered by a financial institution where investment decisions are made on a discretionary basis by investment professionals; and (iv) pursuant to an automatic non-discretionary rebalancing program. To the extent the Fund determines to waive, impose scheduled variations of, or eliminate an early repurchase fee it will do so consistently with the requirements of Rule 22d-1 under the 1940 Act, and the Fund’s waiver of, scheduled variation in, or elimination of, the early repurchase fee will apply uniformly to all Shareholders regardless of Class.

Repurchase Amounts and Payment of Proceeds

Shares tendered for repurchase by Shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate Repurchase Offer Amount established for that Repurchase Request Deadline. Payment pursuant to the repurchase offer will be made by check to the Shareholder’s address of record or credited directly to a predetermined bank account on the Purchase Payment Date, which will be no more than seven days after the Repurchase Pricing Date. The Board may establish other policies for repurchases of Shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

If Shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund may, but is not required to, repurchase an additional amount of Shares not to exceed 2.00% of the outstanding Shares on the Repurchase Request Deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if Shareholders tender shares in an amount exceeding the Repurchase Offer Amount plus 2.00% of the outstanding Shares on the Repurchase Request Deadline, the Fund will repurchase the Shares on a pro rata basis. However, the Fund may accept all Shares tendered for repurchase by Shareholders who own less than one hundred (100) Shares and who tender all of their Shares, before prorating other amounts tendered.

With respect to any required minimum distributions from an IRA or other qualified retirement plan, it is the obligation of the Shareholder to determine the amount of any such required minimum distribution and to otherwise satisfy the required minimum. In the event that Shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund will repurchase the shares on a pro rata basis, which may result in the Fund not honoring the full amount of a required minimum distribution requested by a Shareholder.

Suspension or Postponement of Repurchase Offer

The Fund may suspend or postpone a repurchase offer only: (a) if making or effecting the repurchase offer would cause the Fund to lose its status as a RIC under the Code; (b) for any period during which the NYSE or any market on which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (c) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (d) for such other periods as the SEC may by order permit for the protection of Shareholders.

Liquidity Requirements

The Fund must maintain liquid assets equal to the Repurchase Offer Amount from the time that the notice is sent to Shareholders until the Repurchase Pricing Date. The Fund will ensure that a percentage of its net assets equal to at least 100% of the Repurchase Offer Amount consists of assets that can be sold or disposed of in the ordinary course of business at approximately the price at which the Fund has valued the investment within the time period between the Repurchase Request Deadline and the Repurchase Payment Deadline. The Board has adopted procedures that are reasonably designed to ensure that the Fund’s assets are sufficiently liquid so that the Fund can comply with the repurchase offer and the liquidity requirements described in the previous paragraph. If, at any time, the Fund falls out of compliance with these liquidity requirements, the Board will take whatever action it deems appropriate to ensure compliance.

Consequences of Repurchase Offers

Repurchase offers will typically be funded from available cash or sales of portfolio securities. Payment for repurchased shares, however, may require the Fund to liquidate portfolio holdings earlier than the Adviser otherwise would, thus increasing the Fund’s portfolio turnover and potentially causing the Fund to realize losses. The Adviser intends to take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of shares. If the Fund borrows to finance repurchases, interest on that borrowing will negatively affect Shareholders who do not tender their shares in a repurchase offer by increasing the Fund’s expenses and reducing any net investment income. To the extent the Fund finances repurchase amounts by selling portfolio investments, the Fund may hold a larger proportion of its assets in less liquid securities. The sale of portfolio securities to fund repurchases also could reduce the market price of those underlying securities, which in turn would reduce the Fund’s net asset value.

Repurchase of the Fund’s shares will tend to reduce the amount of outstanding Shares and, depending upon the Fund’s investment performance, its net assets. A reduction in the Fund’s net assets would increase the Fund’s expense ratio, to the extent that additional shares are not sold, and expenses otherwise remain the same (or increase). In addition, the repurchase of Shares by the Fund will be a taxable event to Shareholders.

The Fund is intended as a long-term investment. The Fund’s quarterly repurchase offers are a Shareholder’s only means of liquidity with respect to his or her Shares. Shareholders have no rights to redeem or transfer their Shares, other than limited rights of a Shareholder’s descendants to redeem Shares in the event of such Shareholder’s death pursuant to certain conditions and restrictions. The Shares are not traded on a securities exchange and no secondary market exists for the Shares.

Mandatory Redemption by the Fund

In accordance with the terms and conditions of the Agreement and Declaration of Trust, the Fund may cause a mandatory redemption of all or some of the Shares of a Shareholder, or any person acquiring Shares from or through a Shareholder, in the event that the Board determines or has reason to believe, in its sole discretion, that: (i) ownership of the Shares by such Shareholder or other person will cause the Fund to be in violation of, or subject the Fund or the Adviser to additional registration or regulation under the securities, commodities, or other laws of the United States or any other jurisdiction; (ii) continued ownership of the Shares by such Shareholder may subject the Fund or any Shareholders to an undue risk of adverse tax consequences; or (iii) any representation or warranty made by a Shareholder in connection with the acquisition of Shares was not true when made or has ceased to be true, or the Shareholder has breached any covenant made by it in connection with the acquisition of Shares. Mandatory redemptions will be conducted consistent with Rule 23c-2 under the 1940 Act.

Transfers of Shares

No person shall become a substituted Shareholder of the Fund without the consent of the Fund, which consent may be withheld in its sole discretion. Shares held by Shareholders may be transferred only: (i) by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Shareholder; or (ii) under other limited circumstances, with the consent of the Board (which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances).

In connection with any request to transfer Shares, the Fund may require the Shareholder requesting the transfer to obtain, at the Shareholder’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request. The Board generally will not consent to a transfer of Shares by a Shareholder (i) unless such transfer is to a single transferee, or (ii) if, after the transfer of the Shares, each of the transferee and transferor own less than $2,500 worth of Shares. Each transferring Shareholder and transferee may be charged reasonable expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer.

Any transferee acquiring Shares by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Shareholder, will be entitled to the allocations and distributions allocable to the Shares so acquired, to transfer the Shares in accordance with the terms of the Agreement and Declaration of Trust and to tender the Shares for repurchase by the Fund, but will not be entitled to the other rights of a Shareholder unless and until the transferee becomes a substituted Shareholder as specified in the Agreement and Declaration of Trust. If a Shareholder transfers Shares with the approval of the Board, the Fund shall as promptly as practicable take all necessary actions so that each transferee or successor to whom the Shares are transferred is admitted to the Fund as a Shareholder.

By purchasing Shares, each Shareholder agrees to indemnify and hold harmless the Fund, the Board, the Adviser, and each other Shareholder, and any affiliate of the foregoing and any of their employees, officers or directors against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Shareholder in violation of the Agreement and Declaration of Trust or any misrepresentation made by that Shareholder in connection with any such transfer.

Calculation of Net Asset Value; Valuation

The Fund calculates the net asset value of each Class of Shares as of the close of regular trading (generally 4:00 p.m. Eastern Time) on each day the New York Stock Exchange (“NYSE”) is open for trading or at such other times as the Board shall determine (each, a “Determination Date”). In determining its net asset value, the Fund values its investments as of the relevant Determination Date. The net asset value of the Fund equals, unless otherwise noted, the value of the total assets of the Fund, less all of its liabilities, including accrued fees and expenses, each determined as of the relevant Determination Date.

The Fund’s fair value policies and procedures and valuation practices are designed to comply with Rule 2a-5 under the 1940 Act. The Board has approved valuation procedures for the Fund (the “Valuation Policy”), and has approved the delegation of the day-to-day valuation and pricing responsibility for the Fund to the Adviser as its “valuation designee” pursuant to Rule 2a-5 under the 1940 Act (the “Valuation Designee”), subject to the oversight of the Board. The valuation of the Fund’s investments is performed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification 820 — Fair Value Measurements and Disclosures.

Securities traded on one or more of the U.S. national securities exchanges, the Nasdaq Stock Market or any foreign stock exchange will be valued based on their respective market price.

Direct Credit Investments for which market quotations are readily available are typically valued based on such market quotations. In validating market quotations, the Valuation Designee considers different factors such as the source and the nature of the quotation in order to determine whether the quotation represents fair value.

For debt and equity securities which are not publicly traded or for which market prices are not readily available (unquoted investments) the fair value is determined in good faith. In determining the fair values of these investments, the Valuation Designee will apply generally accepted valuation approaches and methods for fair value measurement. In order to determine a fair value, these methods are applied to the latest information provided by the underlying portfolio companies, investment sponsors or other business counterparties.

Due to the inherent uncertainty in determining the fair value of investments for which market values are not readily available, the fair value of these investments may fluctuate from period to period. In addition, such fair value may differ materially from the values that may have been used had a ready market existed for such investments and may significantly differ from the value ultimately realized by the Fund.

Assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a recognized pricing service.

Primary and Secondary Investments are generally valued based on the latest net asset value reported by the Portfolio Fund Manager or third-party sponsor.

If the net asset value of an investment is not available at the time the Fund is calculating its net asset value, the Fund will review any cash flows since the reference date of the last net asset value for an investment received by the Fund from a Portfolio Fund Manager or third-party sponsor until the Determination Date are recognized by (i) adding the nominal amount of the investment related capital calls and (ii) deducting the nominal amount of investment related distributions from the net asset value as reported by the Portfolio Fund Manager.

In addition to tracking the net asset value plus related cash flows of such Portfolio Funds, the Valuation Designee also intends to track relevant broad-based and issuer (or fund) specific valuation information relating to the assets held by each investment which is reasonably available at the time the Fund values its investments. The Valuation Designee will consider such information and may conclude in certain circumstances that the information provided by the Portfolio Fund Manager does not represent the fair value of a particular asset held by a Portfolio Fund. If the Valuation Designee concludes in good faith that the latest net asset value reported by a Portfolio Fund Manager does not represent fair value (e.g., there is more current information regarding a portfolio asset which significantly changes its fair value) the Valuation Designee will make a corresponding adjustment to reflect the current fair value of such asset within such Portfolio Fund. In determining the fair value of assets held by Portfolio Funds, the Valuation Designee applies valuation methodologies as outlined above.

Determining fair value involves subjective judgments, and it is possible that the fair value determined by the Valuation Designee for an investment may differ materially from the value that could be realized upon the ultimate sale of the investment. There is no single standard for determining fair value of an investment. Rather, in determining the fair value of an investment for which there are no readily available market quotations, the Valuation Designee may consider pre-acquisition and annual financial reporting summaries from a Portfolio Fund, comparable company factors, including fundamental analytical data relating to the investment, the nature and duration of any restriction on the disposition of the investment, the cost of the investment at the date of purchase, the liquidity of the market for the investment, the price of such investment in a meaningful private or public investment or merger or acquisition of the issuer subsequent to the Fund’s investment therein, or the per share price of the investment to be valued in recent verifiable transactions. Fair value prices are estimates, and there is no assurance that such a price will be at or close to the price at which the investment is next quoted or next trades.

Notwithstanding the above, Portfolio Fund Managers may adopt a variety of valuation bases and provide differing levels of information concerning Portfolio Funds and there will generally be no liquid markets for such investments. Consequently, there are inherent difficulties in determining the fair value that cannot be eliminated. None of the Valuation Designee, the Board or the Adviser will be able to confirm independently the accuracy of valuations provided by the Portfolio Fund Managers (which are generally unaudited).

Due to the inherent uncertainty in determining the fair value of investments for which market values are not readily available, the fair value of these investments may fluctuate from period to period. In addition, such fair value may differ materially from the values that may have been used had a ready market existed for such investments and may significantly differ from the value ultimately realized by the Fund.

The Adviser and its affiliates act as investment advisers to other clients that invest in securities for which no public market price exists. Valuation determinations by the Adviser or its affiliates for other clients may result in different values than those ascribed to the same security owned by the Fund. Consequently, the fees charged to the Fund may be different than those charged to other clients, since the method of calculating the fees takes the value of all assets, including assets carried at different valuations, into consideration.

Expenses of the Fund, including the Investment Management Fee, are accrued on a monthly basis on the Determination Date and taken into account for the purpose of determining the Fund’s net asset value.

Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Fund’s net asset value and the Fund if the judgments of the Board or the Valuation Designee regarding appropriate valuations should prove incorrect.

Certain U.S. Federal Income Tax Considerations

The following discussion is a general summary of certain material U.S. federal income tax considerations applicable to the Fund, to its qualification and taxation as a RIC for U.S. federal income tax purposes under Subchapter M of the Code and to an investment in the Fund’s Shares, and to the acquisition, ownership, and disposition of the Fund’s Shares.

This discussion does not purport to be a complete description of the tax considerations applicable to the Fund or its Shareholders. In particular, this discussion does not address certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including Shareholders subject to the alternative minimum tax, insurance companies, Shareholders that are treated as partnerships for U.S. federal income tax purposes, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, pension plans and trusts, financial institutions, persons that hold the Fund’s Shares as part of a straddle or a hedging or conversion transaction, real estate investment trusts (“REITs”), RICs, U.S. persons with a functional currency other than the U.S. dollar, persons who have ceased to be U.S. citizens or to be taxed as residents of the U.S., controlled foreign corporations (“CFCs”), and passive foreign investment companies (“PFICs”). This discussion does not discuss any aspects of U.S. estate or gift tax or state, local or non-U.S. tax nor does it discuss the special treatment under U.S. federal income tax laws that could result if the Fund invests in tax-exempt securities or certain other investment assets or realizes such income through investments in Portfolio Funds that are treated as partnerships for U.S. federal income tax purposes (other than certain publicly traded partnerships), or are otherwise treated as disregarded from the Fund for U.S. federal income tax purposes. This discussion is limited to Shareholders that hold the Fund’s Shares as capital assets (within the meaning of the Code), and does not address owners of a Shareholder. This discussion is based upon the Code, U.S. Treasury regulations, published rulings and court decisions, each as of the date of this Prospectus and all of which are subject to change or differing interpretations, possibly retroactively, which could affect the continuing validity of this discussion. The Fund has not sought, and will not seek any ruling from the IRS regarding any matter discussed herein, and this discussion is not binding on the IRS. Accordingly, there can be no assurance that the IRS would not assert, and that a court would not sustain, a position contrary to any of the tax consequences discussed herein.

For purposes of this discussion, a “U.S. Shareholder” is a beneficial owner of the Fund’s Shares that is for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the U.S.;

•        a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia;

•        a trust, if a court within the U.S. has primary supervision over its administration and one or more U.S. persons (as defined in the Code) have the authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes; or

•        an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Fund’s Shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Prospective investors of the Fund’s Shares that are partnerships or partners in such partnerships should consult their own tax advisers with respect to the purchase, ownership and disposition of the Fund’s Shares.

Tax matters are complicated and the tax consequences to a Shareholder of an investment in the Fund’s Shares will depend on the facts of such Shareholder’s particular situation. Shareholders are strongly encouraged to consult their own tax adviser regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition (including by reason of a repurchase) of the Fund’s Shares, as well as the effect of state, local and non-U.S. tax laws, and the effect of any possible changes in tax laws.

Election to be Taxed as a Regulated Investment Company

The Fund intends to elect to be treated, and intends to operate in a manner so as to continuously qualify in each taxable year, as a RIC under the Code. The Fund intends to make a timely election to be treated as a corporation for U.S. federal income tax purposes in order to make a valid RIC election. As a RIC, the Fund generally will not pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that the Fund timely distributes (or is deemed to timely distribute) to its Shareholders as dividends. Instead, dividends the Fund distributes (or is deemed to timely distribute) to Shareholders generally will be taxable to Shareholders, and any net operating losses, foreign tax credits and most other tax attributes generally will not pass through to Shareholders. The Fund will be subject to corporate level U.S. federal income tax on any undistributed income and gains. To qualify as a RIC, the Fund must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, the Fund must meet the Annual Distribution Requirement for any taxable year. Income allocated to the Fund by an entity treated as a partnership (other than a qualified publicly traded partnership) for U.S. federal income tax purposes will retain its original tax character for purposes of the gross income test. Income realized by the Fund as a result of the Fund electing mark-to-market tax treatment for its PFIC investments will constitute qualifying income for purposes of this 90% annual gross income requirement, if applicable. For purposes of meeting the 90% gross income requirement, the Fund may make and/or hold certain investments through subsidiaries, including through U.S. and non-U.S. corporate subsidiaries. The net income of a U.S. corporate subsidiary will generally be subject to federal income tax at a rate of 21%, in addition to potential state and local income and excise taxes. The following discussion assumes that the Fund qualifies as a RIC.

Qualification and Taxation as a Regulated Investment Company

If the Fund (1) qualifies as a RIC and (2) satisfies the Annual Distribution Requirement, then the Fund will not be subject to U.S. federal income tax on the portion of its investment company taxable income and net capital gain (which generally is the Fund’s recognized net long-term capital gain in excess of recognized net short term capital loss) that the Fund timely distributes (or is deemed to timely distribute) to Shareholders. The Fund will be subject to U.S. federal income tax at the regular corporate rate on any of its income or capital gains not distributed (or deemed distributed) to its Shareholders.

If the Fund fails to distribute in a timely manner an amount at least equal to the sum of (1) 98% of its ordinary income for the calendar year, (2) 98.2% of its net capital gain income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (3) any income realized, but not distributed, in the preceding years (to the extent that U.S. federal income tax was not imposed on such amounts) less certain over-distributions in prior years (together, the “Excise Tax Distribution Requirements”), the Fund will be subject to a 4% nondeductible U.S. federal excise tax on the portion of the undistributed amounts of such income that are less than the amounts required to be distributed based on the Excise Tax Distribution Requirements. For this purpose, however, any ordinary income or capital gain net income retained by the Fund that is subject to corporate-level income tax for the taxable year ending in that calendar year will be considered to have been distributed by year end (or earlier if estimated taxes are paid). In order to meet the Excise Tax Distribution Requirement for a particular year, the Fund will need to receive certain information from the Portfolio Funds, which it may not timely receive, in which case the Fund will need to estimate the amount of distributions it needs to make to meet the Excise Tax Distribution Requirement. If the Fund underestimates that amount, it will be subject to the excise tax. In addition, the Fund may choose to retain its net capital gains or any investment company taxable income, and pay the associated U.S. federal corporate income tax or the U.S. federal excise tax thereon. In either event described in the preceding two sentences, the Fund will owe the excise tax only on the amount by which the Fund does not meet the Excise Tax Distribution Requirements.

To qualify as a RIC for U.S. federal income tax purposes, the Fund generally must, among other things:

•        have in effect an election to be treated and qualify as a registered management company under the 1940 Act at all times during each taxable year;

•        derive in each taxable year at least 90% of its gross income from (a) dividends, interest, payments with respect to certain securities loans, gains from the sale of stock, securities, or foreign currencies (including certain deemed inclusions) derived with respect to the Fund’s business of investing in such stock, securities, foreign currencies or other income, or (b) net income derived from an interest in a qualified publicly traded partnership (“QPTP”) (collectively, the “90% Gross Income Test”); and

•        diversify its holdings so that at the end of each quarter of the taxable year:

•        at least 50% of the value of its assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs and other securities that, with respect to any issuer, do not represent more than 5% of the value of the Fund’s assets or more than 10% of the outstanding voting securities of that issuer; and

•        no more than 25% of the value of its assets is invested in the securities, other than U.S. government securities or securities of other RICs, of (i) one issuer, (ii) or of two or more issuers that are controlled, as determined under the Code, by the Fund and that are engaged in the same or similar or related trades or businesses or (iii) securities of one or more QPTPs (collectively, the “Diversification Tests”).

The Fund has an opt-out DRIP. The tax consequences to Shareholders of participating in the DRIP are discussed below — See “Taxation of U.S. Shareholders.”

The Fund may have investments, either directly or through the Portfolio Funds, that require income to be included in investment company taxable income in a year prior to the year in which the Fund (or the Portfolio Funds) actually receives a corresponding amount of cash in respect of such income. For example, if the Portfolio Funds hold, directly or indirectly, corporate stock with respect to which Section 305 of the Code requires inclusion in income of amounts of deemed dividends even if no cash distribution is made, the Fund must include in its taxable income in each year the full amount of its applicable share of these deemed dividends. Additionally, if the Fund holds, directly or indirectly through the Portfolio Funds, debt obligations that are restructured or modified in accordance with the strategy of a Portfolio Fund or that are treated under applicable U.S. federal income tax rules as having original issue discount (“OID”) (such as debt instruments with “payment in kind” interest or, in certain cases, that have increasing interest rates or are issued with warrants), the Fund must include in its taxable income in each year a portion of the OID that accrues over the life of the obligation, regardless of whether the Fund receives cash representing such income in the same taxable year. The Fund may also have to include in its taxable income other amounts that it has not yet received in cash but has been allocated by the Portfolio Funds, including as described below under the heading “Non-U.S. Investments, including PFICs and CFCs” and in certain situations where the Fund owns, directly or indirectly, an interest in a partnership that does not have a Section 754 election in effect.

A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If the Fund’s deductible expenses in a given year exceed its investment company taxable income, the Fund will have a net operating loss for that year. A RIC is not able to offset its investment company taxable income with net operating losses on either a carryforward or carryback basis, and net operating losses generally will not pass through to Shareholders. In addition, expenses may be used only to offset investment company taxable income, and may not be used to offset net capital gain. A RIC may not use any net long-term capital losses (i.e., recognized long-term capital losses in excess of recognized short-term capital gains) to offset its investment company taxable income, but may carry forward those losses, and use them to offset future capital gains, indefinitely. Further, a RIC’s deduction of net business interest expense is limited to 30% of its “adjusted taxable income” plus “floor plan financing interest expense.” It is not expected that any portion of any underwriting or similar fee will be deductible for U.S. federal income tax purposes to the Fund or the Shareholders. Due to these limits on the deductibility of expenses, net capital losses and business interest expenses, the Fund may, for U.S. federal income tax purposes, have aggregate taxable income for several years that the Fund is required to distribute and that is taxable to Shareholders even if this income is greater than the aggregate net income the Fund actually earned during those years.

In order to enable the Fund to make distributions to Shareholders that will be sufficient to enable the Fund to satisfy the Annual Distribution Requirement or the Excise Tax Distribution Requirements in the event that the circumstances described in the preceding two paragraphs apply, the Fund may need to liquidate or sell some of its assets at times or at prices that the Fund would not consider advantageous, the Fund may need to raise additional equity or debt capital, the Fund may need to take out loans, or the Fund may need to forego new investment opportunities or otherwise take actions that are disadvantageous to the Fund’s business (or be unable to take actions that are advantageous to its business). Even if the Fund is authorized to borrow and to sell assets in order to satisfy the Annual Distribution Requirement or the Excise Tax Distribution Requirements, under the 1940 Act, the Fund generally is not permitted to make distributions to its Shareholders while its debt obligations and senior securities are outstanding unless certain “asset coverage” tests or other financial covenants are met.

If the Fund is unable to obtain cash from other sources to enable the Fund to satisfy the Annual Distribution Requirement, the Fund may fail to qualify for the U.S. federal income tax benefits allowable to RICs and, thus, become subject to a corporate-level U.S. federal income tax (and any applicable state and local taxes). Although the Fund expects to operate in a manner so as to qualify continuously as a RIC, the Fund may decide in the future to be taxed as a “C” corporation, even if the Fund would otherwise qualify as a RIC, if the Fund determines that such treatment as a C corporation for a particular year would be in the Fund’s best interest.

An entity that is properly classified as a partnership, rather than an association or publicly traded partnership taxable as a corporation, is not itself subject to U.S. federal income tax. Instead, each partner of the partnership must take into account its distributive share of the partnership’s income, gains, losses, deductions and credits (including all such items allocable to that partnership from investments in other partnerships) for each taxable year of the partnership ending with or within the partner’s taxable year, without regard to whether such partner has received or will receive corresponding cash distributions from the partnership. For the purpose of determining whether the Fund satisfies the 90% Gross Income Test and the Diversification Tests, the character of the Fund’s distributive share of items of income, gain, losses, deductions and credits derived through any investments in companies that are treated as partnerships for U.S. federal income tax purposes (other than certain publicly traded partnerships), such as the Portfolio Funds, or are otherwise treated as disregarded from the Fund for U.S. federal income tax purposes, generally will be determined as if the Fund realized these tax items directly. In order to meet the 90% Gross Income Test, the Fund may structure its investments in a way that could increase the taxes imposed thereon or in respect thereof. For example, the Fund may be required to hold such investments through a subsidiary U.S. or non-U.S. corporation (or other entity treated as such for U.S. tax purposes). In such a case, any income from such investments should not adversely affect the Fund’s ability to meet the 90% Gross Income Test, although such income may be subject to U.S. or non-U.S. tax depending on the circumstances, which the Fund would indirectly bear through its ownership of such subsidiary corporation.

Further, for purposes of calculating the value of the Fund’s investment in the securities of an issuer for purposes of determining the 25% requirement of the Diversification Tests, the Fund’s proper proportion of any investment in the securities of that issuer that are held by a member of the Fund’s “controlled group” must be aggregated with the Fund’s investment in that issuer. A controlled group is one or more chains of corporations connected through stock ownership with the Fund if (a) at least 20% of the total combined voting power of all classes of voting stock of each of the corporations is owned directly by one or more of the other corporations, and (b) the Fund directly owns at least 20% or more of the combined voting stock of at least one of the other corporations.

Failure to Qualify as a Regulated Investment Company

If the Fund, otherwise qualifying as a RIC, fails to satisfy the 90% Gross Income Test for any taxable year or the Diversification Tests for any quarter of a taxable year, the Fund may continue to be taxed as a RIC for the relevant taxable year if certain relief provisions of the Code apply (which might, among other things, require the Fund to pay certain corporate-level U.S. federal taxes or to dispose of certain assets). If the Fund fails to qualify as a RIC for more than two consecutive taxable years and then seeks to re-qualify as a RIC, the Fund would generally be required to pay corporate-level U.S. federal income tax on any unrealized gain in its assets, as of the first day of its first taxable year as a RIC, that the Fund recognizes in the subsequent five-taxable-year period unless the Fund elects to recognize gain to the extent of any such unrealized appreciation in a deemed sale.

If the Fund fails to qualify for treatment as a RIC in any taxable year and is not eligible for relief provisions, the Fund would be subject to U.S. federal income tax on all of its taxable income at the regular corporate U.S. federal income tax rate and would be subject to any applicable state and local taxes, regardless of whether the Fund makes any distributions to Shareholders. Additionally, the Fund would not be able to deduct distributions to its Shareholders, nor would distributions to Shareholders be required to be made for U.S. federal income tax purposes. Any distributions the Fund makes generally would be taxable to Shareholders as ordinary dividend income and, subject to certain limitations under the Code, would be eligible for the current maximum rate applicable to qualifying dividend income of individuals and other non-corporate U.S. Shareholders, to the extent of the Fund’s current or accumulated earnings and profits. Subject to certain limitations under the Code, U.S. Shareholders that are corporations for U.S. federal income tax purposes would be eligible for the dividends-received deduction. Distributions in excess of the Fund’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the holder’s adjusted tax basis in the Fund’s Shares, and any remaining distributions would be treated as capital gain.

The remainder of this discussion assumes that the Fund will continuously qualify as a RIC for each taxable year.

The Fund’s Investments — General

Certain of the Fund’s investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (1) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (2) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (3) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (4) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is subject to additional limitations), (5) cause the Fund to recognize income or gain without receipt of a corresponding cash payment, (6) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (7) adversely alter the characterization of certain complex financial transactions and (8) produce income that will not be qualifying income for purposes of the 90% Gross Income Test. The Fund intends to monitor its transactions and may make certain tax elections in order to mitigate the effects of these provisions; however, no assurance can be given that the Fund will be eligible for any such tax elections or that any elections it makes will fully mitigate the effects of these provisions.

Unless otherwise indicated, references in this discussion to the Fund’s investments, activities, income, gain and loss, include the co-investments, activities, income, gain and loss of the Fund, as well as those indirectly attributable to the Fund as a result of the Fund’s investment in any Portfolio Fund (or other entity) that is properly classified as a partnership or disregarded entity for U.S. federal income tax purposes (and not an association or publicly traded partnership taxable as a corporation).

A Portfolio Fund in which the Fund invests may face financial difficulties that require the Fund to work-out, modify or otherwise restructure its investment in Portfolio Fund. Any such transaction could, depending upon the specific terms of the transaction, cause the Fund to recognize taxable income without a corresponding receipt of cash, which could affect its ability to satisfy the Annual Distribution Requirement or the Excise Tax Distribution Requirements or result in unusable capital losses and future non-cash income. Any such transaction could also result in the Fund receiving assets that give rise to non-qualifying income for purposes of the 90% Gross Income Test.

Securities and other financial assets

Gain or loss recognized by the Fund from securities and other financial assets acquired by it, as well as any loss attributable to the lapse of options, warrants, or other financial assets taxed as options generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term depending on how long the Fund held a particular security or other financial asset.

Non-U.S. Investments, including PFICs and CFCs

The Fund’s investment in non-U.S. securities may be subject to non-U.S. income, withholding and other taxes. Shareholders generally will not be entitled to claim a U.S. foreign tax credit or deduction with respect to non-U.S. taxes paid by the Fund.

The Fund may acquire interests in Portfolio Funds organized outside the U.S. that are treated as corporations for U.S. tax purposes and that may be treated as PFICs for federal income tax purposes.

If the Fund purchases shares in a PFIC, the Fund may be subject to U.S. federal income tax on a portion of any “excess distribution” received on, or any gain from the disposition of, such shares even if the Fund distributes such income as a taxable dividend to Shareholders. Additional charges in the nature of interest generally will be imposed on the Fund in respect of deferred taxes arising from any such excess distribution or gain. If the Fund invests in a PFIC and elects to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, the Fund will be required to include in gross income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed by the QEF. Any inclusions in the Fund’s gross income resulting from the QEF election will be considered qualifying income for the purposes of the 90% Gross Income Test. Alternatively, the Fund may elect to mark-to-market at the end of each taxable year its shares in such PFIC, in which case, the Fund will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in its income. The Fund’s ability to make either election will depend on factors beyond the Fund’s control, and is subject to restrictions which may limit the availability of the benefit of these elections. Under either election, the Fund may be required to recognize in any year income in excess of its distributions from PFICs and its proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of determining whether the Fund satisfies the Excise Tax Distribution Requirements. See “Qualification and Taxation as a Regulated Investment Company” above.

If the Fund holds more than 10% of the shares in a foreign corporation that is treated as a CFC, the Fund may be treated as receiving a deemed distribution (taxable as ordinary income or, if eligible, the preferential rates that apply to “qualified dividend income”) each year from such foreign corporation in an amount equal to its pro rata share of the foreign corporation’s income for the taxable year (including both ordinary earnings and capital gains), whether or not the foreign corporation makes an actual distribution during such year. This deemed distribution is required to be included in the income of a United States shareholder of a CFC. In general, a foreign corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by United States shareholders. A “United States shareholder,” for this purpose, is any U.S. person that possesses (actually or constructively) 10% or more of the combined value or voting power of all classes of shares of a corporation. If the Fund is treated as receiving a deemed distribution from a CFC, the Fund will be required to include such distribution in its investment company taxable income regardless of whether the Fund receives any actual distributions from such CFC, and the Fund must distribute such income to satisfy the Annual Distribution Requirement and the Excise Tax Distribution Requirement. Income inclusions from a foreign corporation that is a CFC are “good income” for purposes of the 90% Gross Income Test regardless of whether the Fund receives timely distributions of such income from the foreign corporation.

Non-U.S. Currency

The Fund’s functional currency is the U.S. dollar for U.S. federal income tax purposes. Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income, expenses or other liabilities denominated in a currency other than the U.S. dollar and the time it actually collects such income or pay such expenses or liabilities may be treated as ordinary income or loss by the Fund. Similarly, gains or losses on foreign currency forward contracts, the disposition of debt denominated in a foreign currency and other financial transactions denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, may also be treated as ordinary income or loss.

Taxation of U.S. Shareholders

The following discussion generally describes certain material U.S. federal income tax consequences of an investment in the Fund’s Shares beneficially owned by U.S. Shareholders (as defined above). If you are not a U.S. Shareholder this section does not apply to you. Whether an investment in the Fund is appropriate for a U.S. Shareholder will depend upon that person’s particular circumstances. An investment in the Fund by a U.S. Shareholder may have adverse tax consequences. Prospective investors should consult their own tax advisers about the U.S. tax consequences of investing in the Fund.

Distributions on, and Sale or Other Disposition of, the Fund’s Shares

Distributions by the Fund generally are taxable to U.S. Shareholders as ordinary income or capital gains. Distributions of the Fund’s investment company taxable income, determined without regard to the deduction for dividends paid, will be taxable as ordinary income to U.S. Shareholders to the extent of the Fund’s current or accumulated earnings and profits, whether paid in cash or reinvested in additional Shares. To the extent such distributions paid to non-corporate U.S. Shareholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions generally are taxable to U.S. Shareholders at the preferential rates applicable to long-term capital gains. Distributions of the Fund’s net capital gains (which generally are the Fund’s recognized net long-term capital gains in excess of recognized net short-term capital losses) that are properly reported by the Fund as “capital gain dividends” will be taxable to a U.S. Shareholder as long-term capital gains that are currently taxable at reduced rates in the case of non-corporate taxpayers, regardless of the U.S. Shareholder’s holding period for his, her or its Shares and regardless of whether paid in cash or reinvested in additional Shares. Distributions in excess of the Fund’s earnings and profits first will reduce a U.S. Shareholder’s adjusted tax basis in such U.S. Shareholder’s Shares and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. Shareholder.

The Fund generally expects to make distributions in cash but retains the discretionary ability to make distributions of securities in-kind. Shareholders should consult their own tax advisers as to the possibility of the Fund distributing securities in-kind, as well as the specific tax consequences of owning and disposing any securities actually distributed in-kind by the Fund.

The Fund may retain some or all of its recognized net long-term capital gains in excess of recognized net short-term capital losses and designate the retained net capital gains as a “deemed distribution.” In that case, among other consequences, the Fund will pay tax on the retained amount and each Shareholder will be required to include its share of the deemed distribution in income as if it had been actually distributed to the Shareholder, and such Shareholder will be entitled to claim a credit equal to its allocable share of the tax paid thereon by the Fund for U.S. federal income tax purposes. The amount of the deemed distribution net of such tax will be added to the Shareholder’s cost basis for its Shares. The amount of tax that individual Shareholders will be treated as having paid and for which they will receive a credit may exceed the tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. Shareholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds a U.S. Shareholder’s liability for U.S. federal income tax. A U.S. Shareholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form to claim a refund with respect to the allocable share of the taxes that the Fund has paid. For U.S. federal income tax purposes, the tax basis of Shares owned by a Shareholder will be increased by an amount equal to the excess of the amount of undistributed capital gains included in the Shareholder’s gross income over the tax deemed paid by the Shareholder as described in this paragraph. To utilize the deemed distribution approach, the Fund must provide written notice to Shareholders prior to the expiration of 60 days after the close of the relevant taxable year. The Fund cannot treat any of its investment company taxable income as a “deemed distribution.” The Fund may also make actual distributions to its Shareholders of some or all of recognized net long-term capital gains in excess of recognized net short-term capital losses.

A portion of the Fund’s ordinary income dividends paid to corporate U.S. Shareholders may, if the distributions consist of qualifying distributions received by the Fund and certain other conditions are met, qualify for the 50% dividends received deduction to the extent that the Fund has received dividends from certain corporations during the taxable year, but only to the extent these ordinary income dividends are treated as paid out of earnings and profits of the Fund. A corporate U.S. Shareholder may be required to reduce its basis in its Shares with respect to certain “extraordinary dividends,” as defined in Section 1059 of the Code. Corporate U.S. Shareholders should consult their own tax advisers in determining the application of these rules in their particular circumstances.

U.S. Shareholders that have not “opted-out” of the Fund’s DRIP will have their cash dividends and distributions net of any applicable U.S. withholding tax, including any amounts withheld for which a refund is available by filing a U.S. federal income tax return, automatically reinvested in additional Shares, rather than receiving cash dividends and distributions. Any dividends or distributions reinvested under the plan will nevertheless remain taxable to U.S. Shareholders. A U.S. Shareholder will have an adjusted basis in the additional Shares purchased through the DRIP equal to the dollar amount that would have been received if the U.S. Shareholder had received the dividend or distribution in cash, unless the Fund were to issue new Shares that are trading at or above NAV, in which case, the U.S. Shareholder’s basis in the new Shares would generally be equal to their fair market value. The additional Shares will have a new holding period commencing on the day following the day on which the Shares are credited to the U.S. Shareholder’s account.

The Fund expects to be treated as a “publicly offered regulated investment company.” As a “publicly offered regulated investment company,” in addition to the Fund’s DRIP, the Fund may choose to pay a majority of a required dividend in Shares rather than cash. In order for the distribution to qualify for the Annual Distribution Requirement, the dividend must be payable at the election of each Shareholder in cash or Shares (or a combination of the two), but may have a “cash cap” that limits the total amount of cash paid to not less than 20% of the entire distribution. If Shareholders in the aggregate elect to receive an amount of cash greater than the Fund’s cash cap, then each Shareholder who elected to receive cash will receive a pro rata share of the cash and the rest of their distribution in Shares. The value of the portion of the distribution made in Shares will be equal to the amount of cash for which the Shares is substituted, and the Fund’s U.S. Shareholders will be subject to tax on such amount as though they had received cash.

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gains dividends paid for that year, the Fund may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If the Fund makes such an election, a U.S. Shareholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by the Fund in October, November or December of any calendar year, payable to Shareholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by the Fund’s Shareholders on December 31 of the year in which the dividend was declared.

If a U.S. Shareholder receives Shares shortly before the record date of a distribution, the value of the Shares will include the value of the distribution and such U.S. Shareholder will be subject to tax on the distribution even though it economically represents a return of its investment.

A U.S. Shareholder generally will recognize taxable gain or loss if the U.S. Shareholder redeems, sells or otherwise disposes of its Shares. The amount of gain or loss will be measured by the difference between a U.S. Shareholder’s adjusted tax basis in the Shares sold, redeemed or otherwise disposed of and the amount realized. Any gain or loss arising from such sale, redemption or other disposition generally will be treated as long-term capital gain or loss if the U.S. Shareholder has held his, her or its Shares for more than one year. Otherwise, such gain or loss will be classified as short-term capital gain or loss. However, any capital loss arising from the sale, redemption or other disposition of the Fund’s Shares held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such Shares.

In general, U.S. Shareholders that are individuals, trusts or estates are taxed at preferential rates on their net capital gain. Such rates are lower than the maximum rate on ordinary income currently payable by such U.S. Shareholders. Corporate U.S. Shareholders currently are subject to U.S. federal income tax on net capital gain and ordinary income at the same maximum rate. A non-corporate U.S. Shareholders with net capital losses for a year (i.e., capital loss in excess of capital gain) generally may deduct up to $3,000 of such losses against its ordinary income each year; any net capital losses of a non-corporate U.S. Shareholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. Shareholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.

The Fund will furnish to its Shareholders as soon as practicable after the end of each taxable year information on Form 1099-DIV to assist Shareholders in preparing their tax returns. In addition, the U.S. federal income tax character of each year’s distributions generally will be reported to the IRS (including the amount of dividends, if any, eligible for the preferential rates applicable to long-term capital gains). Distributions by the Fund out of current or accumulated earnings and profits also generally will not be eligible for the 20% pass through deduction under Section 199A of the Code. Distributions may also be subject to additional state, local and non-U.S. taxes depending on a U.S. Shareholder’s particular situation.

Income from Repurchases of Shares

In General.    A U.S. Shareholder who participates in a repurchase of Shares will, depending on such U.S. Shareholder’s particular circumstances, and as set forth further under “Sale or Exchange Treatment” and “Distribution Treatment,” be treated either as recognizing gain or loss from the disposition of its Shares or as receiving a distribution from the Fund with respect to its Shares. Under each of these approaches, a U.S. Shareholder’s realized income and gain (if any) would be calculated differently. Under the “sale or exchange” approach, a U.S. Shareholder generally would be allowed to recognize a taxable loss (if the repurchase proceeds are less than the U.S. Shareholder’s adjusted tax basis in the Shares tendered and repurchased).

Sale or Exchange Treatment.    In general, the tender and repurchase of the Fund’s Shares should be treated as a sale or exchange of the Shares by a U.S. Shareholder if the receipt of cash:

•        results in a “complete termination” of such U.S. Shareholder’s ownership of Shares;

•        results in a “substantially disproportionate” redemption with respect to such U.S. Shareholder; or

•        is “not essentially equivalent to a dividend” with respect to the U.S. Shareholder.

In applying each of the tests described above, a U.S. Shareholder must take account of Shares that such U.S. Shareholder constructively owns under detailed attribution rules set forth in the Code, which generally treat the U.S. Shareholder as owning Shares owned by certain related individuals and entities, and Shares that the U.S. Shareholder has the right to acquire by exercise of an option, warrant or right of conversion. U.S. Shareholders should consult their tax advisers regarding the application of the constructive ownership rules to their particular circumstances.

A sale of Shares pursuant to a repurchase of Shares by the Fund generally will result in a “complete termination” if either (i) the U.S. Shareholder owns none of the Fund’s Shares, either actually or constructively, after the Shares are sold pursuant to a repurchase, or (ii) the U.S. Shareholder does not actually own any of the Fund’s Shares immediately after the sale of Shares pursuant to a repurchase and, with respect to Shares constructively owned, is eligible to waive, and effectively waives, constructive ownership of all such Shares. U.S. Shareholders wishing to satisfy the “complete termination” test through waiver of attribution should consult their tax advisers.

A sale of Shares pursuant to a repurchase of Shares by the Fund will result in a “substantially disproportionate” redemption with respect to a U.S. Shareholder if the percentage of the then outstanding Shares actually and constructively owned by such U.S. Shareholder immediately after the sale is less than 80% of the percentage of the Shares actually and constructively owned by such U.S. Shareholder immediately before the sale. If a sale of Shares pursuant to a repurchase fails to satisfy the “substantially disproportionate” test, the U.S. Shareholder may nonetheless satisfy the “not essentially equivalent to a dividend” test.

A sale of Shares pursuant to a repurchase of Shares by the Fund will satisfy the “not essentially equivalent to a dividend” test if it results in a “meaningful reduction” of the U.S. Shareholder’s proportionate interest in the Fund. A sale of Shares that actually reduces the percentage of the Fund’s outstanding Shares owned, including constructively, by such Shareholder would likely be treated as a “meaningful reduction” even if the percentage reduction is relatively minor, provided that the U.S. Shareholder’s relative interest in Shares is minimal (e.g., less than 1%) and the U.S. Shareholder does not exercise any control over or participate in the management of the Fund’s corporate affairs. Any person that has an ownership position that allows some exercise of control over or participation in the management of corporate affairs will not satisfy the meaningful reduction test unless that person’s ability to exercise control over or participate in management of corporate affairs is materially reduced or eliminated.

Substantially contemporaneous dispositions or acquisitions of Shares by a U.S. Shareholder or a related person that are part of a plan viewed as an integrated transaction with a repurchase of Shares may be taken into account in determining whether any of the tests described above are satisfied.

If a U.S. Shareholder satisfies any of the tests described above, the U.S. Shareholder will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and such U.S. Shareholder’s tax basis in the repurchased Shares. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holding period of the Shares exceeds one year as of the date of the repurchase. Specified limitations apply to the deductibility of capital losses by U.S. Shareholders. However, if a U.S. Shareholder’s tendered and repurchased Shares have previously paid a long-term capital gain distribution (including, for this purpose, amounts credited as an undistributed capital gain) and such Shares were held for six months or less, any loss realized will be treated as a long-term capital loss to the extent that it offsets the long-term capital gain distribution.

Distribution Treatment.    If a U.S. Shareholder does not satisfy any of the tests described above, and therefore does not qualify for sale or exchange treatment, the U.S. Shareholder may be treated as having received, in whole or in part, a taxable dividend, a tax-free return of capital or taxable capital gain, depending on (i) whether the Fund has sufficient earnings and profits to support a dividend and (ii) the U.S. Shareholder’s tax basis in the relevant Shares. The amount of any distribution in excess of the Fund’s current and accumulated earnings and profits, if any, would be treated as a non-taxable return of investment to the extent, generally, of the U.S. Shareholder’s basis in the Shares remaining. If the portion not treated as a dividend exceeds the U.S. Shareholder’s basis in the Shares remaining, any such excess will be treated as capital gain from the sale or exchange of the remaining Shares. Any such gain will be capital gain and will be long-term capital gain if the holding period of the Shares exceeds one year as of the date of the exchange. If the tendering U.S. Shareholder’s tax basis in the Shares tendered and repurchased exceeds the total of any dividend and return of capital distribution with respect to those Shares, the excess amount of basis from the tendered and repurchased Shares will be reallocated pro rata among the bases of such U.S. Shareholder’s remaining Shares.

Provided certain holding period and other requirements are satisfied, certain non-corporate U.S. Shareholders generally will be subject to U.S. federal income tax at a maximum rate of 20% on amounts treated as a dividend.

This reduced rate will apply to: (i) 100% of the dividend if 95% or more of the Fund’s gross income (ignoring gains attributable to the sale of stocks and securities except to the extent net short-term capital gain from such sales exceeds net long-term capital loss from such sales) in that taxable year is attributable to qualified dividend income; or (ii) the portion of the dividends paid by the Fund to an individual in a particular taxable year that is attributable to qualified dividend income received by the Fund this year if such qualified dividend income accounts for less than 95% of the Fund’s gross income (ignoring gains attributable to the sale of stocks and securities except to the extent net short-term capital gains from such sales exceeds net long-term capital loss from such sales) for that taxable year. Such a dividend will be taxed in its entirety, without reduction for the U.S. Shareholder’s tax basis of the repurchased Shares. To the extent that a tender and repurchase of a U.S. Shareholder’s Shares is treated as the receipt by the U.S. Shareholder of a dividend, the U.S. Shareholder’s remaining adjusted basis (reduced by the amount, if any, treated as a return of capital) in the tendered and repurchased Shares will be added to any Shares retained by the U.S. Shareholder.

To the extent that cash received in exchange for Shares is treated as a dividend to a corporate U.S. Shareholder, (i) it may be eligible for a dividends-received deduction to the extent attributable to dividends received by the Fund from domestic corporations, and (ii) it may be subject to the “extraordinary dividend” provisions of the Code. Corporate U.S. Shareholders should consult their tax advisors concerning the availability of the dividends-received deduction and the application of the “extraordinary dividend” provisions of the Code in their particular circumstances.

If the sale of Shares pursuant to a repurchase of Shares by the Fund is treated as a dividend to a U.S. Shareholder rather than as an exchange, the other Shareholders, including any non-tendering Shareholders, could be deemed to have received a taxable stock distribution if such Shareholder’s interest in the Fund increases as a result of the repurchase. This deemed dividend would be treated as a dividend to the extent of current or accumulated earnings and profits allocable to it. A proportionate increase in a U.S. Shareholder’s interest in the Fund will not be treated as a taxable distribution of Shares if the distribution qualifies as an isolated redemption of Shares as described in Treasury regulations. All Shareholders are urged to consult their tax advisors about the possibility of deemed distributions resulting from a repurchase of Shares by the Fund.

Taxation of Tax-Exempt Investors

Under current law, the Fund generally serves to prevent the attribution of unrelated business taxable income (“UBTI”) to its tax-exempt Shareholders (including, among others, individual retirement accounts, 401(k) accounts, Keogh plans, pension plans and certain charitable entities). Notwithstanding the foregoing, a tax-exempt Shareholder could realize UBTI by virtue of its investment in Shares if such tax-exempt Shareholder borrows to acquire its Shares.

Taxation of Non-U.S. Shareholders

A “Non-U.S. Shareholder” generally is a beneficial owner of Shares that is not a U.S. Shareholder or an entity or arrangement treated as a partnership for U.S. federal income tax purposes. This includes nonresident alien individuals, foreign trusts or estates and foreign corporations. Whether an investment in Shares is appropriate for a Non-U.S. Shareholder will depend upon that person’s particular circumstances. An investment in Shares may have adverse tax consequences as compared to a direct investment in the assets in which the Fund will invest. Prospective investors should consult their tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in Shares, including applicable tax reporting requirements.

Distributions of “investment company taxable income” to Non-U.S. Shareholders (other than certain U.S.-source interest income and recognized net short-term capital gains in excess of recognized long-term capital losses, which generally will be free of withholding as discussed in the following paragraph) will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of the Fund’s current and accumulated earnings and profits unless the distributions are effectively connected with a U.S. trade or business of a Non-U.S. Shareholder. If the distributions are effectively connected with a U.S. trade or business of a Non-U.S. Shareholder, and, if required by an applicable income tax treaty, attributable to a permanent establishment in the U.S., the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. Shareholders, and the Fund will not be required to withhold U.S. federal income tax if the Non-U.S. Shareholder complies with applicable certification and disclosure requirements. Special certification requirements apply to a Non-U.S. Shareholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their tax advisers.

Properly designated dividends received by a Non-U.S. Shareholder are generally exempt from U.S. federal withholding tax when they (i) are attributable to the Fund’s “qualified net interest income” (generally, the Fund’s U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the Fund is at least a 10% shareholder, reduced by expenses that are allocable to such income), or (ii) are attributable to the Fund’s “qualified short-term capital gains” (generally, the excess of the Fund’s net short-term capital gain over its long-term capital loss for such taxable year). In order to qualify for this exemption from withholding, a Non-U.S. Shareholder must comply with applicable certification requirements relating to its Non-U.S. status (including, in general, furnishing an IRS Form W-8BEN (for individuals), IRS Form W-8BEN-E (for entities) or an acceptable substitute or successor form). In certain circumstances, it may not be possible to determine whether withholding is required on a particular distribution at the time the distribution is made, in which case the Fund may withhold from the distribution, and the Non-U.S. Shareholder may be required to file a U.S. federal income tax return in order to obtain a refund of any excess withholding, and the amount of any withholding will not be treated as reinvested. Also, in the case of Shares held through an intermediary, the intermediary may withhold even if the Fund designates the payment as qualified net interest income or qualified short-term capital gain. Non-U.S. Shareholders should contact their tax advisors and intermediaries with respect to the application of these rules to their accounts.

Actual or deemed distributions of the Fund’s net capital gains to a Non-U.S. Shareholder, and gains realized by a Non-U.S. Shareholder upon the sale or redemption of Shares, generally will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. Shareholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. Shareholder in the United States) or, in the case of an individual, the Non-U.S. Shareholder was present in the U.S. for 183 days or more during the taxable year and certain other conditions are met. Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), U.S. federal income and withholding tax may also apply to such distributions and gains if the Fund is treated as a “United States real property holding corporation” (“USRPHC”).

Generally, a USRPHC is a domestic corporation that holds “United States real property interests” (“USRPIs”) the fair market value of which equals or exceeds 50% of the sum of the fair market values of the corporation’s USRPIs, interests in real property located outside the United States, and other trade or business assets. USRPIs are generally defined as any interest in U.S. real property and any interest (other than solely as a creditor) in a USRPHC or an entity that has been a USRPHC in the last five years. If the Fund were treated as a USRPHC, the Fund would be required to withhold U.S. federal income tax on the proceeds of a share redemption by a Non-U.S. Shareholder in which case such Non-U.S. Shareholder generally would also be required to file U.S. federal income tax returns and pay any additional taxes due in connection with the redemption. Such tax does not apply, however, to the disposition of stock in a RIC that is “domestically controlled.” Generally, a RIC is “domestically controlled” if less than 50% of its stock, by value, has been owned directly or indirectly by non-U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the RIC’s existence. The Fund cannot assure that it will not constitute a USRPHC or that it will qualify as a “domestically controlled” RIC. If the Fund were to fail to so qualify, amounts received by a Non-U.S. Shareholder on certain dispositions of Shares (including a redemption pursuant to a repurchase request) would be subject to tax as if it were a U.S. Shareholder unless (i) the Shares were “regularly traded” on an established securities market and (ii) the Non-U.S. Shareholder did not, at any time during a specified testing period, hold more than 5% of the Fund’s Shares. However, it is not anticipated that the Shares will be “regularly traded” on an established securities market. In addition, under FIRPTA, such dispositions by Non-U.S. Shareholders would be subject to a 15% withholding tax. Further, distributions to a Non-U.S. Shareholder that are attributable to gain from sales or exchanges by the Fund of USRPIs, whether or not designated as capital gain dividends, will cause the Non-U.S. Shareholder to be treated as recognizing gain that is income effectively connected with the conduct of a trade or business in the United States. Non-U.S. Shareholders will be taxed on this gain at the same rates applicable to U.S. Shareholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% (or lower applicable treaty rate) branch profits tax in the hands of a Non-U.S. Shareholder that is a corporation. A distribution is not attributable to a USRPI if the interest in the underlying asset is held by the Fund solely as a creditor.

If the Fund distributes its net capital gains in the form of deemed rather than actual distributions, a Non-U.S. Shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the non-U.S. Shareholder’s allocable share of the corporate-level tax the Fund pays on the capital gains deemed to have been distributed; however, in order to obtain the refund, the Non-U.S. Shareholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. Shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

For corporate Non-U.S. Shareholders, distributions (both cash and in Shares), and gains recognized upon the sale or redemption of Shares that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty).

A Non-U.S. Shareholder may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the Non-U.S. Shareholder provides the Fund or the Administrator with an IRS Form W-8BEN, IRS Form W-8BEN-E or an acceptable substitute form or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Shareholder or otherwise establishes an exemption from backup withholding.

Pursuant to U.S. withholding provisions commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), payments of most types of income from sources within the U.S. (as determined under applicable U.S. federal income tax principles), such as interest and dividends, to a foreign financial institution, investment funds, and other non-U.S. persons generally will be subject to a 30% U.S. federal withholding tax, unless certain information reporting and other applicable requirements are satisfied. Any Non-U.S. Shareholder that either does not provide the relevant information or is otherwise not compliant with FATCA may be subject to this withholding tax on certain distributions from the Fund. Any taxes required to be withheld under these rules must be withheld even if the relevant income is otherwise exempt (in whole or in part) from withholding of U.S. federal income tax, including under an income tax treaty between the U.S. and the beneficial owner’s country of tax residence. Each prospective investor should consult its tax adviser regarding the possible implications of this withholding tax (and the reporting obligations that will apply to such Non-U.S. Shareholder, which may include providing certain information in respect of such Non-U.S. Shareholder’s beneficial owners).

Tax Shelter Reporting Regulations

Under U.S. Treasury regulations, if a U.S. Shareholder recognizes a loss with respect to Shares in excess of $2 million or more for a non-corporate U.S. Shareholder or $10 million or more for a corporate U.S. Shareholder in any single taxable year, such Shareholder must file with the IRS a disclosure statement on Form 8886. Direct shareholders of “portfolio securities” in many cases are excepted from this reporting requirement, but, under current guidance, equity owners of a RIC are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. Shareholders should consult their tax advisor to determine the applicability of these regulations in light of their individual circumstances.

Net Investment Income Tax

An additional 3.8% surtax applies to the net investment income of non-corporate U.S. Shareholders (other than certain trusts) on the lesser of (i) the U.S. Shareholder’s “net investment income” for a taxable year and (ii) the excess of the U.S. Shareholder’s modified adjusted gross income for the taxable year over $200,000 ($250,000 in the case of joint filers). For these purposes, “net investment income” generally includes interest and taxable distributions and deemed distributions paid with respect to Shares, and net gain attributable to the disposition of Shares (in each case, unless the Shares are held in connection with certain trades or businesses), but will be reduced by any deductions properly allocable to these distributions or this net gain.

Information Reporting and Backup Withholding

The Fund may be required to withhold, for U.S. federal income taxes, a portion of all taxable distributions payable to U.S. Shareholders (a) who fail to provide the Fund with their correct taxpayer identification numbers (“TINs”) or who otherwise fail to make required certifications or (b) with respect to whom the IRS notifies the Fund that this U.S. Shareholder is subject to backup withholding. Certain U.S. Shareholders specified in the Code and the Treasury regulations promulgated thereunder are exempt from backup withholding but may be required to provide documentation to establish their exempt status. Backup withholding is not an additional tax. Any amounts withheld will be allowed as a refund or a credit against the U.S. Shareholder’s U.S. federal income tax liability if the appropriate information is timely provided to the IRS. Failure by a U.S. Shareholder to furnish a certified TIN to the Fund could subject the U.S. Shareholder to a penalty imposed by the IRS.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THE U.S. FEDERAL INCOME AND WITHHOLDING TAX CONSEQUENCES, AND STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES, OF AN INVESTMENT IN THE FUND’S SHARES.

Certain ERISA Considerations

The following is a summary of certain considerations associated with the purchase of the Shares by (i) “employee benefit plans” that are subject to Title I of ERISA, (ii) plans, IRAs and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Other Plan Laws”), and (iii) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i) and (ii) (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan which is a Benefit Plan Investor (defined below) and prohibit certain transactions involving the assets of Benefit Plan Investor and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Benefit Plan Investor or the management or disposition of the assets of a Benefit Plan Investor, or who renders investment advice for a fee or other compensation to a Benefit Plan Investor, is generally considered to be a fiduciary of the Benefit Plan Investor. The term “benefit plan investor” (“Benefit Plan Investor”) is generally defined to include (a) “employee benefit plans” within the meaning of Section 3(3) of ERISA that are subject to Title I of ERISA, (b) “plans” within the meaning of Section 4975 of the Code to which the provisions of Section 4975 of the Code are applicable (including, without limitation, “Keogh” plans and IRAs) and (c) entities whose underlying assets include the assets of any such employee benefit plan or plan described in clauses (a) and (b) above by reason of such an employee benefit plan’s or plan’s investment in the entity (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors and which does not satisfy another exception under ERISA).

In considering an investment in the Shares of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Other Plan Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Other Plan Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Benefit Plan Investor that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

Whether or not the underlying assets of the Fund were deemed to include “plan assets,” as described below, the acquisition and/or holding of the Shares by a Benefit Plan Investor with respect to which the Fund or the Adviser is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the Shares. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Benefit Plan Investor involved in the transaction and provided further that the Benefit Plan Investor pays no more than adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Benefit Plan Investors considering acquiring Shares in reliance on these or any other exemption should carefully review the exemption in consultation with counsel to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Assets

Under ERISA and the regulations promulgated thereunder, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), when a Benefit Plan Investor acquires an equity interest in an entity that is neither a “publicly-offered security” (within the meaning of the Plan Assets Regulation) nor a security issued by an investment company registered under the 1940 Act, the Benefit Plan Investor’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors or that the entity is an “operating company,” each as defined in the Plan Assets Regulation.

Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of any Benefit Plan Investor investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules under Title I of ERISA or Section 4975 of the Code. Thus, neither the Fund or the Adviser will be a fiduciary within the meaning of ERISA or Section 4975 of the Code with respect to the assets of any Benefit Plan Investor that becomes a Shareholder, solely as a result of the Benefit Plan Investor’s investment in the Fund.

Other Plans

Certain Plans, such as governmental plans and non-U.S. plans, may not be subject to ERISA or Section 4975 of the Code, but may be subject to provisions of Other Plan Laws which may restrict the type of investments such a Plan may make or otherwise have an impact on such a Plan’s ability to invest the Fund. Accordingly, each Plan, including governmental and foreign plans, considering an investment in the Shares should consult with their legal advisors regarding their proposed investment in the Shares.

Representation

By acceptance of the Shares, each purchaser and subsequent transferee of the Shares will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the Shares constitutes assets of any Plan or (ii) the purchase and holding of the Shares by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Other Plan Laws.

Reporting of Indirect Compensation

Under ERISA’s general reporting and disclosure rules, certain Benefit Plan Investors subject to Title I of ERISA are required to file annual reports (Form 5500) with the U.S. Department of Labor regarding their assets, liabilities and expenses. To facilitate a plan administrator’s compliance with these requirements it is noted that the descriptions contained in this Prospectus of fees and compensation, including the Investment Management Fee payable to the Adviser are intended to satisfy the disclosure requirements for “eligible indirect compensation” for which the alternative reporting option on Schedule C of Form 5500 may be available.

The foregoing discussion of ERISA, the Code and Other Plan Law issues should not be construed as legal advice. Fiduciaries of Plans should consult their own legal advisors with respect to issues arising under ERISA, the Code and applicable Other Plan Laws make their own independent decision regarding an investment in the Fund. The foregoing discussion is general in nature and is not intended to be all-inclusive. Each Plan fiduciary should consult with its legal advisors concerning the considerations discussed above before making an investment in the Fund. As indicated above, Other Plan Laws governing the investment and management of the assets of Plans that are not subject to Title I of ERISA or Section 4975 of the Code, such as governmental plans and non-U.S. plans, may contain fiduciary responsibility and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code. Accordingly, such Plans, in consultation with their legal advisors, should consider the impact of their respective laws and regulations on an investment in the Fund and the considerations discussed above, if applicable.

Description of Shares

The Fund is offered on a continuous basis and is authorized to offer four separate classes of Shares designated as Class R Shares, Class I Shares, Class Y Shares and Class S Shares. While the Fund presently offers four classes of Shares, it may offer other classes of Shares as well in the future. From time to time, the Board may create and offer additional classes of Shares, or may vary the characteristics of the Class R Shares, Class I Shares, Class Y Shares and Class S Shares described herein, including without limitation, in the following respects: (1) the amount of fees permitted by a distribution and/or service plan as to such class; (2) voting rights with respect to a distribution and/or service plan as to such class; (3) different class designations; (4) the impact of any class expenses directly attributable to a particular class of Shares; (5) differences in any dividends and net asset values resulting from differences in fees under a distribution and/or service plan or in class expenses; (6) the addition of sales loads; and (7) any conversion features, as permitted under the 1940 Act.

Purchasing Shares

Purchase Terms

Investors may purchase Shares directly from the Fund or may purchase Shares through a financial intermediary. Financial intermediaries may establish different minimum investment requirements than the Fund.

Class S Shares are only available for purchase in the Fund’s Initial Offering Period. Following the Fund’s Initial Offering Period, the Fund will cease offering Class S Shares and the Fund will then offer three classes of Shares. Investors purchasing Class R Shares may be charged a sales load of up to 3.5% of the investment amount. A financial intermediary may, in its discretion, waive all or a portion of the sales load for certain investors.

The minimum initial investment for Class R Shares and Class I Shares from each investor is $2,500, and the minimum subsequent investment is $500 (except with respect to IRAs, the minimum subsequent investment is $100). The Fund reserves the right to repurchase all of the Shares held by a Shareholder if the Shareholder’s account balance in the Fund, as a result of repurchase or transfer requests by the Shareholder, is less than $2,500.

The minimum initial investment for Class Y Shares from each investor is $1 million, and the minimum subsequent investment is $1,000. The Fund reserves the right to repurchase all of the Shares held by a Shareholder if the Shareholder’s account balance in the Fund, as a result of repurchase or transfer requests by the Shareholder, is less than $2,500.

The minimum initial investment for Class S Shares from each investor is $5 million, and the minimum subsequent investment is $1,000 (except with respect to IRAs, the minimum subsequent investment is $100). Investors subscribing through a given financial intermediary may have Shares aggregated to meet these minimums. The Fund reserves the right to repurchase all of the Shares held by a Shareholder if the Shareholder’s account balance in the Fund, as a result of repurchase or transfer requests by the Shareholder, is less than $2,500.

Shares will generally be offered for purchase on each business day, except that Shares may be offered more or less frequently as determined by the Fund in its sole discretion. The Board may also suspend or terminate offerings of Shares at any time.

Except as otherwise described in the following sub-section, initial and any additional purchases of Shares by any Shareholder must be made via wire transfer of funds or another method of immediately available funds. Payment for each initial or subsequent additional purchases of Shares must be made in one installment. Except as otherwise described in the following sub-section, initial and subsequent purchases of Shares will be payable in cash. Orders will be priced at the appropriate price next computed after the order is received by the Administrator. The Fund reserves the right, in its sole discretion, to accept or reject any subscription to purchase Shares at any time. In the event that cleared funds and/or a properly completed investor application are not received from a prospective investor prior to the cut-off times pertaining to a particular offering, the Fund may hold the relevant funds and investor application for processing in the next offering.

In general, an investment will be accepted if a completed order submission and funds are received in good order in advance of the cut-off dates identified in a particular offering. The Fund reserves the right to reject, in its sole discretion, any request to purchase Shares at any time.

Investors may be charged a fee if they effect transactions through a financial intermediary, broker or agent. The Fund has authorized one or more brokers to receive on its behalf purchase and repurchase orders, including the Distributor. Such brokers are authorized to designate other financial intermediaries to receive purchase and repurchase orders on the Fund’s behalf. The Fund will be deemed to have received a purchase or repurchase order when an authorized broker or, if applicable, a broker’s authorized designee, receives the order. Investors’ purchase orders will be priced at the Fund’s net asset value next computed after they are received by an authorized broker or the broker’s authorized designee. Investors’ repurchase orders will be priced in accordance with the share repurchase program.

Class R Shares — Sales Charge Schedule

Front-End Sales Charge	Front-End Sales Charge	Dealer Reallowance
As a % of Offering Price	As a % of Net Investment	As a % of Offering Price
3.50%	3.63%	3.50%

Class I Shares, Class Y Shares and Class S Shares are each not subject to a sales charge; however, investors purchasing Shares through a financial intermediary could be required to pay transaction or other fees on purchases and sales of Class I, Class Y or Class S Shares to their financial intermediary in such amounts as their financial intermediary may determine. Any such fees will be in addition to an investor’s investment in the Fund and not deducted therefrom. Investors should consult with their financial intermediary about the sales charge and any additional fees or charges their financial intermediary might impose on each class of Shares.

Shares will generally be offered for purchase on each business day, except that Shares may be offered more or less frequently as determined by the Board in its sole discretion. The Board may also suspend or terminate offerings of Shares at any time.

Except as otherwise permitted by the Board, initial and subsequent purchases of Shares will be payable in cash. The Fund reserves the right, in its sole discretion, to accept or reject any subscription to purchase Shares at any time. Although the Fund may, in its sole discretion, elect to accept a subscription prior to receipt of cleared funds, an investor will not become a Shareholder until cleared funds have been received. In the event that cleared funds and/or a properly completed investor application are not received from a prospective investor prior to the cut-off times pertaining to a particular offering, the Fund may hold the relevant funds and investor application for processing in the next offering.

Pending any offering, funds received from prospective investors will be placed in a non-interest bearing account with the Transfer Agent. On the date of any closing, the balance in the account with respect to each investor whose investment is accepted will be invested in the Fund on behalf of such investor.

Converting Shares

Investors eligible to purchase Class Y Shares may convert Class R Shares and Class I Shares to Class Y Shares. Class R Shares will automatically convert into Class Y Shares if the total sales charge would otherwise exceed the limits of FINRA Rule 2341. Class Y Shares are not subject to any upfront sales charge. Class Y Shares are not subject to a Distribution and Servicing Fee. For all accounts, Class Y Shares require a minimum investment of $1,000,000. Investors subscribing through a given financial intermediary may have Shares aggregated to meet this minimum. The Fund reserves the right to waive the investment minimums, as discussed above, including for investors introduced to the Fund by certain financial intermediaries and introducing brokers.

You can process your conversion by contacting your financial intermediary. You may also send conversion requests to the Fund’s transfer agent by mail to Hamilton Lane Credit Income Fund c/o UMBFS, 235 West Galena Street, Milwaukee, WI 53212.

Sales Load — Class R Shares

Investors in Class R Shares may be charged a sales charge of up to 3.50% of the subscription amount. The sales load for Class R Shares will be deducted out of the Shareholder’s subscription amount, and will not constitute part of such Shareholder’s capital contribution to the Fund or part of the assets of the Fund. No sales load may be charged without the consent of the Distributor.

Investors may be able to buy Class R Shares subject to a waived or reduced sales load, if applicable (i.e., “load-waived”), when they are:

(i)     reinvesting distributions;

(ii)    a current or former trustee of the Fund;

(iii)   an employee (including the employee’s spouse, domestic partner, children, grandchildren, parents, grandparents, siblings or any dependent of the employee, as defined in Section 152 of the Code) of the Adviser or its affiliates or of a broker-dealer authorized to sell Class R Shares; or

(iv)   purchasing Class R Shares through a financial services firm that has a special arrangement with the Fund.

Financial intermediaries typically receive the sales load with respect to Class R Shares purchased by their clients. Financial intermediaries may, in their sole discretion, reduce or waive the sales load on a non-scheduled basis in individual cases. The availability of any such sales load reduction or waiver may depend on the particular financial intermediary, or type of account through which an investor purchases or holds Shares, or such other factors as determined by the financial intermediary. Investors should contact their financial intermediary for more information regarding applicable sales load waivers and discounts that may be available to them and the financial intermediary’s related policies and procedures.

In addition, the Fund will combine purchases of Class R Shares made by a Shareholder, the Shareholder’s spouse or domestic partner, and dependent children when it calculates the applicable sales load.

It is the Shareholder’s responsibility to determine whether a reduced sales load would apply pursuant to the listed sales load waivers listed above, including by communicating with his or her selling agent or financial intermediary through whom the purchase is made, as applicable. The Fund is not responsible for making such determination. To receive a reduced or waived sales load, notification must be provided at the time of the purchase order. Notice should be provided to the selling agent or financial intermediary through whom the purchase is made so they can notify the Fund and give the Fund sufficient information to permit the Distributor to confirm that the Shareholder qualifies for such a reduction or waiver.

Payments to Financial Intermediaries

The Adviser, or its affiliates, may pay additional compensation out of its own resources (i.e., not Fund assets) to certain selling agents or financial intermediaries in connection with the sale of Shares. In return for the additional compensation, the Fund may receive certain marketing advantages including access to a financial intermediaries’ registered representatives, placement on a list of investment options offered by a financial intermediary, or the ability to assist in training and educating the financial intermediaries. The additional compensation may differ among selling agents or financial intermediaries in amount or in the amount of calculation. Payments of additional compensation may be fixed dollar amounts or, based on the aggregate value of outstanding Shares held by common shareholders introduced by the broker or dealer, or determined in some other manner. Payments may be one-time payments or may be ongoing payments. As a result of the various payments that financial intermediaries may receive from the Adviser or its affiliates, the amount of compensation that a financial intermediary may receive in connection with the sale of Shares may be greater than the compensation it may receive for the distribution of other investment products. The receipt of the additional compensation by a selling broker or dealer may create potential conflicts of interest between an investor and its broker or dealer who is recommending the Fund over other potential investments. The Fund may also pay fees to financial intermediaries outside of its Distribution and Service Plan for sub-administration, sub-transfer agency, sub-accounting and other shareholder services associated with shareholders whose Shares are held in, as applicable, omnibus accounts, other group accounts or accounts traded through registered securities clearing agents. Additionally, the Fund may pay a servicing fee to a financial intermediary for providing ongoing services in respect of clients with whom it has distributed Shares. Such services may include electronic processing of client orders, electronic fund transfers between clients and the Fund, account reconciliations with the Fund’s transfer agent, facilitation of electronic delivery to clients of Fund documentation, monitoring client accounts for back-up withholding and any other special tax reporting obligations, maintenance of books and records with respect to the foregoing, and such other information and ongoing liaison services as the Fund or the Adviser may reasonably request.

Other Payments

Investors who purchase Shares of the Fund during the Initial Offering Period will receive Additional Shares commensurate with the amount of their investment in the Fund during the Initial Offering Period. The Adviser and/or its affiliates intend to purchase Additional Shares on behalf of such investors (or deliver to such investors Additional Shares from the assets of the Adviser and/or its affiliates) that invest during the Initial Offering Period. As a result, neither the investor nor the Fund will use its own assets to purchase these Additional Shares. Investors that submit a subscription during the Initial Offering Period are deemed to have “purchased” such Class S Shares during the Initial Offering Period, although the Fund may not fully accept the subscription or the subscription may not be fully funded due to eligibility, regulatory and other requirements in connection with such subscription. Such Class S Shares will be valued as of the date of issuance.

Additional Shares will have the same rights as other Shares. Investors are expected to receive such Additional Shares in three equal installments, paid annually following the 1, 2 and 3-year anniversary of the close of the Initial Offering Period. If an investor’s Shares acquired during the Initial Offering Period are repurchased such that the investor’s total ownership of Class S Shares falls below the amount held at the close of the Initial Offering Period, such investor will forfeit their right to receive any future allocation of Additional Shares. Only Class S Shares will be available for purchase during the Initial Offering Period.

Purchases by the Adviser and/or its affiliates may create an incentive for Shareholders to invest additional amounts in the Fund during the Initial Offering Period. Because the Adviser’s management fee is based on a percentage of the value of the Fund’s net assets, any Shares purchased for investors by the Adviser and/or its affiliates will result in increased net revenues to the Adviser if the increase in fee income due to the increased asset base offsets the costs associated with contributing these additional Shares. There is a risk that any such investors may submit their Shares for repurchase by the Fund, particularly after purchases of the additional Shares by the Adviser and/or its affiliates have ceased. As with repurchase requests by any Shareholder, such repurchase requests could have a significant negative impact on the Fund, including on the Fund’s liquidity. The Adviser may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act in connection with the purchase of the Additional Shares. The Adviser, in its sole discretion, may terminate the Initial Offering Period at any time.

Additional Information

Derivatives Transactions

The Fund relies on certain exemptions in Rule 18f-4 to enter into derivatives transactions and certain other transactions notwithstanding the restrictions on the issuance of “senior securities” under Section 18 of the 1940 Act. Under Rule 18f-4, “derivatives transactions” include the following: (1) any swap, security-based swap, futures contract, forward contract, option (excluding purchased options), any combination of the foregoing, or any similar instrument, under which the Fund is or may be required to make any payment or delivery of cash or other assets during the life of the instrument or at maturity or early termination, whether as margin or settlement payment or otherwise; (2) any short sale borrowing; and (3) if the Fund relies on the exemption in Rule 18f-4(d)(1)(ii), reverse repurchase agreements and similar financing transactions. The Fund will rely on a separate exemption in Rule 18f-4(e) when entering into unfunded commitment agreements (e.g., capital commitments to invest equity in Portfolio Funds that can be drawn at the discretion of the Portfolio Fund’s general partner). To rely on the unfunded commitment agreements exemption, the Fund must reasonably believe, at the time it enters into such agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as they come due. The Fund will rely on another exemption in Rule 18f-4(f) when purchasing when-issued or forward-settling securities (e.g., firm and standby commitments, including TBA commitments, and dollar rolls) and non-standard settlement cycle securities, if certain conditions are met. When the Fund enters into a secondary transaction to purchase interests in underlying Portfolio Funds, the Fund will treat the date of the transfer agreement to purchase the interest in a specific Portfolio Fund as the trade date for determining whether the purchase of the Portfolio Fund qualifies for the exemption for non-standard settlement cycle securities transactions.

The Fund intends to operate as a “limited derivatives user” for purposes of the derivatives transactions exemption in Rule 18f-4. To qualify as a limited derivatives user, the Fund’s “derivatives exposure” is limited to 10% of its net assets subject to exclusions for certain currency or interest rate hedging transactions (as calculated in accordance with Rule 18f-4). If the Fund fails to qualify as a “limited derivatives user” as defined in Rule 18f-4 and seeks to enter into derivatives transactions, the Fund will be required to establish a comprehensive derivatives risk management program, to comply with certain value-at-risk based leverage limits, to appoint a derivatives risk manager and to provide additional disclosure both publicly and to the SEC regarding its derivatives positions.

Futures Transactions

The Adviser with respect to the Fund intends to file a notice of eligibility for an exclusion from the definition of the term “commodity pool operator” with the U.S. Commodity Futures Trading Commission (the “CFTC”) and the National Futures Association (the “NFA”). Pursuant to CFTC Regulation 4.5, the Fund and the Adviser expect not to be subject to regulation as a commodity pool or commodity pool operator (“CPO”) under the Commodity Exchange Act of 1974, as amended (the “CEA”). If the Adviser or the Fund becomes subject to these requirements, as well as related NFA rules, the Fund may incur additional compliance and other expenses.

With respect to investments in swap transactions, commodity futures, commodity options or certain other derivatives used for purposes other than bona fide hedging purposes, an investment company must meet one of the following tests under the amended regulations in order to claim an exemption from being considered a “commodity pool” or a CPO. First, the aggregate initial margin and premiums required to establish an investment company’s position in such investments may not exceed 5% of the liquidation value of the investment company’s portfolio (after accounting for unrealized profits and unrealized losses on any such investments). Alternatively, the aggregate net notional value of those positions, as determined at the time the most recent position was established, may not exceed 100% of the net asset value of the investment company’s portfolio (after accounting for unrealized profits and unrealized losses on any such positions). In addition to meeting one of the foregoing trading limitations, the investment company may not market itself as a commodity pool or otherwise as a vehicle for trading in the commodity futures, commodity options or swaps and derivatives markets. In the event that the Adviser was required to register as a CPO, the disclosure and operations of the Fund would need to comply with all applicable CFTC regulations. Compliance with these additional registration and regulatory requirements would increase operational expenses. Other potentially adverse regulatory initiatives could also develop. A related CFTC proposal to harmonize applicable CFTC and SEC regulations could, if adopted, mitigate certain disclosure and operational burdens if CPO registration were required.

Subsidiaries

The Fund will invest all or substantially all of its assets through one or more wholly-owned Subsidiaries. Certain Subsidiaries may be taxed as corporations in order to satisfy the requirements to qualify as, and maintain its eligibility for the favorable tax treatment to, a RIC under Subchapter M of the Code. Such Subsidiaries will not be registered under the 1940 Act. However, the Fund will wholly own and control any Subsidiaries. In addition, the Fund does not intend to create or acquire primary control of any entity which primarily engages in investment activities in securities or other assets, other than entities wholly-owned or majority-owned by the Fund. The Board has oversight responsibility for the investment activities of the Fund, including its investment in any Subsidiary, and the Fund’s role as sole member or shareholder of any Subsidiary. To the extent applicable to the investment activities of a Subsidiary, the Subsidiary will follow the same compliance policies and procedures as the Fund. The Fund would “look through” any such Subsidiary to determine compliance with its investment policies.

Each investment adviser to any such foreign Subsidiary will comply with Section 15 of the 1940 Act with respect to advisory contract approval, including that: (i) material amendments to any such Subsidiary’s advisory contract must be approved by the Fund’s Shareholders or the Fund’s Board of Trustees in the manner and to the extent that the Fund’s advisory agreement must be approved by the Fund’s Shareholders or the Fund’s Board of Trustees; and (ii) the Fund’s Shareholders will have the ability to vote to terminate the Subsidiary’s advisory agreements to the extent that they can vote to terminate the Fund’s advisory agreement.

The Fund complies with Section 8 and Section 18 of the 1940 Act, governing investment policies and capital structure and leverage, respectively, on an aggregate basis with any Subsidiary. Any Subsidiary also complies with Section 17 of the 1940 Act relating to affiliated transactions and custody.

Summary of the Agreement and Declaration of Trust

An investor in the Fund will be a Shareholder of the Fund and his or her rights in the Fund will be established and governed by the Agreement and Declaration of Trust. A prospective investor and his or her advisers should carefully review the Agreement and Declaration of Trust as each Shareholder will agree to be bound by its terms and conditions. The following is a summary description of additional items and of select provisions of the Agreement and Declaration of Trust that may not be described elsewhere in this Prospectus. The description of such items and provisions is not definitive and reference should be made to the complete text of the Agreement and Declaration of Trust.

Shareholders; Additional Classes of Shares

Persons who purchase Shares will be Shareholders of the Fund. The Adviser may invest in the Fund as a Shareholder.

In addition, to the extent permitted by the 1940 Act and subject to the Fund’s exemptive relief from the SEC, the Fund reserves the right to issue additional classes of Shares in the future subject to fees, charges, repurchase rights, and other characteristics different from those of the Shares offered in this Prospectus.

Each Share has one vote and, when issued and paid for in accordance with the terms of this offering, will be fully paid and non-assessable. All classes of Shares are equal as to distributions, assets and voting privileges and have no conversion, preemptive or other subscription rights.

Anti-Takeover and Other Provisions

The Agreement and Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund, to change the composition of the Board or convert the Fund to open-end status. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. The Trustees are elected for indefinite terms and do not stand for reelection. A Trustee may be removed from office (i) at any meeting of Shareholders by a vote of not less than two-thirds of the outstanding voting Shares or (ii) with or without cause at any time by written instrument signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective. The Trustees may also fill vacancies caused by enlargement of their number or by the death, resignation or removal of a Trustee. The Agreement and Declaration of Trust requires the affirmative vote of not less than seventy-five percent (75%) of the Shares to approve, adopt or authorize an amendment to the Agreement and Declaration of Trust that makes the Shares a “redeemable security” as that term is defined in the 1940 Act, unless such amendment has been approved by a majority of the Trustees then in office, in which case approval by the vote of a majority of the outstanding voting securities, as defined in the 1940 Act, is required, notwithstanding any provisions of the Bylaws. Upon the adoption of a proposal to convert the Fund from a “closed-end company” to an “open-end company”, as those terms are defined by the 1940 Act, and the necessary amendments to the Agreement and Declaration of Trust to permit such a conversion of the Fund’s outstanding Shares entitled to vote, the Fund shall, upon complying with any requirements of the 1940 Act and state law, become an “open-end” investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law, or any agreement between the Fund and any national securities exchange.

Limitation of Liability; Indemnification

The Agreement and Declaration of Trust provides that the Trustees and former Trustees of the Board and officers and former officers of the Fund shall not be liable to the Fund or any of the Shareholders for any loss or damage occasioned by any act or omission in the performance of their services as such in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their office or as otherwise required by applicable law. The Agreement and Declaration of Trust also contains provisions for the indemnification, to the extent permitted by law, of the Trustees and former Trustees of the Board and officers and former officers of the Fund (as well as certain other related parties) by the Fund (but not by the Shareholders individually) against any liability and expense to which any of them may be liable that arise in connection with the performance of their activities on behalf of the Fund. Persons extending credit to, contracting with or having any claim against the Fund shall look only to the assets of the Fund for payment under such credit, contract or claim, and neither the Shareholders nor the

Trustees, nor any of the Fund’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. The rights of indemnification and exculpation provided under the Agreement and Declaration of Trust shall not be construed so as to limit liability or provide for indemnification of the Trustees and former Trustees of the Board, officers and former officers of the Fund, and the other persons entitled to such indemnification for any liability (including liability under applicable federal or state securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification or limitation on liability would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the Agreement and Declaration of Trust to the fullest extent permitted by law.

Derivative Actions, Direct Actions and Exclusive Jurisdiction

The Agreement and Declaration of Trust provides that a Shareholder may bring a derivative action on behalf of the Fund only if the following conditions are met: (i) the Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; (ii) Shareholders eligible to bring such derivative action under the Delaware Statutory Trust Act (the “DSTA”) who hold at least ten percent (10%) of the outstanding Shares or ten percent (10%) of the outstanding Shares of the series or class to which such action relates, shall join in the request for the Trustees to commence such action; (iii) the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim (the Trustees may retain counsel or other advisors in considering the merits of the request and Shareholders making such request must reimburse the Fund for the expense of any such advisor if the Trustees determine not to take action); (iv) the Board may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who do not have a personal financial interest in the transaction at issue; and (v) any decision by the Trustees to bring, maintain, or compromise (or not to bring, maintain, or compromise) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Trustees in good faith and shall be binding upon the Shareholders. A Shareholder may only bring a derivative action if Shareholders owning not less than ten percent (10%) of the then outstanding Shares or such series or class joins in the bringing of such court action, proceeding or claim. Further, to the fullest extent permitted by Delaware law, Shareholders may not bring direct actions against the Fund and/or the Trustees, except to enforce their rights to vote or certain rights to distributions or books and records under the DSTA, in which case a Shareholder bringing such direct action must hold in the aggregate at least 10% of the Fund’s outstanding Shares (or at least 10% of the class to which the action relates) to join in the bringing of such direct action. Notwithstanding the foregoing, however, such provision shall not apply to any claims arising under U.S. federal securities law.

Under the Agreement and Declaration of Trust, actions by Shareholders against the Fund asserting a claim governed by Delaware law or the Fund’s organizational documents must be brought in the Court of Chancery of the State of Delaware or any other court in the State of Delaware with subject matter jurisdiction. Shareholders also waive the right to jury trial to the fullest extent permitted by law. The exclusive jurisdiction provision limits a Shareholder’s ability to litigate a claim in a jurisdiction that may be more favorable and convenient to the Shareholder. It may also make it more expensive for a Shareholder to bring a suit. Notwithstanding the foregoing, however, such provision shall not apply to any claims asserted under U.S. federal securities law.

Amendment of the Agreement and Declaration of Trust

The Agreement and Declaration of Trust may generally be amended, in whole or in part, with the approval of a majority of the Board (including a majority of the Independent Trustees, if required by the 1940 Act) and without the approval of the Shareholders unless the approval of Shareholders is required under 1940 Act or such an amendment would limit Shareholder rights, as discussed in the Agreement and Declaration of Trust.

Term, Dissolution, and Liquidation

Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund and the liquidation preference with respect to any outstanding preferred shares, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining assets of the Fund among the classes of Shares in accordance with the respective rights of such classes.

Reports to Shareholders

The Fund will furnish to Shareholders as soon as practicable after the end of each of its taxable years such information as is necessary for them to complete U.S. federal and state income tax or information returns, along with any other tax information required by law. The Fund anticipates sending Shareholders an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act.

Fiscal Year

The Fund’s fiscal year-end is March 31. The Fund’s taxable year-end is September 30.

Independent Registered Public Accounting Firm

KPMG LLP, located at 1735 Market Street, Philadelphia, P.A., serves as the independent registered public accounting firm for the Fund and in such capacity audits the Fund’s annual financial statements and provides other audit, tax and related services.

Legal Counsel

The Fund has engaged Simpson Thacher & Bartlett LLP, located at 900 G Street, N.W., Washington, D.C. 20001 to serve as the Fund’s legal counsel. Richards, Layton & Finger, P.A., Wilmington, Delaware, acts as special Delaware counsel to the Fund.

Inquiries

Inquiries concerning the Fund and the Shares (including procedures for purchasing Shares) should be directed to: Keith Kleinman, Hamilton Lane Advisors, L.L.C., located at 110 Washington Street, Suite 1300, Conshohocken, Pennsylvania 19428.

APPENDIX A — LIST OF INVESTMENTS OF THE PREDECESSOR FUND

The following table sets forth certain unaudited information as of December 31, 2025 for each investment of the Predecessor Fund.

Hamilton Lane Credit Income Private Fund LP

Consolidated Schedule of Investments

December 31, 2025 (Unaudited)

Investments – 111.2%	Investment Type	Interest rate	Reference Rate	Spread	Maturity Date	Principal Amount	Cost†	Fair Value	Footnotes
Direct Investments – 111.2%^
Direct Credit – 77.8%
North America – 77.8%
Commercial Services and Supplies – 5.9%
PestCo, LLC.	Delayed Draw Term Loan	8.59%	1M SOFR	4.75%	8/6/2030	$838,926	$216,900	$214,262	#1,2,4
PestCo, LLC.	Revolving Loan	0.50%			8/6/2030	335,570	(487)	(503)	#1,2,3
PestCo, LLC.	Term A Loan	8.59%	1M SOFR	4.75%	8/6/2030	3,815,940	3,810,362	3,798,386	#1,4
Total Commercial Services and Supplies								4,012,145

Distribution Services – 0.0%

Apex Service Partners, LLC.	Third Amendment Incremental Delayed Draw Term Loan	1.00%			11/21/2031	5,000,000	(24,542)	(25,000)	#1,2,3

Diversified Consumer Services – 6.5%
Med Learning Group, LLC.	Fifth Amendment Delayed Draw Term Loan	1.00%			12/30/2027	520,833	1,690	1,823	#1,2,3
Med Learning Group, LLC.	Fifth Amendment Term Loan	9.42%	3M SOFR	5.75%	12/30/2027	4,456,771	4,440,134	4,401,061	#1,4
Total Diversified Consumer Services								4,402,884

Healthcare Providers and Services – 22.4%
Envision Management Holding, Inc.	Delayed Draw Term Loan	9.22%	3M SOFR	5.50%	12/31/2030	849,515	647,722	646,289	#1,2,4
Envision Management Holding, Inc.	Initial Term Loan	9.22%	3M SOFR	5.50%	12/30/2032	4,150,485	4,088,245	4,088,228	#1,4
Medrina, LLC.	Second Amendment Incremental Delayed Draw Term Loan	9.70%	3M SOFR	6.00%	10/20/2029	2,947,368	500,943	479,663	#1,2,4
Medrina, LLC.	Second Amendment Incremental Term Loan	9.92%	1M SOFR	6.00%	10/20/2029	5,052,632	4,979,447	4,979,874	#1,4
KabaFusion Parent, LLC.	First Amendment Incremental Term Loan	8.42%	3M SOFR	4.75%	11/24/2031	4,975,000	4,967,590	4,958,583	#1
Total Healthcare Providers and Services								15,152,637

Information Technology Services – 12.0%
Innovative Systems, LLC.	Delayed Draw Term Loan	1.00%			8/20/2032	1,363,636	(2,029)	(2,045)	#1,2,3
Innovative Systems, LLC.	Initial Term Loan	8.42%	3M SOFR	4.75%	8/20/2032	3,181,818	3,161,259	3,151,591	#1,5
Innovative Systems, LLC.	Revolving Loan	1.00%			8/20/2032	454,545	(2,931)	(2,955)	#1,2,3
Penncomp, LLC.	Second Amendment Term Loan	8.97%	1M SOFR	5.25%	4/17/2030	5,000,000	4,963,009	4,967,500	#1
Total Information Technology Services								8,114,091

Investments – 111.2%	Investment Type	Interest rate	Reference Rate	Spread	Maturity Date	Principal Amount	Cost†	Fair Value	Footnotes
Pharmaceuticals – 6.7%
NS and Associates, LLC.	New Term A Loan	9.04%	1M SOFR	5.25%	8/6/2030	$4,576,442	$4,547,006	$4,534,339	#1,4
NS and Associates, LLC.	Revolving Loan	0.50%			8/6/2030	412,088	(2,642)	(2,679)	#1,2,3
Total Pharmaceuticals								4,531,660

Professional Services – 11.5%
KAMC Holdings, Inc.	Initial Term Loan	9.10%	3M SOFR	5.25%	10/31/2031	445,293	109,514	108,270	#1,2,5
KAMC Holdings, Inc.	Revolving Credit Loan	9.10%	3M SOFR	5.25%	10/31/2031	4,554,707	4,502,328	4,490,941	#1,5
Harris & Co., LLC.	Delayed Draw Term B Loan	8.72%	1M SOFR	5.00%	10/31/2031	3,094,897	3,105,491	3,094,897	#1,4
Harris & Co., LLC.	Delayed Draw Term C Loan	1.00%			8/9/2030	1,555,244	(375)	(389)	#1,2,3
Harris & Co., LLC.	Revolving Loan	8.72%	1M SOFR	5.00%	10/31/2031	334,269	65,554	64,514	#1,2,4
Total Professional Services								7,758,233

Trading Companies and Distributors – 12.8%
Lehr Upfitters, LLC.	Delayed Draw Term Loan	0.50%			9/19/2029	483,333	(1,748)	(1,813)	#1,2,3
Lehr Upfitters, LLC.	Original Term Loan	8.42%	3M SOFR	4.75%	9/19/2029	4,109,916	4,080,007	4,080,325	#1,6
Lehr Upfitters, LLC.	Revolving Loan	8.42%	3M SOFR	4.75%	9/19/2029	500,000	54,715	54,733	#1,2,6
Lindstrom, LLC.	Initial Revolving Credit Loan	9.20%	1M SOFR	5.50%	12/30/2032	643,087	226,050	226,045	#1,5
Lindstrom, LLC.	Initial Term Loan	9.20%	1M SOFR	5.50%	12/30/2032	4,356,913	4,291,595	4,291,559	#1,5
Total Trading Companies and Distributors								8,650,849
Total North America								52,597,499
Total Direct Credit (Cost $52,724,807)								52,597,499

						Acquisition Date	Cost†	Fair Value	Footnotes
Partnership Investments – 33.4%
North America – 33.4%
Diversified Financials – 33.4%
BSP Debt Fund IV CV, L.P.						8/26/2025	4,840,524	4,889,624	*7,8,9
Crescent Credit Solutions VII-A CV, L.P.						12/30/2025	8,740,621	9,363,268	*7,8,9
Great Lakes III Unitranche Portfolio						9/11/2025	3,846,779	3,681,749	*7,8,9
TPG Twin Brook Direct Lending Continuation Fund I, L.P.						12/30/2025	4,650,000	4,650,000	*7,8,9
Total Diversified Financials								22,584,641
Total North America								22,584,641
Total Partnership Investments (Cost $22,077,924)								22,584,641

Total Direct Investments								75,182,140

Total Investments (Cost $74,802,731)								75,182,140
Liabilities in excess of other assets – (11.2%)								(7,588,426)
Total Net Assets – 100%								$67,593,714

____________

^        Direct Investments are private investments directly into the equity or debt of selected operating companies. Investments do not issue shares except where listed.

†        Cost represents amortized cost.

#        The fair value of the investment was determined using significant unobservable inputs.

*        Investment is non-income producing.

1        Investments bear interest at rates that may be determined by reference to Secured Overnight Financing Rate (“SOFR”), which generally reset periodically. For each such investment, the Predecessor Fund has provided the reference rate used and the spread and the current contractual interest rate in effect at December 31, 2025. The interest rate disclosed is based on the reference rate as of the last reset date which may differ from the reference rate as of December 31, 2025. As of December 31, 2025, effective rates for 1 Month SOFR and 3 Month SOFR are 3.72% and 3.67%, respectively. For companies with multiple interest rate contracts, the interest rate shown is a weighted average current interest rate in effect as of December 31, 2025. Certain investments are subject to a SOFR floor and have been provided.

2        Investment has an unfunded commitment balance. For private credit investments, unamortized capitalized fees reduce cost basis and may result in a negative cost. A negative fair value may result from the unfunded commitment being valued below par. The private credit investment may be subject to an unfunded commitment fee.

3        Unfunded commitment. Interest reflects the unfunded commitment fee rate.

4        Interest rate on funded balance is subject to a floor of 1.00%

5        Interest rate on funded balance is subject to a floor of 0.75%

6        Interest rate on funded balance is subject to a floor of 1.50%

7        Restricted Security. Investments generally issued in private placement transactions and as such generally restricted as to resale. Each investment may have been purchased on various dates and for different amounts. The date of the first purchase is reflected under Acquisition Date as shown in the Schedule of Investments. Total fair value of restricted investments as of December 31, 2025 was $75,182,140 or 111.2% of net assets.

8        Investment has been committed to but has not been fully funded by the Predecessor Fund. Total unfunded commitments amount to $2,922,076 as of December 31, 2025.

9        Investment does not allow redemptions or withdrawals except at discretion of its general partner, manager or advisor.

HAMILTON LANE CREDIT INCOME FUND

Class R Shares

Class I Shares

Class Y Shares

Class S Shares

_______________

PROSPECTUS

_______________

March 23, 2026

All dealers that effect transactions in these Shares, whether or not participating in this offering, may be required to deliver a Prospectus.

PRELIMINARY STATEMENT OF ADDITIONAL INFORMATION

Hamilton Lane Credit Income Fund

Dated March 23, 2026

c/o Hamilton Lane Advisors, L.L.C.
110 Washington Street, Suite 1300
Conshohocken, Pennsylvania 19428
(888) 882-8212

This Statement of Additional Information (“SAI”) is not a prospectus. This SAI relates to and should be read in conjunction with the prospectus (the “Prospectus”) of Hamilton Lane Credit Income Fund (the “Fund”) dated March 23, 2026, as it may be further amended or supplemented from time to time. This SAI is incorporated by reference in its entirety into the Prospectus. A copy of the Prospectus may be obtained without charge by contacting the Fund at the telephone number or address set forth above. You may also obtain a copy of the Prospectus on the SEC’s website at www.sec.gov. Capitalized terms used but not defined in this SAI have the meanings ascribed to them in the Prospectus.

References to the Investment Company Act of 1940 Act, as amended (the “1940 Act”), or other applicable law, will include any rules promulgated thereunder and any guidance, interpretations or modifications by the U.S. Securities and Exchange Commission (the “SEC”), SEC staff or other authority with appropriate jurisdiction, including court interpretations, and exemptive, no-action or other relief or permission from the SEC, SEC staff or other authority.

This SAI is not an offer to sell shares of the Fund (“Shares”) and is not soliciting an offer to buy the Shares in any state where the offer or sale is not permitted.

Capitalized terms not otherwise defined herein have the same meaning set forth in the Prospectus.

S-i

Investment Policies and Practices

The investment objective and the principal investment strategies of the Fund, as well as the principal risks associated with such investment strategies, are set forth in the Prospectus. The following disclosure supplements the disclosure set forth under the captions “Investment Objective and Strategies” and “Risks” in the Prospectus and does not, by itself, present a complete or accurate explanation of the matters discussed. Prospective investors also should refer to “Investment Objective and Strategies” and “Risks” in the Prospectus for a complete presentation of the matters disclosed below.

Fundamental Policies

The following restrictions are the Fund’s only fundamental policies — that is, policies that cannot be changed without the approval of the holders of a majority of the Fund’s outstanding voting securities (a “1940 Act Vote”). For the purposes of the foregoing, a “majority of the Fund’s outstanding voting securities” means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares. The other policies and investment restrictions are not fundamental polices of the Fund and may be changed by the board of trustees of the Fund (the “Board”) without shareholder approval and on prior notice to shareholders of the Fund (the “Shareholders”). If a percentage restriction set forth below is adhered to at the time a transaction is effected, later changes in percentage resulting from any cause other than actions by the Fund will not be considered a violation. Under its fundamental restrictions:

1.      Underwriting:    The Fund may not engage in the business of underwriting the securities of other issuers except as permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

2.      Lending:    The Fund may lend money or other assets to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

3.      Senior Securities:    The Fund may not issue senior securities or borrow money except as permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

4.      Real Estate:    The Fund may not purchase or sell real estate except as permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

5.      Commodities:    The Fund may purchase or sell commodities or contracts related to commodities to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

6.      Concentration:    Except as permitted by exemptive or other relief or permission from the SEC, SEC staff or other authority with appropriate jurisdiction, the Fund may not make any investment if, as a result, the Fund’s investments will be concentrated in any one industry or group of industries.

In addition, the Fund has adopted the following fundamental policies with respect to repurchase offers, which may not be changed without the approval of the holders of a majority of the outstanding voting securities of the Fund:

1)      On a quarterly basis, the Fund will make an offer to repurchase a designated percentage of the outstanding Shares from Shareholders (a “Repurchase Offer”), pursuant to Rule 23c-3 under the 1940 Act (“Rule 23c-3”).

2)      The Fund will repurchase Shares that are tendered by a specific date (the “Repurchase Request Deadline”). Each Repurchase Request Deadline will be determined in accordance with Rule 23c-3, as may be amended from time to time. Currently, Rule 23c-3 requires the Repurchase Request Deadline to be no less than 21 and no more than 42 days after the Fund sends a notification to Shareholders of the Repurchase Offer.

3)      Each Repurchase Pricing Date (as defined in Rule 23c-3) will be determined in accordance with Rule 23c-3, as may be amended from time to time. Currently, Rule 23c-3 requires the Repurchase Pricing Date to be no later than the 14th day after a Repurchase Request Deadline, or the next business day if the 14th day is not a business day.

The following notations are not considered to be part of the Fund’s fundamental restrictions and are subject to change without Shareholder approval.

With respect to the fundamental policy relating to underwriting set forth above, the 1940 Act does not prohibit a fund from engaging in the underwriting business or from underwriting the securities of other issuers. A fund engaging in transactions involving the acquisition or disposition of portfolio securities may be considered to be an underwriter under the Securities Act of 1933, as amended (the “Securities Act”). Under the Securities Act, an underwriter may be liable for material omissions or misstatements in an issuer’s registration statement or prospectus. Securities purchased from an issuer and not registered for sale under the Securities Act are considered restricted securities. There may be a limited market for these securities. If these securities are registered under the Securities Act, they may then be eligible for sale but participating in the sale may subject the seller to underwriter liability. These risks could apply to a fund investing in restricted securities. Although it is not believed that the application of the Securities Act provisions described above would cause the Fund to be engaged in the business of underwriting, the policy above will be interpreted not to prevent the Fund from engaging in transactions involving the acquisition or disposition of portfolio securities, regardless of whether the Fund may be considered to be an underwriter under the Securities Act.

With respect to the fundamental policy relating to lending set forth above, the 1940 Act does not prohibit a fund from making loans; however, SEC staff interpretations currently prohibit funds from lending more than one-third of their total assets, except through the purchase of debt obligations or the use of repurchase agreements. (A repurchase agreement is an agreement to purchase a security, coupled with an agreement to sell that security back to the original seller on an agreed-upon date at a price that reflects current interest rates. The SEC frequently treats repurchase agreements as loans.) The Fund also will be permitted by this policy to make loans of money, including to other funds. The policy above will be interpreted not to prevent the Fund from purchasing or investing in debt obligations and loans. In addition, collateral arrangements with respect to options, forward currency and futures transactions and other derivative instruments, as well as delays in the settlement of securities transactions, will not be considered loans.

With respect to the fundamental policy relating to issuing senior securities set forth above, “senior securities” are defined as any bond, debenture, note, or similar obligation or instrument constituting a security and evidencing indebtedness, and any stock of a class having priority over any other class as to distribution of assets or payment of dividends. Under the 1940 Act, a “senior security” does not include any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed.

With respect to the fundamental policy relating to borrowing money set forth above, the 1940 Act requires the Fund to maintain at all times an asset coverage of at least 300% of the amount of its borrowings. For the purpose of borrowing money, “asset coverage” means the ratio that the value of the Fund’s total assets, minus liabilities other than borrowings, bears to the aggregate amount of all borrowings. Certain trading practices and investments may be considered to be borrowings and thus subject to the 1940 Act restrictions. On the other hand, certain practices and investments may involve leverage but are not considered to be borrowings under the 1940 Act, such as the purchasing of securities on a when-issued or delayed delivery basis, entering into reverse repurchase agreements, credit default swaps or futures contracts, engaging in short sales and writing options on portfolio securities, so long as the Fund complies with an applicable exemption in Rule 18f-4. Borrowing money to increase portfolio holdings is known as “leveraging.” Borrowing, especially when used for leverage, may cause the value of the Fund’s shares to be more volatile than if the Fund did not borrow. This is because borrowing tends to magnify the effect of any increase or decrease in the value of the Fund’s portfolio holdings. Borrowed money thus creates an opportunity for greater gains, but also greater losses. To repay borrowings, the Fund may have to sell securities at a time and at a price that is unfavorable to the Fund. There also are costs associated with borrowing money, and these costs would offset and could eliminate the Fund’s net investment income in any given period. The policy above will be interpreted to permit the Fund to engage in trading practices and investments that may be considered to be borrowing to the extent permitted by the 1940 Act. Short-term credits necessary for the settlement of securities transactions and arrangements with respect to securities lending will not be considered to be borrowings under the policy. Practices and investments that may involve leverage but are not considered to be borrowings are not subject to the policy.

With respect to the fundamental policy relating to real estate set forth above, the 1940 Act does not prohibit a fund from owning real estate. Investing in real estate may involve risks, including that real estate is generally considered illiquid and may be difficult to value and sell. Owners of real estate may be subject to various liabilities, including environmental liabilities. The policy above will be interpreted not to prevent the Fund from investing in real estate-related companies, companies whose businesses consist in whole or in part of investing in real estate, instruments (like mortgages) that are secured by real estate or interests therein, or real estate investment trust securities.

With respect to the fundamental policy relating to commodities set forth above, the 1940 Act does not prohibit a fund from owning commodities, whether physical commodities and contracts related to physical commodities (such as oil or grains and related futures contracts), or financial commodities and contracts related to financial commodities (such as currencies and, possibly, currency futures). If the Fund were to invest in a physical commodity or a physical commodity-related instrument, the Fund would be subject to the additional risks of the particular physical commodity and its related market. The value of commodities and commodity-related instruments may be extremely volatile and may be affected either directly or indirectly by a variety of factors. There also may be storage charges and risks of loss associated with physical commodities. The policy above will be interpreted to permit investments in exchange traded funds that invest in physical and/or financial commodities.

With respect to the fundamental policy relating to concentration set forth above, the 1940 Act does not define what constitutes “concentration” in an industry or groups of industries. The SEC staff has taken the position that investment of more than 25% of a fund’s total assets in one or more issuers conducting their principal activities in the same industry or group of industries constitutes concentration. It is possible that interpretations of concentration could change in the future. A fund that invests a significant percentage of its total assets in a single industry may be particularly susceptible to adverse events affecting that industry and may be more risky than a fund that does not concentrate in an industry. The policy above will be interpreted to refer to concentration as that term may be interpreted from time to time. In addition, the term industry will be interpreted to include a related group of industries. The policy also will be interpreted to permit investment without limit in the following: securities of the U.S. government and its agencies or instrumentalities (including, for the avoidance of doubt, U.S. agency mortgage-backed securities); securities of state, territory, possession or municipal governments and their authorities, agencies, instrumentalities or political subdivisions; securities of foreign governments; and repurchase agreements collateralized by any such obligations. Accordingly, issuers of the foregoing securities will not be considered to be members of any industry. There also will be no limit on investment in issuers domiciled in a single jurisdiction or country. Finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents. Each foreign government will be considered to be a member of a separate industry.

With respect to the Fund’s industry classifications, the Fund currently utilizes any one or more of the industry sub-classifications used by one or more widely recognized market indexes or rating group indexes, and/or as defined by the Adviser. As of the date of this SAI, industry or group of industries is defined to mean those companies that are assigned the same sub-industry classification under the Global Industry Classification Standard (GICS). In the absence of such classification or if the Adviser determines in good faith based on its own information that the economic characteristics affecting a particular issuer make it more appropriate to be considered engaged in a different industry, the Adviser may classify an issuer accordingly. Accordingly, the composition of an industry or group of industries may change from time to time. The policy also will be interpreted to give broad authority to the Fund as to how to classify issuers within or among industries. The investment restrictions and other policies described herein do not apply to Portfolio Funds. The Fund will, however, consider the investments held by Portfolio Funds, to the extent known, in determining whether its investments are concentrated in any particular industry or groups of industries.

The Fund’s fundamental policies are written and will be interpreted broadly. For example, the policies will be interpreted to refer to the 1940 Act and the related rules as they are in effect from time to time, and to interpretations and modifications of or relating to the 1940 Act by the SEC and others as they are given from time to time. When a policy provides that an investment practice may be conducted as permitted by the 1940 Act, the policy will be interpreted to mean either that the 1940 Act expressly permits the practice or that the 1940 Act does not prohibit the practice.

The Fund’s investment objective is non-fundamental and may be changed with the approval of the Fund’s Board and prior notice to Shareholders.

Under normal circumstances, the Fund invests at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in credit and debt investments. The Fund may make these investments directly or indirectly through investment vehicles, including but not limited to capital funds, growth funds, mutual funds and ETFs. The Fund intends to count the value of any money market funds, cash, other cash equivalents or U.S. Treasury securities with remaining maturities of one year or less that cover unfunded commitments to invest equity in Portfolio Funds that the Fund reasonably expects to be called in the future, as qualifying credit and debt investments for purposes of its 80% policy. This policy may be changed by the Board, and with at least 60 days’ prior notice to Shareholders. These tests are applied at the time of investment; later percentage changes caused by a change in the value of the Fund’s assets, including as a result in the change in the value of the Fund’s investments or due to the issuance or repurchase of Shares, will not require the Fund to dispose of an investment.

The Fund’s compliance with its investment limitations and requirements described in the Prospectus and this Statement of Additional Information is determined at the time of investment unless otherwise stated therein. If such a percentage limitation is complied with at the time of an investment, any subsequent change in percentage resulting from a change in asset values or characteristics or a sale of securities will not constitute a violation of that limitation.

Additional Information on Investment Techniques of the Fund and
the Related Risks

This section provides additional information about various types of investments and investment techniques that may be employed by the Fund or by private funds, holding vehicles or other investment vehicles (collectively, “Portfolio Funds” managed by third-party managers (“Portfolio Fund Managers”) in which the Fund invests. Many of the investments and techniques described in this section may be based in part on the existence of a public market for the relevant securities. To that extent, such investments and techniques are not expected to represent the principal investments or techniques of the majority of the Fund or of the Portfolio Funds; however, there is no limit on the types of investments the Portfolio Funds may make and certain Portfolio Funds may use such investments or techniques extensively. Similarly, there are few limits on the types of investments the Fund may make. Accordingly, the descriptions in this section cannot be comprehensive. Any decision to invest in the Fund should take into account (i) the possibility that the Portfolio Funds may make virtually any kind of investment, (ii) that the Fund has similarly broad latitude in the kinds of investments it may make (subject to the fundamental policies described above) and (iii) that all such investments will be subject to related risks, which can be substantial.

Loan Origination

The Fund expects to invest in Direct Credit Investments originated by the Adviser and Investment Partners. The Fund may be responsible for its pro rata share of all expenses associated with loans originated by the Fund or the Adviser (including research, due diligence, use of experts, structuring and negotiations). The level of analytical sophistication, both financial and legal, necessary for successful financing to companies, particularly companies experiencing significant business and financial difficulties, is high. There can be no assurance that the Adviser and the Fund will correctly evaluate the value of the assets collateralizing these loans or the prospects for successful repayment or a successful reorganization or similar action. Loan origination involves a number of particular risks that may not exist in the case of secondary debt purchases. The Adviser may have to rely more on its own resources to conduct due diligence of the borrower, and such borrower may in some circumstances present a higher credit risk and/or could not obtain debt financing in the syndicated markets. Increased competition for, or a diminution in the available supply of, qualifying loans may result in lower yields on such loans, which could reduce returns to the Fund.

Derivative Instruments

Although not a principal investment strategy, the Fund or the Portfolio Funds may use financial instruments known as derivatives. A derivative is generally defined as an instrument whose value is derived from, or based upon, some underlying index, reference rate (such as interest rates or currency exchange rates), security, commodity or other asset. Following are descriptions of certain derivatives that the Portfolio Funds may use. The same descriptions apply to the Fund, mutatis mutandis, to the extent that it engages in derivatives transactions.

The Adviser with respect to the Fund intends to file a notice of eligibility for an exclusion from the definition of the term “commodity pool operator” with the U.S. Commodity Futures Trading Commission (the “CFTC”) and the National Futures Association (the “NFA”). Pursuant to CFTC Regulation 4.5, the Fund and the Adviser expect not to be subject to regulation as a commodity pool or commodity pool operator under the Commodity Exchange Act of 1974, as amended (the “CEA”). If the Adviser or the Fund becomes subject to these requirements, as well as related NFA rules, the Fund may incur additional compliance and other expenses.

The Fund intends to operate as a “limited derivatives user” for purposes of the derivatives transactions exemption in Rule 18f-4. To qualify as a limited derivatives user, the Fund’s “derivatives exposure” is limited to 10% of its net assets subject to exclusions for certain currency or interest rate hedging transactions (as calculated in accordance with Rule 18f-4). If the Fund fails to qualify as a “limited derivatives user” as defined in Rule 18f-4 and seeks to enter into derivatives transactions, the Fund will be required to establish a comprehensive derivatives risk management program, to comply with certain value-at-risk based leverage limits, to appoint a derivatives risk manager and to provide additional disclosure both publicly and to the SEC regarding its derivatives positions. Certain risks associated with derivatives are described under “INVESTMENT RELATED RISKS — Derivative Instruments” in the Prospectus.

The Fund will rely on a separate exemption in Rule 18f-4(e) when entering into unfunded commitment agreements, which includes any commitment to make a loan to a company, including term loans, delayed draw term loans, and revolvers, or to invest equity in a company. To rely on the unfunded commitment agreements exemption, the Fund must reasonably believe, at the time it enters into such agreement, that it will have sufficient cash and cash the equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as they come due. The Fund will rely on the exemption in Rule 18f-4(f) when purchasing when-issued or forward-settling securities (e.g., firm and standby commitments, including TBA commitments, and dollar rolls) and non-standard settlement cycle securities, if certain conditions are met.

Options and Futures

A Portfolio Fund may utilize options contracts, futures contracts, and options on futures contracts. It also may use so-called “synthetic” options or other derivative instruments written by broker-dealers or other financial intermediaries. Options transactions may be effected on securities exchanges or in the over-the-counter market. When options are purchased over-the-counter, the Portfolio Fund’s portfolio bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Such options may also be illiquid, and, in such cases, a Portfolio Fund may have difficulty closing out its position. Over-the-counter options purchased and sold by the Portfolio Fund also may include options on baskets of specific securities.

A Portfolio Fund may purchase call and put options on specific securities or currencies and may write and sell covered or uncovered call and put options for hedging purposes and non-hedging purposes to pursue its investment objective. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated exercise price at any time prior to the expiration of the option. A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated exercise price at any time prior to the expiration of the option.

A covered call option is a call option with respect to which a Portfolio Fund owns the underlying security. The sale of such an option exposes the Portfolio Fund, during the term of the option, to possible loss of opportunity to realize appreciation in the market price of the underlying security and to the possibility that it might hold the underlying security in order to protect against depreciation in the market price of the security during a period when it might have otherwise sold the security. The seller of a covered call option assumes the risk of a decline in the market price of the underlying security below the purchase price of the underlying security less the premium received and gives up the opportunity for gain on the underlying security above the exercise price of the option. The seller of an uncovered call option assumes the risk of a theoretically unlimited increase in the market price of the underlying security above the exercise price of the option.

A covered put option is a put option with respect to which the seller has a short position in the underlying security. The seller of a covered put option assumes the risk of an increase in the market price of the underlying security above the sales price (in establishing the short position) of the underlying security plus the premium received and gives up the opportunity for gain on the underlying security below the exercise price of the option. If the seller of the put option owns a put option covering an equivalent number of shares with an exercise price equal to or greater than the exercise price of the put written, the position is “fully hedged” if the option owned expires at the same time or later than the option written. The seller of an uncovered put option assumes the risk of a decline in the market price of the underlying security below the exercise price of the option.

A Portfolio Fund may close out a position when writing options by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on the security. The Portfolio Fund will realize a profit or loss if the amount paid to purchase an option is less or more, as the case may be, than the amount received from the sale thereof. To close out a position as a purchaser of an option, the Portfolio Fund would generally make a similar “closing sale transaction,” which involves liquidating its position by selling the option previously purchased. However, if deemed advantageous, the Portfolio Fund would be entitled to exercise the option.

A Portfolio Fund may enter into stock futures contracts, interest rate futures contracts, and currency futures contracts in U.S. domestic markets or on exchanges located outside the United States. Foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States. Foreign markets, however, may have greater risk potential than domestic markets. For example, some foreign exchanges are principal markets so that no common clearing facility exists, and an investor may look only to the broker for performance of the contract. Transactions on foreign exchanges may include both commodities that are traded on domestic exchanges and those that are not. Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the CFTC. Therefore, the CFTC does not have the power to compel enforcement of the rules of the foreign exchange or the laws of the foreign country. Moreover, such laws or regulations will vary depending on the foreign country in which the transaction occurs. For these reasons, the Portfolio Funds may not be afforded certain of the protections that apply to domestic transactions, including the right to use domestic alternative dispute resolution procedures. In particular, funds received from customers to margin foreign futures transactions may not be provided the same protections as funds received to margin futures transactions on domestic exchanges. In addition, the price of any foreign futures or option contract and, therefore, the potential profit and loss resulting from that contract, may be affected by any fluctuation in the foreign exchange rate between the time the order is placed and the foreign futures contract is liquidated or the foreign option contract is liquidated or exercised.

In addition to futures contracts traded on U.S. domestic markets or exchanges that are regulated by the CFTC or on foreign exchanges, Portfolio Funds may also trade certain futures either over-the-counter or on trading facilities such as derivatives transaction execution facilities, exempt boards of trade or electronic trading facilities that are licensed and/or regulated to varying degrees by the CFTC. In addition, certain single stock futures and narrow-based security index futures may be traded over-the-counter or on trading facilities such as contract markets, derivatives transaction execution facilities and electronic trading facilities that are licensed and/or regulated to varying degrees by both the CFTC and the SEC or on foreign exchanges.

Trading in futures involves risk of loss to the Portfolio Fund that could materially adversely affect the net asset value of the Fund. No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Portfolio Fund to substantial losses, which may result in losses to the Fund. In addition, the CFTC and various exchanges impose speculative position limits on the number of positions that each Portfolio Fund may indirectly hold or control in certain particular futures or options contracts. Many of the major U.S. exchanges have eliminated speculative position limits and have substituted position accountability rules that would permit the Portfolio Funds to trade without restriction as long as such Portfolio Funds can demonstrate the positions acquired were not acquired for the purpose of manipulating the market.

Successful use of futures by a Portfolio Fund depends on its ability to correctly predict movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

The prices of all derivative instruments, including futures and options prices, are highly volatile. Price movements of forward contracts, futures contracts, and other derivative contracts in which a Portfolio Fund may invest are influenced by, among other things: interest rates; changing supply and demand relationships; trade, fiscal, monetary, and exchange control programs and policies of governments; and national and international political and economic events and policies. In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those currencies and interest rate-related futures and options. Such intervention often is intended directly to influence prices and may, together with other factors, cause all of such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations. Portfolio Funds are also subject to the risk of the failure of any of the exchanges on which their positions trade or of their clearinghouses.

A stock index future obligates a Portfolio Fund to pay, or entitles it to receive, an amount of cash equal to a fixed dollar amount specified in the futures contract multiplied by the difference between the settlement price of the contract on the contract’s last trading day and the value of the index based on the stock prices of the securities that comprise it at the opening of trading in such securities on the next business day. An interest rate future obligates a Portfolio Fund to purchase or sell an amount of a specific debt security at a future date at a specific price. A currency future obligates a Portfolio Fund to purchase or sell an amount of a specific currency at a future date at a specific price.

Call and Put Options on Securities Indexes

A Portfolio Fund may purchase and sell call and put options on stock indexes listed on national securities exchanges or traded in the over-the-counter market for hedging and non-hedging purposes to pursue its investment objectives. A stock index fluctuates with changes in the market values of the stocks included in the index. Accordingly, successful use by a Portfolio Fund of options on stock indexes will be subject to the ability to correctly predict movements in the direction of the stock market generally or of a particular industry or market segment. This requires different skills and techniques than predicting changes in the price of individual stocks.

Yield Curve Options

A Portfolio Fund may enter into options on the yield “spread” or differential between two securities. Such transactions are referred to as “yield curve” options. In contrast to other types of options, a yield curve option is based on the difference between the yields of designated securities, rather than the prices of the individual securities, and is settled through cash payments. Accordingly, a yield curve option is profitable to the holder if this differential widens (in the case of a call) or narrows (in the case of a put), regardless of whether the yields of the underlying securities increase or decrease. The trading of yield curve options is subject to all of the risks associated with the trading of other types of options. In addition, such options present a risk of loss even if the yield of one of the underlying securities remains constant, or if the spread moves in a direction or to an extent which was not anticipated.

Rights and Warrants

A Portfolio Fund may invest in rights and warrants. Rights (sometimes referred to as “subscription rights”) and warrants may be purchased separately or may be received as part of a distribution in respect of, or may be attached to, other securities that a Portfolio Fund has purchased. Rights and warrants are securities that give the holder the right, but not the obligation, to purchase equity securities of the company issuing the rights or warrants, or a related company, at a fixed price either on a date certain or during a set period. Typically, rights have a relatively short term (e.g., two to four weeks), whereas warrants can have much longer terms. At the time of issue, the cost of a right or warrant is substantially less than the cost of the underlying security itself.

Particularly in the case of warrants, price movements in the underlying security are generally magnified in the price movements of the warrant. This effect would enable a Portfolio Fund to gain exposure to the underlying security with a relatively low capital investment but increases the Portfolio Fund’s risk in the event of a decline in the value of the underlying security and can result in a complete loss of the amount invested in the warrant. In addition, the price of a warrant tends to be more volatile than, and may not correlate exactly to, the price of the underlying security. If the market price of the underlying security is below the exercise price of the warrant on its expiration date, the warrant will generally expire without value. The equity security underlying a warrant is authorized at the time the warrant is issued or is issued together with the warrant, which may result in losses to the Fund. Investing in warrants can provide a greater potential for profit or loss than an equivalent investment in the underlying security, and, thus, can be a speculative investment. The value of a warrant may decline because of a decline in the value of the underlying security, the passage of time, changes in interest rates or in the dividend or other policies of the company whose equity underlies the warrant or a change in the perception as to the future price of the underlying security, or any combination thereof. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer.

Swaps

A Portfolio Fund may enter into equity, interest rate, index, currency rate, total return and/or other types of swap agreements. These transactions are entered into in an attempt to obtain a particular return when it is considered desirable to do so, possibly at a lower cost than if a Portfolio Fund had invested directly in the asset that yielded the desired return. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount” (i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index).

Interest Rate, Mortgage and Credit Swaps

A Portfolio Fund may enter into interest rate swaps. Forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates exceed a specified rate or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates fall below a specified level or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels. Mortgage swaps are similar to interest rate swaps in that they represent commitments to pay and receive interest. The notional principal amount, however, is tied to a reference pool or pools of mortgages. Credit swaps involve the receipt of floating or fixed note payments in exchange for assuming potential credit losses on an underlying security. Credit swaps give one party to a transaction the right to dispose of or acquire an asset (or group of assets), or the right to receive a payment from the other party, upon the occurrence of specified credit events.

Equity Index Swaps

A Portfolio Fund may enter into equity index swaps. Equity index swaps involve the exchange by a Portfolio Fund with another party of cash flows based upon the performance of an index or a portion of an index of securities that usually includes dividends. A Portfolio Fund may purchase cash-settled options on equity index swaps. A cash-settled option on a swap gives the purchaser the right, but not the obligation, in return for the premium paid, to receive an amount of cash equal to the value of the underlying swap as of the exercise date. These options typically are purchased in privately negotiated transactions from financial institutions, including securities brokerage firms.

Currency Swaps

A Portfolio Fund may enter into currency swaps for both hedging and non-hedging purposes. Currency swaps involve the exchange of rights to make or receive payments in specified foreign currencies. Currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for another designated currency. Therefore, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations. The use of currency swaps is a highly specialized activity that involves special investment techniques and risks. Incorrect forecasts of market values and currency exchange rates can materially adversely affect the Portfolio Fund’s performance. If there is a default by the other party to such a transaction, the Portfolio Fund will have contractual remedies pursuant to the agreements related to the transaction.

Total Return Swaps

A Portfolio Fund may enter into total return swaps. In a total return swap, one party pays a rate of interest in exchange for the total rate of return on another investment. For example, if a Portfolio Fund wished to invest in a senior loan, it could instead enter into a total return swap and receive the total return of the senior loan, less the “funding cost,” which would be a floating interest rate payment to the counterparty.

Swaptions

A Portfolio Fund may also purchase and write (sell) options contracts on swaps, commonly referred to as “swaptions.” A swaption is an option to enter into a swap agreement. Like other types of options, the buyer of a swaption pays a non-refundable premium for the option and obtains the right, but not the obligation, to enter into an underlying swap on agreed-upon terms. The seller of a swaption, in exchange for the premium, becomes obligated (if the option is exercised) to enter into an underlying swap on agreed-upon terms.

Certain swap agreements into which a Portfolio Fund enters may require the calculation of the obligations of the parties to the agreements on a “net basis.” Consequently, the Portfolio Fund’s current obligations (or rights) under such swap agreements generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The risk of loss with respect to swaps consists of the net amount of the payments that the Portfolio Fund is contractually obligated to make. If the other party to a swap defaults, the Portfolio Fund’s risk of loss consists of the net amount of the payments that the Portfolio Fund contractually is entitled to receive.

When-Issued Securities and Forward Commitments

Securities may be purchased on a “forward commitment” or “when-issued” basis, meaning securities are purchased or sold with payment and delivery taking place in the future, to secure what is considered to be an advantageous price and yield at the time of entering into the transaction. However, the return on a comparable security when the transaction is consummated may vary from the return on the security at the time that the forward commitment or when-issued transaction was made. From the time of entering into the transaction until delivery and payment is made at a later date, the securities that are the subject of the transaction are subject to market fluctuations. In forward commitment or when-issued transactions, if the seller or buyer, as the case may be, fails to consummate the transaction, the counterparty may miss the opportunity of obtaining a price or yield considered to be advantageous. Forward commitment or when-issued transactions may occur a month or more before delivery is due. However, no payment or delivery is made until payment is received or delivery is made from the other party to the transaction.

Repurchase Agreements and Reverse Repurchase Agreements

Repurchase agreements carry certain risks not associated with direct investments in securities, including a possible decline in the market value of the underlying obligations. If their value becomes less than the repurchase price, plus any agreed-upon additional amount, the counterparty must provide additional collateral so that at all times the collateral is at least equal to the repurchase price plus any agreed-upon additional amount. The difference between the total amount to be received upon repurchase of the obligations and the price that was paid by the Fund upon acquisition is accrued as interest and included in its net investment income.

Repurchase agreements involving obligations other than U.S. Government securities (such as commercial paper and Corporate Bonds) may be subject to special risks and may not have the benefit of certain protections in the event of the counterparty’s insolvency. In the event of the bankruptcy or other default of a seller of a repurchase agreement, the Fund could experience both delays in liquidating the underlying securities and losses, including (i) possible decline in the value of the underlying security during the period in which the Fund seeks to enforce its rights thereto; (ii) possible lack of access to income on the underlying security during this period; and (iii) expenses of enforcing its rights.

Reverse repurchase agreements involve the risk that the buyer of the securities sold by the Fund might be unable to deliver them when the Fund seeks to repurchase. In the event that the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the buyer, trustee or receiver may receive an extension of time to determine whether to enforce the Fund’s obligation to repurchase the securities, and the Fund’s use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. If the Fund enters in reverse repurchase agreements and similar financing transactions in reliance on the exemption in Rule 18f-4(d), the Fund may treat such transactions as “derivatives transactions” and comply with Rule 18f-4 with respect to such transactions.

Distressed Securities

The Fund or a Portfolio Fund may invest in debt or equity securities of domestic and foreign issuers in weak financial condition, experiencing poor operating results, having substantial capital needs or negative net worth, facing special competitive or product obsolescence problems, or that are involved in bankruptcy or reorganization proceedings. Investments of this type may involve substantial financial and business risks that can result in substantial or at times even total losses. Among the risks inherent in investments in troubled entities is the fact that it frequently may be difficult to obtain information as to the true condition of such issuers. Such investments also may be adversely affected by state and federal laws relating to, among other things, fraudulent transfers and other voidable transfers or payments, lender liability, and a bankruptcy court’s power to disallow, reduce, subordinate, or disenfranchise particular claims. The market prices of such securities are also subject to abrupt and erratic market movements and above-average price volatility, and the spread between the bid and ask prices of such securities may be greater than those prevailing in other securities markets. It may take a number of years for the market price of such securities to reflect their intrinsic value. In liquidation (both in and out of bankruptcy) and other forms of corporate reorganization, there exists the risk that the reorganization either will be unsuccessful (due to, for example, failure to obtain requisite approvals), will be delayed (for example, until various liabilities, actual or contingent, have been satisfied), or will result in a distribution of cash or a new security the value of which will be less than the purchase price to the Portfolio Fund of the security in respect to which such distribution was made.

Equity Securities

The Fund’s and/or a Portfolio Fund’s portfolio may include investments in common stocks and preferred stocks. The Fund and/or a Portfolio Fund also may invest in depositary receipts relating to foreign securities. Equity securities fluctuate in value, often based on factors unrelated to the value of the issuer of the securities. Given the private markets focus of the Fund, there is expected to be no liquid market for a majority of such investments.

Common Stock

Common stock or other common equity issued by a corporation or other entity generally entitles the holder to a pro rata share of the profits, if any, of the entity without preference over any other Shareholder or claims of Shareholders, after making required payments to holders of the entity’s preferred stock and other senior equity. Common stock usually carries with it the right to vote and frequently an exclusive right to do so.

Control Positions

Portfolio Funds may take control positions in portfolio companies. The exercise of control over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise management, violation of governmental regulations and other types of liability in which the limited liability characteristic of a corporation may be ignored, which would increase the Fund’s possibility of incurring losses.

Preferred Stock

Preferred stock or other preferred equity generally has a preference as to dividends and, in the event of liquidation, to an issuer’s assets, over the issuer’s common stock or other common equity, but it ranks junior to debt securities in an issuer’s capital structure. Preferred stock generally pays dividends in cash or additional shares of preferred stock at a defined rate but, unlike interest payments on debt securities, preferred stock dividends are generally payable only if declared by the issuer’s board of directors. Dividends on preferred stock may be cumulative, meaning that, in the event the issuer fails to make one or more dividend payments on the preferred stock, no dividends may be paid on the issuer’s common stock until all unpaid preferred stock dividends have been paid. Preferred stock may also be subject to optional or mandatory redemption provisions.

Additional Method of Investing in a Portfolio Fund

The Fund will typically invest directly in a Portfolio Fund by purchasing an interest in such Portfolio Fund. There may be situations, however, where a Portfolio Fund is not open or available for direct investment by the Fund or where the Adviser elects for other reasons to invest indirectly in a Portfolio Fund (including, without limitation, restrictions of the 1940 Act). On occasions where the Adviser determines that an indirect investment is the most effective or efficient means of gaining exposure to a Portfolio Fund, the Fund may invest in a Portfolio Fund indirectly, such as by purchasing a structured note or entering into a swap or other contract paying a return tied to the return of a Portfolio Fund. In the case of a structured note or a swap, a counterparty would agree to pay to the Fund a return based on the return of the Portfolio Fund, in exchange for consideration paid by the Fund equivalent to the cost of purchasing an ownership interest in the Portfolio Fund. Indirect investment through a swap or similar contract in a Portfolio Fund carries with it the credit risk associated with the counterparty. Indirect investments will generally be subject to transaction and other fees, which will reduce the value of the Fund’s investment. There can be no assurance that the Fund’s indirect investment in a Portfolio Fund will have the same or similar results as a direct investment in the Portfolio Fund, and the Fund’s value may decrease as a result of such indirect investment.

When the Fund makes an indirect investment in a Portfolio Fund by investing in a structured note, swap, or other contract intended to pay a return equal to the total return of such Portfolio Fund, such investment by the Fund may be subject to additional regulations.

Cyber Security Risk

The Fund and its service providers may be prone to operational and information security risks resulting from breaches in cyber security. A breach in cyber security refers to both intentional and unintentional events that may cause the Fund to lose proprietary information, suffer data corruption, or lose operational capacity. Breaches in cyber security include, among other behaviors, stealing or corrupting data maintained online or digitally, denial of service attacks on websites, the unauthorized release of confidential information or various other forms of cyber-attacks. Cyber security breaches affecting the Fund, the Adviser, financial intermediaries and other third-party service providers may adversely impact the Fund. For instance, cyber security breaches may interfere with the processing of Shareholder transactions, impact the Fund’s ability to calculate its net asset value, cause the release of private Shareholder information or confidential business information, impede investment activities, subject the Fund to regulatory fines or financial losses and/or cause reputational damage. The Fund may also incur additional costs for cyber security risk management purposes. Similar types of cyber security risks are also present for the issuers of securities in which the Fund may invest, which could result in material adverse consequences for such issuers and may cause the Fund to lose value. The Fund and the Adviser have limited ability to prevent or mitigate cybersecurity incidents affecting third party service providers, and such third-party service providers may have limited indemnification obligations to the Fund or the Adviser.

Board of Trustees and Officers

The business operations of the Fund are managed and supervised under the direction of the Board, subject to the laws of the State of Delaware and the Fund’s amended and restated agreement and declaration of trust (“Agreement and Declaration of Trust”). The Board has overall responsibility for the supervision of the management and business operations of the Fund on behalf of its Shareholders, including the authority to establish policies regarding the management, conduct and operation of its business. The Board exercises the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation. The officers of the Fund conduct and supervise the daily business operations of the Fund.

The trustees of the Board (each, a “Trustee”) are not required to contribute to the capital of the Fund or to hold interests therein. A majority of Trustees of the Board are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of the Fund (collectively, the “Independent Trustees”).

The identity of Trustees of the Board and officers of the Fund, and their brief biographical information, including their addresses, their year of birth and descriptions of their principal occupations during the past five years is set forth below.

The Trustees serve on the Board for terms of indefinite duration. A Trustee’s position in that capacity will terminate if the Trustee is removed or resigns or, among other events, upon the Trustee’s death, incapacity, retirement or bankruptcy. A Trustee may resign upon written notice to the other Trustees of the Fund, and may be removed either by (i) the vote of at least two-thirds of the Trustees of the Fund not subject to the removal vote or (ii) the vote of Shareholders holding not less than two-thirds of the total number of votes eligible to be cast by all Shareholders. In the event of any vacancy in the position of a Trustee, the remaining Trustees of the Fund may appoint an individual to serve as a Trustee so long as immediately after the appointment at least two-thirds of the Trustees of the Fund then serving have been elected by the Shareholders. The Board may call a meeting of the Shareholders to fill any vacancy in the position of a Trustee of the Fund, and must do so if the Trustees who were elected by the Shareholders cease to constitute a majority of the Trustees then serving on the Board.

The Board believes that each of the Trustees’ experience, qualifications, attributes and skills on an individual basis and in combination with those of the other Trustees lead to the conclusion that each Trustee should serve in such capacity. Among the attributes common to all Trustees is the ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the other Trustees, the Adviser, other service providers, counsel and the independent registered public accounting firm, and to exercise effective business judgment in the performance of their duties as Trustees. A Trustee’s ability to perform his or her duties effectively may have been attained through the Trustee’s business, consulting, and public service work; experience as a board member of non-profit entities or other organizations; education or professional training; and/or other life experiences. In addition to these shared characteristics, set forth below is a brief discussion of the specific experience, qualifications, attributes or skills of each Trustee. Specific details regarding each Trustee’s principal occupations during the past five years are included in the tables below. See “BOARD OF TRUSTEES AND OFFICERS — Independent Trustees” and “BOARD OF TRUSTEES AND OFFICERS — Interested Trustees.”

Independent Trustees

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) WITH THE FUND	LENGTH OF TIME SERVICED(1)	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	PORTFOLIOS IN FUND COMPLEX OVERSEEN BY TRUSTEE(2)	OTHER DIRECTORSHIPS(3) HELD BY TRUSTEE
Gail Susan Ball Birth Year: 1957 c/o UMB Fund Services, Inc. 235 West Galena Street, Milwaukee, WI 53212	Trustee	Since Inception	Owner and Principal, Gail S Ball, LLC (2022 – present); Executive in Residence and Special Program Director of WE Hatch (2020 – 2022)	6	CGHK, LLC (since 2019); Silver Lining Finance (since 2019)
Timothy S. Galbraith Birth Year: 1964 c/o UMB Fund Services, Inc. 235 West Galena Street, Milwaukee, WI 53212	Trustee	Since Inception	Chief Investment Officer and Founder of Innovation Beta (since 2017)	6	N/A
Jeffrey P. Ladouceur Birth Year: 1970 c/o UMB Fund Services, Inc. 235 West Galena Street, Milwaukee, WI 53212	Trustee (Chairman)	Since Inception	Director of SEI Investments (since 2010)	6	N/A

____________

(1)      Each Trustee serves an indefinite term, until his or her successor is elected.

(2)      “Fund Complex” comprises registered investment companies for which the Adviser, or an affiliate of the Adviser, serves as investment adviser.

(3)      Includes any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered under the 1940 Act.

Interested Trustees and Officers

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) WITH THE FUND	LENGTH OF TIME SERVICED(1)	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	PORTFOLIOS IN FUND COMPLEX OVERSEEN BY TRUSTEE(2)	OTHER DIRECTORSHIPS(3) HELD BY TRUSTEE OR OFFICER
Andrew Schardt(4) Birth Year: 1978 c/o UMB Fund Services, Inc. 235 West Galena Street, Milwaukee, WI 53212	Trustee, Co-President and Co-Principal Executive Officer	Since Inception	Managing Director, Co-Head of Direct Equity Investments (since 2025); Vice Chairman, Head of Investment Strategy and Head of Direct Equity at Hamilton Lane, L.L.C. (2023 – 2025); Managing Director and Global Head of Credit at Hamilton Lane Advisors, L.L.C. (2008 – 2023)	6	N/A
Brian Charles Gildea(4) Birth Year: 1974 c/o UMB Fund Services, Inc. 235 West Galena Street, Milwaukee, WI 53212	Trustee, Co-President and Co-Principal Executive Officer	Since Inception	Managing Director, Head of Evergreen Portfolios at Hamilton Lane Advisors, L.L.C. (since 2009)	6	N/A
Kaylin Liu Birth Year: 1989 c/o UMB Fund Services, Inc. 235 West Galena Street, Milwaukee, WI 53212	Treasurer and Principal Financial Officer	Since July 2025	Principal, Fund Accounting at Hamilton Lane Advisors, L.L.C. (since 2015)	N/A	N/A
Keith Kleinman Birth Year: 1981 c/o UMB Fund Services, Inc. 235 West Galena Street, Milwaukee, WI 53212	Secretary	Since Inception	Senior Counsel at Hamilton Lane Advisors, L.L.C (since 2021); Corporate Counsel at Hamilton Lane Advisors, L.L.C (2019 – 2021)	N/A	N/A
Allison Callahan Birth Year: 1981 c/o UMB Fund Services, Inc. 235 West Galena Street, Milwaukee, WI 53212	Assistant Secretary	Since Inception	Evergreen Fund Operations Vice President at Hamilton Lane Advisors, L.L.C. (since 2020); Sales Associate at Coventry (life insurance firm) (January 2020 – November 2020)	N/A	N/A

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) WITH THE FUND	LENGTH OF TIME SERVICED(1)	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	PORTFOLIOS IN FUND COMPLEX OVERSEEN BY TRUSTEE(2)	OTHER DIRECTORSHIPS(3) HELD BY TRUSTEE OR OFFICER
Kristin Jumper Birth Year: 1984 c/o UMB Fund Services, Inc. 235 West Galena Street, Milwaukee, WI 53212	Assistant Secretary	Since Inception

Head of Investment Legal at Hamilton Lane Advisors, L.L.C. (since 2024); Head of Legal — Transactions at Hamilton Lane Advisors, L.L.C. (2021 – 2024); Senior Transactions Counsel at Hamilton Lane Advisors, L.L.C. (2017 – 2021)

				N/A	N/A
Tracy Woodward Birth Year: 1972 c/o UMB Fund Services, Inc. 235 West Galena Street, Milwaukee, WI 53212	Assistant Treasurer	Since July 2025	Fund Controller, Fund Accounting at Hamilton Lane Advisors, L.L.C. (since 2017)	N/A	N/A
Gerard Scarpati Birth Year: 1955 c/o UMB Fund Services, Inc. 235 West Galena Street, Milwaukee, WI 53212	Chief Compliance Officer	Since Inception	Compliance Director at Vigilant Compliance, LLC (since 2010)	N/A	N/A

____________

(1)      Each Trustee serves an indefinite term, until his or her successor is elected.

(2)      “Fund Complex” comprises registered investment companies for which the Adviser, or an affiliate of the Adviser, serves as investment adviser.

(3)      Includes any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered under the 1940 Act.

(4)      Messrs. Schardt and Gildea are deemed to be interested persons of the Fund because of their affiliations with the Fund’s Adviser.

Leadership Structure and Oversight Responsibilities

Overall responsibility for oversight of the Fund rests with the Board. The Fund has engaged the Adviser to manage the Fund on a day-to-day basis. The Board is responsible for overseeing the Adviser and other service providers in the operations of the Fund in accordance with the provisions of the 1940 Act, applicable provisions of state and other laws and the Agreement and Declaration of Trust. The Board is currently composed of five members, three of whom are Independent Trustees. The Board will meet in-person at regularly scheduled meetings four times each year. In addition, the Board may hold special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings. The Independent Trustees have also engaged independent legal counsel to assist them in performing their oversight responsibility. The Independent Trustees will meet with their independent legal counsel in-person prior to and during each quarterly in-person board meeting. As described below, the Board has established an audit committee (the “Audit Committee”) and a nominating committee (the “Nominating Committee”) and may establish ad hoc committees or working groups from time to time to assist the Board in fulfilling its oversight responsibilities.

The Board has appointed Jeffrey P. Ladouceur to serve in the role of Chairman. The Chairman’s role is to preside at all meetings of the Board and to act as liaison with the Adviser, other service providers, counsel and other Trustees generally between meetings. The Chairman serves as a key point person for dealings between management and the Trustees. The Chairman may also perform such other functions as may be delegated by the Board from time to time. The Board has determined that the Board’s leadership structure is appropriate because it allows the Board to exercise informed and independent judgment over matters under its purview and it allocates areas of responsibility among committees of Trustees and the full Board in a manner that enhances effective oversight.

The Fund is subject to a number of risks, including investment, compliance, operational and valuation risks, among others. Risk oversight forms part of the Board’s general oversight of the Fund and will be addressed as part of various Board and committee activities. Day-to-day risk management functions are subsumed within the responsibilities of the Adviser and other service providers (depending on the nature of the risk), which carry out the Fund’s investment management and business affairs. The Adviser and other service providers employ a variety of processes, procedures and controls to identify various events or circumstances that give rise to risks, to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur. Each of the Adviser and other service providers has their own independent interests in risk management, and their policies and methods of risk management will depend on their functions and business models. The Board recognizes that it is not possible to identify all of the risks that may affect the Fund or to develop processes and controls to eliminate or mitigate their occurrence or effects. The Board will require senior officers of the Fund, including the President, Chief Financial Officer and Chief Compliance Officer, and the Adviser, to report to the full Board on a variety of matters at regular and special meetings of the Board, including matters relating to risk management. The Board and the Audit Committee will also receive regular reports from the Fund’s independent registered public accounting firm on internal control and financial reporting matters. The Board will also receive reports from certain of the Fund’s other primary service providers on a periodic or regular basis, including the Fund’s custodian and distributor. The Board may, at any time and in its discretion, change the manner in which it conducts risk oversight.

Committees of the Board of Trustees

Audit Committee

The Board has formed an Audit Committee that is responsible for overseeing the Fund’s accounting and financial reporting policies and practices, its internal controls, and, as appropriate, the internal controls of certain service providers; overseeing the quality and objectivity of the Fund’s financial statements and the independent audit of those financial statements; and acting as a liaison between the Fund’s independent auditors and the full Board. In performing its responsibilities, the Audit Committee will select and recommend annually to the entire Board a firm of independent certified public accountants to audit the books and records of the Fund for the ensuing year, and will review with the firm the scope and results of each audit. The Audit Committee currently consists of each of the Independent Trustees.

Nominating Committee

The Board has formed a Nominating Committee that is responsible for selecting and nominating persons to serve as Trustees of the Fund. The Nominating Committee is responsible for both nominating candidates to be appointed by the Board to fill vacancies and for nominating candidates to be presented to Shareholders for election. In performing its responsibilities, the Nominating Committee will consider candidates recommended by management of the Fund and by Shareholders and evaluate them both in a similar manner, as long as the recommendation submitted by a Shareholder includes at a minimum: the name, address and telephone number of the recommending Shareholder and information concerning the Shareholder’s interests in the Fund in sufficient detail to establish that the Shareholder held Shares on the relevant record date; and the name, address and telephone number of the recommended nominee and information concerning the recommended nominee’s education, professional experience, and other information that might assist the Nominating Committee in evaluating the recommended nominee’s qualifications to serve as a trustee. The Nominating Committee may solicit candidates to serve as trustees from any source it deems appropriate. With the Board’s prior approval, the Nominating Committee may employ and compensate counsel, consultants or advisers to assist it in discharging its responsibilities. The Nominating Committee currently consists of each of the Independent Trustees.

Trustee Ownership of Securities

For each Trustee, the dollar range of equity securities beneficially owned by the Trustee in the Fund and in the family of investment companies (including all of the registered investment companies advised by the Adviser) as of December 31, 2025, is set forth in the table below.

As the Fund is newly-offered, none of the Trustees or officers of the Fund, as a group, owned any Shares.

NAME OF TRUSTEE	DOLLAR RANGE OF EQUITY SECURITIES IN THE FUND	AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES IN ALL REGISTERED INVESTMENT COMPANIES OVERSEEN BY DIRECTOR IN FAMILY OF INVESTMENT COMPANIES
Independent
Gail Susan Ball	None	None
Timothy S. Galbraith	None	Over $100,000
Jeffrey P. Ladouceur	None	None
Interested
Andrew Schardt	None	Over $100,000
Brian Charles Gildea	None	Over $100,000

As of December 31, 2025, none of the Independent Trustees (or their immediate family members) owned beneficially or of record securities of the Adviser or of an entity (other than a registered investment company) controlling, controlled by or under common control with the Adviser.

Trustee Compensation

The following table sets forth the anticipated compensation to be paid to each Independent Trustee for the Fund’s fiscal year ended March 31, 2027. The Trustees who are “interested persons,” as defined in the 1940 Act, of the Fund and the Fund’s officers, do not receive compensation from the Fund. In consideration of the services rendered by the Independent Trustees, the Fund pays each Independent Trustee a retainer of $25,000 per year. All Trustees are reimbursed by the Fund for their reasonable out-of-pocket expenses. Trustees that are interested persons and officers, excluding the Chief Compliance Officer, will not be compensated by the Fund. The Trustees do not receive any pension or retirement benefits.

Name of Person, Position	Aggregate Compensation from the Fund	Total Compensation from Fund Complex*
Independent Trustees
Gail Susan Ball	$25,000	155,000
Timothy S. Galbraith	$25,000	155,000
Jeffrey P. Ladouceur	$25,000	155,000

____________

*        “Fund Complex” comprises registered investment companies for which the Adviser, or an affiliate of the Adviser, serves as investment adviser.

Codes of Ethics

The Fund, the Adviser and the Distributor have each adopted a code of ethics pursuant to Rule 17j-1 of the 1940 Act, which is designed to prevent affiliated persons of the Fund and the Adviser from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by the Fund. The codes of ethics permit persons subject to them to invest in securities, including securities that may be held or purchased by the Fund, subject to a number of restrictions and controls. Compliance with the codes of ethics is carefully monitored and enforced.

The codes of ethics are included as exhibits to the Fund’s registration statement filed with the SEC. The codes of ethics are available on the EDGAR database on the SEC’s Internet site at www.sec.gov, and may be obtained after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

Investment Management and Other Services

The Adviser

Hamilton Lane Advisors, L.L.C. (“Hamilton Lane” or the “Adviser”), a Pennsylvania limited liability company, serves as the investment adviser to the Fund. The Adviser, first established in 1991, is a publicly-owned firm that provides alternative asset management services to institutional investors worldwide. The Adviser manages capital through funds-of-funds, separate accounts and direct investment funds. The Adviser is registered as an investment adviser with the SEC under the Advisers Act. Subject to the general supervision of the Board, and in accordance with the investment objective, policies, and restrictions of the Fund, the Adviser is responsible for the management and operation of the Fund and the investment of the Fund’s assets. The Adviser provides such services to the Fund pursuant to the investment management agreement (the “Investment Management Agreement”).

The Adviser and its affiliates may serve as investment managers to other funds that have investment programs that are similar to the investment program of the Fund, and the Adviser or one of its affiliates may in the future serve as the investment manager or otherwise manage or direct the investment activities of other registered and/or private investment companies with investment programs similar to the investment program of the Fund. See “CONFLICTS OF INTEREST.”

The Investment Management Agreement was initially approved by the Board (including a majority of the Independent Trustees) at a meeting held on September 24, 2025, and will continue in effect for an initial two-year term. Thereafter, the Investment Management Agreement will continue in effect from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of the outstanding voting securities of the Fund, or a majority of the Board, and (ii) the vote of a majority of the Independent Trustees of the Fund, cast in person (or in reliance on exemptive relief or guidelines that allow the renewal to be approved at a non-in-person meeting) at a meeting called for the purpose of voting on such approval. See “VOTING” in the Prospectus. The Investment Management Agreement will terminate automatically if assigned (as defined in the 1940 Act) and is terminable at any time without penalty upon 60 days’ written notice to the Fund by either the Board or the Adviser. A discussion regarding the basis for the Board’s initial approval of the Investment Management Agreement will be available in the Fund’s initial Shareholder report.

The Investment Management Agreement provides that, in the absence of willful misfeasance, bad faith, reckless disregard or gross negligence of its obligations to the Fund, the Adviser and any partner, director, officer or employee of the Adviser, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable for any error of judgment, for any mistake of law or for any act or omission by the person in connection with the performance of services to the Fund. The Investment Management Agreement also provides for indemnification, to the fullest extent permitted by law, by the Fund, of the Adviser, or any partner, director, officer or employee of the Adviser, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which the person may be liable that arises in connection with the performance of services to the Fund, so long as the liability or expense is not incurred by reason of the person’s willful misfeasance bad faith, reckless disregard or gross negligence of its obligations to the Fund. Such indemnification includes losses sustained by the Adviser or its affiliates as an indemnitor under any sub-servicing or other agreement entered into by the Adviser for the benefit of the Fund to the extent that such losses relate to the Fund and the indemnity giving rise to the losses is not broader than that granted by the Fund to the Adviser or its affiliates pursuant to the Investment Management Agreement. The Fund has the right to consent before the Adviser settles or consents to the settlement of a claim involving such indemnitor losses (but such consent right will not affect the Adviser’s entitlement to indemnification).

The Fund pays the Adviser the Investment Management Fee in consideration of the advisory and other services provided by the Adviser to the Fund. Pursuant to the Investment Management Agreement, the Investment Management Fee is paid monthly at a rate equal to 1.00% per annum based on the Fund’s net asset value calculated and accrued daily. The Investment Management Fee is paid to the Adviser out of the Fund’s assets and decreases the net profits or increases the net losses of the Fund. The Investment Management Fee will be due and payable in arrears within fifteen business days after the end of each month.

The Investment Management Fee is paid monthly to the Adviser before giving effect to any repurchase of Shares effective as of that date and will decrease the net profits or increase the net losses of the Fund that are credited to its Shareholders.

A portion of the Investment Management Fee may be paid to brokers or dealers that assist in the placement of Shares, including brokers or dealers that may be affiliated with the Adviser.

The Adviser has contractually agreed to waive the Investment Management Fee in full for the twelve-month period beginning from the commencement of investment operations (the “Management Fee Waiver Agreement”). Unless otherwise extended by agreement between the Fund and the Adviser, the Investment Management Fee payable by the Fund after the termination of the Management Fee Waiver Agreement will be at the annual rate of 1.00%. The waiver of the Investment Management Fee is not subject to recoupment by the Adviser under the Expense Limitation Agreement, described below.

The Adviser has entered into an expense limitation agreement (the “Expense Limitation Agreement”) with the Fund, whereby the Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund (a “Waiver”), if required to ensure the Total Annual Expenses do not exceed 1.50%, 0.80%, 0.65% and 0.65% of the average daily net assets of Class R Shares, Class I Shares, Class Y Shares and Class S Shares, respectively (the “Expense Limit”). “Total Annual Expenses” includes all expenses incurred in the business of the Fund, including organizational and offering costs, with the following exceptions: (i) taxes, (ii) interest, (iii) brokerage commissions, (iv) certain transaction-related expenses (including interest and structuring costs for borrowings and line(s) of credit), (v) the Investment Management Fee, (vi) distribution and/or servicing fees, (vii) sub-transfer agency, sub-accounting and Shareholder servicing fees, (viii) any acquired fund fees and expenses, (ix) dividend and interest expenses relating to short sales, (x) borrowing costs, (xi) merger or reorganization expenses, (xii) Shareholder meetings expenses, (xiii) litigation expenses and (xiv) extraordinary expenses. For a period not to exceed three years from the date on which a Waiver is made, the Adviser may recoup amounts waived or assumed, provided it is able to effect such recoupment without causing the Fund’s expense ratio (after recoupment) to exceed the lesser of (a) the expense limit in effect at the time of the waiver, and (b) the expense limit in effect at the time of the recoupment. The Expense Limitation Agreement has a term ending July 31, 2027, and will automatically renew thereafter for consecutive twelve-month terms, provided that such continuance is specifically approved at least annually by a majority of the Trustees. The Expense Limitation Agreement may be terminated by the Fund’s Board of Trustees upon thirty days’ written notice to the Adviser.

Investment Committees

The personnel of the Adviser who currently have primary responsibility for management of the Fund (the “Portfolio Managers”) are the members of the Evergreen Portfolio Committee.

Other Accounts Managed by the Portfolio Managers

The Portfolio Managers primarily responsible for the day-to-day management of the Fund also manage other registered investment companies, other pooled investment vehicles and other accounts, as indicated below. The following table identifies, as of December 31, 2025: (i) the number of other registered investment companies, other pooled investment vehicles and other accounts managed by each portfolio manager; (ii) the total assets of such companies, vehicles and accounts; and (iii) the number and total assets of such companies, vehicles and accounts that are subject to an advisory fee based on performance.

Other Accounts Managed by the Portfolio Managers(1)
	Number of Other Accounts Managed and Total Value of Assets by Account Type for Which There is No Performance-Based Fee:			Number of Other Accounts and Total Value of Assets for Which Advisory Fee is Performance-Based:
Name	Registered investment companies	Other pooled investment vehicles	Other accounts	Registered investment companies	Other pooled investment vehicles	Other accounts
Mario Giannini	2 accounts, $1,106,143,035	30 accounts, $8,461,837,788	33 accounts, $12,143,400,000	3 accounts, $5,632,591,094	43 accounts, $22,151,847,209	13 accounts, $2,385,000,000
Juan Delgado-Moreira	2 accounts, $1,106,143,035	34 accounts, $8,840,196,879	37 accounts, $13,238,400,000	3 accounts, $5,632,591,094	57 accounts, $25,203,336,349	13 accounts, $2,385,000,000
Brian Charles Gildea	2 accounts, $1,106,143,035	3 accounts, $1,663,227,869	0	3 accounts, $5,632,591,094	12 accounts, $9,379,245,987	0
Thomas Kerr	2 accounts, $1,106,143,035	13 accounts, $4,177,366,985	10 accounts, $5,857,000,000	3 accounts, $5,632,591,094	50 accounts, $23,754,017,178	6 accounts, $1,535,000,000
Richard Hope	2 accounts, $1,106,143,035	15 accounts, $4,733,210,420	9 accounts, $5,617,000,000	3 accounts, $5,632,591,094	52 accounts, $27,787,271,975	7 accounts, $1,685,000,000
Andrew Schardt	2 accounts, $1,106,143,035	15 accounts, $4,686,425,571	10 accounts, $5,857,000,000	3 accounts, $5,632,591,094	51 accounts, $21,299,880,272	7 accounts, $1,435,000,000
Bryan Jenkins	2 accounts, $1,106,143,035	2 accounts, $1,612,712,718	0	3 accounts, $5,632,591,094	5 accounts, $7,408,557,403	0
Jacqueline Rantanen	2 accounts, $1,106,143,035	29 accounts, $8,411,322,637	33 accounts, $12,143,400,000	3 accounts, $5,632,591,094	27 accounts, $12,926,002,755	13 accounts, $2,360,000,000
Stephen Brennan	2 accounts, $1,106,143,035	29 accounts, $8,411,322,637	33 accounts, $12,143,400,000	3 accounts, $5,632,591,094	27 accounts, $12,926,002,755	13 accounts, $2,360,000,000
Erik Hirsch	2 accounts, $1,106,143,035	32 accounts, $8,749,946,879	35 accounts, $12,578,400,000	3 accounts, $5,632,591,094	49 accounts, $27,593,658,681	13 accounts, $2,385,000,000
Brent Burnett	2 accounts, $1,106,143,035	31 accounts, $8,501,572,637	37 accounts, $13,238,400,000	3 accounts, $5,632,591,094	41 accounts, $16,884,537,173	13 accounts, $2,360,000,000

____________

(1)      Investing amounts are determined based upon accounts of currently investing capital overseen by the investment committees that the above referenced portfolio managers are a member of. Other Pooled Investments include Commingled Funds and Fund of One accounts. Other Accounts include separately managed accounts.

The figures noted above represent the current commitment amounts of discretionary accounts overseen by the various Hamilton Lane Investment Committees of which the above noted individuals are members. This does not include the value of accounts that are no longer making investments/not in their investment period.

Conflicts of Interest

The Portfolio Managers may manage separate accounts or other pooled investment vehicles that may have materially higher or different fee arrangements than the Fund and may also be subject to performance-based fees. The side-by-side management of these separate accounts and pooled investment vehicles may raise potential conflicts of interest relating to cross-trading and the allocation of investment opportunities. The Adviser has a fiduciary responsibility to manage all client accounts in a fair and equitable manner. The Adviser seeks to provide best execution of all securities transactions and to allocate investments to client accounts in a fair and reasonable manner. To this end, the Adviser has developed policies and procedures designed to mitigate and manage the potential conflicts of interest that may arise from side-by-side management.

Compensation of the Portfolio Managers

A competitive base salary and a performance-based bonus structure are in place for all team members. Portfolio Managers, analysts, and other associates are paid a competitive base salary and discretionary bonus based on their fiduciary investment responsibilities, performance of the individual, and performance of the firm. The discretionary bonus structure gives the Adviser the ability to remain competitive under current market conditions affecting compensation across the industry. The discretionary bonus may be payable in both cash and equity. In addition, certain employees of the Adviser also receive carried interest from certain of the Adviser’s clients.

Portfolio Manager Ownership of Securities in the Fund

Name of Investment Committee Member	Dollar Range of Securities Beneficially Owned by Portfolio Managers (As of January 31, 2026)
Mario Giannini	None
Juan Delgado-Moreira	None
Brian Charles Gildea	None
Thomas Kerr	None
Richard Hope	None
Andrew Schardt	None
Bryan Jenkins	None
Jacqueline Rantanen	None
Stephen Brennan	None
Erik Hirsch	None
Brent Burnett	None

Portfolio Transactions and Brokerage Allocation

The Adviser generally selects brokers and dealers to effect transactions on behalf of the Fund in substantially the following manner.

In selecting brokers and dealers to effect transactions on behalf of the Fund, the Adviser seeks to obtain the best price and execution for the transactions, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm and the firm’s risk in positioning a block of securities. As described below, the Adviser may place orders with brokers that provide research services. Such transactions shall comply with the safe harbor (the “Safe Harbor”) under Section 28(e) of the Exchange Act, with respect to the receipt of such services.

Consistent with the principle of seeking best price and execution, the Adviser may place brokerage orders with brokers that provide the Fund and the Adviser with supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts.

In most instances, the Fund will purchase interests in a Portfolio Fund directly from the Portfolio Fund, and such purchases by the Fund may be, but are generally not, subject to transaction expenses. Nevertheless, the Fund anticipates that some of its portfolio transactions (including investments in Portfolio Funds by the Fund) may be subject to expenses. Given the private markets focus of a majority of the Portfolio Funds, significant brokerage commissions are not anticipated to be paid by such funds.

Independent Registered Public Accounting Firm

KPMG LLP, 1735 Market Street, Philadelphia, P.A., serves as the independent registered public accounting firm for the Fund and in such capacity audits the Fund’s annual financial statements and provides other audit and related services and provides tax services as requested.

Legal Counsel

The Fund has engaged Simpson Thacher & Bartlett LLP, located at 900 G Street, N.W., Washington, D.C. 20001 to serve as the Fund’s legal counsel. Richards, Layton & Finger, P.A., Wilmington, Delaware, acts as special Delaware counsel to the Fund.

Custodian

UMB Bank, n.a., which has its principal office at P.O. Box 219716, Kansas City, Missouri 64121 (the “Custodian”), serves as the primary custodian of the assets of the Fund, and may maintain custody of such assets with U.S. and non-U.S. sub-custodians (which may be banks, trust companies, securities depositories and clearing agencies) in accordance with the requirements of Section 17(f) of the 1940 Act. Assets of the Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or non-U.S. sub-custodians in a securities depository, clearing agency or omnibus customer account of such custodian.

Calculation of Net Asset Value

The Fund calculates the net asset value of each Class of Shares as of the close of regular trading (generally 4:00 p.m. Eastern Time) on each day the New York Stock Exchange (“NYSE”) is open for trading or at such other times as the Board may determine (each, a “Determination Date”). In determining its net asset value, the Fund values its investments as of the relevant Determination Date. The net asset value of the Fund equals, unless otherwise noted, the value of the total assets of the Fund, less all of its liabilities, including accrued fees and expenses, each determined as of the relevant Determination Date. The net asset values of each class of shares will be calculated separately based on the fees and expenses applicable to such class. It is expected that the net asset values of Class R Shares, Class I Shares, Class Y Shares and Class S Shares will vary over time as a result of the differing fees and expenses applicable to each class.

Proxy Voting Policies and Procedures

The Board has delegated responsibility for decisions regarding proxy voting for securities held by the Fund to the Adviser. The Adviser will vote such proxies in accordance with its proxy policies and procedures. Copies of the Adviser’s proxy policies and procedures are included as Appendix A to this SAI. The Board will periodically review the Fund’s proxy voting record.

The Fund is required to file Form N-PX, with its complete proxy voting record for the twelve months ended June 30, no later than August 31 of each year. The Fund’s Form N-PX filings are available: (i) without charge, upon request, by calling the Fund at (888) 882-8212; (ii) by visiting the Fund’s website at www.hamiltonlane.com or (iii) by visiting the SEC’s website at www.sec.gov.

Control Persons and Principal Shareholders

Shareholders who beneficially own more than 25% of the outstanding voting securities of the Fund may be deemed to be a “control person” of the Fund for purposes of the 1940 Act. As of the date of this Prospectus, the only outstanding Shares were owned by the Adviser.

In connection with the Reorganization, shareholders of the Predecessor Fund (the “Anchor Investors”) will receive Class S Shares. The Anchor Investors will not bear any transaction fee. At the commencement of the Fund’s operations, the Anchor Investors will in the aggregate own of record and beneficially almost 100% of the outstanding Shares, and one or more of them may be deemed to control the Fund. An Anchor Investor may continue to be deemed to control the Fund until such time as it owns 25% or less of the outstanding Shares. This ownership will fluctuate as other investors purchase Shares and the Fund repurchases Shares in connection with any repurchase offers the Board may authorize. Depending on the size of this ownership interest at any given point in time, it is expected that one or more of the Anchor Investors will, for the foreseeable future, either control the Fund or be in a position to exercise a significant influence on the outcome of any matter put to a vote of Shareholders.

Financial Statements

Appendix F to this SAI provides financial information regarding the Fund. The Fund’s financial statements have been audited by KPMG LLP.

Additional Information

A registration statement on Form N-2, including amendments thereto, relating to the Shares offered hereby, has been filed by the Fund with the SEC. The Prospectus and this Statement of Additional Information do not contain all of the information set forth in the registration statement, including any exhibits and schedules thereto. For further information with respect to the Fund and the Shares offered hereby, reference is made to the registration statement. A copy of the registration statement may be reviewed and copied on the EDGAR database on the SEC’s website at www.sec.gov. Prospective investors can also request copies of these materials, upon payment of a duplicating fee, by electronic request at the SEC’s e-mail address (publicinfo@sec.gov).

appendix a

Hamilton Lane Advisors, L.L.C.
PROXY POLICY AND PROCEDURE

INTRODUCTION

Hamilton Lane Advisors, L.L.C. (“Hamilton Lane” or the “Adviser”) acts as the advisor to a number of registered investment companies (the “Funds”). In accord with Rule 206(4)-6 of the Investment Advisers Act of 1940, as amended, Hamilton Lane has adopted the following policies and procedures to provide information on Hamilton Lane’s proxy policy generally as well as on procedures for each of the Funds specifically (the “Proxy Policy and Procedure”). These policies and procedures apply only to Hamilton Lane.

GENERAL GUIDELINES

Hamilton Lane’s Proxy Policy and Procedure is designed to ensure that proxies are voted in a manner (i) reasonably believed to be in the best interests of the Funds and their Shareholders2 and (ii) not affected by any material conflict of interest. Hamilton Lane considers Shareholders best economic interests over the long term (i.e. addresses the common interest of all Shareholders over time). Although Shareholders may have differing political or social interests or values, their economic interest is generally uniform.

Hamilton Lane has adopted voting guidelines to assist in making voting decisions on common issues. The guidelines are designed to address those securities in which the Funds generally invest and may be revised in Hamilton Lane’s discretion. Any non-routine matters not addressed by the proxy voting guidelines are addressed on a case-by-case basis, taking into account all relevant facts and circumstances at the time of the vote, particularly where such matters have a potential for major economic impact on the issuer’s structure or operations. In making voting determinations, Hamilton Lane typically will rely on the individual portfolio managers who invest in and track particular companies as they are the most knowledgeable about, and best suited to make decisions regarding, particular proxy matters. In addition, Hamilton Lane may conduct research internally and/or use the resources of an independent research consultant. Hamilton Lane may also consider other materials such as studies of corporate governance and/or analyses of Shareholder and management proposals by a certain sector of companies and may engage in dialogue with an issuer’s management.

Hamilton Lane acknowledges its responsibility to identify material conflicts of interest related to voting proxies. Hamilton Lane’s employees are required to disclose to the Chief Compliance Officer any personal conflicts, such as officer or trustee positions held by them, their spouses or close relatives, in any publicly traded company. Conflicts based on business relationships with Hamilton Lane, any affiliate or any person associated with Hamilton Lane will be considered only to the extent that Hamilton Lane has actual knowledge of such relationships. Hamilton Lane then takes appropriate steps to address identified conflicts. Typically, in those instances when a proxy vote may present a conflict between the interests of the Fund, on the one hand, and Hamilton Lane’s interests or the interests of a person affiliated with Hamilton Lane on the other, Hamilton Lane will abstain from making a voting decision and will document the decision and reasoning for doing so.

In some cases, the cost of voting a proxy may outweigh the expected benefits. For example, casting a vote on a foreign security may involve additional costs such as hiring a translator or traveling to the foreign country to vote the security in person. Hamilton Lane may abstain from voting a proxy if the effect on Shareholders’ economic interests or the value of the portfolio holding is indeterminable or insignificant.

In certain cases, securities on loan as part of a securities lending program may not be voted. Nothing in the proxy voting policies shall obligate Hamilton Lane to exercise voting rights with respect to a portfolio security if it is prohibited by the terms of the security or by applicable law or otherwise.

Hamilton Lane will not discuss with members of the public how they intend to vote on any particular proxy proposal.

____________

2        Actions taken in accord with the best interests of the Funds and their shareholders are those which align most closely with the Funds’ stated investment objectives and strategies.

A-1

ISS PROXYEXCHANGE

Hamilton Lane has entered into a contractual relationship with Institutional Shareholder Services Inc. (“ISS”) through which ISS provides certain proxy management services to Hamilton Lane’s portfolio management teams. Specifically, ISS (i) provides access to the ISS ProxyExchange web-based voting and research platform to access vote recommendations, research reports, execute vote instructions and run reports relevant to Subscriber’s proxy voting environment; (ii) implements and maps Hamilton Lane’s designated proxy voting policies to applicable accounts and generates vote recommendations based on the application of such policies; and (iii) monitors Hamilton Lane’s incoming ballots, performs ballot-to-account reconciliations with Hamilton and its third party providers to help ensure that ISS is receiving all ballots for which Hamilton Lane has voting rights.

ISS provides two options for how proxy ballots are executed:

1.      Implied Consent: ISS executes ballots on Hamilton Lane’s behalf based on policy guidelines chosen at the time Hamilton Lane entered into the relationship with ISS.

2.      Mandatory Signoff: ISS is not permitted to mark or process any ballot on Hamilton Lane’s behalf without first receiving Hamilton Lane’s specific voting instructions via ProxyExchange.

Hamilton Lane has opted for Option 1. Implied Consent and in so doing has chosen to allow ISS to vote proxies on its behalf “with management’s recommendations.” Hamilton Lane has the option however to change its vote from the “with management’s recommendations” default at any point prior to the voting deadline if the portfolio managers following the subject company determine it is in the best interests of the Funds and their shareholders to do so. In those instances when the subject company’s management has not provided a voting recommendation, Hamilton Lane will either vote based on its own determination of what would align most closely with the best interests of the Funds and their shareholders or will opt to allow ISS to submit an “abstain” vote on its behalf. In addition, in those limited instances when share blocking3 may apply, Hamilton Lane has instructed ISS not to cast a vote on Hamilton Lane’s behalf unless Hamilton Lane provides specific instructions via ProxyExchange.

FUND-SPECIFIC POLICIES AND PROCEDURES

Hamilton Lane Credit Income Fund (“HLCIF”)

HLCIF invests primarily in general or limited partnerships, funds, corporations, trusts or other investment vehicles (collectively, “Investment Funds”). While it is unlikely that HLCIF will receive notices or proxies from Investment Funds (or in connection with any other portfolio securities), to the extent that HLCIF does receive such notices or proxies and HLCIF has voting interests in such Investment Funds, the responsibility for decisions regarding proxy voting for securities held by HLCIF lies with Hamilton Lane as HLCIF’s advisor. Hamilton Lane will vote such proxies in accordance with the proxy policies and procedures noted above.

HLCIF will be required to file Form N-PX with its complete proxy voting record for the twelve months ended June 30th, no later than August 31st of each year. The Fund’s Form N-PX filing will be available: (i) without charge, upon request, by calling (888) 882-8212; (ii) by visiting the Fund’s website at www.hamiltonlane.com or (iii) by visiting the SEC’s website at www.sec.gov.

All Other Funds

With the exception of the Hamilton Merger Arbitrage Fund, the Funds for which Hamilton Lane is presently an advisor are managed by multiple internal and external portfolio management teams. As is noted above, the policies and procedures outlined within this Proxy Policy and Procedure apply to those securities being held in that portion of the Funds’ portfolios managed by a Hamilton Lane portfolio manager only.

Each Fund will be required to file Form N-PX annually, with its complete proxy voting record for the twelve months ended June 30th, no later than August 31st of each year. The Fund’s Form N-PX filing will be available: (i) without charge, upon request, from the fund’s administrator or (ii) by visiting the SEC’s website at www.sec.gov.

____________

3        Proxy voting in certain countries requires share blocking. Shareholders wishing to vote their proxies must deposit their shares shortly before the meeting date with a designated depositary. During this blocking period, any shares held by the designated depositary cannot be sold until the meeting has taken place and the shares have been returned to Vivaldi’s custodian banks. Vivaldi generally opts not to participate in share blocking proxies given these restrictions on their ability to trade.

A-2

appendix F

HAMILTON LANE CREDIT INCOME FUND

(A Delaware Statutory Trust)

Financial Statements

January 8, 2026

HAMILTON LANE CREDIT INCOME FUND
(A Delaware Statutory Trust)
January 8, 2026

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP
Suite 4000
1735 Market Street
Philadelphia, PA 19103-7501

To the Shareholders and Board of Trustees
Hamilton Lane Credit Income Fund:

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities of Hamilton Lane Credit Income Fund (the Fund), as of January 8, 2026, and the related statement of operations for the period from April 25, 2025 (inception) to January 8, 2026, and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Fund as of January 8, 2026, and the results of its operations for the period from April 25, 2025 to January 8, 2026, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the auditor of one or more Hamilton Lane investment companies since 2024.

Philadelphia, Pennsylvania
March 19, 2026

KPMG LLP, a Delaware limited liability partnership, and its
subsidiaries are part of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private
English company limited by guarantee.

HAMILTON LANE CREDIT INCOME FUND
(A Delaware Statutory Trust)
Statement of Assets and Liabilities
As of January 8, 2026

Assets
Cash	$100,000
Receivable from Investment Adviser (See Note 3)	282,078
Deferred offering costs (See Note 3)	309,079
Total Assets	691,157

Liabilities
Payable to Investment Adviser (See Note 3)	386,255
Payable for offering costs (See Note 3)	77,281
Payable for organizational costs (See Note 3)	127,621
Total Liabilities	591,157
Commitments and Contingencies (See Note 2)
Net Assets	$100,000

Components of Net assets:
Paid-in capital (par value of $0.01 per share with an unlimited number of shares authorized)	$100,000

Net Assets	$100,000

Net assets attributable to:

Class S Shares (10,000 shares outstanding)	$100,000
Net asset value per share:

Class S Shares	$10.00

See Notes to Financial Statements.

HAMILTON LANE CREDIT INCOME FUND
(A Delaware Statutory Trust)
Statement of Operations
For the period from April 25, 2025 (inception) to January 8, 2026

Income	$—

Expenses
Organizational costs (See Note 3)	282,078
Less: Reimbursement from the Investment Adviser (See Note 5)	(282,078)

Net Expenses	—
Net Investment Income	—
Net Increase in Net Assets Resulting from Operations	$—

See Notes to Financial Statements.

HAMILTON LANE CREDIT INCOME FUND
(A Delaware Statutory Trust)
Notes to Financial Statements

1.      Organization

Hamilton Lane Credit Income Fund (the “Fund”), a Delaware statutory trust, is a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Pursuant to an investment management agreement (the “Investment Management Agreement”), Hamilton Lane Advisors, L.L.C. (the “Adviser” or “Hamilton Lane”), a Pennsylvania limited liability company, serves as the investment adviser of the Fund. The Adviser is a registered investment adviser under the Investment Advisers Act of 1940, as amended. The Fund was organized as a Delaware statutory trust on April 25, 2025. The Fund has not yet commenced investment operations. The Fund intends to operate as an interval fund pursuant to Rule 23c-3 of the Investment Company Act.

The Fund intends to offer four separate classes of shares of beneficial interest (“Shares”) designated as Class R (“Class R Shares”), Class I (“Class I Shares”), Class Y (“Class Y Shares”) and Class S (“Class S Shares”) (each, a “Class”). The Fund has been inactive since the date it was organized except for matters relating to the Fund’s establishment, designation, registration, and issuance of 10,000 Class S Shares to the Adviser on January 8, 2026 for $100,000 at a net asset value (“NAV”) of $10.00 per Share, which represents the Adviser’s seed investment.

The Fund’s investment objective is to seek to obtain returns from current income and to a lesser extent, capital appreciation. The Fund will seek to achieve its investment objective through a tactically constructed portfolio to provide exposure to debt investments (together, these investments are referred to as “Credit Investments”). The Fund will employ a flexible, dynamic “multi-manager” approach to broadly source and execute on Credit Investments alongside a wide variety of general partners and sponsors (“Investment Partners”). The Fund will seek exposure to Credit Investments by investing in the debt of companies in either the primary or secondary market (“Direct Credit Investments”) and will focus on senior secured loans structured as revolving, first lien, unitranche, or second lien term loans. The Fund may invest on a global basis across developed and emerging countries but will focus on Credit Investments in North America and Europe and invest across an array of company sizes and industries. The Fund may invest in senior secured loans structured as revolving, first lien, unitranche, or second lien term loans, unsecured debt (senior unsecured and subordinated debt), mezzanine debt or preferred stock (typically with a stated dividend rate). The Fund may invest in warrants or other equity securities of borrowers and may receive non-cash income features including purchase in-kind (“PIK”) interest and original issue discount (“OID”). Direct Credit Investments include, without limitation, transactions in which (i) the Fund is a party to a credit agreement, (ii) the Fund is assigned the investment post-closing in the secondary market, and (iii) the Fund holds the investment through another vehicle with a single underlying borrower. The Fund expects to invest in Direct Credit Investments originated by the Adviser and Investment Partners. The Fund may be responsible for its pro rata share of all expenses associated with loans originated by the Fund or the Adviser (including research, due diligence, use of experts, structuring and negotiations). Additionally, for Direct Credit Investments, the Adviser will opportunistically evaluate other high quality debt and credit investments including but not limited to first lien real estate debt and other real asset credit investment opportunities, infrastructure credit and may from time to time cause the Fund to invest in such opportunities if it determines such opportunities to be consistent with the overall strategy of the Fund. The Fund intends to utilize leverage and may utilize leverage to the maximum extent permitted by law for investment and other general corporate purposes.

In addition to the Direct Credit Investments the Fund may invest in: (i) the equity or debt of both traded and non-traded business development companies (“BDCs”) that primarily originate and manage funds consistent with the overall strategy of the Fund, (ii) strategic investments in underlying private funds, holding vehicles or other investment vehicles which are fundraising at the time of such investment, including without limitation funds-of-funds, in an effort to enhance access to private investments and expand portfolio construction (“Primary Fund Investments”), (iii) privately negotiated transactions on the secondary market in closed-end private funds and other private funds, continuation vehicles, holding vehicles or other investment vehicles managed by third-party managers or other private credit investments that the Adviser determines to have a similar risk/return profile (“Secondary Investments”), (iv) joint ventures to pragmatically broaden sourcing, portfolio construction, and generate current income and capital appreciation (“Joint Ventures”), (v) public and private credit investments, including U.S. or global high yield securities, bank loans and broadly syndicated loans, loan participations and assignments, non-performing loans, collateralized debt obligations (“CDOs”), collateralized loan obligations (“CLOs”), asset-backed securities and distressed securities (collectively, “Other Investments”).

HAMILTON LANE CREDIT INCOME FUND
(A Delaware Statutory Trust)
Notes to Financial Statements

1.      Organization (cont.)

The Fund may invest directly or indirectly through investment vehicles, including but not limited to, mutual funds and exchange traded funds (“ETFs”). The Fund intends to invest a portion of its assets in liquid assets, including cash and cash equivalents, liquid fixed income securities and other credit instruments, derivatives, listed investments and other investment companies, including money market funds and ETFs (“Liquid Assets”).

2.      Significant Accounting Policies

Basis of Preparation and Use of Estimates

The Fund is an investment company and follows the accounting and reporting guidance under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 946, Financial Services — Investment Companies. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of the financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from these estimates.

Cash

Cash represents cash deposits held at financial institutions. Cash is held at major financial institutions and is subject to credit risk to the extent those balances exceed applicable Federal Deposit Insurance Corporation or Securities Investor Protection Corporation limitations.

Share Valuation

The Fund will calculate the NAV for each Class of Shares as of the close of business on each day the New York Stock Exchange (“NYSE”) is open for trading, and at such other times as the Fund’s Board of Trustees (the “Board” and individually, the “Trustees”) may determine.

As of January 8, 2026, the Fund did not hold any investments other than cash.

Federal Income Taxes

The Fund intends to qualify as a “regulated investment company” under Subchapter M of the Internal Revenue Code of 1986. If so qualified, the Fund will not be subject to federal income tax to the extent it distributes substantially all of its net investment income and capital gains to shareholders. No taxes were paid in the period presented to comply with new tax disclosure. Therefore, no federal income tax provision is required. Management of the Fund is required to determine whether a tax position taken by the Fund is more likely than not to be sustained upon examination by the applicable taxing authority, based on the technical merits of the position. There were no material uncertain tax positions requiring recognition in the Fund’s financial statements as of January 8, 2026.

Commitments and Contingencies

There were no commitments or contingencies required to be disclosed as of the date of the financial statements.

3.      Organizational and Offering Costs

Organizational costs consist of the costs of forming the Fund, drafting of bylaws, administration, custody and transfer agency agreements, legal services in connection with the initial meeting of the Board and the Fund’s seed audit costs. Offering costs consist of the costs of preparation, review and filing with the Securities and Exchange Commission (“SEC”) the Fund’s registration statement, the costs of preparation, review and filing of any associated

HAMILTON LANE CREDIT INCOME FUND
(A Delaware Statutory Trust)
Notes to Financial Statements

3.      Organizational and Offering Costs (cont.)

marketing or similar materials, the costs associated with the printing, mailing or other distribution of the Prospectus, Statement of Additional Information and/or marketing materials, and the amounts of associated filing fees and legal fees associated with the offering. The aggregate amount of the organizational costs and offering costs as of the date of the accompanying financial statements are $282,078 and $309,079, respectively.

The Adviser has agreed to advance the Fund’s organizational costs and offering costs already incurred and any additional costs incurred prior to the commencement of operations of the Fund. Organizational costs are expensed as incurred and are subject to recoupment by the Adviser in accordance with the Fund’s expense limitation agreement discussed in Note 5. Offering costs, which are also subject to the Fund’s expense limitation agreement discussed in Note 5, are accounted for as a deferred charge until Fund Shares are offered to the public and will thereafter, be amortized to expense over twelve months on a straight-line basis.

4.      Capital Share Transactions

The Fund intends to offer four separate classes of Shares designated as Class R, Class I, Class Y and Class S Shares. Each Class is subject to different fees and expenses. The Fund may offer additional classes of Shares in the future. The Fund has received an exemptive order from the SEC with respect to the Fund’s multi-class structure.

The Fund is authorized as a Delaware statutory trust to issue an unlimited number of Shares in one or more classes, with no par value. The minimum initial investment in the Fund for Class R Shares and Class I Shares is $2,500, the minimum initial investment for Class Y Shares is $1,000,000, and the minimum initial investment for Class S Shares is $5,000,000. However, the Fund, in its sole discretion, may accept investments below these minimums. The Shares were initially issued at $10.00 per Share and thereafter the purchase price for each Class of Shares will be based on the NAV per Share of that Class as of the date such Shares are purchased.

Shares will generally be offered for purchase on each business day, except that Shares may be offered more or less frequently as determined by the Board in its sole discretion. The Board may also suspend or terminate offerings of Shares at any time.

The Fund is structured as a registered closed-end management investment company, which means that the Shareholders will not have the right to redeem their Shares on a daily basis. In addition, the Fund does not expect any secondary market to develop for the Shares. As a result, if investors decide to invest in the Fund, they will have very limited opportunity to sell their Shares. The Fund intends to operate as an interval fund, pursuant to which it, subject to applicable law, will conduct quarterly repurchase offers for between 5% and 25% of its outstanding Shares at NAV. In connection with any given repurchase offer, it is expected that the Fund will offer to repurchase only the minimum amount of 5% of its outstanding Shares. For each repurchase offer the Board will set an amount between 5% and 25% of the Fund’s Shares based on relevant factors, including the liquidity of the Fund’s positions and the Shareholders’ desire for liquidity.

A 2.00% early repurchase fee will be charged by the Fund with respect to any repurchase of Shares from a Shareholder at any time prior to the day immediately preceding the one-year anniversary of the Shareholder’s purchase of the Shares. Shares tendered for repurchase will be treated as having been repurchased on a “first in-first out” basis. An early repurchase fee payable by a Shareholder may be waived by the Fund in circumstances where the Board determines that doing so is in the best interests of the Fund. The early repurchase fee will not apply to Shares acquired through dividend reinvestment, and the Fund may waive the early repurchase fee in its sole discretion under certain circumstances.

As of January 8, 2026, the Fund had not commenced investment operations nor a public offering, and the only outstanding Shares of the Fund were owned by the Adviser.

HAMILTON LANE CREDIT INCOME FUND
(A Delaware Statutory Trust)
Notes to Financial Statements

5.      Related Party Considerations

Investment Management Agreement

The Fund pays the Adviser an investment management fee (the “Investment Management Fee”) in consideration of the advisory and other services provided by the Adviser to the Fund. The Investment Management Fee is paid monthly at a rate equal to 1.00% per annum based on the Fund’s net asset value calculated and accrued daily. The Investment Management Fee is paid monthly to the Adviser before giving effect to any repurchase of Shares in the Fund effective as of that date and will decrease the net profits or increase the net losses of the Fund that are credited to its Shareholders.

Expense Limitation Agreement

The Adviser has entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) with the Fund, whereby the Adviser has agreed to waive fees that it would otherwise have been paid, and/or to assume expenses of the Fund (a “Waiver”), if required to ensure the Total Annual Expenses do not exceed 1.50%, 0.80%, 0.65% and 0.65% of the average daily net assets of Class R Shares, Class I Shares, Class Y Shares and Class S Shares, respectively (the “Expense Limit”). “Total Annual Expenses” includes all expenses incurred in the business of the Fund, including organizational and offering costs, with the following exceptions: (i) taxes, (ii) interest, (iii) brokerage commissions, (iv) certain transaction-related expenses (including interest and structuring costs for borrowings and line(s) of credit), (v) the Investment Management Fee, (vi) distribution and/or servicing fees, (vii) sub-transfer agency, sub-accounting and shareholder servicing fees, (viii) any acquired fund fees and expenses, (ix) dividend and interest expenses relating to short sales, (x) borrowing costs, (xi) merger or reorganization expenses, (xii) Shareholder meetings expenses, (xiii) litigation expenses and (xiv) extraordinary expenses. For a period not to exceed three years from the date on which a Waiver is made, the Adviser may recoup amounts waived or assumed, provided it is able to effect such recoupment without causing the Fund’s expense ratio (after recoupment) to exceed the lesser of (a) the expense limit in effect at the time of the waiver, and (b) the expense limit in effect at the time of the recoupment. The Expense Limitation Agreement has an initial term ending July 31, 2027, and will automatically renew thereafter for consecutive twelve-month terms, provided that such continuance is specifically approved at least annually by a majority of the Board. The Expense Limitation Agreement may be terminated by the Fund’s Board upon thirty days’ written notice to the Adviser.

As of January 8, 2026, $154,457 of organizational costs have been paid on behalf of the Fund and are subject to possible recoupment by the Adviser. As of January 8, 2026, $127,621 of organizational costs have been accrued, but not yet paid, and are therefore not yet subject to possible recoupment by the Adviser.

6.      Other Agreements

Distribution and Service Plan

The Fund has adopted a Distribution and Service Plan with respect to Class R Shares in compliance with Rule 12b-1 under the Investment Company Act. The Distribution and Service Plan allows the Fund to pay distribution and servicing fees for the sale and servicing of its Class R Shares. Under the Distribution and Service Plan, the Fund will be permitted to pay as compensation up to 0.85% on an annualized basis of the aggregate net assets of the Fund attributable to Class R Shares (the “Distribution and Servicing Fee”) to Distribution Services, LLC (the “Distributor”) or other qualified recipients under the Distribution and Service Plan. The Distribution and Servicing Fee is paid out of the Fund’s assets and decreases the net profits or increases the net losses of the Fund. For purposes of determining the Distribution and Servicing Fee only, the value of the Fund’s assets is calculated prior to any reduction for any fees and expenses, including, without limitation, the Distribution and Servicing Fee payable. Class I Shares, Class Y Shares and Class S Shares are not subject to the Distribution and Servicing Fee.

HAMILTON LANE CREDIT INCOME FUND
(A Delaware Statutory Trust)
Notes to Financial Statements

6.      Other Agreements (cont.)

Fund Administration Agreement

UMB Fund Services, Inc. (the “Administrator”) serves as administrator, accounting agent and transfer agent to the Fund. In consideration for these services, the Administrator is paid a monthly fee calculated based upon the average net asst value of the Fund, subject to a minimum annual fee (the “Administration Fee”). The Administration Fee is paid to the Administrator out of the assets of the Fund and therefore decreases the net profits or increases the net losses of the Fund. The Fund also reimburses the Administrator for certain out-of-pocket expenses and pays the Administrator a fee for transfer agency and custodian services.

Custodian Agreement

The Fund has entered into a Custody Agreement with UMB Bank, n.a. (the “Custodian”). Under the terms of this agreement, the Custodian will serve as custodian of the Fund’s assets.

7.      Indemnifications

In the normal course of business, the Fund enters into contracts that contain a variety of representations and warranties which provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as any such exposure this would result from future claims that may be, but have not yet been, made against the Fund based on events which have not yet occurred. However, based on the Adviser’s experience, the Fund believes the risk of loss from these arrangements to be remote.

8.      Subsequent Events

The Fund has adopted financial reporting rules regarding subsequent events which require an entity to recognize in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet. Management has evaluated the Fund’s related events and transactions that occurred through the date of issuance of the Fund’s financial statements. There were no events or transactions that occurred during this period that materially impacted the amounts or disclosures in the Fund’s financial statements.